      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998


                                                      REGISTRATION NO. 333-49269
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           LEXFORD RESIDENTIAL TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MARYLAND                                                                   31-4427382
-------------------------------------                                       -------------------------------------
   (STATE OR OTHER JURISDICTION OF                                                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                                                  IDENTIFICATION NUMBER)
                                        41 SOUTH HIGH STREET, 24TH FLOOR
                                              COLUMBUS, OHIO 43215
                                                 (614) 242-3850

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                MARK D. THOMPSON
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                           LEXFORD RESIDENTIAL TRUST
                        41 SOUTH HIGH STREET, 24TH FLOOR
                              COLUMBUS, OHIO 43215
                                 (614) 242-3850
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:


                            ROBERT S. SCHWARTZ, ESQ.


                   BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP


                        88 EAST BROAD STREET, SUITE 900


                           COLUMBUS, OHIO 43215-3506


                                 (614) 223-9300



 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)

Issued           , 1998


                               12,650,000 Shares


                           Lexford Residential Trust
                      COMMON SHARES OF BENEFICIAL INTEREST


     The Company may, from time to time, offer or solicit offers to purchase up to 12,650,000 Common Shares in the aggregate. Common Shares currently outstanding are listed on the NYSE under the symbol "LFT." On June 1, 1998, the last reported sale price of the Common Shares on the NYSE was $21 15/16.



     With respect to each Offering, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered together with this Prospectus setting forth the terms of the Offering including, where applicable, the amount of Common Shares being offered, the public offering price, the estimated net proceeds to the Company generated therefrom and anticipated use thereof, the compensation of underwriters, dealers, or agents, if any, and any other terms relating to the offering and sale of Common Shares.



     The Company is self-administered and expects to qualify as a REIT for Federal income tax purposes. In order to maintain its REIT status, the Company has placed restrictions on the accumulation of Common Shares, which restrictions may affect the transferability of a Shareholder's Common Shares to certain potential purchasers. See "Description of Common Shares -- Restrictions on Transfer."



                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:



  - Risks associated with the Company's business and the apartment industry in general, including operating risks, the illiquidity of real estate investments, acquisition risks, financing risks, the risk of uninsured and underinsured losses, the application of various Federal, state and local laws, renovation and capital improvement requirements and the risk of environmental liability.



  - The risks relating to investment in a single industry since the Federal income tax laws and Maryland law limit the types of assets that a REIT may own and risks associated with the Company's focus on a single segment within the apartment industry.



  - The risk that the price of the Common Shares will decrease due to an increase in interest rates or a downturn in general market conditions, the Company's operating performance or the market liquidity of the Common Shares.



  - The anti-takeover effect of the Company's ability to limit ownership of the Common Shares to 9.2% of the outstanding Common Shares, the Company's ability to issue Preferred Shares and provisions in the Company's Declaration of Trust as well as Maryland laws inhibiting certain business combinations and control share acquisitions.



  - The possibility that third parties may attempt to rescind or challenge the Company's acquisition of certain Properties previously partially owned by the Company or third party equity interests in the entities which own such Properties or to assert liability against the Company for an alleged breach of the Company's fiduciary duties in connection with its acquisition of such Properties or interests.



  - Taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting potential decrease in Cash Available for Distribution.



  - The requirement to distribute 95% of REIT taxable income which will limit the ability of the Company to rely on cash from operations to finance acquisitions or other growth opportunities, remodeling and renovation of the Company's Properties, or operating activities in the event of future operating losses, and which may cause the Company to rely on third party sources of capital.



  - The ability of the Company's Board to amend or revise the Company's investment, debt capitalization and distribution policies and to issue Common and Preferred Shares without approval of its Shareholders.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


     The Common Shares may be sold directly to purchasers or through underwriters, dealers or agents. If any underwriters, dealers, or agents are participating in an offering of Common Shares, their names, any applicable fees, discounts or commissions allowed or paid, and any other material terms of any agreement, arrangement or understandings with any of them, including any relating to indemnification, will be set forth in the Prospectus Supplement. See "Plan of Distribution." No Common Shares may be sold pursuant to this Prospectus without the delivery of a Prospectus Supplement describing the method and terms of the offering of the Common Shares.



               , 1998

   [INTERIOR AND EXTERIOR PICTURES OF CERTAIN PROPERTIES AND MAP OF PROPERTY
                                   LOCATIONS]

                            ------------------------


     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON SHARES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH AN OFFERING, AND MAY BID FOR, AND PURCHASE COMMON SHARES IN THE OPEN MARKET. SEE "PLAN OF DISTRIBUTION."

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

     For investors outside of the United States: No action has been or will be taken in any jurisdiction by the Company or any Underwriter that would permit a public offering of the Common Shares or possession or distribution of this Prospectus in any jurisdiction where action for this purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Shares and the distribution of this Prospectus.
                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
FORWARD-LOOKING STATEMENTS.................   iii

SOURCES OF INFORMATION.....................   iii

PROSPECTUS SUMMARY.........................     1
  The Company..............................     1
  Risk Factors.............................     6
  Distribution Policy......................     6
  Federal Income Tax Considerations........     7

SUMMARY PRO FORMA FINANCIAL AND OTHER
  DATA.....................................     8

RISK FACTORS...............................    11
  Company Business Risks...................    11
  Apartment Industry Risks.................    12
  Market Risks of Common Share Ownership...    14
  Risks Related to the Declaration of Trust
     and Bylaws of the Company and Maryland
     Law...................................    14
  Risks Related to REIT Conversion and REIT
     Status................................    16
  Tax Risks of REIT Status.................    18

USE OF PROCEEDS............................    19

PRICE RANGE OF COMMON SHARES...............    19

DISTRIBUTION POLICY........................    20

CAPITALIZATION.............................    21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  COMBINED PROPERTY OPERATING RESULTS AND
  THE COMPANY'S FINANCIAL CONDITION........    22
  Introduction.............................    22
  Overview.................................    22
  Property Operating Results...............    23
  Company Liquidity and Capital
     Resources.............................    24



                                             PAGE
                                             ----

THE COMPANY................................    27
  Focus on Value-Conscious Renters.........    27
  Recent Initiatives.......................    27
  Growth Strategy..........................    28

BUSINESS AND PROPERTIES....................    31
  Market Overview..........................    31
  Company Properties.......................    35
  Property Management and Related Services
     to Syndicated Properties..............    38
  Operating Partnership....................    38
  Competition..............................    38
  Environmental Matters....................    38
  Employees................................    38
  Insurance................................    38

COMPANY HISTORY............................    39
  Background...............................    39
  REIT Conversion..........................    39
  Consolidation Plan.......................    41

POLICIES AND OBJECTIVES WITH RESPECT TO
  CERTAIN ACTIVITIES.......................    41
  Investment Policies......................    41
  Debt Policy..............................    43
  Conflicts of Interest Policy.............    43
  Other Policies...........................    44
  Lending Policies.........................    44

MANAGEMENT.................................    45

PRINCIPAL SHAREHOLDERS.....................    48

CERTAIN TRANSACTIONS.......................    50

DESCRIPTION OF COMMON SHARES...............    51
  General..................................    51
  Common Shares............................    51

                                             PAGE
                                             ----
  Preferred Shares.........................    52
  Excess Shares............................    52
  Restrictions on Transfer.................    53
  Anti-Takeover Effects of Certain Charter
     Provisions and Laws...................    54
  Certain Other Provisions of Maryland Law
     and the Declaration of Trust..........    56

OPERATING PARTNERSHIP AGREEMENT............    59
  Management...............................    59
  Transferability of Interests.............    60
  Capital Contributions....................    60
  Exchange Rights..........................    60
  Tax Matters; Profits and Losses..........    60
  Operations...............................    61
  Distributions............................    61

FEDERAL INCOME TAX CONSIDERATIONS..........    61
  General..................................    61
  Taxation of the Company as a REIT........    62
  Requirements for Qualification as a
     REIT..................................    63
  Tax Aspects of the Company's Investment
     in the Properties.....................    68



                                             PAGE
                                             ----
  Taxation of Taxable Domestic
     Shareholders..........................    70
  Taxation of Tax-Exempt Shareholders......    71
  Taxation of Foreign Shareholders.........    72
  Other Tax Considerations.................    73

ERISA CONSIDERATIONS.......................    73

PLAN OF DISTRIBUTION.......................    75

EXPERTS....................................    76

LEGAL MATTERS..............................    76

AVAILABLE INFORMATION......................    76

DOCUMENTS INCORPORATED BY REFERENCE........    77

GLOSSARY...................................    78

APPENDIX A -- INDIVIDUAL PROPERTY
  INFORMATION..............................   A-1

INDEX TO FINANCIAL STATEMENTS..............   F-1

                           FORWARD-LOOKING STATEMENTS


     Certain statements contained in this Prospectus or incorporated herein by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Those forward-looking statements include, without limitation, statements regarding the intent, belief or current expectation of the Company with respect to (i) the declaration or payment of dividends or cash distributions; (ii) the management or operation of its apartment communities and of real estate that could be acquired in the future; (iii) the Company's current intention to seek to acquire equity interests in certain apartment communities; (iv) the adequacy of reserves for renovation and refurbishment; (v) its financing plans; (vi) its policies regarding investments, financings, conflicts of interest and other matters;
(vii) the Company's qualification and continued qualification as a REIT for Federal income tax purposes; (viii) the structure and form of certain transactions which the Company may effect in order to qualify or continue to qualify as a REIT under the Code; (ix) trends affecting the Company's financial condition or results of operations; and (x) the ability of the Company to successfully increase rents and occupancy rates. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, and have formed them in good faith, assumed facts or bases almost always vary from actual results and the differences between assumed facts or bases and actual results can be material depending on the circumstances. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the results expressed or implied by any forward-looking statements include, among other things, the factors disclosed under "Risk Factors" (collectively, the "Cautionary Statements"). All subsequent written and oral forward-looking statements relating to the matters described in this Prospectus and attributable to the Company, the Underwriters or to persons acting on behalf of either are expressly qualified in their entirety by the Cautionary Statements.


                             SOURCES OF INFORMATION

     Certain statistical information and other residential real estate market and demographic data presented in this Prospectus have been obtained from M/PF Research, Inc., The REIS Reports, 1997 (the "REIS Reports"), National Multi Housing Council "Research Notes," Regional Financial Associates, E-Comps, DataComp, CB Commercial National Investor Survey and the National Real Estate Index -- Market Monitor (a CB Commercial publication), all of which are sources management of the Company believes are reliable but has not independently verified. While the Company contracted with M/PF Research, Inc. for market research services, none of M/PF Research, Inc., The REIS Reports, National Multi Housing Council, Regional Financial Associates, E-Comps, DataComp or CB Commercial provided any form of consultation, advice or counsel regarding any aspect of the Offering, or are in any way associated with the Offering.

                      ------------------------------------

     The Company's principal executive offices are located at 41 South High Street, Suite 2410, Columbus, Ohio 43215 and its telephone number is (614) 242-3850.

                      This page intentionally left blank.

                               PROSPECTUS SUMMARY


     The following is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. As used herein, the terms "Company" and "Lexford" refer to Lexford Residential Trust, a Maryland real estate investment trust, and include the Company's predecessor by merger, Lexford, Inc., an Ohio corporation ("Old Lexford"). Unless the context otherwise requires and where appropriate, references to the Company or Lexford also include the Company's wholly-owned subsidiaries and other legal entities affiliated with, and controlled by, the Company. As used herein, the term "Properties" refers to properties in which the Company has or had a whole or partial equity ownership or other economic interest at the time or during the periods specified, as the context may require. Unless otherwise indicated, all pro forma financial information in this Prospectus is presented after giving effect to (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business), and (ii) the consummation of the Consolidation Plan. Unless indicated otherwise, the information contained in this Prospectus gives effect to the exchange of two Common Shares for each share of Old Lexford common stock pursuant to the Reincorporation Merger. As used herein, the term "Offerings" refers to any and all offerings of Common Shares pursuant to this Prospectus. See "Company History". See the Glossary beginning on page 78 for references to defined terms.


THE COMPANY


     The Company is a fully integrated REIT which owns, manages and opportunistically acquires apartment communities, with whole or partial equity ownership or other economic interests in 516 Properties representing a total of 36,405 residential units at 402 sites throughout the midwestern and southeastern United States. The Company is the seventh largest multifamily REIT in terms of equity ownership of units, with a strong focus in the value-conscious segment of the apartment industry. The Company's Properties generally consist of relatively smaller apartment communities, averaging approximately 90 units per site. The Company generated pro forma revenues of $150.4 million in 1997, with an average physical occupancy of 92.7% during the year. The Company increased pro forma Funds from Operations from $21.2 million in 1996 to $28.4 million in 1997, an increase of 33.7%.


  FOCUS ON VALUE-CONSCIOUS RENTERS

     The Company's primary mission is to become the leading multifamily REIT operating in the value-conscious segment. The value-conscious segment consists of renters who prefer clean, attractive living accommodations without unnecessary amenities at rental rates below the median rent in the relevant housing market. The Company seeks to serve this segment by maintaining competitively priced rental structures, as represented by its typical monthly rents which currently range from $350 to $550 per apartment unit. The Company believes such rates are generally 20% to 25% below the average multifamily rental rates in its markets.

     The Company believes it can continue to achieve attractive financial returns in the value-conscious segment by capitalizing on the following Company strengths:

     Attractive Residential Alternative. The Company believes the Properties provide a superior residential alternative to most other comparably priced apartments and an attractive residential feel through their mature, park-like landscaping, well maintained lawns and gardens and their multiple building, single story layouts. The Properties present an attractive alternative to high density apartment complexes, averaging only 14 apartment units per acre of land. Most of the Company's units were constructed on land which at the time was located in outer suburbs of its Core Markets and other medium sized cities, as well as rural and other lower cost areas. The Company believes that the growth and expansion of several such cities and suburbs toward and around Property sites has resulted in many Properties now being located in more attractive areas and desirable neighborhoods compared to similarly priced apartments.

     Low Cost Structure. The Properties are comprised almost entirely of apartments made of solid, durable modular components that were pre-manufactured off-site in a quality controlled environment. The Company believes that the durability, strength and uniformity of the Properties provide for economies and efficiencies in operating and maintenance costs. As a result of these low operating and maintenance costs, the Properties can offer very competitive rents for clean, attractive units while maintaining relatively high operating margins. The Company maintained property-level operating margins of approximately 60% in 1997.

     Operating and Management Experience. The Company has unique experience in owning and managing apartment communities appealing to the value-conscious market segment as well as apartment communities with relatively smaller numbers of units located in secondary and tertiary markets. The Company has actively operated and managed all but 15 of the Properties since their initial development during the 1970s and 1980s. The Company's property management personnel include 14 property management executives who have Certified Property Management certification. The Company's property management executives have an average of 14.5 years of professional property management experience.

  RECENT INITIATIVES


     Over the last two years, the Company has completely replaced its senior management team in an effort to turn around the Company's operating performance and enhance long term Shareholder value. The Company hired a talented group of seasoned senior executives with significant experience in real estate, multifamily operations, finance and capital markets. As a result of their efforts, the performance of the Properties improved significantly, resulting in the Company's pro forma FFO increasing by 33.7%, from $21.2 million in 1996 to $28.4 million in 1997. This new senior management team has taken several steps to continue to improve operating performance and enable the Company to take advantage of its strong position in the value-conscious segment:



     - First Mortgage Loan Refinancings. Since 1994, the Company has refinanced non-recourse first mortgage loans on the Properties in an aggregate principal amount of $532.6 million, resulting in increased cash flows at the Properties and funds for capital improvements. The Company's pro forma debt to total market capitalization ratio has decreased from 80.9% at December 31, 1995 to 64.8% at December 31, 1997. See "Use of Proceeds."


     - Use of Refinancing Proceeds to Effect Capital Improvements. Beginning in 1994, the Company was able to apply excess proceeds made available in many of the mortgage loan refinancings referred to above to fund capital improvements at the related Properties, thereby facilitating monthly rental increases. For example, the performance of 183 Properties where improvements were effected in connection with two mortgage pool refinancings has improved significantly with revenues from such Properties increasing 16.3% from 1994 to 1997.

     - Lexford Properties Acquisition. To bolster property operating capabilities, in August 1996 the Company acquired Lexford Properties, Inc. ("LPI"), a widely respected national third party property management firm that provides the Company with significant property management talent and efficient operating practices. At the time of its acquisition, LPI, which was formed by a group of former Trammell Crow Residential executives, managed over 21,000 apartment units. Following the sale of the third party management business, LPI now focuses solely on managing the Company's Properties.

     - The Consolidation Plan. The Company completed the Consolidation Plan by acquiring all the third party equity interests in 326 Properties formerly owned in part by approximately 7,000 limited partners. These acquisitions have significantly simplified the Company's organizational structure, creating improved operating efficiencies and enhancing the Company's ability to maximize financial returns from the Consolidating Properties. See "Company History -- Consolidation Plan."

     - Decision to Elect REIT Status. The Company has decided to elect REIT status to take advantage of favorable Federal and state income tax treatment available to REITs and has engaged in a number of transactions to facilitate REIT qualification. The Company believes market valuations and access to capital markets are more favorable to REITs as compared to traditional "C" corporation real estate operating companies such as Old Lexford and, therefore, the Company believes its REIT status will enhance its ability to pursue its growth strategy. See "Company History -- REIT Conversion."

  GROWTH STRATEGY

     As a result of these recent initiatives, the Company is well-positioned to take advantage of substantial opportunities to realize sustainable increases in Funds from Operations and Shareholder value through the following growth strategies:

     Increase Revenues at Existing Properties. The Company will continue to seek to increase rental rates by embarking on a capital expenditure program over the next five years. The Company historically has been able to effectuate meaningful rental rate increases following expenditures on deferred maintenance and capital improvements. For example, the performance of 183 Properties where improvements were effected in connection with two mortgage pool refinancings has improved significantly, with revenues from such Properties increasing 16.3% from 1994 to 1997. Following thorough analysis of the Properties and the sensitivities to rent increases in their respective locales, management has identified 224 Properties (approximately 15,000 units) for which it believes disciplined capital spending will yield substantial revenue increases and attractive returns on investments. The Company expects to invest approximately $36.0 million in excess of its targeted $400 per wholly-owned unit annual maintenance spending level for various revenue enhancing projects at such Properties over the next five years.

     The Company believes that it is uniquely positioned to identify required improvements and achieve favorable pricing on these improvements, because of the homogeneous nature of the Properties and the Company's extensive database of historical capital improvements. The homogeneity of the Company's apartments enables the Company to accurately assess useful lives of all major components (i.e. roofs, appliances, painting, asphalt, etc.) and the Company's database of historical capital expenditures by Property, component and year of replacement provides the Company with a useful tool to accurately forecast capital expenditures, and thus budget appropriate reserves.

     Leverage Operating Efficiencies. The Company emphasizes on-site property management and believes there are significant opportunities to improve the profitability of individual Properties. Particular attention is paid to opportunities to increase rents, raise occupancy rates and control costs, with property managers being rewarded for monitoring and reacting to market trends. Since the Company's acquisition of LPI in August 1996, LPI personnel have assumed responsibility for managing all Properties under the Company's management, and in doing so have brought to the Company their collective experience and high standards for personnel, training and management systems.

     The Company believes that the durability and uniformity of its Properties provide for economies and efficiencies in operating and maintenance costs. The Company seeks to manage expenses through a system of detailed management reporting and accountability. The Company also expects to realize significant expense reductions as a result of the Consolidation Plan, which eliminates the costly and cumbersome reporting (both tax and financial), communication and in many instances, cash segregation required to administer 326 Properties formerly owned in part by approximately 7,000 limited partners. The Company may further seek to control expenses through investment in cost saving initiatives such as national contracting, implementation of improved technology, and the installation of individual apartment unit water and utility meters in certain locations. With relatively low operating and maintenance costs, the Properties can offer very competitive rents and still maintain attractive operating margins.


     Increase FFO Through Deleveraging. The Company intends to prepay mortgage indebtedness secured by the Wholly-Owned Properties. The Company expects that these actions will significantly increase FFO and Cash Available for Distribution, reduce the Company's consolidated debt to total market capitalization ratio to a level more consistent with other comparable publicly traded REITs, lower the Company's aggregate cost of capital (by eliminating higher cost mortgage indebtedness) and enhance borrowing capacity to fund future acquisitions and capital expenditures. The Company may use the net proceeds from the Offerings to repay mortgage indebtedness secured by Wholly-Owned Properties, which by their terms are prepayable without substantial penalty or premium (the "Prepayable Debt"). As of March 31, 1998 the Company had approximately $173.2 million of Prepayable Debt. After giving effect to repayment of all the Prepayable Debt as of March 31, 1998, the Company would have $341.1 million of mortgage indebtedness remaining on the Wholly-Owned Properties of which $101.0 million becomes prepayable in the third and fourth quarters of 1998, $106.8 million in 1999, $101.9 million in 2000 and $17.3 million in 2001, with weighted average interest rates of 8.89%, 8.62%, 8.90% and 8.54% per annum, respectively. The Company intends to further reduce its interest expense and therefore increase FFO and Cash Available for Distribution by retiring such indebtedness as it becomes prepayable, subject to the availability of capital at pricing which makes prepayment desirable. See "Use of Proceeds."

     Acquisitions. The Company expects to grow by acquiring individual apartment properties or portfolios of properties where such acquisitions yield improved economies of scale and increased cash flow and profitability. The Company believes the following factors support its acquisition strategy:

     - Relatively little consolidation activity has occurred within the value-conscious segment of the apartment industry unlike the high middle and upper income segments.

     - Less competition exists among REITs for properties within the value-conscious segment and properties containing less than 150 units.

     - In contrast to the Company, many owners and operators of these types of properties are inadequately capitalized or lack professional property management expertise.

     - The Company has the experience and resources to manage properties with smaller numbers of units at a low cost and high operating margins.

     - The Company generally is able to achieve attractive operating margins at rents below market averages.

     - The Company's management experience and industry relationships help it identify attractive acquisition targets within the value-conscious segment.

     As a result, the Company believes that properties catering to the value-conscious segment and properties with less than 150 units can be acquired at attractive prices. The Company further believes that it will be able to improve the profitability of such properties through revenue enhancement and cost reduction.


     The Company may make acquisitions of additional apartment properties by issuing partner interests ("OP Units") in the Operating Partnership (which may be exchangeable for Common Shares) in exchange for equity interests in such apartment properties. Such exchanges may provide the former owners of the acquired properties with advantageous tax deferral opportunities. In addition, the Company's use of the proceeds from the Offerings to pay Prepayable Debt should improve the Company's ability to raise capital for future acquisitions of apartment properties through new borrowings. The Company also has the option of issuing Common Shares or other securities to finance future acquisitions.


     The Company owns interests in 64 Properties comprised of 4,041 units (the "Syndicated Properties"), which continue to have third party equity interest holders. In 1997, these 64 Syndicated Properties generated an aggregate net operating income of approximately $12.1 million, and as of the date of this Prospectus have, collectively, approximately $20.8 million of mortgage indebtedness which by its terms is prepayable without substantial penalty or premium. In addition, in December 1997, the Company entered into a strategic alliance with Meridian Capital Corp. of Dallas, Texas, and invested approximately $5.1 million to acquire the management contracts for 15 properties, comprising a total of more than 3,400 units located in the southeastern United States (the "Guilford/Hidden Pointe Properties," and together with the Syndicated Properties, the "Non-Consolidating Properties"). The Company intends to pursue the acquisition of third party equity interests in such Syndicated Properties and some or all of the Guilford/Hidden Pointe Properties (possibly through the issuance of OP Units) as part of its growth strategy. Other acquisition opportunities may exist with respect to apartment properties consisting of the same prefabricated modules as the Properties. The Company's predecessor developed approximately 359 apartment communities in addition to those included among the Properties, including some apartment communities which are located on sites contiguous to the Properties. Because of its expertise and economies of scale, the Company believes that it may be an advantaged acquiror of such apartment communities if and when they become available for acquisition.

  VALUE-CONSCIOUS SEGMENT OUTLOOK

     The Company believes the value-conscious segment benefits from the following favorable market characteristics:

     Largest and Deepest Rental Segment. From a demographic perspective, the Company believes that its apartment communities are positioned to appeal to the largest and deepest base of renters. According to the National Multi Housing Council, the median household income of U.S. apartment renters living in privately owned housing in 1997 was $24,000, and 68% had household income of less than $35,000. Lexford targets this segment by seeking to price its monthly rents at an attractive rental rate relative to average multifamily rental rates in its markets. The Company's typical monthly rents currently range from $350 to $550 per apartment unit. Value-conscious residents constitute the deepest segment of apartment renters, with approximately 42% of all apartment residents paying monthly rents in this range in 1995. In addition, the Company believes that the value-conscious segment is less susceptible to fluctuations in the economy, experiencing less volatility during recessionary economic cycles, which contributes to revenue stability.

     Barriers to Entry in the Value-Conscious Rental Segment. The cost of new apartment construction generally requires rents considerably in excess of the Company's current rent levels to make such new construction economically feasible. The national average cost for newly-constructed apartments in the third quarter of 1997 was more than $78 per square foot, and such apartments are typically larger than the Company's average unit. As a result, the Company believes that average rents for newly-constructed apartments are well above the Company's typical monthly rents which currently range from $350 to $550. The Company believes the lack of supply of new apartments in the value-conscious segment, combined with expected increases in demand for such units, results in a favorable outlook for the Properties.

     Higher Investment Returns. The Company believes that apartment properties catering to the value-conscious resident can be acquired at higher capitalization rates (projected net operating income divided by purchase price) and thus provide the opportunity for higher financial returns. Information compiled by the Company indicates an average capitalization rate of 8.9% for properties built after 1985 with 150 units or more. Properties built before 1986 or that have fewer than 150 apartment units sold at an average capitalization rate of slightly over 11.0%. This information was compiled from appraisers and other vendors such as E-Comps and DataComp. The difference in capitalization rates is also evident in the CB Commercial National Investor Survey (third quarter 1997) which indicates capitalization rates of 8.5% for class "A" properties and 10.8% for class "C" properties.

  CORE MARKETS

     The Company's Properties are located in the following fourteen states:
Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Michigan, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and West Virginia. During 1997, 37.6% of the Properties' collective net operating income was derived from apartment communities in six major metropolitan areas: Atlanta, Columbus, Indianapolis, Miami, Orlando and Tampa (the "Core Markets"). The remainder of the Properties are geographically diversified throughout the midwestern and southeastern United States, which the Company believes has the effect of stabilizing its revenue stream. See "Business and Properties." The Company believes its current portfolio benefits from the following Core Market characteristics:

     Attractive Market Growth. The apartment industry in the Core Markets generally is characterized by increasing demand generated by steady population and job growth. The compound annual population growth rate for the Core Markets is projected to be 1.64% through 2001, which is nearly double the projected .86% compound annual growth rate for the nation. Similarly, the projected compound annual job growth rate for the Core Markets is 2.62% through 2001, again almost double the national average of 1.34%.

     Favorable Supply/Demand Balance. The Core Markets have experienced stable supply/demand dynamics. The ratio of construction to net absorption has remained relatively steady, and is expected to be in balance through 2001.

     Potential for Rent and Occupancy Increases. The Company has steadily increased rent while improving occupancy rates at the Properties in its Core Markets. From 1995 through 1997, the average potential monthly rent of Properties in the Core Markets increased 4.24% compounded annually, while in those markets overall such increases averaged 3.30%. While Lexford's average physical occupancy (93.3% in the third quarter of 1997) is still slightly below the average physical occupancy in its Core Markets (95.1% in the third quarter of 1997), the Company has increased its average occupancy at a rate considerably in excess of the increase in the average occupancy level in its Core Markets. The Company believes it can continue to achieve rent and occupancy increases through improved property management and its capital expenditure program. The differential between the Company's monthly rents and the average multifamily rents in the Core Markets ranged from $93 to $207 in the third quarter of 1997. The Company believes that these spreads indicate (i) new apartment construction is occurring predominantly in the higher rent segments and (ii) the Company may have significant opportunities to improve its Properties and increase rents without competing with newer developments or apartments with more amenities. See "Business and Properties -- Market Overview."

RISK FACTORS

     Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment decision regarding the Common Shares. These risks include:

     - Risks associated with the Company's business and the apartment industry in general, including operating risks, the illiquidity of real estate investments, acquisition risks, financing risks, the risk of uninsured and underinsured losses, the application of various Federal, state and local laws, renovation and capital improvement requirements and the risk of environmental liability.

     - The risks relating to investment in a single industry since the Federal income tax laws and Maryland law limit the types of assets that a REIT may own and risks associated with the Company's focus on a single segment within the apartment industry.

     - The risk that the price of the Common Shares will decrease due to an increase in interest rates or a downturn in general market conditions, the Company's operating performance or the market liquidity of the Common Shares.

     - The anti-takeover effect of the Company's ability to limit ownership of the Common Shares to 9.2% of the outstanding Common Shares, the Company's ability to issue Preferred Shares and provisions in the Company's Declaration of Trust as well as Maryland laws inhibiting certain business combinations and control share acquisitions.

     - The possibility that third parties may attempt to rescind or challenge the Company's acquisition of certain Properties previously partially owned by the Company or third party equity interests in the entities which own such Properties or to assert liability against the Company for an alleged breach of the Company's fiduciary duties in connection with its acquisition of such Properties or interests.

     - Taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting potential decrease in Cash Available for Distribution.

     - The requirement to distribute 95% of REIT taxable income which will limit the ability of the Company to rely on cash from operations to finance acquisitions or other growth opportunities, remodeling and renovation of the Company's Properties, or operating activities in the event of future operating losses, and which may cause the Company to rely on third party sources of capital.

     - The ability of the Company's Board to amend or revise the Company's investment, debt capitalization and distribution policies and to issue Common and Preferred Shares without approval of its Shareholders.

DISTRIBUTION POLICY

     The Company has paid no dividends since it became a public reporting company in 1993. However, in order to qualify as a REIT for Federal income tax purposes, the Company generally will be required each year to distribute to Shareholders at least 95% of its REIT taxable income. The Company intends to make such distributions to Shareholders as are required under the Code to maintain its status as a REIT.


     Initially, the Company intends to make quarterly cash distributions to Shareholders at an annual rate of $1.73 per Common Share. The Company intends to commence distributions no later than the third quarter of 1998 and to maintain its initial quarterly distribution rate for the fourth quarter of 1998 and each quarter of 1999, unless actual results of operations, economic conditions or other factors differ from the assumptions used in its estimates. The declaration and payment of any distributions by the Company will be at the discretion of the Board and will depend upon, among other things, the level of Funds from Operations, the Company's level of indebtedness, contractual restrictions, if any, imposed by mortgages, the Credit Facility or other lending arrangements, capital expenditures in excess of reserves and other factors considered relevant by the Board. See "Distribution Policy."

FEDERAL INCOME TAX CONSIDERATIONS

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year beginning January 1, 1998, and believes its current organization and method of operation will enable it to meet the requirements for qualification as a REIT. As a REIT, the Company generally will not be subject to Federal income tax on income it distributes to Shareholders as long as it distributes at least 95% of its REIT taxable income and satisfies a number of organizational, ownership and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which would effectively impose the "double taxation" on income that is subsequently distributed to Shareholders that generally results from investment in a "C" corporation. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and in certain circumstances, Federal income or excise taxes. See "Risk
Factors -- Tax Risks of REIT Status" and "Federal Income Tax Considerations."


     For Federal income tax purposes, distributions paid to Shareholders may consist of ordinary income, capital gains, non-taxable returns of capital or a combination thereof. Distributions in excess of earnings and profits generally will be treated as non-taxable return of capital and, therefore, will result in a reduction of a Shareholder's tax basis in the Common Shares, to the extent of such basis. Any further such distributions will result in taxable gain. To the extent that a Shareholder's basis in his or her Common Shares is reduced, the amount of capital gain realized on any subsequent sale of the Common Shares will be increased. The Company will provide Shareholders annual statements on IRS Form 1099-DIV as to the Company's designation of the taxability of distributions. See "Federal Income Tax Considerations."

                   SUMMARY PRO FORMA FINANCIAL AND OTHER DATA


     The following unaudited summary pro forma financial and other data was derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements, including the notes thereto, that appear elsewhere in this Prospectus (the "Pro Forma Financial Information"). The Consolidation Plan and REIT Conversion have resulted in numerous fundamental changes to the Company such that, in the opinion of management, the Company's historical financial statements are not meaningful. The Pro Forma Financial Information is based upon a combination (giving effect to appropriate intercompany eliminations and adjustments) of (a) the historical financial statements of Old Lexford and (b) the combined statements of revenue and certain expenses of the Consolidating Properties included elsewhere in this Prospectus (collectively, the "Historical Financial Information"), giving effect to: (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and (ii) the acquisition of the Consolidating Properties pursuant to the Consolidation Plan. The unaudited Pro Forma Financial Information is presented as if the above transactions had occurred at the end of each period presented for balance sheet data and at the beginning of each period presented for income statement data.


     The Pro Forma Financial Information includes, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations and financial position and are based upon available information and certain assumptions considered reasonable under the circumstances. The Pro Forma Financial Information is unaudited and does not purport to present what the Company's financial position or results of operations would actually have been had such events in fact occurred on the date or at the beginning of the periods indicated above or to project the Company's financial position or results of operations for any future date or period.

                           LEXFORD RESIDENTIAL TRUST

                        SUMMARY PRO FORMA FINANCIAL DATA


                                                                                                  FOR THE
                                                 FOR THE YEAR ENDED DECEMBER 31, 1997        THREE MONTHS ENDED
                                            ----------------------------------------------     MARCH 31, 1998
                                                            CONSOLIDATING                    ------------------
                                             HISTORICAL     PROPERTIES (1)   PRO FORMA (2)     PRO FORMA (2)
                                            -------------   --------------   -------------   ------------------
                                              (DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER
                                                       SHARE AND AVERAGE RENT)
OPERATING DATA:
Revenues
  Rental revenue..........................    $  41,851        $102,806        $ 144,657        $    36,603
  Fee based, primarily from affiliates....       15,847              --            3,513                945
  Interest, principally from
    unconsolidated partnerships...........       10,681              --            2,228                858
  Income from disposals of
    assets -- net.........................        1,989              --               --                 --
                                              ---------        --------        ---------        -----------
    Total.................................    $  70,368        $102,806        $ 150,398        $    38,406
Expenses
  Property operating and maintenance......       14,884          33,354           45,150             11,586
  Real estate taxes and insurance.........        4,060           9,006           13,066              2,965
  Property management.....................       12,339              --           11,117              3,178
  Administration..........................        5,447              --            5,194              1,515
  Performance equity plan.................        6,281              --            6,281                 --
  Non-recurring costs.....................          827              --              400                256
  Interest -- non-recourse mortgages......       13,770              --           45,123             11,086
  Interest -- corporate debt..............          657              --            2,622                607
  Depreciation and amortization...........        6,527              --           21,545              5,863
                                              ---------        --------        ---------        -----------
    Total.................................    $  64,792        $ 42,360        $ 150,498        $    37,036
                                              ---------        --------        ---------        -----------
Income (loss) before gain on disposals of
  assets, income taxes and extraordinary
  item....................................        5,576          60,446             (100)             1,350
  Gain on disposals of assets, net........           --              --            1,989                 89
  Provision for income taxes:
    Credited to additional paid-in
      capital.............................        1,809              --               --                 --
    Current...............................          380              --               --                 --
                                              ---------        --------        ---------        -----------
Income before extraordinary item..........        3,387          60,446            1,889              1,439
  Extraordinary (loss), net of income tax
    benefit...............................         (181)             --               --                 --
                                              ---------        --------        ---------        -----------
Net income................................    $   3,206        $ 60,446        $   1,889        $     1,439
                                              =========        ========        =========        ===========
Basic earnings per share..................    $    0.40                        $    0.23        $      0.17
                                              =========                        =========        ===========
Diluted earnings per share................    $    0.39                        $    0.22        $      0.16
                                              =========                        =========        ===========
Basic weighted shares outstanding.........    8,071,970                        8,371,970          8,589,187
Diluted weighted shares outstanding.......    8,313,916                        8,613,916          8,904,270

BALANCE SHEET DATA (AT PERIOD END):
  Total assets............................                                     $ 646,369        $   645,450
  Total long term debt....................                                       542,277            535,228
  Shareholders' equity....................                                        73,081             62,453

OTHER FINANCIAL DATA:
  Funds from Operations (FFO) (3).........                                        28,350        $     8,051
  Cash Available for Distribution (CAD)
    (4)...................................                                        20,403        $     6,431
  Capital expenditures (5)................                                        11,572        $     2,893

                                                                                       FOR THE THREE
                                                              FOR THE YEAR ENDED       MONTHS ENDED
                                                               DECEMBER 31, 1997      MARCH 31, 1998
                                                              -------------------   -------------------
                                                                   PRO FORMA           PRO FORMA (2)
                                                              -------------------   -------------------
OTHER DATA:
  Average potential rent (6)................................       $    433              $    439
  Average physical occupancy................................           92.7%                 93.1%
  Total number of Wholly-Owned Property units (at period
    end)....................................................         28,929                28,929
  Total number of units (at period end) (7).................         36,510                36,405
  Total number of Properties (at period end) (7)............            518                   516


---------------

(1) The entries in this column other than depreciation and amortization and interest expense -- non-recourse mortgage debt are from the audited statements of revenues and expenses for the Consolidating Properties included elsewhere in this Prospectus.

(2) For an understanding of the pro forma adjustments made in presenting the financial information herein, see the Pro Forma Financial Information.


(3) Funds from Operations ("Funds from Operations" or "FFO") is calculated in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 (net income (loss) in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and after similar adjustments for unconsolidated partnerships and joint ventures)), further adjusted by the Company to eliminate expenses attributable to certain non-cash share awards and compensation, operations from sold properties and certain non-recurring expenditures. In addition to cash flows and net income, management considers FFO to be an additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to fund acquisitions and other capital expenditures and to make distributions to shareholders. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to shareholders. FFO does not actually represent the cash made available to investors during any particular period. FFO also does not represent cash flows provided by (used in) operating, investing or financing activities as determined in accordance with generally accepted accounting principles ("GAAP"). FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. See "Distribution Policy."



(4) Cash Available for Distribution ("Cash Available for Distribution" or "CAD") is defined as Funds from Operations adjusted to reflect the non-cash charges resulting from non-real estate related depreciation and amortization and estimated costs of capital improvements net of amounts charged to operations. CAD does not actually represent the cash made available to investors during any particular period. CAD also does not represent cash flows provided by (used in) operating, investing or financing activities as determined in accordance with GAAP. CAD should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Further, CAD (sometimes referred to as "Funds Available for Distribution") as disclosed by other REITs may not be comparable to the Company's calculation of CAD.



(5) Represents the Company's annual targeted maintenance spending level of $400 per wholly-owned unit (including expensed portion) multiplied by the total number of such units at December 31, 1997 and the portion of such annual targeted maintenance spending level per wholly-owned unit allocable to the first quarter ($100) multiplied by the total number of such units at March 31, 1998, respectively.



(6) Represents average gross potential rent for the period and, therefore, does not reflect vacancies or delinquencies.



(7) Includes economic interests in the 15 Guilford/Hidden Pointe Properties (3,435 units) which were acquired in December 1997, and therefore had no effect on operating data or other financial data for the year ended December 31, 1997.

                                  RISK FACTORS

     Prospective investors should carefully consider, among other factors, the matters described below, each of which could have adverse consequences to the Company, impair the Company's ability to make distributions to Shareholders, and adversely affect the value of the Common Shares.

COMPANY BUSINESS RISKS

     Investment in a Single Segment of the Apartment Industry. All of the current Properties are multifamily apartment communities catering to the value-conscious segment of the apartment industry. The Company does not expect to seek to diversify its real estate investments and will therefore be subject to risks inherent in investments in a single segment of the industry. See "Business and Properties."

     Geographic Considerations. The Company's success is dependent upon the general economic conditions in the geographic areas where a substantial number of its Properties are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business have an adverse effect on real estate values, interest rates and, accordingly, the Company's business, income and ability to make distributions to its Shareholders. The general economic conditions in the geographic areas where the Company's Properties are located are beyond the control of the Company.

     Competition. The apartment industry is highly competitive. The Company must compete to attract and retain residents and to acquire and develop additional properties. The number and quality of competitive properties in a particular area could have a material effect on the Company's ability to attract and retain residents and to maintain or increase rent levels and could require increased capital spending to keep the Properties competitive. In addition, other forms of housing, including manufactured housing community properties and single family housing, provide alternatives to potential residents, especially in low interest rate environments.

     There are numerous owners and developers of real estate who will compete with the Company if the Company seeks to develop new multifamily properties or acquire undeveloped land or existing multifamily properties. The activities of the competitors could cause the Company to pay a higher price for a new property than it otherwise would have paid or may prevent the Company from purchasing a desired property. Increased competition could adversely affect the Company's revenues which would adversely affect the Company's ability to make distributions to Shareholders, acquire or develop additional properties and renovate existing Properties.

     Acquisition Risks. The Company intends to evaluate future opportunities to acquire interests in additional properties. Acquisitions involve a number of risks inherent in assessing the values, strengths, weaknesses and profitability of properties including: adverse short-term effects on the Company's operating results; diversion of management's attention; and risks associated with unanticipated problems and latent liabilities or contingencies such as the existence of hazardous substances or other environmental liabilities. Additional risks inherent in acquisitions include risks that the acquired properties will not achieve anticipated rental rates or occupancy levels, and that judgments with respect to improvements to increase the financial returns of acquired properties will prove inaccurate. In addition, because acquisitions may be financed with Common Shares or Preferred Shares or securities (such as OP Units) convertible or exchangeable into, Common Shares or Preferred Shares, any such acquisitions may have a dilutive effect on common Shareholders. Although the Company believes that opportunities for advantageous acquisitions of real properties will exist for the Company in the future, there can be no assurances that any such acquisition opportunities will ever arise, that if any such acquisition opportunity presented itself, the Company would have the resources available to consummate the acquisition, or that if any such acquisition was made, the acquisition would prove to be beneficial to the Company. See "The Company -- Growth Strategy."

     Development and Renovation Risks. The Company may develop and renovate apartment communities when management believes that doing so is consistent with its business strategies. Development will be subject to a number of risks, including the risk that construction and/or permanent financing may not be available on favorable terms, construction costs of property may exceed original estimates, occupancy and rental rates may not stabilize at anticipated levels and construction may not be completed on schedule. If the Company undertakes but elects not to proceed with a development or redevelopment opportunity, the costs associated therewith will ordinarily be charged against income for the current period. There can be no assurance that, if undertaken, any such development project will be completed or that, if completed, the costs of construction will not exceed, by a material amount, projected costs. These activities are also subject to risks relating to the inability to obtain, or delays in obtaining, the necessary zoning, land use, building, occupancy and other required governmental permits and authorizations. The Company expects to invest approximately $36.0 million in excess of its targeted $400 per wholly-owned unit annual maintenance spending level for various revenue enhancing projects at certain Properties over the next five years. While the Company believes that the capital expenditure program will produce a favorable return on investment by way of increased rental revenues at the selected Properties, there can be no assurance that the Company will be successful in increasing rental revenues at such Properties. See "The Company -- Growth Strategy."


     Real Estate Financing Risks. As of the date of this Prospectus, substantially all the Wholly-Owned Properties are subject to mortgages, each of which must be repaid in full or refinanced at or prior to its maturity. If the Prepayable Debt is repaid in full with the net proceeds of the Offerings, 302 of the Wholly-Owned Properties will remain subject to mortgages (collectively, the "Remaining Mortgages"). The average remaining term to maturity of the Remaining Mortgages is approximately 7.0 years with a weighted average contractual interest rate of 8.77% per annum. As a result, the Company will be subject to the risks normally associated with debt financing and refinancing including the risk that a Property's cash flow will be insufficient to meet required payments of principal and interest on the related debt financing and the risk that the Company will not be able to refinance such indebtedness on terms and at interest rates as favorable as those of the Remaining Mortgages. In addition, under GAAP, the payment or refinancing of certain mortgages at contractual amounts in excess of their reduced fresh start book values will require the Company to recognize a charge against earnings to the extent of such excess. If the Properties incur variable rate mortgage indebtedness or less favorable fixed interest rates or mortgage terms, such changes, by themselves or together with an increase in interest rates, would have an adverse effect on FFO and Cash Available for Distribution. See "Use of Proceeds," "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial
Condition -- Company Liquidity and Capital Resources" and "The Company -- Growth Strategy."


     In addition, if a Property is mortgaged to secure payment of indebtedness and the Property is unable to make mortgage payments, the Property could be foreclosed upon by, or otherwise transferred to, the mortgagee with a consequential loss of income and asset value to the Company. As of the date hereof, 26 of the Wholly-Owned Properties are mortgaged pursuant to mortgages containing cross-default and cross-collateralization provisions to secure payment of the first mortgage indebtedness secured by such 26 Wholly-Owned Properties. Although such mortgage indebtedness is non-recourse to the Company, if the Company is unable to make mortgage payments on any such Property, all such Properties could be foreclosed upon by, or otherwise transferred to, the mortgagee, to the extent required to satisfy the indebtedness secured by the remaining mortgages, with a consequential loss of income and asset value to the Company.


     Credit Facility Restrictions. The Credit Facility contains certain covenants which, among other things, require the Company to satisfy certain financial covenants, restrict the ability of the Company to incur additional indebtedness for acquisitions or otherwise and limit the amount of the Company's distributions to its Shareholders. See "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial
Condition -- Company Liquidity and Capital Resources."


APARTMENT INDUSTRY RISKS

     Operating Risks. The Properties are subject to all operating risks common to residential apartments in general. Such risks include: competition from other apartments; excessive building of comparable properties or increases in unemployment in the areas where the apartment communities are located, any of which might adversely affect apartment occupancy or rental rates; increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased rents; the inability or unwillingness of residents to pay rent increases; and future enactment of rent control laws or other laws regulating multifamily housing, including present and possible future laws relating to access by physically impaired persons.

     Value and Liquidity of Real Estate. The Properties are relatively illiquid. The Company's ability to vary its portfolio of apartment communities in response to changes in economic and other conditions will therefore be limited. In addition, certain significant expenditures associated with each Property (such as mortgage payments, real estate taxes and maintenance costs) are generally fixed, and therefore, not reduced when circumstances cause a reduction in income from the Property. Moreover, 26 of the Wholly-Owned Properties are currently subject to mortgages containing cross-default and cross-collateralization provisions such that the sale of any one of these 26 Wholly-Owned Properties is further limited.

     Uninsured and Underinsured Losses. The Company intends, and in many instances will be required, to maintain building casualty, public liability, crime and business interruption insurance and various excess coverage policies on its Properties. The Company believes the apartment communities' coverage is of the type and amount, including coverage limits and deductibility provisions, customarily carried on similar properties. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods that may be uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in the affected Property as well as the anticipated future revenues from such Property, which could adversely affect the Company's results of operations and its ability to make distributions to Shareholders.

     Americans with Disabilities Act. The Properties and any newly developed, renovated or acquired properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. The ADA does not, however consider residential properties, such as apartment properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as leasing offices, are open to the public. Conforming the Properties to the ADA requirements could require significant expenditures by the Company. The Company believes that the Properties comply with all present requirements under the ADA and applicable state laws, but the requirements could change and thereby have a material adverse effect on the Company. Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If future required changes involve greater expenditures or must be made on a more accelerated basis than the Company currently anticipates, the Company's results of operations and ability to make distributions, if any, to Shareholders could be adversely affected.

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment communities first occupied after March 13, 1990 to be accessible to the physically impaired. Noncompliance with the FHAA could result in the imposition of fines or an award of damages to private litigants. As of the date hereof, none of the Properties are subject to the FHAA; however, newly developed or acquired properties, if any, may be subject to the FHAA.

     Other Regulations. Rent control laws or similar rent limiting regulations, which may be enacted in the future, may limit the ability of the Company to increase rents and to recover increases in operating expenses and the costs of capital improvements. As of the date hereof, no such rent control laws apply to the Properties.

     Renovation and Capital Improvements Requirements. Apartment properties require continuing renovation and capital improvements to remain competitive. Certain lending arrangements with respect to some of the Properties require the funding of reserves for renovations and improvements. If major maintenance and capital expenditure requirements exceed the Company's expectations, the incremental costs could adversely affect expected distributions to Shareholders. In addition, renovations and other capital improvements entail certain risks, including environmental risks, construction cost overruns and delays and unanticipated downturns in demand or unanticipated emergence of competition in the affected market.

     Potential Environmental Liability. The Company is exposed to potential environmental liabilities in connection with its role as owner or operator of the Properties. An owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Furthermore, a person who arranges for the disposal of a hazardous substance at another property or transports a hazardous substance for disposal or treatment at another property may be liable for the costs of removal or remediation of hazardous substances at such off-site third party disposal locations. The costs of any such remediation or removal may be substantial, and the presence of any such substance, or the failure to promptly remediate any such substance, may adversely affect the property owner's ability to sell or lease the property or to use it as collateral. Other laws require abatement or removal of certain asbestos containing materials in connection with demolition or certain renovations or remodeling, impose worker protection and notification requirements, and govern emissions of and exposure to asbestos fibers in the air. Other Federal, state and local laws, ordinances and regulations and the common law impose on owners and operators certain requirements regarding conditions and activities that may affect human health or the environment such as the presence of lead in drinking water and the presence of lead containing paint in occupied structures. Failure to comply with applicable laws could result in difficulty in the lease or sale of any affected property or the imposition of monetary penalties, in addition to compliance costs and potential liability to third parties. The Company may be potentially liable for such costs or claims in connection with the ownership or operation of the Properties.

     Phase I environmental site assessments have been completed within the last 36 months for approximately 40% of the Properties in connection with mortgage refinancing transactions. None of the Phase I environmental site assessments revealed any environmental contamination or condition that the Company believes would have a material adverse effect on the Properties. Furthermore, the Company is not aware of any such contamination or condition. Nevertheless, it is possible that there exists material environmental contamination of which the Company is unaware.

     No assurance can be given that (i) the assessments referred to above revealed all potential environmental liabilities, (ii) future or amended laws, ordinances or regulations, or more stringent interpretations or enforcement policies of existing environmental requirements, will not impose any material environmental liability on the Company, (iii) the environmental condition of the Properties has not been and will not be affected by changes in the condition of properties in the vicinity of the Properties or by the acts of third parties unrelated to the Company, or (iv) future acquisitions of properties will not impose any material environmental liability on the Company.

MARKET RISKS OF COMMON SHARE OWNERSHIP

     Fluctuations In Interest Rates or Equity Markets. The market price of equity securities of a publicly traded REIT, such as the Company, is determined in part by the attractiveness of the yield from distributions on those securities in relation to prevailing interest rates. Accordingly, an increase in interest rates generally may lead purchasers of publicly traded REIT securities in general, including holders of Common Shares, to demand a higher annual yield, which could adversely affect the market price of the Common Shares. Moreover, the market value of the Common Shares could be substantially and adversely affected by changes in general market conditions or fluctuations in the market for equity securities.

     Possible Volatility of Price of Common Shares. The price of publicly traded securities such as the Common Shares may fluctuate significantly. Prices for Common Shares may be influenced by many factors, including the current and expected operating performance of the Company, the depth and liquidity of the market for Common Shares, investor perception of the Company and general economic conditions. There can be no assurance that Shareholders will be able to sell the Common Shares at an acceptable price or at all.


     Effect on Market Price of Common Shares Available for Future Sale. No prediction can be made as to the effect, if any, that future sales, or the availability of Common Shares for future sale, by the Company will have on the market price of the Common Shares. Substantially all the outstanding Common Shares (other than those held by affiliates of the Company), are freely tradeable, without restriction. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options or the exchange of OP Units which could be issued in the future), or the perception that such sales could occur, could adversely affect the market price of the Common Shares.


RISKS RELATED TO THE DECLARATION OF TRUST AND BYLAWS OF THE COMPANY AND MARYLAND LAW

     Anti-Takeover Provisions; Preferred Shares. Certain provisions of the Declaration of Trust, the Company's Bylaws (the "Bylaws") and Maryland law applicable to real estate investment trusts could be used to hinder or delay a takeover bid for the Company. Such provisions may inhibit takeover bids, decrease the chance that Shareholders realize a premium over the market price for their Common Shares as a result of a takeover bid and prevent Shareholders from effecting changes in the Board through a proxy solicitation. The Declaration of Trust provides for a classified Board, divided into three classes with staggered three year terms. In addition, the

Declaration of Trust further provides that a trustee of the Company ("Trustee") may be removed with or without cause by the affirmative action of a majority of the remaining Trustees. These provisions may inhibit or prevent a takeover bid or change of control by making it more difficult for even a majority of Shareholders to take control of the Board. The Beneficial Ownership Limitations will inhibit any potential bidder from acquiring more than 9.2% of the Common Shares.

     Under Maryland law, certain control share acquisitions are regulated by generally requiring shareholder approval to attach voting rights to shares acquired in a transaction which results in the acquiror owning more than 20% of the outstanding shares of a Maryland real estate investment trust. In addition, under Maryland law, certain business combinations between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the outstanding voting power of such trust are prohibited for five years from the time the person acquired such shares and then must be recommended by the Board and approved by the affirmative vote of at least (i) 80% of the shareholders and
(ii) two-thirds of the trust's shareholders other than the person with whom the business combination is to be effected. See "Description of Common
Shares -- Anti-Takeover Effects of Certain Charter Provisions and Laws."

     The Bylaws limit the ability of Shareholders to call special meetings and require advance notice of Trustee nominations and proposals to be brought before meetings of Shareholders. These provisions may inhibit potential bidders who wish to solicit proxies in opposition to management. The Bylaws may only be amended by the Board and the Declaration of Trust may not be amended without Board approval; therefore, none of the provisions of the Declaration of Trust or the Bylaws which inhibit or prevent takeover bids may be changed without the consent of the Board. In addition, the Declaration of Trust authorizes the Board, without Shareholder approval, to issue preferred shares, par value $.01 per share ("Preferred Shares"), with such designations, rights, preferences and restrictions as may be determined from time to time by the Board. The issuance of Preferred Shares by the Company could be used to prevent a takeover bid and may have a dilutive effect upon common Shareholders. See "Description of Common Shares -- Anti-Takeover Effects of Certain Charter Provisions and Laws."


     No Limitation On Debt and the Board's Ability to Change Policies. The principal policies of the Company, including its policies with respect to financing, growth and investment, operations, debt capitalization and distributions, will be determined by the Board. In order to maintain financial flexibility and facilitate rapid deployment of capital over market cycles, the Company may repay all the Prepayable Debt with the net proceeds of the Offerings and may repay the bank debt, most of which was incurred to fund the Consolidation Plan. Following any such repayments, the Company intends to operate with a debt to total market capitalization ratio of less than 50%. The Board has adopted this and the other current policies discussed herein. There can be no assurance that the Board will not amend or revise such policies. The Board may amend or revise these and other policies from time to time without a vote of Shareholders. Although the Credit Facility restricts the Company's and its subsidiaries' ability to incur additional indebtedness, at present neither the Declaration of Trust nor the Bylaws contain any limitation on the amount (or percentage of total capitalization) of indebtedness the Company may incur, and the Board could alter or eliminate the Company's current debt policy. If this policy were changed or eliminated, the Company could become more leveraged, resulting in increased debt service requirements, which could adversely affect the Company's available working capital and the Company's ability to make distributions to Shareholders. See "Policies and Objectives with Respect to Certain Activities."



     Risk of Dilution Due to Issuances of Additional Common Shares, Exchangeable OP Units or Preferred Shares. The Declaration of Trust authorizes the Board to cause the Company to issue authorized but unissued Shares without Shareholder approval. The Board may, without the vote of Shareholders, amend the Declaration of Trust from time to time, to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue. In order to maintain the Company's desired debt to total market capitalization ratio, the Company may from time to time in the future sell additional Common Shares. The issuance of additional Common Shares could have the effect of diluting the value of the outstanding Common Shares. See "Description of Common Shares -- General."


     The Company may cause the issuance of OP Units to third parties. The OP Units may be exchangeable into Common Shares. The issuance of OP Units which are exchangeable into Common Shares could have the effect of diluting the interest of the Company in the Operating Partnership, which could adversely affect the value of

Common Shares. If OP Units are sold to third parties, the Company may be required to assume fiduciary responsibilities towards those third party limited partners which may be inconsistent with the best interest of Shareholders. The Company may already have such fiduciary responsibilities with regard to third party limited partners of the Syndicated Properties through its general partner interests in the Syndicated Properties.

     The Declaration of Trust authorizes the Board to cause the Company to issue up to 5,000,000 Preferred Shares (other than Excess Preferred Shares) and to establish the preferences and rights of any Preferred Shares issued. The issuance of Preferred Shares with preferential distribution rights could diminish the Company's Cash Available for Distribution to Shareholders and dilute the value of the outstanding Common Shares. See "Description of Common Shares -- General" and "Distribution Policy."

     Restrictions on Types of Assets and Use of Assets Imposed by Maryland Law and the Declaration of Trust. Under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), a Maryland real estate investment trust must hold, either directly or through other entities, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including investment grade short term securities and receivables and may not use or apply land for farming, agriculture, horticulture or similar purposes to satisfy such requirement. The Declaration of Trust contains an identical requirement. Therefore, the power or authority of the Company to diversify the assets of the Company in response to changing market or economic conditions or for any other reason is limited. See "Policies and Objectives with Respect to Certain Activities."

RISKS RELATED TO REIT CONVERSION AND REIT STATUS


     Ownership Limitations Intended to Ensure REIT Qualification. To maintain its qualification as a real estate investment trust for Federal income tax purposes ("REIT"), not more than 50% in value of the Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities). To facilitate maintenance of its qualification as a REIT for Federal income tax purposes, the Company's Declaration of Trust (the "Declaration of Trust") generally prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single Shareholder of more than 9.2% of the issued and outstanding Common Shares and generally prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single Shareholder of more than 9.8% of the issued and outstanding shares of any other class or series of beneficial interest in the Company (the "Beneficial Ownership Limitations"). The Company's Board of Trustees (the "Board") may waive or modify the Beneficial Ownership Limitations with respect to one or more persons who would not be treated as "individuals" for purposes of the Code, if information is provided by the party seeking the waiver establishing that ownership in excess of this limit will not cause a person who is an individual to be treated as owning shares in excess of the Beneficial Ownership Limitations and will not otherwise jeopardize the Company's status as a REIT for Federal income tax purposes. The Declaration of Trust grandfathers Shareholders who owned their shares at the effective date of the Reincorporation Merger of Old Lexford into the Company so as to exempt any such Shareholder who held Common Shares in excess of the Beneficial Ownership Limitations as of the effective date of the Reincorporation Merger so long as, and only for so long as, such Shareholder exceeds the Beneficial Ownership Limitations. The Company believes that, as of the date hereof, only Bank of America National Trust and Savings Association ("Bank of America") will have beneficially owned Common Shares in excess of the Beneficial Ownership Limitations pursuant to the grandfather provision in the Declaration of Trust. Absent any such waiver or exemption, Common Shares or other shares acquired or held in violation of the Beneficial Ownership Limitations will be designated as either excess Common Shares ("Excess Common Shares") or excess Preferred Shares ("Excess Preferred Shares" and together with the Excess Common Shares, "Excess Shares"), depending on what class or series of shares were so acquired or held, and transferred automatically to a special trust for the benefit of a designated charitable beneficiary, and the person who acquired such Common Shares or other shares in excess of the Beneficial Ownership Limitations will not be entitled to receive any distributions thereon, to vote such Excess Shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. The Beneficial Ownership Limitations and Constructive Ownership Limitations are intended to protect the Company's election to be taxed as a REIT under the Code, but may have the additional effect of inhibiting takeover bids and decreasing the chance of Shareholders to realize a premium over the market price for their Common Shares as a result of takeover bidding. See "Description of

Common Shares -- Restrictions on Transfer," "Principal Shareholders" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     Lack of Liquidity and Capital Resources Caused by REIT Qualification Distribution Requirement. The requirement that the Company distribute 95% of its REIT taxable income in order to maintain its REIT status for Federal income tax purposes will limit the ability of the Company to use cash flows from operations to finance acquisitions or other growth opportunities, to repay indebtedness and for general working capital purposes. The Company intends to make distributions to Shareholders to comply with this distribution requirement and to avoid any nondeductible excise tax. It is possible that, due to timing differences between income accruals and cash receipts, the Company may require short term borrowing proceeds to meet its REIT distribution requirements in the future. There can be no assurance that the Company will be able to obtain such financing or any additional financing on a timely basis, on favorable terms, or at all. See "Distribution Policy."

     The Properties require continuing renovation and capital improvements to remain competitive. While capital reserve funds are maintained at the Property level to fund such renovations and improvements, required expenditures could exceed the capital reserve funds. The Company may have to rely on third party sources of capital to meet its capital needs for renovations and capital improvements. The Company's access to third party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings, cash distributions, capitalization and level of indebtedness and the market price of Common Shares. Raising capital through debt financing may substantially increase the Company's leverage and raising capital through equity offerings may dilute the interest of Shareholders. There can be no assurance that additional capital will be available to the Company on a timely basis, on favorable terms, or at all. See "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources."

     Restrictions on Types of Assets. In order for the Company to qualify for and maintain REIT status under the Code, at least 75% of its assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, certain government securities and certain property attributable to the temporary investment of new capital. Therefore, the ability of the Company to diversify its assets in response to changing market or economic conditions or for any other reason while maintaining its qualification as a REIT is limited. See "Federal Income Tax
Considerations -- Requirements for Qualification as a REIT."

     Risks Related to Implementation of the Consolidation Plan. In conjunction with the REIT Conversion, the Company recently completed the Consolidation Plan to minimize third party equity interests in the entities owning the Properties. As the general partner of the entities that own or previously owned the Consolidating and the Non-Consolidating Properties, the Company owed fiduciary duties to the prior holders of interests in the Consolidating Properties and continues to owe fiduciary duties to all other holders of interests in the Syndicated Properties. There can be no assurance that present or former third party partners of Consolidating or Non-Consolidating Properties will not attempt to assert claims against the Company for an alleged breach of the underlying partnership agreements or of its fiduciary duties in connection with the Consolidation Plan or any future acquisitions. While the Company believes that the Consolidation Plan was not in violation of the underlying partnership agreements of the Consolidating Properties or its fiduciary duties, no assurances can be given that a court would not conclude to the contrary and, among other things, rescind transfers made in connection with the Consolidation Plan or assess liability against the Company. In addition, the Company will need to continue to consider its fiduciary duties with respect to the Syndicated Properties in making decisions that affect such Properties, including any transfers of such Properties or interests in the entities owning them to the Company. See "Company History."

     Lack of Operating History as a REIT. Although the Company is continuing the business of Old Lexford which consists of owning and operating the Properties, the Company does not have any significant operating history as a REIT nor experience in satisfying the numerous REIT qualification requirements. See "Company History."

     Possible Reassessment of Properties by Local Tax Assessors. Certain local real property tax authorities may seek to reassess certain of the Properties as a result of the transactions pursuant to the Consolidation Plan, the REIT Conversion or the potential future transfer of interests in Properties or other properties to the Company.

Where appropriate, the Company would vigorously contest any such reassessment. To the extent that any such increases in property taxes could not be passed through to residents at the Properties through rent increases, such increased taxes would decrease Funds from Operations and Cash Available for Distribution.

TAX RISKS OF REIT STATUS

     Failure to Maintain REIT Status. The Company intends to elect REIT status under the Code, commencing with its taxable year beginning January 1, 1998 and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code. The Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service ("IRS") regarding the Company's qualification as a REIT for Federal income tax purposes. Qualification as a REIT involves the application of technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the rules with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company is not aware of any pending legislation that would adversely affect its ability to operate as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     In order to qualify as a REIT for Federal income tax purposes, the Company generally will be required each year to distribute to Shareholders at least 95% of its REIT taxable income (excluding any net capital gain). As a REIT, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its REIT ordinary income for such year plus (ii) 95% of its REIT capital gain net income for that year plus (iii) any undistributed taxable income from the prior REIT years upon which the Company has not paid Federal income tax. The Company intends to make distributions to Shareholders to qualify as a REIT and to avoid the nondeductible excise tax. It is anticipated that the Company's income will consist primarily of income from the Properties. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which would effectively impose on Shareholders the "double taxation" on income that is subsequently distributed to Shareholders that generally results from an investment in a "C" corporation. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for four taxable years following the year during which REIT qualification was lost. As a result, distributions to Shareholders could be reduced or eliminated for each of the years involved, and distributions to Shareholders would no longer be required to be made. In recent years, the Company has not paid any Federal income tax, other than an alternative minimum tax, due to the Company's net operating loss carryovers and passive activity loss carryovers (as defined in the Code). Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and, in certain circumstances, Federal income or excise taxes. Although the Company currently intends to operate in a manner designed to qualify it as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company not to qualify as a REIT or cause the Board to resolve to revoke the Company's election to be taxed as a REIT for Federal income tax purposes. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

                                USE OF PROCEEDS


     The Company intends to use the net proceeds of the Offerings for one or more of the following purposes: (a) to repay the approximately $173.2 million of Prepayable Debt, (b) to finance acquisitions, (c) to fund planned capital expenditures, (d) to repay the approximately $29.1 million of bank debt, most of which was incurred to fund the Consolidation Plan, or (e) general business purposes. See "The Company--Growth Strategy."



     As of March 31, 1998, the weighted average interest rate per annum on the Prepayable Debt was approximately 8.51% and the weighted average maturity was approximately 3.9 years. As of March 31, 1998, the weighted average interest rate per annum on the bank debt that may be repaid with the net proceeds of the Offerings was approximately 7.47% and the weighted average maturity was approximately 2.1 years. Most of such bank debt was incurred within the last twelve months in connection with the Consolidation Plan. Pending application of the net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify as a REIT for Federal income tax purposes. See "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources."


                          PRICE RANGE OF COMMON SHARES

     Prior to March 19, 1998, the common stock of Old Lexford was traded on the National Market tier of the NASDAQ Stock Market(SM) under the symbol "CRSI." Following the Reincorporation Merger, on March 19, 1998, the Common Shares began trading on the New York Stock Exchange ("NYSE") under the symbol "LFT." The following table sets forth the high and low closing sales prices of the Old Lexford common stock on the National Market during 1996 and 1997, the combined high and low closing sales prices of the Old Lexford common stock on the National Market and the Common Shares on the NYSE during the first quarter of 1998 and the high and low closing sales prices of the Common Shares on the NYSE during the second quarter of 1998 up to the date hereof. All such prices for Old Lexford common stock have been adjusted to reflect the exchange of two Common Shares for each share of Old Lexford common stock outstanding on March 18, 1998, the effective date of the Reincorporation Merger.


                                                              HIGH    LOW
                                                              ----    ---
YEAR ENDED DECEMBER 31, 1996
  First Quarter.............................................  $ 9 3/8 $ 8 3/4
  Second Quarter............................................   10 7/8   9 1/4
  Third Quarter.............................................   10 3/8   9 1/4
  Fourth Quarter............................................   10 1/8   9 11/16
YEAR ENDED DECEMBER 31, 1997
  First Quarter.............................................  $13 3/8 $10 1/4
  Second Quarter............................................   13      11 5/8
  Third Quarter.............................................   14 1/8  10 7/8
  Fourth Quarter............................................   17 1/4  15 1/8
YEAR ENDING DECEMBER 31, 1998
  First Quarter.............................................  $20 5/8 $16 7/8
  Second Quarter (through June 1)...........................   23 1/4  20



     As of May 28, 1998 there were approximately 1,302 holders of Common Shares of record. On June 1, 1998, the last reported sale price on the NYSE of the Common Shares was $21 15/16 per share.

                              DISTRIBUTION POLICY

     The Company has paid no dividends since it became a public reporting company in 1993. However, in order to qualify to be treated as a REIT for Federal income tax purposes, the Company generally will be required each year to distribute to Shareholders at least 95% of its REIT taxable income. As a REIT, the Company will be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for that year and (c) undistributed taxable income from prior REIT years upon which the Company has not paid Federal income tax. The Company intends to make distributions to Shareholders to maintain its status as a REIT and to avoid the non-deductible excise tax.


     Initially, the Company intends to make quarterly cash distributions to Shareholders at an annual rate of $1.73 per Common Share. The Company intends to commence these distributions no later than the third quarter of 1998 and to maintain its initial quarterly distribution rate for the fourth quarter of 1998 and each quarter of 1999, unless actual results of operations, economic conditions or other factors differ from the assumptions used in its estimates. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company. The Company anticipates that, for the foreseeable future, its Cash Available for Distribution will exceed its REIT taxable income for Federal income tax purposes. The Board may, as it deems appropriate or necessary, establish reserves from time to time for capital expenditures, renovation, property development and anticipated acquisitions, which would result in decreasing the amount of cash distributions made to Shareholders. The declaration and payment of any distributions by the Company will be at the discretion of its Board and will depend upon, among other things, the level of Funds from Operations, the Company's level of indebtedness, contractual restrictions, if any, imposed by Property mortgages, the Credit Facility or other lending arrangements, capital expenditures in excess of reserves and other factors considered relevant by the Board.



     For Federal income tax purposes, distributions paid to Shareholders may consist of ordinary income, capital gains, non-taxable returns of capital or a combination thereof. Distributions in excess of the Company's earnings and profits generally will be treated as a non-taxable return of capital and, therefore, will result in a reduction of a Shareholder's tax basis in the Common Shares, to the extent of such basis. Any further such distributions will result in taxable gain. To the extent that a Shareholder's basis in his or her Common Shares is reduced, the amount of capital gain realized on any subsequent sale of the Common Shares will be increased. The Company will provide Shareholders an annual statement (on IRS Form 1099-DIV) as to its designation of the taxability of distributions. See "Federal Income Tax Considerations."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998 as follows: (i) historical, (ii) after giving pro forma effect for the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and the Consolidation Plan and (iii) as further adjusted for the Offering and the use of proceeds therefrom. The information set forth in the following table should be read in conjunction with the Pro Forma Financial Information and the discussion set forth in "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources."


                                                                  MARCH 31, 1998
                                                              -----------------------
                                                              HISTORICAL   PRO FORMA
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Long term obligations, including current portions (1)
  Obligations under corporate borrowings....................   $ 21,760    $   29,110
  Mortgage notes payable....................................    457,762       506,118
  Deferred compensation liability...........................      9,680         9,680
                                                               --------    ----------
     Total long term obligations............................    489,202       544,908
Shareholders' equity
  Preferred Shares, $.01 par value; 5,000,000 shares
     authorized, none issued................................         --            --
  Common Shares, $.01 par value; 50,000,000 shares
     authorized, 9,216,593 shares outstanding (2)...........         92            92
  Additional paid-in capital................................     62,755        62,755
  Retained earnings.........................................     13,736        13,736
  Cost of treasury shares (2)...............................    (14,130)      (14,130)
                                                               --------    ----------
     Total shareholders' equity.............................     62,453        62,453
                                                               --------    ----------
     Total capitalization...................................   $551,655    $  607,361
                                                               ========    ==========


---------------

(1) For information concerning the Company's borrowing arrangements, see "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources."


(2) Includes 9,216,593 shares outstanding at March 31, 1998 (including 1,015,107 vested and non-vested deferred compensation shares held in the Rabbi Trust). Outstanding shares exclude 630,280 Common Shares reserved for future issuance pursuant to the Company's stock option plans of which options for 522,738 Common Shares were outstanding as of March 31, 1998. Outstanding shares also exclude 71,768 Common Shares reserved for issuance under the Company's Non-Employee Trustee Restricted Stock Plan and under certain employment agreements with executive officers. On March 19, 1998, the Emerging Issues Task Force reached a conclusion (EITF Issue 97-14) regarding the method of accounting and reporting for shares of an employer's stock which are held by a rabbi trust relating to deferred compensation arrangements. The conclusion stipulates that the rabbi trust must be consolidated in the financial statements of the employer with shares of the employer stock classified as treasury shares and therefore a reduction of total shareholders' equity. The liability to beneficiaries related to vested shares is reported as a liability in the employer's balance sheet. At March 31, 1998, 722,664 vested shares in the Company's Rabbi Trust are included in weighted average shares outstanding for earnings per share purposes and 292,443 non-vested shares held in the Rabbi Trust are excluded from weighted average shares outstanding for earnings per share purposes.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF COMBINED PROPERTY OPERATING RESULTS AND
                       THE COMPANY'S FINANCIAL CONDITION

INTRODUCTION


     The following discussion and analysis is based on (i) the Company's property-level operating results derived from the combined operating results of the Consolidating Properties and the 111 Properties which were wholly-owned during the periods presented and (ii) the financial condition of the Company taken as a whole. The Consolidation Plan and REIT Conversion have resulted in numerous fundamental changes to the Company such that, in the opinion of management, the Company's Historical Financial Information, and any discussion thereof, are not meaningful. In order to facilitate relevant analysis of the historical operating results of the Properties, the Company prepared the following statement of Property operating results for the three months ended March 31, 1997 and 1998 and the fiscal years ended December 31, 1997, 1996 and 1995. The unaudited combined property operating results, in the opinion of management, present fairly the combined operating results of such Properties but do not reflect the operating results of the Company as a whole.


     The combined property operating results reflect property-level operating results of the 111 Properties described above and the 326 Consolidating Properties (collectively, the "Wholly-Owned Properties"). The Company has significant corporate and property management overhead expenses (as well as revenues derived from fee income and interest income attributable to the 79 Non-Consolidating Properties) which do not appear in the combined property operating results. The combined property operating results are thus not indicative of the Company's results of operations, but rather are presented as an indicator of property-level operating results which management believes is useful for an understanding of the financial performance of the Wholly-Owned Properties on a historical basis. See "Summary Pro Forma Financial and Other Data," as well as the Historical Financial Information.

     The combined property operating results do not purport to project the Company's or the Properties' results of operations for any future date or period. Unless otherwise indicated, dollar amounts and percentages in the following discussion have been rounded to the nearest hundred thousand in the case of dollar amounts over one million, to the nearest thousand in the case of dollar amounts under one million and to the nearest tenth of a percent in the case of percentages.

OVERVIEW

     Rental revenues are derived from the 437 Properties that, for purposes of the combined property operating results, comprise the Company's wholly-owned operating real estate assets. These revenues represent rental receipts from residents of the Properties, and also include certain ancillary revenues such as laundry room income.

     Expenses are derived from property operating and maintenance expenses, real estate taxes and insurance, interest expense and depreciation and amortization. Property operating and maintenance expenses represent normal operating expenses of the Wholly-Owned Properties, including costs associated with on-site management, utilities, grounds maintenance, advertising and the expense portion of capital improvements. The property operating and maintenance expenses exclude management and other fees charged by the Company.

                 UNAUDITED COMBINED PROPERTY OPERATING RESULTS


                                                                              THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,               MARCH 31,
                                       ----------------------------------   ----------------------
                                         1995         1996        1997        1997         1998
                                       ---------    ---------   ---------   ---------    ---------
                                                         (DOLLARS IN THOUSANDS)
OPERATING DATA:
  Revenues
     Rental revenues.................  $ 131,685    $ 140,003   $ 144,051   $  34,949    $  36,611
  Expenses
     Property operating and
       maintenance expenses..........     42,284       45,278      44,924      11,168       11,327
     Real estate taxes and
       insurance.....................     12,944       13,053      13,080       3,228        3,013
                                       ---------    ---------   ---------   ---------    ---------
          Total operating expenses...     55,228       58,331      58,004      14,396       14,340
                                       ---------    ---------   ---------   ---------    ---------
  Net operating income...............     76,457       81,672      86,047      20,553       22,271
     Interest expense................     44,038       43,913      44,390      11,293       11,084
     Depreciation and amortization...     18,793       19,448      20,374       4,645        4,851
                                       ---------    ---------   ---------   ---------    ---------
  Income from Wholly-Owned
     Properties......................  $  13,626    $  18,311   $  21,283   $   4,615    $   6,336
                                       =========    =========   =========   =========    =========
OTHER FINANCIAL DATA:
  Net operating income as a percent
     of revenue......................       58.1%        58.3%       59.8%       58.8%        60.8%
  Ratio of net operating income to
     interest expense................        1.7x         1.9x        1.9x        1.8x         2.0x


---------------

PROPERTY OPERATING RESULTS

Comparison of Property Operating Results For the Three Months ended March 31, 1998 and March 31, 1997

  Revenues

     Rental Revenues. Rental revenues increased $1.7 million, or 4.5%, to $36.6 million for the three months ended March 31, 1998 as compared to $34.9 million for the same period in 1997. The increase was primarily due to a 2.1% increase in average monthly rent collected from occupied units to $432 in the three months ended March 31, 1998 from $423 in the three months ended March 31, 1997, combined with an increase in average physical occupancy to 93.1% in the three months ended March 31, 1998 as compared to 92.0% for the same period in 1997.

  Expenses

     Property Operating and Maintenance Expenses. Property operating and maintenance expenses increased $159,000, or 1.4%, to $11.3 million in the three months ended March 31, 1998 from $11.2 million in the three months ended March 31, 1997. Property operating and maintenance expenses declined to 31.1% of rental revenues in the three months ended March 31, 1998, compared to 32.0% in the three months ended March 31, 1997.

     Real Estate Taxes and Insurance. Real estate taxes and insurance decreased $215,000, or 6.7%, to $3.0 million for the three months ended March 31, 1998, as compared to $3.2 million for the same period in 1997. The decrease was primarily due to a decline in insurance expense as a result of renewal of coverage on more favorable terms. As a percentage of rental revenues, these expenses declined to 8.3% in the three months ended March 31, 1998, versus 9.2% in the three months ended March 31, 1997.

     Interest Expense. Interest expense decreased approximately $209,000 or 1.9%, to $11.1 million for the three months ended March 31, 1998, as compared to $11.3 million for the same period in 1997. Interest expense equaled 30.4% of rental revenues in the three months ended March 31, 1998, compared to 32.3% in the three months ended March 31, 1997.

Comparison of Property Operating Results for the Years ended December 31, 1997 and December 31, 1996

  Revenues


     Rental Revenues. Rental revenues increased $4.1 million, or 2.9%, to $144.1 million in 1997 as compared to $140.0 million in 1996. The increase was primarily due to a 2.1% increase in average monthly rent collected from occupied units to $431 in 1997 from $420 in 1996 as well as an increase in ancillary revenues, partially offset by the decline in the average physical occupancy to 92.7% in 1997 from 93.4% in 1996.


  Expenses

     Property Operating and Maintenance Expenses. Property operating and maintenance expenses decreased $355,000 or .8% to $44.9 million in 1997 from $45.3 million in 1996. Property operating and maintenance expenses were 31.2% of total revenues in 1997, compared to 32.3% in 1996. The increase in property operating and maintenance expenses reflected a 2.1% increase in normal operating expenses to $42.0 million in 1997 from $41.1 million in 1996 while the expensed portion of major maintenance declined to $2.9 million in 1997 from $4.2 million in 1996. The Company anticipates a significant increase in major maintenance expenditures in 1998 and 1999 as a result of the implementation of the Company's capital expenditure program. See "-- Company Liquidity and Capital Resources" and "The Company -- Growth Strategy."


     Real Estate Taxes and Insurance. Real estate taxes and insurance increased $27,000, or .2% in 1997 as compared to 1996. As a percentage of total revenues, these expenses declined to 9.1% in 1997 from 9.3% in 1996.


     Interest Expense. Interest expense increased $477,000, or 1.1%, to $44.4 million in 1997 as compared to $43.9 million in 1996, as a result of higher principal amounts due to excess refinancing proceeds used to fund deferred maintenance, offset by a decrease in average interest rates. Interest expense equaled 30.8% of total revenues in 1997, compared to 31.4% in 1996. See
"-- Company Liquidity and Capital Resources."

Comparison of Property Operating Results for the Years ended December 31, 1996 and December 31, 1995

  Revenues

     Rental Revenues. Rental revenues increased $8.3 million, or 6.3%, to $140.0 million in 1996 as compared to $131.7 million in 1995. The increase was primarily due to a 5.3% increase in average monthly rent collected from occupied units to $420 in 1996 from $397 in 1995, and an increase in average physical occupancy to 93.4% in 1996 from 92.9% in 1995.

  Expenses

     Property Operating and Maintenance Expenses. Property operating and maintenance expenses increased $3.0 million, or 7.1%, to $45.3 million in 1996 as compared to $42.3 million in 1995. The increase in property operating and maintenance expenses reflected a 7.0% increase in normal operating expenses to $41.1 million in 1996 from $38.4 million in 1995 while the expensed portion of major maintenance increased to $4.2 million in 1996 from $3.9 million in 1995. Major maintenance costs were exceptionally high in 1995 as a result of certain deferred maintenance items undertaken in conjunction with mortgage refinancings. Property operating and maintenance expenses increased as a percentage of total revenues to 32.3% in 1996 from 32.1% in 1995.

     Real Estate Taxes and Insurance. Real estate taxes and insurance were almost unchanged in 1996 from 1995, but declined to 9.3% of total revenues in 1996 compared to 9.8% in 1995.

     Interest Expense. Interest expense decreased $125,000 or .3% to $43.9 million in 1996, from $44.0 million in 1995. The decrease was due in part to the mortgage refinancing transactions completed in 1996 and 1995. Overall, interest expense declined to 31.4% as a percentage of total revenues in 1996, versus 33.4% in 1995.

COMPANY LIQUIDITY AND CAPITAL RESOURCES

     The following discussion and analysis is based on the liquidity and capital resources of the Company, taken as a whole. Pro forma Funds from Operations was derived from, and should be read in conjunction with, the Pro Forma Financial Information appearing elsewhere in this Prospectus.

     The principal sources of liquidity for the Company are cash flow from its operations and borrowings available under the Credit Facility. The Company's Funds from Operations increased to $28.4 million in 1997 from $21.2 million in 1996. The following table reflects the Company's pro forma FFO for the years ended December 31, 1996 and 1997 and for the three months ended March 31, 1998. These calculations are based upon the Pro Forma Financial Information and should be read in conjunction therewith.



                                                                                         FOR THE
                                                                  FOR THE YEAR         THREE MONTHS
                                                                      ENDED               ENDED
                                                                  DECEMBER 31,        MARCH 31, 1998
                                                              ---------------------   --------------
                                                                1996        1997
                                                              PRO FORMA   PRO FORMA     PRO FORMA
                                                              ---------   ---------   --------------
                                                                      (DOLLARS IN THOUSANDS)
Pro forma net income........................................   $ 1,182     $ 1,889       $ 1,439
Add (deduct) non-cash and non-recurring items:
  Pro forma real estate related depreciation and
     amortization...........................................    20,849      20,849         5,534
  Income from disposal of assets -- net.....................      (963)     (1,989)          (89)
  Non-cash share awards and compensation....................       326       7,400           511
  Funds from Operations relating to Properties sold.........      (435)       (199)           --
  Non-recurring items.......................................       243         400           656
                                                               -------     -------       -------
Pro forma Funds from Operations (1).........................   $21,202     $28,350       $ 8,051
                                                               =======     =======       =======
                           Percentage increase..............                 33.7%


---------------

(1) Funds from Operations is calculated in accordance with the White Paper on FFO approved by NAREIT in March 1995 (net income (loss) in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and after similar adjustments for unconsolidated partnerships and joint ventures)), further adjusted by the Company to eliminate expenses attributable to certain non-cash share awards and compensation, operations from sold properties and certain non-recurring expenditures and reserves. In addition to cash flows and net income, management considers FFO to be an additional measure of the performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to fund acquisitions and other capital expenditures and to make distributions to shareholders. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to shareholders. FFO does not actually represent the cash made available to investors during any particular period. FFO also does not represent cash flows provided by (used in) operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. See "Distribution Policy."

     The Company's capital expenditures for 1997 amounted to $9.9 million. Approximately $3.4 million of such capital expenditures were funded from available escrows and the balance from cash flow generated from operations. The Company has identified 224 Properties (approximately 15,000 units), for which it believes disciplined capital spending will yield substantial rent and occupancy increases and attractive return on investment. The Company expects to invest approximately $36.0 million over the next five years on such Properties in excess of its targeted annual capital spending of $400 per wholly-owned unit. At March 31, 1998, $8.9 million was available in escrows to fund capital expenditures in 1998 and thereafter.

     The Company is upgrading its software systems in order to obtain optimal efficiencies from technology. Although there can be no assurance, management believes this enhanced technology will improve property performance and provide operational efficiencies which will offset the increased costs associated with the new system.


     The Company has a revolving credit facility (the "Credit Facility") for $40 million (currently scheduled to decrease to $35 million on July 31, 1998) with The Provident Bank (the "Bank"). The scheduled term of the Credit Facility expires March 30, 2000, although the Company may elect from time to time to convert all or any portion of the principal amount outstanding under the Credit Facility into a five year term loan. Revolving loans outstanding under the Credit Facility bear interest at a variable interest rate equal to the Bank's prime rate of interest, currently 8.5%, minus 1%. As of the end of the first quarter of 1998, the outstanding balance under the Credit Facility was $17.3 million. The Company's former $7.0 million revolving line of credit for acquisitions and Property debt restructuring (the "Acquisition Line") was converted into a term loan which matures in March 2001 and has a 7.25% fixed interest rate with monthly installments of principal and interest of $139,435. As of the end of the first quarter, the unpaid principal balance outstanding under the Acquisition Line was approximately $4.4 million.



     The Company anticipates that cash flow from its operations and borrowings available under the Credit Facility will be adequate to meet the reasonably foreseeable capital and liquidity needs of the Company. The Company presently intends to actively seek additional debt or equity capital sources to fulfill its debt policy and finance its future growth plans.

                                  THE COMPANY


     The Company is a fully integrated REIT which owns, manages and opportunistically acquires apartment communities, with whole or partial equity ownership or other economic interests in 516 apartment communities representing a total of 36,405 residential units at 402 sites throughout the midwestern and southeastern United States. The Company is the seventh largest multifamily REIT in terms of equity ownership of units, with a strong focus in the value-conscious segment of the apartment industry. The Company's Properties generally consist of relatively smaller apartment communities, averaging approximately 90 units per site. The Company generated pro forma revenues of approximately $150.4 million in 1997, with an average physical occupancy of 92.7% during the year. The Company increased pro forma Funds from Operations from $21.2 million in 1996 to $28.4 million in 1997, an increase of 33.7%.


FOCUS ON VALUE-CONSCIOUS RENTERS

     The Company's primary mission is to become the leading multifamily REIT operating in the value-conscious segment. The value-conscious segment consists of renters who prefer clean, attractive living accommodations without unnecessary amenities at rental rates below the median rent in the relevant housing market. The Company seeks to serve this segment by maintaining competitively priced rental structures, as represented by its typical monthly rents which currently range from $350 to $550 per apartment unit. The Company believes such rates are generally 20% to 25% below the average multifamily rental rates in its markets.

     The Company believes it can continue to achieve attractive financial returns in the value-conscious segment by capitalizing on the following Company strengths:

     Attractive Residential Alternative. The Company believes the Properties provide a superior residential alternative to most other comparably priced apartments and an attractive residential feel through their mature, park-like landscaping, well maintained lawns and gardens and their multiple building, single story layouts. The Properties present an attractive alternative to high density apartment complexes, averaging only 14 apartment units per acre of land. Most of the Company's units were constructed on land which at the time was located in outer suburbs of its Core Markets and other medium sized cities, as well as rural and other lower cost areas. The Company believes that the growth and expansion of several such cities and suburbs toward and around Property sites has resulted in many Properties now being located in more attractive areas and desirable neighborhoods compared to similarly priced apartments.

     Low Cost Structure. The Properties are comprised almost entirely of apartments made of solid, durable modular components that were pre-manufactured off-site in a quality controlled environment. The Company believes that the durability, strength and uniformity of the Properties provide for economies and efficiencies in operating and maintenance costs. As a result of these low operating and maintenance costs, the Properties can offer very competitive rents for clean, attractive units while maintaining relatively high operating margins. The Company maintained property-level operating margins of approximately 60% in 1997.

     Operating and Management Experience. The Company has unique experience in owning and managing apartment communities appealing to the value-conscious market segment as well as apartment communities with relatively smaller numbers of units located in secondary and tertiary markets. The Company has actively operated and managed all but 15 of the Properties since their initial development during the 1970s and 1980s. The Company's property management personnel include 14 property management executives who have Certified Property Management certification. The Company's property management executives have an average of 14.5 years of professional property management experience.

RECENT INITIATIVES

     Over the last two years, the Company has completely replaced its senior management team in an effort to turn around the Company's operating performance and enhance long term Shareholder value. The Company hired a talented group of seasoned senior executives with significant experience in real estate, multifamily operations, finance and capital markets. As a result of their efforts, the performance of the Properties improved significantly, resulting in the Company's pro forma FFO increasing by 33.8%, from $21.2 million in 1996 to $28.4 million in 1997. This new senior management team has taken several steps to continue to improve operating performance and enable the Company to take advantage of its strong position in the value-conscious segment:

     - First Mortgage Loan Refinancings. Since 1994, the Company has refinanced non-recourse first mortgage loans on the Properties in an aggregate principal amount of $532.6 million, resulting in increased cash flows at the Properties and funds for capital improvement. The Company's pro forma debt to total market capitalization ratio has decreased from 80.9% at December 31, 1995 to 64.8% at December 31, 1997. See "Use of Proceeds."


     - Use of Refinancing Proceeds to Effect Capital Improvements. Beginning in 1994, the Company was able to apply excess proceeds made available in many of the mortgage loan refinancings referred to above to fund capital improvements at the related Properties, thereby facilitating monthly rental increases. For example, the performance of 183 Properties where improvements were effected in connection with two mortgage pool refinancings has improved significantly with revenues from such Properties increasing 16.3% from 1994 to 1997.

     - Lexford Properties Acquisition. To bolster property operating capabilities, in August 1996 the Company acquired LPI, a widely respected national third party property management firm that provides the Company with significant property management talent and efficient operating practices. At the time of its acquisition, LPI, which was formed by a group of former Trammell Crow Residential executives, managed over 21,000 units. Following the sale of the third party management business, LPI now focuses solely on managing the Company's Properties.

     - The Consolidation Plan. The Company completed the Consolidation Plan by acquiring all the third party equity interests in 326 Properties formerly owned in part by approximately 7,000 limited partners. These acquisitions have significantly simplified the Company's organizational structure, creating improved operating efficiencies and enhancing the Company's ability to maximize financial returns from the Consolidating Properties. See "Company History -- Consolidation Plan."

     - Decision to Elect REIT Status. The Company has decided to elect REIT status to take advantage of favorable Federal and state income tax treatment available to REITs and has engaged in a number of transactions to facilitate REIT qualification. The Company believes market valuations and access to capital markets are more favorable to REITs as compared to traditional "C" corporation real estate operating companies such as Old Lexford and, therefore, the Company believes its REIT status will enhance its ability to pursue its growth strategy. See "Company History -- REIT Conversion."

GROWTH STRATEGY

     As a result of these recent initiatives, the Company is well-positioned to take advantage of substantial opportunities to realize sustainable increases in Funds from Operations and Shareholder value through the following growth strategies:

     Increase Revenues at Existing Properties. The Company will continue to seek to increase rental rates by embarking on a capital expenditure program over the next five years. The Company historically has been able to effectuate meaningful rental rate increases following expenditures on deferred maintenance and capital improvements. For example, the performance of 183 Properties where improvements were effected in connection with two mortgage pool refinancings has improved significantly, with revenues from such Properties increasing 16.3% from 1994 to 1997. Following thorough analysis of the Properties and the sensitivities to rent increases in their respective locales, management has identified 224 Properties (approximately 15,000 units) for which it believes disciplined capital spending will yield substantial revenue increases and attractive returns on investments. The Company expects to invest approximately $36.0 million in excess of its targeted $400 per wholly-owned unit annual maintenance spending level for various revenue enhancing projects at such Properties over the next five years.

     The Company believes that it is uniquely positioned to identify required improvements and achieve favorable pricing on these improvements, because of the homogeneous nature of the Properties and the Company's extensive database of historical capital improvements. The homogeneity of the Company's apartments enables the Company to accurately assess useful lives of all major components (i.e. roofs, appliances, painting, asphalt, etc.) and the Company's database of historical capital expenditures by Property, component and year of replacement provides the Company with a useful tool to accurately forecast capital expenditures, and thus budget appropriate reserves.

     Leverage Operating Efficiencies. The Company emphasizes on-site property management and believes there are significant opportunities to improve the profitability of individual Properties. Particular attention is paid to opportunities to increase rents, raise occupancy rates and control costs, with property managers being rewarded for monitoring and reacting to market trends. Since the Company's acquisition of LPI in August 1996, LPI personnel have assumed responsibility for managing all Properties under the Company's management, and in doing so have brought to the Company their collective experience and high standards for personnel, training and management systems.

     The Company believes that the durability and uniformity of its Properties provide for economies and efficiencies in operating and maintenance costs. The Company seeks to manage expenses through a system of detailed management reporting and accountability. The Company also expects to realize significant expense reductions as a result of the Consolidation Plan, which eliminates the costly and cumbersome reporting (both tax and financial), communication and, in many instances, cash segregation required to administer 326 Properties formerly owned in part by approximately 7,000 limited partners. The Company may further seek to control expenses through investment in cost saving initiatives such as national contracting, implementation of improved technology, and the installation of individual apartment unit water and utility meters in certain locations. With relatively low operating and maintenance costs, the Properties can offer very competitive rents and still maintain attractive operating margins.


     Increase FFO Through Deleveraging. The Company intends to prepay mortgage indebtedness secured by the Wholly-Owned Properties. The Company expects that these actions will significantly increase FFO and Cash Available for Distribution, reduce the Company's consolidated debt to total market capitalization ratio to a level more consistent with other comparable publicly traded REITs, lower the Company's aggregate cost of capital (by eliminating higher cost mortgage indebtedness) and enhance borrowing capacity to fund future acquisitions and capital expenditures. The Company may use the net proceeds from the Offerings to pay the Prepayable Debt. As of March 31, 1998, the Company had approximately $173.2 million of Prepayable Debt. After giving effect to the repayment of all the Prepayable Debt as of March 31, 1998, the Company would have approximately $341.1 million of mortgage indebtedness remaining on the Wholly-Owned Properties of which $101.0 million becomes prepayable in the third and fourth quarters of 1998, $106.8 million in 1999, $101.9 million in 2000 and $17.3 million in 2001, with weighted average interest rates of 8.89%, 8.62%, 8.90% and 8.54% per annum, respectively. The Company intends to further reduce its interest expense and therefore increase FFO and Cash Available for Distribution by retiring such indebtedness as it becomes prepayable, subject to the availability of capital at pricing which makes prepayment desirable. See "Use of Proceeds."


     Acquisitions. The Company expects to grow by acquiring individual apartment properties or portfolios of properties where such acquisitions yield improved economies of scale and increased cash flow and profitability. The Company believes the following factors support its acquisition strategy:

     - Relatively little consolidation activity has occurred within the value-conscious segment of the apartment industry unlike the high middle and upper income segments.

     - Less competition exists among REITs for properties within the value-conscious segment and properties containing less than 150 units.

     - In contrast to the Company, many owners and operators of these types of properties are inadequately capitalized or lack professional property management expertise.

     - The Company has the experience and resources to manage properties with smaller numbers of units at a low cost and with high operating margins.

     - The Company generally is able to achieve attractive operating margins at rents below market averages.

     - The Company's management experience and industry relationships help it identify attractive acquisition targets within the value-conscious segment.

     As a result, the Company believes that properties catering to the value-conscious segment and properties with less than 150 units can be acquired at attractive prices. The Company further believes that it will be able to improve the profitability of such properties through revenue enhancement and cost reduction.


     The Company may make acquisitions of additional apartment properties by issuing OP Units (which may be exchangeable for Common Shares) in exchange for equity interests in such apartment properties. Such exchanges may provide the former owners of the acquired properties with advantageous tax deferral opportunities. In addition, the Company's use of the proceeds from the Offerings to pay Prepayable Debt should improve the Company's ability to raise capital for future acquisitions of apartment properties through new borrowings. The Company also has the option of issuing Common Shares or other securities to finance future acquisitions. See "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources" and "Operating Partnership Agreement."


     The Company owns interests in 64 Syndicated Properties, which continue to have third party equity interest holders. In 1997, these 64 Syndicated Properties generated an aggregate net operating income of approximately $12.1 million, and as of the date of this Prospectus have, collectively, approximately $20.8 million of mortgage indebtedness which by its terms is prepayable without substantial penalty or premium. In addition, in December 1997, the Company entered into a strategic alliance with Meridian Capital Corp. of Dallas, Texas, and invested approximately $5.1 million to acquire the management contracts for the Guilford/Hidden Pointe Properties. The Company intends to pursue the acquisition of third party equity interests in such Syndicated Properties and some or all of the Guilford/Hidden Pointe Properties (possibly through the issuance of OP Units) as part of its growth strategy. Other acquisition opportunities may exist with respect to apartment communities consisting of the same pre-fabricated modules as the Properties. The Company's predecessor developed approximately 359 apartment communities in addition to those included among the Properties, including some apartment communities which are located on sites contiguous to the Properties. Because of its expertise and economies of scale, the Company believes that it may be an advantaged acquiror of such apartment communities if and when they become available for acquisition.

                            BUSINESS AND PROPERTIES

MARKET OVERVIEW

     The Company believes that its portfolio is well positioned geographically and demographically to take advantage of the favorable trends in the apartment industry.

     Largest and Deepest Segment. From a demographic perspective, the Company believes that its apartment communities are positioned to appeal to the largest and deepest base of renters. According to the National Multi Housing Council, the median household income of U.S. apartment renters living in privately owned housing in 1997 was $24,000, and 68% had household income of less than $35,000. Lexford targets this segment by seeking to price its monthly rents at an attractive rental rate relative to average multifamily rental rates in its markets. The Company's typical monthly rents currently range from $350 to $550 per apartment unit. The following graphs demonstrate that value-conscious residents constitute the deep middle market of apartment renters, with approximately 42% of all apartment residents paying monthly rents in this range in 1995. In addition, the Company believes that the value-conscious segment is less susceptible to fluctuations in the economy, experiencing less volatility during recessionary economic cycles, which contributes to revenue stability.


DISTRIBUTION OF MONTHLY RENTS AMONG              INCOME DISTRIBUTION OF ALL
   ALL APARTMENT RENTERS IN 1995                 APARTMENT RENTERS IN 1997
(using 1995 American Housing Survey)             (from Current Population Survey for March 1997)
---------------------------------------------    ----------------------------------------------
                             APARTMENT RENTER                                  APARTMENT RENTER
                               HOUSEHOLDS                                         HOUSEHOLDS
MONTHLY RENT($)                (IN 1,000s)       ANNUAL INCOME($)                 (IN 1,000s)
----------------------      ----------------     --------------------------    -----------------
from 0 to  less than 50                74       from 0 to  less than 5,000              600
from 50 to  less than 100              66       from 5,000 to  less than 10,000       1,403
100 less than 150                     127       10,000 less than 15,000               1,385
150 less than 200                     176       15,000 less than 20,000               1,228
200 less than 250                     305       20,000 less than 25,000               1,212
250 less than 300                     606       25,000 less than 30,000                 957
300 less than 350                     946       30,000 less than 35,000                 815
350 less than 400                   1,395       35,000 less than 40,000                 682
400 less than 450                   1,359       40,000 less than 45,000                 675
450 less than 500                   1,648       45,000 less than 50,000                 421
500 less than 550                   1,443       50,000 less than 55,000                 389
550 less than 600                   1,326       55,000 less than 60,000                 307
600 less than 650                   1,078       60,000 less than 65,000                 235
650 less than 700                     845       65,000 less than 70,000                 188
700 less than 750                     629       70,000 less than 75,000                 133
750 less than 800                     468       75,000 less than 80,000                 112
800 less than 850                     358       80,000 less than 85,000                 104
850 less than 900                     240       85,000 less than 90,000                  58
900 less than 950                     194       90,000 less than 95,000                  52
950 less than 1,000                   124       95,000 less than 100,000                 28
1,000 less than 1,050                  80       100,000 less than 105,000                36
1,050+                                447       105,000 less than 110,000                28
                                                110,000 less than 115,000                31
                                                115,000 less than 120,000                31
                                                120,000 less than 125,000                13
                                                125,000 less than 130,000                22
                                                130,000 less than 135,000                13
                                                135,000 less than 140,000                 6
                                                140,000 less than 145,000                11
                                                145,000 less than 150,000                 4
                                                150,000+                                116

---------------

* The American Housing Survey only allows respondents to state their monthly rent up to $1,100. If rent exceeds this amount, such respondent is allocated to the $1,100 group.

     Barriers to Entry in the Value-Conscious Rental Segment. The cost of new apartment construction generally requires rents considerably in excess of the Company's current rent levels to make such new construction economically feasible. According to the National Real Estate Index, the national average cost for newly-constructed apartments in the third quarter of 1997 was more than $78 per square foot, and such apartments are typically larger than the Company's average unit. As a result, the Company believes that average rents for newly-constructed apartments are well above the Company's typical monthly rents which currently range from $350 to $550. The Company believes the lack of supply of new apartments in the value-conscious segment, combined with expected increases in demand for such units, results in a favorable outlook for the Properties.

     Higher Investment Returns. The Company believes that apartment properties catering to the value-conscious resident can be acquired at higher capitalization rates (projected net operating income divided by purchase price) and thus provide the opportunity for higher financial returns. Information compiled by the Company indicates an average capitalization rate of 8.9% for properties built after 1985 with 150 units or more. Properties built before 1986 or that have fewer than 150 apartment units sold at an average capitalization rate of slightly over 11.0%. This information was compiled from appraisers and other vendors such as E-Comps and DataComp. The difference in capitalization rate is also evident in the CB Commercial National Investor Survey (third quarter 1997) which indicates capitalization rates of 8.5% for class "A" properties and 10.8% for class "C" properties.

     Core Market Growth. In the Company's Core Markets, the apartment industry generally is characterized by increasing demand generated by steady population and job growth, a balanced supply of new apartment construction and continued strong occupancies. According to industry data supplied by Regional Financial Associates and as shown in the tables below, the Company's Core Markets are projected to be substantially above the national average in terms of population and job growth. In the Company's Core Markets, population is projected to grow at a compound annual growth rate ("CAGR") of 1.64% through 2001, which is nearly double the projected .86% CAGR for the nation. The strong projected population growth rate for the Core Markets suggests that demand for multifamily housing should remain strong in these markets. In fact, three of the Core Markets (Atlanta, Tampa and Orlando) are projected to have compound annual growth rates through the year 2001 that are more than two times the national average. The only two Core Markets projected to lag the national average, in terms of compound annual population growth, are Indianapolis and Miami (.70% and .72% CAGR, respectively). However, offsetting the slower population growth in both of these markets is employment growth which is projected to be in excess of the national average.

                               POPULATION GROWTH

                       (IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                            ANNUAL
                                                                               %
   METROPOLITAN                                      2001       % CAGR      CHANGE       % CAGR
       AREA           1990      1996      1997     PROJECTED   1990-1997   1996-1997   1997-2001*
   ------------      -------   -------   -------   ---------   ---------   ---------   ----------
Atlanta, GA........    2,978     3,543     3,585      3,902        2.69%       1.17%       2.14%
Columbus, OH.......    1,350     1,449     1,462      1,522        1.14        0.94        1.00
Indianapolis, IN...    1,385     1,490     1,501      1,543        1.15        0.68        0.70
Miami, FL..........    1,942     2,057     2,067      2,127        0.90        0.48        0.72
Orlando, FL........    1,239     1,413     1,439      1,592        2.16        1.83        2.56
Tampa, FL..........    2,076     2,199     2,238      2,432        1.08        1.74        2.10
Average............    1,828     2,025     2,048      2,186        1.64        1.15        1.64
National...........  249,400   265,300   267,700    277,000        1.02        0.90        0.86

---------------

* Denotes a projection.

Source: Regional Financial Associates, 1997.

     Similarly, the projected compound annual job growth rate for the Company's Core Markets is 2.62% through 2001, again almost double the national average of 1.34%. Three of Lexford's Core Markets (Atlanta, Orlando and Tampa) are each projected to have a CAGR that is more than two times higher than the national CAGR. These strong employment growth projections, reflected in the following table, appear to be indicative of future increased demand for multifamily housing in Core Markets.

                               EMPLOYMENT GROWTH

                       (IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                            ANNUAL
                                                                               %
   METROPOLITAN                                      2001       % CAGR      CHANGE       % CAGR
       AREA           1990      1996      1997     PROJECTED   1990-1997   1996-1997   1997-2001*
   ------------      -------   -------   -------   ---------   ---------   ---------   ----------
Atlanta, GA........    1,897     2,348     2,402      2,709        3.43%       2.30%       3.05%
Columbus, OH.......      848       979     1,001      1,080        2.39        2.25        1.93
Indianapolis, IN...      867       980       995      1,056        1.99        1.55        1.51
Miami, FL..........    1,070     1,136     1,162      1,241        1.19        2.30        1.66
Orlando, FL........      744       887       922      1,078        3.11        4.00        3.98
Tampa, FL..........    1,082     1,219     1,265      1,426        2.26        3.76        3.04
Average............    1,085     1,258     1,291      1,432        2.52        2.63        2.62
National...........  109,400   119,500   122,100    128,800        1.58        2.18        1.34

---------------

* Denotes a projection.

Source: Regional Financial Associates, 1997.

     Favorable Supply/Demand Balance in Core Markets. Based on projections published in the REIS Reports, the Core Markets have experienced stable supply/demand dynamics. The ratio of construction to net absorption has remained relatively steady, and is expected to be in balance through 2001. The only Core Market which has experienced excess supply has been Atlanta, where construction has outpaced the net absorption of multifamily housing by 1.7 to 1.0 in 1997. Based on projections made in the REIS Reports, the construction to net absorption ratio in Atlanta should stabilize at 1.1 by the end of 1998.

     The following table sets forth the construction to net absorption ratios in the Company's Core Markets for the past three years and projected through 2001. The construction to net absorption ratio is calculated by dividing the number of new units completed during a year by the net change in units occupied during that year.

                      CONSTRUCTION TO NET ABSORPTION RATIO

                                                                                          AVERAGE
                                                                                        ABSORPTION
                                    1996    1997    1998*    1999*    2000*    2001*    1998-2001*
                                    ----    ----    -----    -----    -----    -----    -----------
Atlanta...........................   1.5    1.7      1.1      1.0      1.0      1.0         1.0
Columbus..........................   0.9    1.0      1.2      1.2      1.2      1.2         1.2
Indianapolis......................   0.8    0.9      1.1      1.1      1.1      1.1         1.1
Miami.............................   1.0    0.9      1.1      1.1      1.1      1.1         1.1
Orlando...........................   0.8    0.7      1.0      1.1      1.2      1.2         1.1
Tampa/St. Petersburg..............   1.2    1.1      1.1      1.2      1.1      1.1         1.1

---------------

* Denotes a projection.

Source: The REIS Reports, 1997.

     Potential for Rent and Occupancy Increases. The favorable supply/demand balance and demographic growth have supported rent and occupancy increases in the Company's Core Markets. The Company believes that it can continue to achieve rent and occupancy increases through improved property management and its capital expenditure program.

     The Company has identified 224 Properties (approximately 15,000 units), for which it believes disciplined capital spending will yield substantial rent and occupancy increases and attractive return on investment. The Company expects to invest approximately $36.0 million over the next five years on such Properties in excess of its targeted annual capital spending of $400 per wholly-owned unit. See "The Company -- Growth Strategy."

     The differential between the Company's monthly rents and the average multifamily rents in the Company's Core Markets ranged from $93 to $207 in the third quarter of 1997. The Company believes that these spreads indicate (i) new apartment construction is occurring predominantly in the higher rent segments and (ii) the Company may have significant opportunities to improve its Properties and increase rents without competing with newer developments or apartments with more amenities.

     As illustrated by the table below, from 1995 through 1997, the average potential monthly rent of Properties, on a same store basis, in the Company's Core Markets increased 4.24% compounded annually, while the increases in those markets overall averaged 3.30%. The only Core Market where Lexford's rental rate increases lagged the market significantly was Orlando; however, the Company's increase in occupancy rates in Orlando was significantly higher than that of the market overall.

                       AVERAGE POTENTIAL MONTHLY RENT (1)

                                                                                                % CAGR
                               3Q95                  3Q96                  3Q97               3Q95-3Q97
                        ------------------    ------------------    ------------------    ------------------
       MARKETS          MARKET     LEXFORD    MARKET     LEXFORD    MARKET     LEXFORD    MARKET     LEXFORD
       -------          -------    -------    -------    -------    -------    -------    -------    -------
Atlanta, GA...........   $595       $402       $622       $428       $654       $447       4.84%      5.45%
Columbus, OH..........    482        367        496        403        507        414       2.56       6.21
Indianapolis, IN......    507        389        525        409        544        419       3.59       3.78
Miami, FL.............    679        482        684        508        702        518       1.68       3.67
Orlando, FL...........    536        406        557        418        575        431       3.57       3.03
Tampa, FL.............    515        376        532        392        550        407       3.34       4.04
  Average.............    552        404        569        426        589        439       3.30       4.24

Other Markets.........     --        380         --        399         --        408         --       3.62
Total Lexford.........     --        400         --        422         --        435         --       4.28

---------------

(1) Excludes the Guilford/Hidden Pointe Properties.

Source: M/PF Research, Inc.

     The Company has steadily increased rent while improving occupancy rates at the Properties in its Core Markets. As shown by the following chart, while Lexford's average physical occupancy (93.3% in the third quarter of 1997) is still slightly below the average physical occupancy in its Core Markets (95.1% in the third quarter of 1997), the Company has increased its average occupancy, on a same store basis, at a rate considerably in excess of the increase in the average occupancy level in its Core Markets. Management believes that Lexford's average physical occupancy dropped slightly (.9%) in 1997, due in large part, to aggressive rent increases in 1996 in a non-inflationary economy, but expects that such occupancy rates will increase in 1998 with increased management focus. In fact, physical occupancy for the Properties in the Core Markets in the first quarter of 1998 averaged 93.6%, which represents a significant improvement over the 91.8% for the first quarter of 1997.

                         AVERAGE PHYSICAL OCCUPANCY (1)

                                                                                               % CHANGE
                               3Q95                  3Q96                  3Q97               3Q95-3Q97
                        ------------------    ------------------    ------------------    ------------------
       MARKETS          MARKET     LEXFORD    MARKET     LEXFORD    MARKET     LEXFORD    MARKET     LEXFORD
       -------          -------    -------    -------    -------    -------    -------    -------    -------
Atlanta, GA              95.6%      92.7%      96.2%      96.1%      95.2%      93.9%      (.42)%     1.29%
Columbus, OH             95.2       92.4       96.1       94.2       96.4       93.7       1.26       1.41
Indianapolis, IN         93.8       90.1       94.1       93.4       94.4       91.6        .64       1.66
Miami, FL                95.2       90.1       95.0       95.2       95.1       93.8       (.11)      4.11
Orlando, FL              91.9       88.5       93.8       94.9       94.8       95.1       3.16       7.46
Tampa, FL                94.5       91.4       94.8       91.6       94.4       91.9       (.11)       .55
  Average                94.4       90.9       95.0       94.2       95.1       93.3        .74       2.64

Other Markets.........     --       92.5         --       94.6         --       93.7         --       1.30
Total Lexford.........     --       92.1         --       94.5         --       93.6         --       1.63

---------------

(1) Excludes the Guilford/Hidden Pointe Properties.

Source: M/PF Research, Inc.

COMPANY PROPERTIES

     The Company's Properties are located in the following fourteen states:
Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Michigan, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and West Virginia. During 1997, 37.6% of the Properties' collective net operating income was derived from apartment communities in its Core Markets. The remainder of the Properties are geographically diversified throughout the midwestern and southeastern United States, which the Company believes has the effect of stabilizing its revenue stream.


     The Company owns all the equity interests in 437 Wholly-Owned Properties consisting of 28,929 apartment units and has a minority equity interest in 65 of the Non-Consolidating Properties consisting of 4,481 apartment units. The Company expects to pursue the acquisition of third party equity interests in such Non-Consolidating Properties as part of its growth strategy. In addition, the Company has management contracts for all the Syndicated Properties and 14 of the Guilford/Hidden Pointe Properties, consisting of a total of 7,036 units.


     The Company has organized its Properties among five regions with a Regional Director of Operations responsible for the management and oversight of several District Managers in each region. The Company believes this structure enables it to be flexible and responsive to individual property needs in a cost effective manner, as well as provide key information at a level which permits management to monitor market trends and fluctuations.

     The following table provides certain key performance data for the Properties in each region (excluding the Guilford/Hidden Pointe Properties):

                                                                                               NET OPERATING INCOME
                                                   AVERAGE MONTHLY          AVERAGE         ---------------------------
                         NUMBER        NUMBER            RENT          PHYSICAL OCCUPANCY
                           OF            OF       ------------------   ------------------         (IN THOUSANDS)
       REGION         PROPERTIES(1)   UNITS(1)    1995   1996   1997   1995   1996   1997    1995      1996      1997
       ------         -------------   ---------   ----   ----   ----   ----   ----   ----   -------   -------   -------
Northeast
  Wholly-Owned             124          7,856     $402   $429   $438   93.5%  93.1%  93.0%  $21,983   $23,253   $24,501
  Syndicated                16            965      424    442    454   94.1   94.8   94.4     2,799     2,964     3,176
                           ---         ------                                               -------   -------   -------
  Total                    140          8,821                                                24,782    26,217    27,677

Florida/Georgia
  Region A
  Wholly-Owned              93          6,859      426    445    459   91.4   93.4   92.3    17,957    19,635    20,880
  Syndicated                18          1,225      448    472    486   94.4   94.5   93.0     3,392     3,689     3,814
                           ---         ------                                               -------   -------   -------
  Total                    111          8,084                                                21,349    23,324    24,694

Florida/Georgia
  Region B
  Wholly-Owned              81          5,436      388    406    416   92.6   93.4   92.2    13,045    13,951    14,574
  Syndicated                19          1,215      381    401    414   90.8   92.9   92.2     2,756     2,888     3,130
                           ---         ------                                               -------   -------   -------
  Total                    100          6,651                                                15,801    16,839    17,704

Mid-Atlantic
  Wholly-Owned               4            346      484    482    480   95.1   90.0   93.0     1,300     1,238     1,168
  Syndicated                 1             67      504    516    538   95.0   94.0   95.6       244       254       282
                           ---         ------                                               -------   -------   -------
  Total                      5            413                                                 1,544     1,492     1,450

Northern
  Wholly-Owned             135          8,432      394    410    417   93.4   93.6   92.3    22,171    23,595    24,925
  Syndicated                12            674      377    395    401   94.4   94.0   91.2     1,415     1,578     1,612
                           ---         ------                                               -------   -------   -------
  Total                    147          9,106                                                23,586    25,173    26,537

OVERALL TOTALS
  Wholly-Owned             437         28,929      404    423    433   92.9   93.4   92.7    76,456    81,672    86,048
  Syndicated                66          4,146      404    424    437   93.2   94.1   92.8    10,606    11,373    12,014
                           ---         ------                                               -------   -------   -------
  Total                    503         33,075      404    423    433   92.9   93.5   92.7   $87,062   $93,045   $98,062
                           ===         ======                                               =======   =======   =======


                       PERCENTAGE
                        OF TOTAL
       REGION           1997 NOI
       ------          ----------
Northeast
  Wholly-Owned            28.5%
  Syndicated                --
  Total
Florida/Georgia
  Region A
  Wholly-Owned            24.3
  Syndicated                --
  Total
Florida/Georgia
  Region B
  Wholly-Owned            17.0
  Syndicated                --
  Total
Mid-Atlantic
  Wholly-Owned             1.4
  Syndicated                --
  Total
Northern
  Wholly-Owned            28.8
  Syndicated                --
  Total
OVERALL TOTALS
  Wholly-Owned           100.0
  Syndicated                --
  Total

---------------

(1) At December 31, 1997, the Company had a partial equity interest in two Properties which were subsequently sold. Data related to these Properties has been included in the data relating to Syndicated Properties.

     Physical Characteristics. The Properties consist of apartment properties which, except for the Guilford/Hidden Pointe Properties, were constructed by the Company's predecessor and are comprised almost entirely of single story buildings of modular construction built between 1972 and 1989, with an average age of 14 years. The Company believes that the standardized engineering and controlled environment assembly of the component modules has resulted in numerous competitive advantages, including durability, relatively uniform maintenance programs, and a homogeneous "look" and "feel" throughout the portfolio. The modular components were built off-site in plants owned and operated by the Company's predecessor and then shipped to the Company's Property sites. Modular components were then installed in various configurations to offer a range of room and floor plan choices for residents. In certain instances two or more such apartment communities were built in phases on contiguous sites, so that the 501 Properties described herein are located on a total of 390 separate sites. For purposes of this Prospectus, each such contiguous apartment community is treated and referred to herein as a separate Property.

     The Properties (excluding the Guilford/Hidden Pointe Properties) are comprised of 23,318 one-bedroom units (70.7%), 4,825 studio efficiency units (14.6%), 3,419 two-bedroom, one bath units (10.4%), 1,389 two-bedroom, two bath units (4.2%) and 19 three-bedroom units (.1%). The modular nature of the apartments' design allowed for flexible configurations which were believed fitting for a location's particular demographics. Managers may reconfigure units within an apartment community to produce more of the unit sizes which are in greater demand.

     The average size of the Properties (excluding the Guilford/Hidden Pointe Properties) is 64 units (average site size is 90 units), with the smallest community being 13 units and the largest being 244 units. The average sizes of the apartment units are 288 square feet for studios, 576 square feet for one-bedroom units and 867 square feet for two-bedroom, two bath units. Each Property site has multiple one story buildings, with each building averaging 7 units. The average density of the Properties is 14.0 units per acre.

     The interiors of the units were designed for durability, standardized maintenance and low cost turnover. As an example, instead of typical apartment walls which require expensive painting before each new resident moves in, the walls of the Properties' units are covered with a commercial grade vinyl wall covering which only requires cleaning and has an estimated useful life of 20 years.

     The Properties are located throughout the lower midwestern and southeastern regions of the United States with 37.6% of net operating income from the Properties in 1997 being derived from Properties in the Company's Core Markets. Most of the Properties are located in suburban and rural markets. Many of the sites were purchased for development in the 1970s and early 1980s in what were outlying locations at the time and consequently less expensive than more mature, developed areas. A number of these sites are in areas which have since witnessed newer developments of both single family homes and apartments that typically charge higher rents than the Company. As a result, the Company's apartment communities often afford value-conscious residents an opportunity to reside in neighborhoods where average rents and personal incomes are much higher than one might traditionally expect in areas surrounding affordable multifamily housing.

     Property Management. The Company operates as a self-managed REIT. The Company believes it has extensive property management experience and skilled personnel for its value-conscious market segment. It has managed substantially all of its Properties since their initial construction and lease-up. The Company further believes that it has substantially increased its property management capabilities as a result of the acquisition of LPI. As of the date hereof, the Company's property management personnel include 14 property management executives who have Certified Property Management certification. The Company's property management executives have an average of 14.5 years of professional property management experience. The Company believes that its property management executives and other property management employees have attained a level of skill and experience superior to that which could otherwise be garnered from property management for a single owner-employer managing its own properties as a result of their experience in providing property management services for independent property owners in arm's-length relationships.


     The Company employs five regional managers, each of whom reports to the Company's senior management (including, without limitation, the Company's Senior Vice President--Property Management, Senior Vice President--Asset Management, Vice President of Human Resources and Executive Vice President and Chief Operating Officer). The Company also employs 32 district managers with approximately six district managers in each region. The district managers report to the regional managers within their respective region. Finally, the Company employs 635 resident and maintenance managers on site at the Company's Properties. The resident and maintenance managers are responsible for the day-to-day operation and maintenance of the Properties. The Company's regional and district managers, under the supervision of the Company's property management executives, make all major business decisions regarding the Properties for which they are responsible and have broad responsibilities that include development and implementation of an annual budget and business plan for each Property, formulation of leasing strategies, solicitation of residents and leasing activities. The Company's resident managers are responsible for accepting and processing lease applications from prospective residents, execution and performance of approved resident applicants, rent collection, resident service, maintenance, repair, preparing vacated units for rental and supervision of cleaning, landscaping and security services.


     Product Management. The Company's product management team consists of five employees who are charged with the development and implementation of long term strategic ownership and operating strategies for the Properties as well as capital expenditure plans and deferred maintenance and renovation plans and expenditures. In its allocation of capital expenditure dollars, the Company analyzes expenditures as investments, making decisions on a property by property basis taking into account all relevant factors and anticipated returns.

PROPERTY MANAGEMENT AND RELATED SERVICES TO SYNDICATED PROPERTIES


     As of the date hereof, the Company, through LPI, acts as the property manager under management agreements related to each of the Syndicated Properties and 14 Guilford/Hidden Pointe Properties. As such, LPI provides traditional property management services to such Properties, and also engages in ancillary services which include tenant application processing, provision of agency services for renter's insurance and coordinating group purchasing. While a portion of the revenues derived from LPI's services for the Syndicated Properties and 14 Guilford/Hidden Pointe Properties constitutes Non-Qualifying Income for REIT purposes, the Company does not believe that such Non-Qualifying Income will jeopardize the Company's ability to qualify as a REIT under the Code.


OPERATING PARTNERSHIP

     The Company intends to contribute substantially all of its equity interests in the Properties to the Operating Partnership and conduct substantially all of its operations through the Operating Partnership, with the exception of the services which LPI provides to the Syndicated Properties. Lexford generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. See "Operating Partnership Agreement" and "Company History -- REIT Conversion."

COMPETITION

     The apartment industry is highly competitive. The Company must compete to attract and retain residents and to acquire and develop additional properties. The number and quality of competitive properties in a particular area could have a material effect on the Company's ability to attract and retain residents and to maintain or increase rent levels and could require increased capital spending to keep the Properties competitive. In addition, other forms of housing, including manufactured housing community properties and single family housing, provide alternatives to potential Property residents, especially in low interest rate environments.

     There are numerous owners and developers of real estate who will compete with the Company if the Company seeks to develop new multifamily properties or acquire undeveloped land or existing multifamily properties. The activities of the competitors could cause the Company to pay a higher price for a new property than it otherwise would have paid or may prevent the Company from purchasing a desired property. Increased competition could adversely affect the Company's financial condition and results of operations which would adversely affect the Company's ability to make distributions to Shareholders, acquire or develop additional properties and renovate existing Properties.

ENVIRONMENTAL MATTERS

     Phase I environmental site assessments have been completed within the last 36 months for approximately 40% of the Properties in connection with mortgage refinancing transactions. None of the Phase I environmental site assessments revealed any environmental contaminant or condition that the Company believes would have a material adverse effect on the Company or the Properties. Nevertheless, it is possible that there exists material environmental contamination of which the Company is unaware. See "Risk Factors -- Apartment Industry Risks."

EMPLOYEES

     On March 31, 1998, the Company employed 1,678 persons, 126 of whom were located at the Company's Columbus, Ohio executive offices and operations center, 1,477 of whom were located at Property sites, and the remainder of whom were based in locales convenient for the performance of district and regional management supervisory duties.

INSURANCE

     The Company carries blanket coverage for the Properties, with a single aggregate policy limit and deductible. Management believes that its Properties are covered adequately by commercial general liability insurance, including excess liability coverage, and commercial "all risks" property insurance, including loss of rents coverage, with commercially reasonable deductibles, limits and policy terms and conditions customarily carried for similar properties. There are, however, certain types of losses which may be uninsurable or not economically insurable, such as losses due to loss of rents caused by earthquakes or floods. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from a Property.

                                COMPANY HISTORY
BACKGROUND

     Old Lexford (then known as Cardinal Industries, Inc.) was one of the nation's largest manufacturers of modular housing during the early 1980s. Old Lexford formed hundreds of limited partnerships which owned apartment communities built with its modular housing and sold interests therein to third parties. In the late 1980s, Old Lexford's revenues dropped precipitously due to reduced demand for investments in its modular housing. The reduced demand was attributable to the enactment of the Code in 1986, which made new construction and investments in limited partnerships less advantageous, and the savings and loan crisis, which decreased the availability of capital for real estate development. Despite this reduced demand, Old Lexford's senior management during the late 1980s (none of whom are members of the Company's senior management team) did not sufficiently reduce its rate of manufacturing of modular housing or the development of apartment communities in time to avoid severe losses and liquidity problems.

     In 1989, Old Lexford sought reorganization under Chapter 11 of the Bankruptcy Code. In September 1992, the plan of reorganization was confirmed. Under the plan of reorganization, Old Lexford stopped constructing modular housing and stopped syndicating limited partnerships but continued to own, operate and manage existing properties. In addition, Old Lexford changed its name to Cardinal Realty Services, Inc. and became a public company by issuing stock to its creditors. The initial trading price of Old Lexford's common stock was $1.50 on December 18, 1992 (as adjusted to reflect the exchange of two Common Shares for each share of Old Lexford common stock pursuant to the Reincorporation Merger).

     From September 1992 through fiscal year 1995, the Company focused on renegotiating terms of mortgage indebtedness and preserving its investments in Properties. Emerging from Chapter 11 with over $40 million of corporate debt and no ability to obtain additional investment capital, the Company worked to refinance Properties on an asset by asset basis. With only a handful of properties generating positive cash flow, the Company initially struggled to fund even the most modest capital investments.

     Beginning in December 1993, the Company was successful in negotiating new mortgage loans for two large pools of Properties, which loans were then securitized and publicly sold in real estate mortgage investment conduits. The Company reached a settlement which included mortgage refinancing of approximately 150 Properties with the Resolution Trust Corporation during 1994. Each of these transactions resulted in significant mortgage payoff discounts. In 1995 and 1996, the Company continued to cause Properties to refinance mortgage indebtedness. In certain cases, mortgages refinanced in these years resulted in prepayment of mortgages refinanced in 1994 on improved terms and in most cases also generated funding for substantial deferred maintenance work on a portion of the Properties.

     As the portfolio gradually stabilized and much needed capital slowly became available, the financial performance of the Properties improved significantly. The revenues from 183 Properties where capital improvements were effected in connection with two mortgage pool refinancings increased 16.3% from 1994 to 1997. Given these improved results, the Company is optimistic about the potential to increase revenues through the Company's capital expenditure program. See "The Company -- Growth Strategy" and "Business and
Properties -- Market Overview."

REIT CONVERSION

     After careful consideration and consultation with its legal, tax and financial advisers, Old Lexford announced on December 19, 1997 that it would seek to elect to be taxed as a REIT. To help facilitate REIT qualification, Old Lexford engaged in the following transactions (collectively referred to as the "REIT Conversion"): (i) the Reincorporation Merger, (ii) the formation of the Operating Partnership, and (iii) the sale of its third party management business. The REIT Conversion was structured so as to allow the Company to carry on Old Lexford's pre-existing business of owning and managing multifamily residential apartment communities but at the same time to take advantage of favorable Federal income tax consequences available to REITs. In addition, the Company believes market valuations and access to capital markets are more favorable to REITs as compared to traditional "C" corporation real estate operating companies such as Old Lexford, and, therefore, the Company believes its REIT status will enhance its ability to pursue its growth strategy.

     Reincorporation Merger. On March 18, 1998, Old Lexford effected a reincorporation merger of Old Lexford (an Ohio corporation) into the Company (a Maryland real estate investment trust) with each Old Lexford shareholder receiving two Common Shares for each share of Old Lexford common stock (the "Reincorporation Merger"). Old Lexford effected the Reincorporation Merger to take advantage of the Maryland real estate investment trust statute, enjoy certain state income and franchise tax advantages and protect against an inadvertent loss of REIT status in the future.

     Formation of Operating Partnership. The Company and a wholly-owned subsidiary of the Company formed Lexford Properties L.P. on March 30, 1998 (the "Operating Partnership"). The Company intends to contribute substantially all of its equity interests in the Properties to the Operating Partnership in exchange for OP Units. The Operating Partnership was created to help facilitate future tax deferred acquisitions. As of the date of this Prospectus, the Company owns all the equity interests in the Operating Partnership, however, the Company may cause the Operating Partnership to issue OP Units in the future to facilitate such acquisitions. In furtherance of this objective, the Company is actively soliciting the consent of Property lenders and/or third party equity holders, if necessary, and has begun transferring such equity interests and complying with other legal requirements in connection with such transfers. See "Operating Partnership Agreement."

     Pursuant to the Operating Partnership's partnership agreement (the "Operating Partnership Agreement") the Company's subsidiary, as general partner, will have complete and exclusive responsibility for the day to day management of the Operating Partnership.

     The Operating Partnership (through direct or indirect ownership interests in Wholly-Owned Properties) will be entitled to receive all, or substantially all, cash distributions from such Wholly-Owned Properties. The Operating Partnership will also be entitled to all, or substantially all, cash flow generated by refinancing the mortgages on Properties held by any such Wholly-Owned Properties. Upon a sale or liquidation of a Wholly-Owned Property owned by the Operating Partnership, the Operating Partnership will be entitled to receive either cash or property, or both, with a fair market value equal to its capital account balance in such Wholly-Owned Property.

     The Operating Partnership, as a general partner and in some cases a limited partner, in any Non-Consolidating Properties will generally be entitled to receive between 1% and 50% of cash distributions from such Non-Consolidating Properties (typically from 1% to 10% in the case of the Syndicated Properties). The Operating Partnership will also generally be entitled to between 1% and 50% of cash flow generated by refinancing the mortgages on such Properties. Upon a sale or liquidation of a Non-Consolidating Property, the Operating Partnership will be entitled to receive cash or property, or both, with a fair market value equal to its capital account balance in such Non-Consolidating Property.

     Such Non-Consolidating Property's profits and losses from operations or losses on the sale of a Non-Consolidating Property will generally be allocated to the Operating Partnership at a rate between 1% and 50%, except to the extent the law requires a different allocation. Gains on the sale of any such Non-Consolidating Property will generally be allocated first to any partner who has been allocated cumulative losses in excess of cumulative profits, then to any partner who has received cumulative distributions in excess of cumulative profit allocations and thereafter from 1% to 50% to the Operating Partnership. Allocations of taxable income or loss may vary from allocations of profits, gains and losses for capital account purposes since Section 704(c) of the Code requires that tax allocations take into account the variation between the fair market value and tax basis of any property contributed by a partner to a partnership (or by a member to a limited liability company).

     Sale of Third Party Management Business. Because of Code limitations on the nature and amount of non-qualified income a REIT can have, the Company sold all its interests in its property management services business provided to apartment communities owned entirely by third parties (other than its management contracts with 14 Guilford/Hidden Pointe Properties). The Company, however, retained a majority of LPI's former executive officers and LPI's training programs and property management systems to facilitate improved management of the Company's Properties.



     In order to facilitate the sale of the third party management business, the Company caused LPI to form a subsidiary, Lexford Property Management, Inc. ("LPM") and contributed all of its third party management business assets (including, without limitation, all its rights to management contracts for properties owned entirely by third parties other than those relating to 14 Guilford/Hidden Pointe Properties) to LPM in exchange for all of LPM's issued and outstanding preferred stock. Effective as of April 1, 1998, all the outstanding capital stock of LPM was sold to a company formed for such purpose by Stanley R. Fimberg, a consultant to, and Trustee of, the Company at the time of the sale, Ralph V. Williams, a consultant to the Company at the time of the sale and Bruce Woodward, an executive officer of LPI at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with the Company and LPI. Mr. Fimberg remains a Trustee of the Company. The Company received a Promissory Note in the principal amount of $1,833,333 payable in nine equal annual installments commencing April 1, 2000, in exchange for all the outstanding preferred stock of LPM. Pursuant to the terms of the agreement governing the sale, LPM will fund all LPI's leasehold payment obligations for its offices in Dallas, Texas in exchange for LPM's access to an allocated portion of such offices and use of LPI's human resources and property management training personnel. See "Certain Transactions."


CONSOLIDATION PLAN


     In conjunction with the REIT Conversion in November 1997, the Company initiated the Consolidation Plan, the purpose of which was to minimize third party equity interests in the entities owning the Properties (the "Consolidation Plan"). Pursuant to the Consolidation Plan, out of a total of 405 Properties partially-owned by the Company at such time, 326 Properties (the "Consolidating Properties") have become Wholly-Owned Properties of the Company. Since January 1998, the Company has acquired all the third party equity interests in the Consolidating Properties in exchange for $35.2 million in cash. As of March 31, 1998, the Company also had incurred approximately $211,000 of expenses for legal, title and other costs associated with the Consolidation Plan, and expects to incur approximately $500,000 of additional expenses. The Company may use the net proceeds from the Offerings to repay bank debt and pay expenses incurred in connection with the Consolidation Plan. In addition, the Company intends to pursue the acquisition of the third party equity interests in all or a substantial portion of the Non-Consolidating Properties as part of its growth strategy. The Company expects the Consolidation Plan to significantly simplify the Company's organizational structure and improve the Company's ability to manage the Consolidating Properties to maximize their financial returns. See "Use of Proceeds" and "--REIT Conversion."


           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES


     The Company's current investment objectives and policies set forth and the other matters discussed below have been established by the Board and may be amended or revised from time to time at the discretion of the Board without a vote of Shareholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. The Board is currently comprised of seven members with two vacancies. The Board has no present plans to fill the two vacancies prior to the next annual meeting of Shareholders. The Board presently intends to continue the principal policies of the Company, however, the Board has the discretion to revise, amend or replace all such policies from time to time and there can be no assurance that the Board will not do so.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company's real estate assets consist exclusively of multifamily apartment communities, which are held primarily for the purpose of income and secondarily for capital appreciation. During 1997, the Company derived 37.6% of its net operating income from apartment communities in its Core Markets: Atlanta, Columbus, Indianapolis, Miami, Orlando and Tampa. The remainder of the Company's Properties are geographically diversified in the midwestern and southeastern United States. See "Business and Properties--Company Properties."

     The Company expects to grow by acquiring individual apartment properties or portfolios of properties. Initially, the Company will seek to acquire the Non-Consolidating Properties. The Company may acquire other properties or portfolios in the future and intends to focus on multifamily apartment properties in the value-conscious segment. Specifically, acquisition opportunities may exist with respect to properties consisting of the same prefabricated modules as the Properties. The Company's predecessor developed approximately 359 apartment communities in addition to those included among the Properties, some of which are located on sites contiguous to certain of the Properties. Subject to the restrictions set forth in the Federal income tax laws and Maryland law on REITs, the Company also may invest in other types of properties or portfolios of properties which represent investment opportunities at the discretion of management and the Board. Future acquisitions will not be limited to any geographic area or to a specified percentage of the Company's assets. See "The Company--Growth Strategy."

     In addition, the Company plans to invest in the renovation of certain of its Properties for which it believes disciplined capital spending will yield substantial revenue increases and attractive returns. See "The Company -- Growth Strategy" and "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition -- Company Liquidity and Capital Resources."


     The Company intends to finance its acquisitions and capital expenditures with cash provided by operating activities, funds available under the Credit Facility and through the issuance of Common Shares (or other securities) or OP Units. The Company also may participate with other entities in property ownership through joint ventures, partnerships or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property. Where circumstances warrant, the Company or the Operating Partnership may sell Properties.


     Investments in Real Estate Mortgages. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages, deeds of trust and other similar interests. The Company does not intend to invest significantly in mortgages or deeds of trust, but may acquire such interests as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage related securities and/or may seek to issue securities representing interests in such mortgage related securities as a method of raising additional funds. See "Federal Income Tax Consequences--Taxation of the Company as a REIT."

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

     Cash Investments. In addition, the Company may also from time to time temporarily invest in interest bearing accounts and short term interest bearing securities. See "Use of Proceeds."

     Limitations on Investments. The Company does not intend to make investments other than as described herein, although it may do so depending on future circumstances. The Company intends to make investments at all times in a manner consistent with the requirements of the Code in order for the Company to qualify and maintain its status as a REIT unless, because of changing circumstances or changes in the Code, in treasury regulations thereunder or in the interpretations of either, the Board determines that it is no longer in the best interests of the Company and Shareholders to qualify as a REIT. The Company also intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

DEBT POLICY


     In order to maintain financial flexibility and facilitate rapid deployment of capital over market cycles, the Company may repay the Prepayable Debt with the net proceeds of the Offerings and may repay the bank debt, most of which was incurred to fund the Consolidation Plan. Following any such repayments, the Company intends to operate with a debt to total market capitalization ratio of less than 50%. The Company intends to reduce this ratio over time to a level more consistent with other comparable publicly traded REITs. After giving effect to repayment of all the Prepayable Debt as of March 31, 1998, the Company would have $341.1 million of mortgage indebtedness remaining on the Wholly-Owned Properties of which $101.0 million becomes prepayable in the third and fourth quarters of 1998 with a weighted average constant of 8.98%, $106.8 million in 1999 with a weighted average constant of 11.06%, $101.9 million becomes prepayable without penalty in 2000 with a weighted average constant of 10.19%, and $17.3 million becomes prepayable without penalty in 2001 with a weighted average constant of 9.89%. The Company intends to further reduce its interest expense and therefore increase FFO and Cash Available for Distribution by retiring such indebtedness as it becomes prepayable, subject to the availability of capital at pricing which makes prepayment desirable. From time to time, the Company may increase its debt to total market capitalization above 50% on a temporary basis by virtue of borrowings under the Credit Facility or otherwise for future acquisitions, developments or capital improvements. Additionally, if the Common Share market price decreases, the Company's debt to total market capitalization ratio will increase even though the Company has not incurred additional debt. See "Use of Proceeds."


     In addition, the Company may from time to time reevaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the debt to total market capitalization ratio imposed by either the Declaration of Trust or Bylaws of the Company. To the extent the Board determines to obtain additional capital, the Company may issue equity securities, or cause the Operating Partnership to issue OP Units or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of the foregoing. The Board has the ability to change the Company's debt policy and may revise, amend or abandon its debt policy without Shareholder approval. See "Risk Factors -- Risks Related to the Declaration of Trust and Bylaws of the Company and Maryland Law."


     To the extent that the Board determines to obtain debt financing in addition to existing mortgage indebtedness, the Company intends to do so generally through mortgages on Properties and the Credit Facility; however, the Company may also issue or cause the Operating Partnership to issue debt securities in the future. Any such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular Property, but mortgage financing instruments usually limit additional indebtedness on such Properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facility, or obtain new credit facilities or lines of credit, subject to its debt policy, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the distribution requirements for REITs under the Code. See "The
Company -- Growth Strategy."


CONFLICTS OF INTEREST POLICY

     The Declaration of Trust generally provides that a transaction between the Company and a Trustee is not void or voidable solely because of (1) the common interest, (2) the Trustee's presence at the board meeting where the Company authorized, approved or ratified the transaction, or (3) the Trustee's vote being counted in the Company's authorization, approval or ratification of the transaction, if (a) the common interest is disclosed or known to (i) the Board and the Board authorizes, approves or ratifies the transaction by a vote of disinterested

Trustees, or (ii) the Shareholders and the Shareholders authorize, approve or ratify the transaction by a vote of disinterested Shareholders, or (b) the transaction is fair and reasonable to the Company.

     The Declaration of Trust also generally provides that the Company may lend money to, or guarantee an obligation of a Trustee or officer or other employee or agent of the Company, if the loan, guarantee or assistance, in the judgment of the Board, reasonably may be expected, directly or indirectly, to benefit the Company, or is an advance made against indemnification in accordance with the Declaration of Trust or the Bylaws.

OTHER POLICIES

     The Board has authority, with or without Shareholder approval, to issue and sell additional Common Shares, Preferred Shares or other debt or equity securities which may be senior to the Common Shares (consistent with the debt policy discussed above) and to repurchase or otherwise reacquire its Common Shares, Preferred Shares or any other securities. The Company may engage in such activities in the future although it has no current plans to do so. The Operating Partnership has the authority to issue and sell OP Units in exchange for properties or portfolios of properties and to repurchase OP Units, and may engage in such activities in the future. Neither the Company nor the Operating Partnership has engaged, and does not currently intend to engage, in trading, underwriting or agency distribution or sale of securities of other issuers.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the Property sold. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. The Company may also make loans to the Operating Partnership, joint ventures and other entities in which it or the Operating Partnership have an equity interest.

                                   MANAGEMENT

     The Trustees and executive officers of the Company, their ages as of March 31, 1998 and their positions are as follows:

                NAME                     AGE                          POSITION
                ----                     ---                          --------
John B. Bartling, Jr.................    40     Chief Executive Officer, President and Trustee
Mark D. Thompson.....................    40     Chief Financial Officer and Executive Vice President
Leslie B. Fox........................    39     Chief Operating Officer and Executive Vice President
Bradley A. Van Auken.................    40     Senior Vice President -- General Counsel and
                                                Secretary
Mark M. Culwell......................    46     Senior Vice President -- Asset Management
Annette Hoover.......................    70     Senior Vice President -- Property Operations
Paul R. Selid........................    35     Senior Vice President -- Acquisitions
Ronald P. Koegler....................    45     Controller and Vice President
Michael F. Sosh......................    36     Treasurer and Vice President
Stanley R. Fimberg...................    63     Trustee
Patrick M. Holder....................    49     Trustee
Joseph E. Madigan....................    65     Chairman of the Board and Trustee
Glenn C. Pollack.....................    40     Trustee
H. Jeffrey Schwartz..................    43     Trustee
Robert J. Weiler.....................    62     Trustee

Set forth below is certain biographical information concerning the Trustees and executive officers of the Company.

     John B. Bartling, Jr. Mr. Bartling is a Trustee and the Chief Executive Officer and President of the Company and served in the equivalent capacities for Old Lexford since December 1995. From April 1993 until December 1995, Mr. Bartling was a Director in the Real Estate Products Group of CS First Boston, an investment banking firm. He was an executive officer of NHP, Inc., a company specializing in the development, ownership and management of real estate assets, from June 1987 to April 1993. During his tenure with NHP, Inc., Mr. Bartling also served as Executive Vice President of NHP Real Estate Corp., NHP Capital Corp. and NHP Servicing Inc., wholly-owned subsidiaries of NHP, Inc. Mr. Bartling is a member of the Executive Committee of the National Multi-Housing Council.

     Mark D. Thompson. Mr. Thompson is the Chief Financial Officer and Executive Vice President of the Company and served in the same capacities for Old Lexford since October 1996. Mr. Thompson was Executive Vice President of Corporate Acquisitions of Old Lexford from April 1996 to October 1996 and a partner in the law firm of McDonald, Hopkins, Burke & Haber from January 1995 to April 1996. Prior to that time, Mr. Thompson was an associate and partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP from January 1985 and October 1992, respectively.

     Leslie B. Fox. Ms. Fox is the Chief Operating Officer and Executive Vice President of the Company and served in the same capacity for Old Lexford since December 1997. Prior to that, she had been Executive Vice
President -- Investment Management of Old Lexford since June 1997. Ms. Fox was President of each of Asset Investors Corporation ("AIC") and Commercial Assets, Inc. ("CAI"), both publicly traded real estate investment trusts, from October 1996 through May 1997. Prior to that time, Ms. Fox served as Executive Vice President and Chief Operating Officer of CAI and AIC from February 1995 through September 1996. From November 1993 through February 1995, Ms. Fox served as a Vice President of AIC and as Executive Vice President, Chief Investment Officer and Assistant Secretary of CAI. Ms. Fox served as Senior Vice President of NHP Capital

Corp., a subsidiary of NHP, Inc. from December 1991 to October 1993 and Vice President of Finance/MIS of NHP Property Management, Inc., a subsidiary of NHP, Inc. from November 1987 to November 1991.

     Bradley A. Van Auken. Mr. Van Auken is the Company's Senior Vice President, General Counsel and Secretary, serving in such capacity for the Company since January 1998. Mr. Van Auken was a partner and associate with the law firm of Benesch, Friedlander, Coplan & Aronoff LLP from January 1992 and November 1986, respectively.

     Mark M. Culwell. Mr. Culwell has served as Senior Vice President -- Asset Management of the Company since December 1997 and served as Construction Services Supervisor of LPI from April through December of 1997. Mr. Culwell was Vice President -- Real Estate Investment and Construction of Cornerstone Housing Corp., a company engaged in real estate investment and construction, from October 1991 through March 1997. He was a southwest partner of Trammell Crow Residential from October 1982 to December 1986.

     Annette Hoover.  Ms. Hoover was elected as the Senior Vice
President -- Property Operations in December 1997. Prior to that time, Ms. Hoover was a Vice President of LPI since August 1996. From 1988 to August 1996, Ms. Hoover was Vice President of Lexford Partners, a property management firm and the predecessor of LPI prior to its acquisition by the Company.

     Paul R. Selid. Mr. Selid is Senior Vice President -- Acquisitions of the Company and served in the same capacity for Old Lexford since April 1996. Prior to that time, Mr. Selid was Vice President of Acquisitions of NHP, Inc. since December 1994. Mr. Selid also served as Vice President of Asset Management & Underwriting of NHP, Inc. from September 1992 to December 1994. Mr. Selid previously served as Vice President of Finance of Hall Financial Group, Inc. from January 1990 to September 1992.

     Ronald P. Koegler. Mr. Koegler is Vice President and Controller of the Company and served in the same capacities for Old Lexford since October 1996. Mr. Koegler served as Vice President and Treasurer of Old Lexford from January 1996 to October 1996. Prior to that time, Mr. Koegler was Controller of Old Lexford since April 1992. He served as Assistant Controller of Old Lexford from October 1989 to April 1992.

     Michael F. Sosh. Mr. Sosh is Vice President and Treasurer of the Company and served in the same capacities for Old Lexford since January 1997. Prior to that time, Mr. Sosh served as Divisional Vice President and Assistant Treasurer of The Bon-Ton Stores, Inc. since March 1995. He previously served as Manager of Financial Planning and Financial Analyst of The Bon-Ton Stores, Inc. from June 1987 to March 1995. Mr. Sosh was a banking officer with Meridian Bancorp, Inc. from June 1983 to May 1987.

     Stanley R. Fimberg. Mr. Fimberg is a Trustee of the Company and served in an equivalent capacity for Old Lexford since October 1997. Mr. Fimberg has been the managing member of FSC Realty, LLC, a real estate firm specializing in the ownership of multifamily properties, since March 1996. Mr. Fimberg served as President of Fimberg Realty, Inc., a co-venturer of Lexford Partners, a Texas joint venture and manager of multifamily properties and successor to Brentwood Properties (and the predecessor to LPI), from 1988 until July 1996. Mr. Fimberg has devoted his energies solely to real estate investment activities since 1970. Prior to the time, Mr. Fimberg served as an attorney with O'Melveny & Myers and worked in the office of the Tax Legislative Counsel of the U.S. Treasury Department in Washington, D.C.

     Patrick M. Holder. Mr. Holder is a Trustee of the Company and served in an equivalent capacity for Old Lexford since October 1997. Mr. Holder served as an Executive Vice President of the Company until December 1997 and has served as President of LPI since August 1996. Mr. Holder had previously been President of Lexford Partners, a Texas joint venture and manager of multifamily properties and successor to Brentwood Properties (and the predecessor to LPI) from 1988 through July 1996. Mr. Holder previously served as President of Brentwood Properties, a property management firm, from 1987 to 1988.

     Joseph E. Madigan. A corporate financial consultant, Mr. Madigan also is a Director of Donatos Pizza, Inc., VOCA Holdings, Inc., Columbus Show Case Company and The Frank Gates Service Company. Mr. Madigan is a Trustee of the Company and served in an equivalent capacity for Old Lexford since September 1992 and currently serves as Chairman of the Company's Board and served as Acting Chairman and Chief Executive Officer of Old Lexford from June 1995 to December 1995. Mr. Madigan was Executive Vice President,

Chief Financial Officer and Director of Wendy's International, Inc. from July 1980 through December 1987. He was Treasurer and Vice President of Borden, Inc. between October 1968 and June 1980.

     Glenn C. Pollack. Mr. Pollack is a Trustee of the Company and served in an equivalent capacity for Old Lexford since December 1992. Mr. Pollack has been Managing Director and Principal of Brown, Gibbons, Lang & Company, L.P., an investment banking firm located in Cleveland, Ohio, since January 1997. Mr. Pollack served as President of Zeus Advisors, Inc., a consulting firm located in Cleveland, Ohio from November 1994 to December 1996. From September 1989 to October 1994, Mr. Pollack was Chief Executive Officer of A & W Foods, Inc., a regional food distributor. Mr. Pollack was a senior manager in the Corporate Strategies Group at the Cleveland office of Price Waterhouse in 1988 and 1989, and served in a similar capacity from 1984 to 1988 with Siedmann & Associates, a Cleveland based consulting firm.

     H. Jeffrey Schwartz. Mr. Schwartz is a Trustee of the Company and served in an equivalent capacity for Old Lexford since December 1992. Mr. Schwartz has been a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP since 1988 and Chairman of the firm's Business Reorganizations Department since 1991. Prior to joining the law firm in 1983, Mr. Schwartz was a law clerk to the Honorable William J. O'Neill, United States Bankruptcy Court for the Northern District of Ohio, from 1982 to 1983 and to the Honorable Joseph T. Molitoris, United States Bankruptcy Court for the Northern District of Ohio, from 1980 to 1982. Mr. Schwartz was a faculty member of the Bankruptcy Litigation Institute, has written numerous articles on securities, real estate and business reorganization law and is a former Chairman of the Section of Bankruptcy and Commercial Law of the Cleveland Bar Association.

     Robert J. Weiler. Mr. Weiler is a Trustee of the Company and served in an equivalent capacity for Old Lexford since September 1992. Mr. Weiler served as Acting President and Chief Operating Officer of Old Lexford from June 1995 to December 1995. A central Ohio real estate developer, Mr. Weiler has been associated with The Robert Weiler Company since 1957 and has been Chairman of the Board since 1987. A real estate consultant since 1970, Mr. Weiler also is a licensed real estate appraiser and a member of the Appraisal Institute, having served as President of the Ohio Chapter. He was a Director of the National and Ohio Association of Realtors and is a past President of the Columbus Board of Realtors. Mr. Weiler is a member of the Executive Committee of the Capital University Board of Trustees. He also was a member of the Columbus Board of Education where he served as its President in 1987.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information concerning beneficial ownership of Common Shares as of May 21, 1998 by: (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares, (ii) each of the Trustees, (iii) the five most highly compensated current executive officers of the Company and the five most highly compensated executive officers who were serving as executive officers at December 31, 1997 and (iv) the Trustees and executive officers of the Company as a group.



                                                           AMOUNT AND      PERCENTAGE
                                                            NATURE OF      OF SHARES       UNVESTED
                                                           BENEFICIAL     BENEFICIALLY   COMPENSATORY
                          NAME                            OWNERSHIP (A)      OWNED        SHARES (B)
                          ----                            -------------   ------------   ------------
Bank of America National................................    1,027,858         11.0              --
  Trust & Savings Association
  333 South Hope Street
  Los Angeles, CA 90071

Trustees and Executive Officers
John B. Bartling, Jr....................................      268,880(c)       2.9          48,000
Mark D. Thompson........................................      156,546(d)       1.7          32,000
Leslie B. Fox...........................................       43,655(e)         *         113,000
Bradley A. Van Auken....................................       12,000(f)         *          27,000
Ronald P. Koegler.......................................       39,194(g)         *          16,000
Michael F. Sosh.........................................       23,666(h)         *          14,334
Stanley R. Fimberg......................................      210,000(i)       2.3          11,419
Patrick M. Holder.......................................      200,000          2.2              --
Joseph E. Madigan.......................................       51,650(j)         *          21,667
Glenn C. Pollack........................................       55,614(k)         *          15,512
H. Jeffrey Schwartz.....................................       70,938(l)         *          15,512
Robert J. Weiler........................................      122,098(m)       1.3          15,000
All present Trustees and executive officers of the
  Company as a group (16 persons).......................    1,458,582(n)      15.5         354,001


* less than one percent
---------------

 (a) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

 (b) The amounts reported in this column consist of restricted share awards issued pursuant to the Company's 1997 Performance Equity Plan and the Company's Incentive Equity Plan and other restricted share awards granted pursuant to certain individual employees' employment agreements (collectively, "Restricted Shares"), which will not vest within 60 days, held on behalf of the specified individual by the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust ("Rabbi Trust") and as to which the specified individual has neither investment nor voting power, and Common Shares subject to options which are not exercisable within 60 days. These amounts are not deemed to be beneficially owned and are not included in the column "Amount and Nature of Beneficial Ownership."

 (c) This amount includes 40,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 218,880 Common Shares held on behalf of Mr. Bartling by the Rabbi Trust which shares Mr. Bartling has the right to receive under certain circumstances within 60 days. This amount does not include 48,000 Restricted Shares held on behalf of Mr. Bartling by the Rabbi Trust as to which shares Mr. Bartling has neither investment nor voting power.

 (d) This amount includes 25,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 126,546 Common Shares held on behalf of Mr. Thompson by the Rabbi Trust which shares Mr. Thompson has the right to receive under certain circumstances within 60 days. This amount does not include 32,000 Restricted Shares held on behalf of Mr. Thompson by the Rabbi Trust as to which shares Mr. Thompson has neither investment nor voting power.

 (e) This amount does not include 25,000 Common Shares subject to options which are not exercisable within 60 days. This amount includes 43,655 Common Shares held on behalf of Ms. Fox by the Rabbi Trust which shares Ms. Fox has the right to receive under certain circumstances within 60 days. This amount does not include 88,000 Restricted Shares held on behalf of Ms. Fox by the Rabbi Trust as to which shares Ms. Fox has neither investment nor voting power.

 (f) This amount includes 11,000 Common Shares held on behalf of Mr. Van Auken by the Rabbi Trust which shares Mr. Van Auken has the right to receive under certain circumstances within 60 days. This amount does not include 5,000 Common Shares subject to options which are not exercisable within 60 days. This amount does not include 22,000 Restricted Shares held on behalf of Mr. Van Auken by the Rabbi Trust as to which shares Mr. Van Auken has neither investment nor voting power.

 (g) This amount includes 856 Common Shares held in Mr. Koegler's 401(k) retirement plan account and 5,210 Common Shares subject to options which are exercisable within 60 days but does not include 5,000 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 22,968 Common Shares held on behalf of Mr. Koegler by the Rabbi Trust which shares Mr. Koegler has the right to receive under certain circumstances within 60 days. This amount does not include 11,000 Restricted Shares held on behalf of Mr. Koegler by the Rabbi Trust as to which shares Mr. Koegler has neither investment nor voting power.

 (h) This amount includes 1,666 Common Shares subject to options which are exercisable within 60 days but does not include 3,334 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Sosh by the Rabbi Trust which shares Mr. Sosh has the right to receive under certain circumstances within 60 days. This amount does not include 11,000 Restricted Shares held on behalf of Mr. Sosh by the Rabbi Trust as to which shares Mr. Sosh has neither investment nor voting power.

 (i) This amount includes 22,000 Common Shares held on behalf of Mr. Fimberg by the Rabbi Trust which shares Mr. Fimberg has the right to receive under certain circumstances within 60 days. This amount also includes 188,000 shares of which Mr. Fimberg is attributed beneficial ownership by reason of his position as managing member of FSC Realty, LLC. This amount does not include 11,419 Restricted Shares held on behalf of Mr. Fimberg by the Rabbi Trust as to which shares Mr. Fimberg has neither investment nor voting power.

 (j) This amount includes 23,000 Common Shares subject to options which are exercisable within 60 days but does not include 4,000 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 23,333 Common Shares held on behalf of Mr. Madigan by the Rabbi Trust which shares Mr. Madigan has the right to receive under certain circumstances within 60 days and 5,317 Restricted Shares as to which Mr. Madigan has voting power but does not have investment power. This amount does not include 17,667 Restricted Shares held on behalf of Mr. Madigan by the Rabbi Trust as to which shares Mr. Madigan has neither investment nor voting power.

 (k) This amount includes 28,000 Common Shares subject to options which are exercisable within 60 days but does not include 4,000 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Pollack by the Rabbi Trust which shares Mr. Pollack has the right to receive under certain circumstances within 60 days and 6,126 Restricted Shares as to which Mr. Pollack has voting power but does not have investment power. This amount does not include 11,512 Restricted Shares held on behalf of Mr. Pollack by the Rabbi Trust as to which shares Mr. Pollack has neither investment nor voting power.

 (l) This amount includes 43,000 Common Shares subject to options which are exercisable within 60 days but does not include 4,000 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Schwartz by the Rabbi Trust which shares Mr. Schwartz has the right to receive under certain circumstances within 60 days and 5,938 Restricted Shares as to which Mr. Schwartz has voting power but does not have investment power. This amount does not include 11,512 Restricted Shares held on behalf of Mr. Schwartz by the Rabbi Trust as to which shares Mr. Schwartz has neither investment nor voting power.

(m) This amount includes 95,000 Common Shares subject to options which are exercisable within 60 days but does not include 4,000 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Weiler by the Rabbi Trust which shares Mr. Weiler has the right to receive under certain circumstances within 60 days and 5,098 Restricted Shares as to which Mr. Weiler has voting power but does not have investment power. This amount does not include 11,000 Restricted Shares held on behalf of Mr. Weiler by the Rabbi Trust as to which shares Mr. Weiler has neither investment nor voting power.

 (n) This amount includes 856 Common Shares held in individual Trustee and executive officer 401(k) retirement plan accounts, 20,744 Restricted Shares as to which certain Trustees have voting power but do not have investment power, 611,866 Common Shares held on behalf of certain Trustees and executive officers by the Rabbi Trust which shares such Trustees and executive officers have the right to receive under certain circumstances within 60 days, and 825,116 Common Shares subject to options which are exercisable within 60 days. This amount does not include 69,334 Common Shares subject to options which are not exercisable within 60 days. This amount does not include 284,667 Restricted Shares held on behalf of certain Trustees and executive officers by the Rabbi Trust as to which shares such Trustees and executive officers have neither investment nor voting power.


     In the future, the Company's Board may propose a new equity incentive compensation plan substantially consistent with those of other comparable publicly traded REITs. The Company anticipates that any such new equity incentive compensation plan will provide for aggregate Common Share compensation to not exceed five percent of the Company's issued and outstanding Common Shares. Such new incentive compensation plan will be subject to the approval of the Shareholders.


                              CERTAIN TRANSACTIONS


     In order to facilitate the sale of the third party management business, the Company caused LPI to form LPM and contributed all of its third party management business assets (including, without limitation, all its rights to management contracts for Properties owned entirely by third parties other than those relating to 14 Guilford/Hidden Pointe Properties) to LPM in exchange for all of LPM's issued and outstanding preferred stock. Effective as of April 1, 1998, all the outstanding capital stock of LPM was sold to a company formed for such purpose by Stanley R. Fimberg, a consultant to, and Trustee of, the Company at the time of the sale, Ralph V. Williams, a consultant to the Company at the time of the sale and Bruce Woodward, an executive officer of LPI at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with the Company and LPI. Mr. Fimberg remains a Trustee of the Company. The Company received a Promissory Note in the principal amount of $1,833,333 payable in nine equal annual installments commencing April 1, 2000 in exchange for all the outstanding preferred stock of LPM. The promissory note bears interest at a rate of 6.0% per annum until April 1, 2000 and 11.0% per annum thereafter. Pursuant to the terms of the agreement governing the sale, LPM will fund all LPI's leasehold payment obligations for its offices in Dallas, Texas in exchange for LPM's access to an allocated portion of such offices and use of LPI's human resources and property management training personnel. Mr. Fimberg did not participate in the Company's decision to sell the third party management business. Management believes that the terms for the sale of the third party management business are representative of terms which would have been available from an unrelated purchaser.


     For services rendered to the Company in his capacity as Chairman of the Board, Joseph E. Madigan receives a monthly retainer of $5,000 and an annual restricted share grant of 4,000 Common Shares, vesting equally over a three year period.

     Robert J. Weiler, a Trustee of the Company, is a principal of Americana Investment Company, the lessor of the building housing the Company's operation center in Reynoldsburg, Ohio. Mr. Weiler did not participate in the Company's decision to select its office space or in the lease negotiations. Management believes that the lease terms for the Company's executive offices are competitive with commercial lease rates in the Columbus, Ohio market.

                          DESCRIPTION OF COMMON SHARES

     The following description of the Common Shares, Preferred Shares, Excess Shares and of certain provisions of the Declaration of Trust and Bylaws and Maryland law is a summary of and is qualified in its entirety by reference to the Declaration of Trust and the Bylaws, copies of which are on file with the Commission.

GENERAL


     The Declaration of Trust authorizes the issuance of up to 110,000,000 shares of beneficial interest consisting of 50,000,000 Common Shares, 5,000,000 Preferred Shares, 5,000,000 Excess Preferred Shares, and 50,000,000 Excess Common Shares. All the shares have a par value of one cent ($0.01) per share. As of May 21, 1998, 9,359,962 Common Shares, and no Preferred Shares nor any Excess Shares were issued and outstanding. The Declaration of Trust authorizes the Board to cause the Company to issue authorized but unissued shares without Shareholder approval. The Board may, without Shareholder approval, amend the Declaration of Trust from time to time, to increase or decrease the aggregate number of shares or the number of shares of any class or series that the Company has authority to issue. The Declaration of Trust authorizes the Board to classify or reclassify any unissued shares by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such shares.


     The issued and outstanding Common Shares are, and the Common Shares issuable in the Offering will be, upon receipt of payment therefor and delivery thereof, duly authorized, validly issued, fully paid and nonassessable. Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and the Declaration of Trust provide that no Shareholder will be personally liable for any obligation of the Company, solely by reason of being a Shareholder. Pursuant to the Declaration of Trust, the Company must indemnify a Shareholder against any claim or liability to which the Shareholder may become subject solely by reason of his being or having been a Shareholder, and that the Company shall appoint counsel for, defend, and bear the expenses and costs of such defense, for each Shareholder for reasonable expenses incurred by him in connection with any such claim or liability. The obligations of the Company to indemnify or defend any Shareholder or pay his expenses do not extend to any liability or obligation of the Shareholder under the business combination provisions or the control share acquisition provisions of Maryland law, the Ownership Restrictions or control share provisions of the Declaration of Trust, or certain provisions of the Securities Act or the Exchange Act. A Shareholder is not entitled to indemnification with respect to a suit by or on behalf of the Company or by any other Shareholder for money damages (i) for an improper benefit or profit in money, property or services, or (ii) for active and deliberate dishonesty that was material to the cause of action adjudicated in the proceeding.

COMMON SHARES

     Each Common Share entitles the holder thereof to one vote on all matters submitted to a vote of holders of Common Shares, including the election of Trustees. Since there is no cumulative voting in the election of Trustees, the holders of a simple majority of the outstanding Common Shares entitled to vote on the election of Trustees have the power to elect all of the Trustees to be elected at a given meeting and the holders of the remaining shares, by themselves, would not be able to elect any Trustees at that meeting. Holders of Common Shares are entitled to receive ratably, in proportion to the number of Common Shares held by them, such dividends and distributions as may be declared by the Board from time to time, after the payment of any dividend or making of any distribution to the holders of any class or series of Preferred Shares to the extent that the then existing terms of such class or series grant them priority over the holders of Common Shares. The Trustees will endeavor to declare and pay such distributions as are necessary for the Company to qualify, and continue to qualify, as a REIT under the Code. Upon the liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to receive ratably, in proportion to the number of Common Shares held by them, the assets remaining after the payment of creditors and the holders of any class or series of Preferred Shares to the extent that the then existing terms of such class or series grant them priority over holders of Common Shares.

Holders of Common Shares have no preemptive rights to subscribe to any securities of the Company, and no conversion or redemption rights. See "Distribution Policy."

     The transfer agent for the Common Shares is: Fifth Third Bank, Corporate Trust Administration, Fifth Third Center, Mail Drop 109002, Cincinnati, Ohio 45263.

PREFERRED SHARES

     Preferred Shares may be issued from time to time in one or more classes or series in such amounts and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption as may be fixed by the Board. The Board may, without prior Shareholder approval, issue Preferred Shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of common Shareholders. Preferred Shares could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention of issuing any Preferred Shares, there can be no assurance that it will not do so in the future. If the Company issues Preferred Shares, such issuance may have a dilutive effect upon common Shareholders, including the purchasers of Common Shares offered hereby. See "Risk Factors -- Risks Related to the Declaration of Trust and Bylaws of the Company and Maryland Law"

EXCESS SHARES

     The Declaration of Trust provides that no holder may own, or be deemed to own under the applicable attribution rules of the Code, Common Shares or Preferred Shares in excess of the Beneficial Ownership Limitations or the Constructive Ownership Limitations and that no purported transfer of Common Shares or Preferred Shares may be given effect if it results in ownership of all of the outstanding Common Shares and Preferred Shares by fewer than 100 persons (collectively the "Ownership Restrictions"). In the event of a purported transfer or other event that would, if effective, result in Common Share or Preferred Share ownership in violation of the Ownership Restrictions, the Shares in excess of the Ownership Restrictions which would otherwise be held by such holder will be automatically designated Excess Shares and, in accordance with the Declaration of Trust, transferred automatically to the special trust (the "Special Trust") for the exclusive benefit of one or more charitable beneficiaries.

     The Excess Shares will be held by the Special Trust for the exclusive benefit of one or more charitable beneficiaries whose ownership of Excess Common Shares or Excess Preferred Shares will not violate the Ownership Restrictions and which is an organization described in Sections 170(b)(1)(A) and 170(c)(2) of the Code (a "Charitable Beneficiary"). The Company will appoint a trustee of the Special Trust who is unaffiliated with the Company or with any person involved in the transfer which required a designation of Excess Shares.

     Holders of Excess Shares shall not benefit economically from ownership of any Excess Shares held in the Special Trust, shall have no rights to dividends and shall not possess any rights to vote the Excess Shares. The trustee shall have all voting power and rights to dividends with respect to the Excess Shares, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Excess Shares have been transferred to the Special Trust must be paid to the trustee upon demand.

     As soon as reasonably practicable, and in an orderly fashion so as not to affect in a materially adverse manner the market price of the shares, the trustee will sell the Excess Shares to a person whose ownership of the Excess Shares will not violate the Ownership Restrictions. The transferee in the transaction that resulted in the designation and transfer of Excess Shares to the Special Trust will receive the lesser of (i) the price paid by the transferee in such transaction and (ii) the price received by the trustee (net of any commissions and other expenses of sale) in the sale of the Excess Shares. Any net sales proceeds in excess of the amount paid to the transferee will immediately be paid to the Charitable Beneficiary.

     Upon sale of the Excess Shares, such Excess Shares will be automatically exchanged for an equal number of Common Shares or Preferred Shares (depending on the type and class or series of shares that were originally designated as such Excess Shares).

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT for Federal income tax purposes, it must meet certain requirements concerning the ownership of its outstanding shares. Specifically, not more than 50% in value of the outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year of the Company's existence as a REIT) or during a proportionate part of a shorter taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first REIT year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."


     The Declaration of Trust contains a number of provisions which restrict the ownership and transfer of shares and which are designed to safeguard the Company against an inadvertent loss of REIT status. In order to prevent any Shareholder from owning shares in an amount which would cause more than 50% of the value of the outstanding shares to be held by five or fewer individuals, the Declaration of Trust contains Beneficial Ownership Limitations that restrict, with certain exceptions, Shareholders from owning under the applicable attribution rules of the Code, more than 9.2% of the outstanding Common Shares or more than 9.8% of the outstanding shares of any other class or series. The Company currently has only Common Shares outstanding. Any Shareholder who owned, under the applicable attribution rules of the Code, more than 9.2% of the Common Shares immediately after the Reincorporation Merger may continue to do so subject to the restriction that its Common Shares may not be transferred if, as a result of the transfer more than 50% of the value of the outstanding Shares would be held by five or fewer individuals. The Company believes that, as of the date hereof, only Bank of America will have beneficially owned Common Shares in excess of the Beneficial Ownership Limitations. See "Federal Income Tax
Considerations -- Taxation of the Company as a REIT."



     Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest, does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, the Company is treated as owning any shares owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares. Therefore, in order to ensure that rental income of the Company will not be treated as nonqualifying income under the rule described above, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the Declaration of Trust also contains a constructive ownership limitation (the "Constructive Ownership Limitation") that restricts, with certain exceptions, Shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Beneficial Ownership Limitations), more than 9.2% of the outstanding Common Shares or 9.8% of the shares of any class or series. Any Shareholder who owns, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limitation immediately after the Reincorporation Merger generally will not be subject to the Constructive Ownership Limitation. Subject to an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold, the Declaration of Trust also contains restrictions that are designed to ensure that Shareholders who own, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limitation immediately after the Reincorporation Merger will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The Board may, but is not required to, waive the Beneficial Ownership Limitations or Constructive Ownership Limitations if it determines that greater ownership will not jeopardize the Company's status as a REIT. As a condition of that waiver, the Board may require opinions of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of the Company. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT."

     If any purported transfer of shares or any other event would otherwise result in any person or entity violating the Ownership Restrictions, that transfer will be void and of no force or effect as to the number of shares in excess of the Ownership Restrictions, and the purported transferee (the "Prohibited Transferee") will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to shares in excess of the Ownership Restrictions (the "Prohibited Owner") will cease to own any right or interest) in the Excess Shares. In addition, if any purported transfer of shares or any other event would cause the Company to become "closely held" under the Code or otherwise to fail to qualify as a REIT under the Code, that transfer will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the Excess Shares. Also, if any purported transfer of shares or any other event would otherwise cause the Company to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10% or more, by vote or value, of the ownership interests in any lessee or in any sublessee, that transfer or event will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred or affected by that event without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the Excess Shares. Any Excess Shares arising from a prohibited transfer described above will be transferred automatically to the Special Trust.

     All certificates representing shares will bear a legend referring to the restrictions described above.

     Every owner of a certain percentage of the outstanding shares (such percentage being set forth in the Treasury Regulations according to the number of Shareholders of record) will be required to file no later than January 30 of each year a written notice with the Company containing the information specified in the Declaration of Trust. In addition, each Shareholder will be required, upon demand, to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of that Shareholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Restrictions.

     The Ownership Restrictions may have the effect of precluding an acquisition of control of the Company without approval of the Board. See " -- Anti-Takeover Effects of Certain Charter Provisions and Laws."

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS AND LAWS

     In addition to the Ownership Restrictions and the Board's authority to designate and issue Preferred Shares described above, certain features of the Declaration of Trust, the Bylaws and Maryland law, which are further described below, may have the effect of deterring third parties from making takeover bids for control of the Company, may be used to hinder or delay a takeover bid thereby decreasing the chance of Shareholders realizing a premium over market price for their Common Shares as a result of such bids and may have the effect of preventing challenges for control of the Board. See "Risk Factors--Risks Related to the Declaration of Trust and Bylaws of the Company and Maryland Law."

     Limitations on Shareholder Actions. The Declaration of Trust provides that Shareholder action may only be taken at a meeting of Shareholders. Thus, a holder of a majority of the voting power could not take action to replace the Board, or any class thereof, without a meeting of Shareholders. Furthermore, under the provisions of the Declaration of Trust and Bylaws, special meetings of Shareholders may only be called by the Board. Therefore, a Shareholder, even one who holds a majority of the voting power, may not replace sitting Trustees before the next annual meeting of Shareholders. The Bylaws may only be amended by the Board and the Declaration of Trust may not be amended without Board approval; therefore none of the provisions of the Declaration of Trust or the Bylaws which inhibit or prevent takeover bids may be changed without the consent of the Board.

     Advance Notice Provisions. The Bylaws provide for an advance notice procedure for the nomination, other than by the Board, of candidates for election as Trustees as well as for other Shareholder proposals to be considered at annual meetings of Shareholders. In general, notice of intent to nominate a Trustee or raise matters at meetings must be received by the Company not less than 120 days before the first anniversary of the mailing of the Company's proxy statement for the previous year's annual meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the Shareholder submitting the proposal.

     Classified Board. The Declaration of Trust and the Bylaws divide the Board into three classes with staggered three year terms. At each annual meeting of Shareholders, the terms of one class of Trustees will expire and the newly nominated Trustees of that class will be elected for a term of three years. The Board will be able to determine the total number of Trustees constituting the full Board and the number of Trustees in each class, but the total number of Trustees may not exceed 17 nor may the number of Trustees in any class exceed six. Subject to these rules, the classes of Trustees need not have equal numbers of members. No reduction in the total number of Trustees or in the number of Trustees in a given class will have the effect of removing a Trustee from office or reducing the term of any then sitting Trustee. Shareholders may only remove trustees for cause. If the Board increases the number of Trustees in a class, it will be able to fill the vacancies created for the full remaining term of a Trustee in that class even though the term may extend beyond the next annual meeting. The Board will also be able to fill any other vacancies for the full remaining term of the Trustee whose death, resignation or removal caused the vacancy.

     A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the Trustees since only one class of the Trustees will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the Trustees by the requisite vote of Shareholders. The purpose of classifying the Board is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of the Company without paying a fair premium for control to all Shareholders. This will allow the Board time to negotiate with such a person and to protect the interests of the other Shareholders. However, it may also have the effect of deterring third parties from making takeover bids for control of the Company or may be used to hinder or delay a takeover bid thereby decreasing the chance of Shareholders realizing a premium over market price for their Common Shares as a result of such bids.

     Moreover, the Declaration of Trust provides that a Trustee may be removed with or without cause by a majority of the remaining Trustees. Accordingly, even if Shareholders were able to replace an entire class of Trustees, such Trustees could be removed by the vote of the Trustees of the other classes, if they constitute a majority of all the Trustees. This may also have the effect of preventing proxy contests for control of the Board and entrenching management.

     Control Share Act. Certain "control share acquisitions," are regulated by Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Control Share Act"). These provisions generally require that "control shares" of the Company acquired in an acquisition that would leave the Shareholder, directly or indirectly, exercising or directing the exercise of (i) one-fifth or more but less than one-third of the voting power,
(ii) one-third or more but less than a majority of the voting power, or (iii) a majority or more of the voting power (a "Control Share Acquisition"), have no voting rights except to the extent such voting rights are approved by Shareholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all "interested shares." Pursuant to the Declaration of Trust, the Trustees are under no obligation to call a special meeting of Shareholders to vote on the voting rights to be accorded to the "control shares" if the Trustees determine, (i) that the required acquiring person statement made in connection with the proposed Control Share Acquisition was not made in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Company and its Shareholders, or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons, including, but not limited to, any adverse impact the proposed Control Share Acquisition would have upon the Company's ability to comply with the REIT provisions of the Code or Title 8.

     Business Combination Act. Under Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Business Combination Act") certain "business combinations" (including, but not limited to, a merger, consolidation, share exchange, or, in certain circumstances, asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the shares (an "Interested Shareholder") or any affiliate of an Interested Shareholder are, subject to certain exceptions, (a) prohibited for a period of five years from the time the person became an Interested Shareholder and (b) then must be recommended by the board of trustees and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the Interested Shareholder who will (or whose affiliate will) be a party to the business combination to be effected, unless, among other things, Shareholders receive a statutorily calculated minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. These provisions of the Business Combination Act will not apply to any real estate investment trust that adopts, by the affirmative vote of at least 80% of the shareholders, an amendment to the declaration of trust stating that these restrictions will not apply. Such an amendment will not take effect until eighteen (18) months after its adoption by the shareholders. The Business Combination Act could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer. See "Risk Factors -- Risks Related to the Declaration of Trust and Bylaws of the Company and Maryland Law."

CERTAIN OTHER PROVISIONS OF MARYLAND LAW AND THE DECLARATION OF TRUST

     General. Lexford Residential Trust is a real estate investment trust organized under Title 8 of the Corporations and Associations Annotated Code of Maryland, is an unincorporated business trust and is not a corporation, general or limited partnership, limited liability company, joint venture or any other type of business entity. The Company is a legal entity separate and apart from the Trustees and Shareholders. The laws of the State of Maryland govern with respect to the organization of the Company. The Declaration of Trust, under which the Company was organized and is operated, was filed with the Department of Assessments and Taxation of the State of Maryland, and became operative on January 16, 1998. The Company will exist perpetually until it is dissolved.

     Purposes; Powers. The purpose for which the Company was formed is to engage in any activity permitted to real estate investment trusts under the laws of the State of Maryland including, but not limited to, investing in and acquiring, holding, managing, administering, controlling and disposing of property for the benefit of those persons who are or who may, from time to time, become Shareholders. In accordance with Title 8 and the Declaration of Trust, the Company must hold, either directly or through other entities, at least 75 percent of the value of its assets in real estate assets, mortgage or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables; but the Company may not use or apply land for farming, agriculture, horticulture, or similar purposes. Under the Declaration of Trust and Maryland law, the Company has broad powers substantially equivalent to those held by corporations under most state laws. However, these powers are subject to the limited purposes described above. Any entity wishing to qualify as a REIT for Federal income tax purposes has to meet certain asset, income and distribution requirements. See "Risk
Factors -- Risks Related to REIT Conversion and REIT Status."

     Board of Trustees. Under the Declaration of Trust, the business of the Company is managed by the Board. The Declaration of Trust requires a Trustee to perform his duties as a Trustee, including his duties as a member of a committee of the Board on which he serves, in good faith in a manner he reasonably believes to be in the best interests of the Company, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Trustee is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Company whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant, or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the Board on which the Trustee does not serve, as to a matter within its designated authority.

     Annual Reports; Meetings of Shareholders. Each year the Company will prepare an annual report of its operations. The report will include a balance sheet, an income statement and a statement of shareholders' equity.

The financial statements in the annual report will be certified by an independent certified public accountant based on the accountant's full examination of the books and records of the Company in accordance with generally accepted auditing standards. The annual report must be submitted to Shareholders at or before the annual meeting of Shareholders, and, within the earlier of 20 days after the annual meeting of Shareholders or 120 days after the end of the fiscal year, must be placed on file at the principal office of the Company. There will be an annual meeting of Shareholders, after the delivery of the annual report, at such convenient location, as the Board may determine, for the purpose of electing Trustees. Any other proper business may be transacted at the annual meeting. Special meetings of Shareholders may be called by the Board for such purposes and at such date, time and place as may be designated by the Board. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice of meeting. No officer, Trustee nor Shareholder has the authority to call a meeting of Shareholders without the express authorization of the Board. The Declaration of Trust prohibits the taking of Shareholder action without a meeting.

     The Declaration of Trust provides that, subject to the provisions of any class or series of shares then outstanding, Shareholders are entitled to vote only on those matters which the Declaration of Trust, the Bylaws or Title 8 expressly require be voted on by Shareholders, those matters that the Board has duly submitted to Shareholders and those matters properly brought before a meeting by a Shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by Shareholders at any meeting shall in any way bind the Board. Shareholders will not be entitled to cumulatively vote their shares in the election of the Trustees.

     Under the Declaration of Trust, notwithstanding any provision of Title 8 which requires for any action the concurrence of a greater portion of the votes of Shareholders than a majority of the votes entitled to be cast, such as the provisions concerning the approval of mergers and certain amendments to the Declaration of Trust, Shareholders may take or authorize any action by the concurrence of a majority of the number of votes entitled to be cast on the matter.

     Limitations of Liability. Pursuant to Title 8 and the Declaration of Trust, the liability of Trustees and officers of the Company to the Company or to any Shareholder for money damages has been eliminated, except for (a) actual receipt of an improper personal benefit in money, property or services and (b) for active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     A Trustee may not be liable to the Company or its Shareholders for errors in judgment or other acts or omissions not amounting to willful misconduct since provision has been made in the Declaration of Trust for exculpation of a Trustee. Therefore, purchasers of Common Shares may have a more limited right of action than they would have absent the limitation in the Declaration of Trust.

     The Company has been informed that, in the opinion of the Securities and Exchange Commission (the "Commission"), Section 14 of the Securities Act may void this provision insofar as it purports to bind any person acquiring any security to waive compliance with any provision of the Securities Act or any rules or regulations of the Commission promulgated thereunder.

     Indemnification. Under the Declaration of Trust, the Company is required to indemnify any Trustee or officer (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding that he may become subject to by reason of such status unless it is established that (i) the act or omission was material to the matter giving rise to the claim and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Company is also required by the Declaration of Trust to pay or reimburse, in advance of a final disposition, reasonable expenses of a Trustee or officer, and may choose to do so for an employee or agent, who is made a party to a proceeding by reason of his status as such upon receipt of a written affirmation by the Trustee, officer, employee, or agent of his good faith belief that he has met the applicable standard for indemnification under the Declaration of Trust and a written undertaking to repay such expenses if it is ultimately determined that the applicable standard was not met. Under the Declaration of Trust, indemnification is determined to be proper by (i) a majority vote of a quorum made up of disinterested Trustees, (ii) special legal counsel, or (iii) a majority vote of Shareholders entitled to vote on the matter at a meeting called for such purpose, voting as a single class.

     The Declaration of Trust provides for indemnification of the Trustees by the Company for liabilities they incur in dealings with third parties on behalf of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Dividends and Other Distributions. The Declaration of Trust provides that the Board will endeavor to declare and pay such dividends and make such distributions as shall be necessary for the Company to elect and maintain its status as a REIT under the Code. The Declaration of Trust provides that the payment of dividends by the Company is not limited by any rules concerning the capital or surplus of the Company or the par value of the shares. However, the Board may not declare or pay any dividend nor authorize or make any other distribution, if the Company is insolvent, or would be rendered insolvent by such dividend or distribution, or if such dividend or distribution would be fraudulent as to the creditors of the Company. See "Distribution Policy."

     Amendment of Declaration of Trust and Bylaws. Under Title 8 and the Declaration of Trust, the Trustees, by a two-thirds vote, may at any time amend the Declaration of Trust to enable the Company to qualify as a REIT under the Code or as a real estate investment trust under Title 8, without the approval of Shareholders. The Board may also amend the Declaration of Trust to set the terms of Preferred Shares, or to change the number of authorized shares without Shareholder approval. Other amendments to the Declaration of Trust must be approved by vote of a majority of the outstanding voting shares after approval by the Board. The Bylaws provide that they may be amended or repealed, and new bylaws may be adopted by the Board.

     Termination of REIT Status; Dissolution of the Company. The Declaration of Trust permits the Board to terminate the status of the Company as a REIT under the Code at any time, if the Trustees determine, after receiving the advice of tax counsel to the Company, that it is not advantageous to the Company and Shareholders to be a REIT. If the Board determines that the dissolution and winding-up of the Company is advisable and in the best interest of Shareholders, it may adopt a resolution dissolving and winding up the Company and call a meeting of Shareholders for the purpose of considering the resolution. If the resolution of the Board approving the dissolution and winding-up of the Company is adopted by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, the Company will be dissolved, its properties liquidated and its affairs wound-up.

     Mergers, Acquisitions and Certain Other Transactions. Title 8 provides that a merger involving a real estate investment trust generally requires approval by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, unless the Declaration of Trust specifies a lower percentage, but not less than a majority. The Declaration of Trust specifies that a majority of the votes entitled to be cast will approve a merger. Title 8 does not address the requirements for approval of a disposition of all or substantially all of the assets of the Company. However, if the Company intends to sell all or substantially all of the assets of the Company outside of the ordinary course of business for a consideration other than cash or the assumption of debt and not pursuant to a dissolution, then, under the Declaration of Trust, the holders of not less than a majority of the shares entitled to vote on the matter must approve the transaction. Under the Declaration of Trust, the transfer of all or substantially all of the assets of the Company to a wholly-owned subsidiary is not deemed to be a sale requiring Shareholder approval.

     The Board has the power to divide or combine the outstanding shares of any class or series, without a vote of Shareholders, into a greater or lesser number of shares of that class or series. Such combination or division will not affect the par value of the shares so combined or divided. The Company may, without consent or approval of any Shareholder, issue fractional shares, eliminate a fraction of a share by rounding up or down to a full share, arrange for the disposition of a fraction of a share by the person entitled to it, or pay cash for the fair value of a fraction of a share.

     Rights of Dissenting Shareholders. Title 8 provides dissenters' right of appraisal for any shareholder who objects to a merger involving the real estate investment trust to the same extent as a corporation's shareholder would enjoy such rights. A dissenting Shareholder has the right to demand and receive payment of the fair value of his shares unless, (1) the shares are listed on a national securities exchange, such as the NYSE, or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining shareholders entitled to vote on the merger, or (2) the shares are those of the successor entity, provided that the merger does not alter the contract rights of the shares as expressly set forth in the charter documents, or the shares are converted in whole or in part in the merger into something other than stock in the successor entity or cash, scrip, or other rights or interests arising out of the provisions for the treatment of fractional shares. The Declaration of Trust permits dissenters' rights only to the extent of those rights provided for in Title 8. No dissenters' right of appraisal or similar rights are available under Title 8 to Shareholders who dissent from the approval of any sale of all or substantially all of the assets of the Company.

     Inspection of Books and Records. Under Title 8, any Shareholder may inspect and copy the Bylaws, minutes of proceedings of Shareholders, the Company's annual reports of operations, and voting trust agreements, if any. In addition, any Shareholder may make a written request upon the Company for a statement showing all securities issued by the Company during a specified period of not more than 12 months before the date of request. Within twenty days after the request, the Company will have available a list containing (i) the number of shares or other securities issued during the specified period, (ii) the consideration received per share, and (iii) the value of any consideration other than money received, as set by the Board. Title 8 also provides that one or more Shareholders who together have been the record holders of at least 5% of the outstanding shares for at least six months can (i) upon written request, inspect and copy during usual business hours the Company's books of account and its stock ledger, (ii) present to any officer or resident agent of the Company a written request for a statement of its affairs, and (iii) if the Company does not maintain a share ledger at its principal office, present to any officer or resident agent of the Company a written request for a list of Shareholders. The Declaration of Trust does not provide any additional rights of inspection for Shareholders.

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the terms of the Operating Partnership Agreement and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. As of the date of this Prospectus, the Company controls all outstanding general and limited partnership interests in the Operating Partnership. The Company may cause the Operating Partnership to issue OP Units to newly admitted parties ("Additional Limited Partners", and together with the Company, "Limited Partners") to fund future acquisitions. The Company currently intends to maintain control over the general partner ("General Partner") in the Operating Partnership.

MANAGEMENT

     The Operating Partnership is an Ohio limited partnership. The Operating Partnership has been formed to own, directly or indirectly, substantially all of the ownership interests in the Properties formerly held by the Company and to own all other interests in properties or portfolio of properties that the Company may acquire in the future. Accordingly, the income and expenses reflected in the Company's financial statements will include the Company's allocable portion of the income and expenses of the Operating Partnership. Pursuant to the Operating Partnership Agreement, the General Partner will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The Limited Partners have no authority to transact business for, or participate in the management, activities or decision of, the Operating Partnership; provided, however, that any amendment or decision of the General Partner to cause the Operating Partnership to (i) seek to impose personal liability on the Limited Partners, (ii) impose on Limited Partners the obligation to make additional capital contributions, (iii) amend, modify or terminate any exchange rights granted to any Additional Limited Partner, (iv) dissolve or liquidate the Operating Partnership, (v) institute any proceeding for bankruptcy or insolvency, or (vi) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee shall require the approval of the Company and a majority (measured by percentage interests) of the Additional Limited Partners, if any.

TRANSFERABILITY OF INTERESTS

     The General Partner may not withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership without the consent of the Company and a majority in interests (measured by percentage interests) of the Additional Limited Partners, if any. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership without the consent of the General Partner. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for Federal income tax purposes.

CAPITAL CONTRIBUTIONS

     The Company intends to contribute to the Operating Partnership (on behalf of itself and the General Partner) substantially all of its equity interests in the Properties (other than interests held by special purpose entities).

     The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow those funds from a financial institution or other lender and lend those funds to the Operating Partnership on substantially the same terms and conditions as are applicable to the Company's borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of the Operating Partnership at the time of the contributions. The percentage interests of any Additional Limited Partners will be correspondingly decreased or adjusted in connection with any such contribution.

EXCHANGE RIGHTS

     It is anticipated that Additional Limited Partners will receive exchange rights, which will enable them to cause the Operating Partnership to purchase their OP Units for cash. It is anticipated that the amount of cash to be received by an Additional Limited Partner exercising exchange rights will be determined by mathematically converting the Additional Limited Partner's OP Units to a number of Common Shares based on the then applicable conversion rate and then multiplying the resulting number of Common Shares by the average daily market price of a Common Share for the 10 consecutive trading days immediately preceding the date the Company receives the applicable notice of exchange from that Additional Limited Partner.

     The Company may elect to assume and directly satisfy an exchange right by paying cash to the Additional Limited Partner or by delivering Common Shares for the exchanged OP Units based on the conversion ratio.

     The number of Common Shares into which OP Units are converted for purposes of determining the cash payable on exercise of exchange rights will be adjusted on the occurrence of stock splits, mergers, consolidations or similar pro-rata share transactions that otherwise would have the effect of diluting the ownership interests of the Additional Limited Partners or Shareholders.

TAX MATTERS; PROFITS AND LOSSES

     Pursuant to the Operating Partnership Agreement, the General Partner will be the tax matters partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

     Profits and losses of the Operating Partnership will generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership, except as otherwise required by the tax law (including, but not limited to Section 704(c) of the Code).

OPERATIONS

     The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for Federal income tax purposes.

DISTRIBUTIONS

     The Operating Partnership Agreement provides that the Operating Partnership will make cash distributions quarterly, in amounts equal to all its cash available for distribution. Distributions will generally be made in proportion to the partners' percentage interests in the Operating Partnership. Upon a liquidation of the Operating Partnership, any assets available for distribution to its partners will be distributed among the partners in accordance with their respective positive capital account balances in the Operating Partnership. The Company expects the New Credit Facility to restrict the Operating Partnership's ability to make distributions to its partners. See "Management's Discussion and Analysis of Combined Property Operating Results and the Company's Financial Condition."

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material Federal income tax considerations affecting a Shareholder by virtue of the Company's qualification as a REIT and the ownership of Common Shares. The discussion does not address all aspects of Federal income tax law that may be relevant to a particular Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, financial institutions or broker-dealers, and (except to the limited extent discussed herein) foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the Federal income tax laws. The state, local and foreign tax implications of the REIT election are also not discussed. As used in this section, the term "Properties" means the limited partnerships or limited liability companies which directly own the apartment communities.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND THE COMPANY URGES EACH PROSPECTIVE SHAREHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Company expects that it will be organized and will operate in such a manner so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code commencing with its taxable year beginning January 1, 1998, and the Company intends to operate in such a manner in the future. No assurance can be given, however, that the Company will operate in a manner so as to qualify or remain qualified as a REIT. In this regard, the Company has not requested, and does not expect to request, a ruling from the IRS regarding the Company's status as a REIT.

     Willkie Farr & Gallagher has rendered its opinion, subject to certain assumptions and conditioned upon certain factual representations made by the Company and the making of the election to be taxed as a REIT for 1998, that (i) the Company is organized in conformity with the requirements for qualification as a REIT under the Code, (ii) that the proposed method of operation of the Company, the Operating Partnership and the Properties as contemplated to be undertaken after 1997 will permit the Company to so qualify for 1998 and future taxable years, and (iii) that the summary of Federal income tax considerations set forth in this Prospectus accurately summarizes all tax consequences likely to be material to a Shareholder. Unlike a tax ruling, an opinion is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Company as a REIT for Federal income tax purposes. With respect to Willkie Farr & Gallagher's opinion relating to the qualification of the Company as a REIT, it should be noted that the Company's continued qualification as a REIT in current and future taxable years will depend upon whether the Company, the Operating Partnership and the Properties continue to meet the various qualification tests imposed under the Code (discussed below). Willkie Farr & Gallagher will not review compliance with these tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for the current or future taxable years will satisfy such requirements. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     The opinions and discussion herein are based upon the Code, as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions and IRS rulings, all as of the date hereof, and certain factual representations and assumptions made by the Company concerning the organization and proposed method of operation of the Company, the Operating Partnership and the Properties. In February 1998, the Clinton Administration published certain Revenue Proposals relating to REITs. Although none of the Revenue Proposals adversely affect the Company, the Revenue Proposals are subject to change. There can be no assurance that the legal authorities on which such opinions and this discussion are based will not change, perhaps retroactively, that the Company's representations and factual assumptions underlying this discussion will be accurate, or that there will not be a change in circumstances of the Company that would affect this discussion. Accordingly, there can be no assurance that the IRS will not challenge the conclusion of such opinions.

TAXATION OF THE COMPANY AS A REIT

     If the Company qualifies as a REIT and distributes to Shareholders at least 95% of its REIT taxable income, it generally will not be subject to Federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from an investment in a "C" corporation. If the Company were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to Shareholders, and Shareholders would be taxed in the same manner as shareholders of ordinary corporations. Even if the Company qualifies as a REIT, it may be subject to Federal income or excise tax as follows:

          (i) The Company will be taxed at regular corporate rates on REIT taxable income and net capital gains not distributed to Shareholders;

          (ii) Under certain circumstances, the Company may be subject to the "alternative minimum tax" due to items of tax preference, if any, or differences in the amount and character of its tax attributes for regular and alternative minimum tax purposes;

          (iii) If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), net income derived from such transactions will be subject to a 100% tax;

          (iv) If the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability;

          (v) If the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior REIT years upon which the Company has not paid Federal income tax, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

          (vi) If the Company has (a) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise on default on a loan secured by the property) or (b) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate (currently 35%); and

          (vii) Because the Company acquired appreciated assets from Old Lexford (a "C" corporation) in a transaction (the Reincorporation Merger) in which the Company's basis in the acquired assets was determined by reference to Old Lexford's basis in the acquired assets, and because the Company made an election pursuant to IRS Notice 88-19 to defer the recognition of the net unrealized built-in gain on such assets, if the Company recognizes gain on the disposition of such assets in any taxable year during the 10-year period (the "Restriction Period") beginning on the date on which such assets were acquired by the Company, then gain recognized to the extent of the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Company's adjusted basis in such property as of the beginning of such Restriction Period will be subject to tax at the highest corporate rate, but only to the extent that (a) the gain from all such dispositions during such year exceeds the amount of built-in losses recognized in such taxable year plus the amount of any net operating loss carryforwards which may be used to offset such gains and (b) the total net recognized built-in gain for such year and all prior taxable years in the Restriction Period does not exceed the net unrealized built-in gain at the beginning of the Restriction Period. Similar treatment would apply to any other appreciated assets the Company acquires from a "C" corporation in a transaction in which the Company receives a carryover basis and makes the election pursuant to IRS Notice 88-19 (to the extent IRS Notice 88-19 is still in effect at such time).

REQUIREMENTS FOR QUALIFICATION AS A REIT

     General.  The Code defines a REIT as a corporation, trust or association:

          (i) which is managed by one or more trustees or directors;

          (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

          (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

          (v) which has the calendar year as its taxable year;

          (vi) the beneficial ownership of which is held by 100 or more persons (the "100 shareholder requirement");

          (vii) during the last half of each taxable year not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) (the "five or fewer requirement");

          (viii) which makes an election to be a REIT (or made such an election in a previous taxable year that is still valid); and

          (ix) which meets certain income and asset tests, described below.

     Conditions (i) through (v), inclusive, must be met during the entire taxable year and condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions (vi) and (vii) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Company's taxable year will be the calendar year. The Company currently satisfies the share ownership requirements set forth in (vi) and (vii) above. In order to ensure continuing compliance with the share ownership requirements, the Company has placed certain restrictions on the transfer of its equity securities to prevent further concentration of share ownership. Moreover, to evidence compliance with the requirement set forth in (vii) above, the Company must maintain records which disclose the actual ownership of its outstanding shares. In fulfilling its obligation to maintain these records, the Company must, and will, demand written statements each year from the record Shareholders of designated percentages of its Common Shares disclosing the actual owners of such Common Shares. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Company's records. A Shareholder failing or refusing to comply with the Company's written demand must submit with his or her tax return a similar statement and certain other information. See "Description of Common Shares -- Restrictions on Transfer."

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

     The Company owns certain interests through wholly-owned subsidiaries.
Section 856(i) of the Code provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities, and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of the Company. Similarly, to the extent that the Company or the Operating Partnership (to the extent treated as a separate taxable entity) own interests in an entity that is a partnership or limited liability company for state law purposes, but which is disregarded as an entity separate from its owner for Federal income tax purposes, the owner of such entity will be treated as the owner of such entity's assets, liabilities and items of income, gain or expense for Federal income tax purposes.

     Asset Tests. In order for the Company to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must satisfy three tests relating to the nature of its assets (the "Asset Tests"):

          (i) At least 75% of the value of the Company's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, certain government securities, and certain property attributable to the temporary investment of new capital.

          (ii) Not more than 25% of the Company's total assets may be represented by securities other than those qualifying for the 75% asset test.

          (iii) Except for securities of a "qualified REIT subsidiary" (as defined in the Code) and securities qualifying for the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

Where the Company directly or indirectly owns an interest in a partnership, it will be treated for purposes of the Asset Tests as owning a proportionate part of the partnership's assets. See "Federal Income Tax Considerations -- Tax Aspects of the Company's Investment in the Properties." Substantially all of the Company's investment in the Properties (through the Company's direct and indirect interests in the Operating Partnership) will constitute investments in real property for purposes of the 75% asset test. As such, the Company expects that more than 75% of the value of its assets will be of the type needed to meet the 75% asset test. "Federal Income Tax Considerations -- Tax Aspects of the Company's Investment in the Properties."

     The Company has made various secured and unsecured loans to the Syndicated Properties. Loans that are secured by mortgages on real property or by non-recourse loans secured by mortgage notes will be considered to be assets that qualify for the 75% asset test to the extent of the real estate collateral value for such loans. Loans that are not secured by mortgages on real property or mortgage notes will not qualify for the 75% asset test. The Company expects that its non-qualifying loans will not cause the Company to fail the 75% asset test. Moreover, the Company does not anticipate that its non-qualifying loans will cause the Company to fail the 75% asset test in the future.

     Except with respect to its qualified REIT subsidiaries, the Company does not expect to hold any securities representing 10% or more of any one issuer's voting securities or to hold securities of any one issuer exceeding 5% of the value of the Company's total assets. As stated previously, qualified REIT subsidiaries are not treated as separate corporations for Federal income tax purposes. Thus, the Company's ownership of stock of a qualified REIT subsidiary will not cause the Company to fail either the 10% or 5% asset tests. All of the Company's currently held wholly-owned subsidiaries will be treated as qualified REIT subsidiaries.

     If the Company inadvertently fails one or more of the Asset Tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status, provided that (i) it satisfied all of the Asset Tests at the close of a preceding calendar quarter, and (ii) the discrepancy between the values of the Company's assets and the standards imposed by the Asset Tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition. If the condition described in clause (ii) of the preceding sentence was not satisfied, the Company could still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Income Tests. In order for the Company to maintain its qualification as a REIT, it must satisfy two separate percentage tests relating to the source of its gross income in each taxable year. For purposes of these income tests, where the Company invests in a partnership, the Company will be treated as receiving its proportionate share of the gross income of the partnership, and such gross income will retain the same character in the hands of the Company as it had in the hands of the partnership. See "Federal Income Tax Considerations -- Tax Aspects of the Company's Investment in the Properties."

          (i) The "75% Income Test." At least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including "rents from real property," interest earned from mortgages on real property, gain from the sale of real property or mortgages (which are not held primarily for sale to customers in the ordinary course of business) or income from qualified types of temporary investments.

          (ii) The "95% Income Test." At least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% Income Test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

     Rents received by the Company will qualify as "rents from real property" for purposes of the 75% and 95% Income Tests if the following requirements are met:

          (i) The amount of rent received must generally not be based in whole or in part on the income or profits derived by any person from such property. However, amounts received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Further, if the amounts received or accrued are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property and such tenant receives from subtenants amounts which would be treated as rents from real property if received directly by the Company ("Qualified Rents"), such Qualified Rents will qualify as "rents from real property."

          (ii) The rents are not received from a tenant in which the Company or a direct or indirect owner of 10% or more of the Company, owns directly or constructively 10% or more of the ownership interests or has an interest equal to 10% or more in the assets or net profits of such tenant (a "Related Party Tenant").

          (iii) Any services performed by the Company for its tenants must be services customarily provided by owners of real property in the geographic location where the Company's property is located and of a type that may be rendered by tax-exempt entities without jeopardizing the treatment of the income derived as rents from real property. Any amounts characterized as "impermissible tenant service income" will not qualify as "rents from real property". "Impermissible tenant service income" consists of amounts received or accrued by the Company either for services furnished or rendered to the tenants or for managing or operating the property. The following types of income will not be classified as "impermissible tenant service income:"

             (a) amounts received or accrued for services performed by an independent contractor from which the Company derives no income, or

             (b) amounts received or accrued for services which would not be characterized as unrelated business taxable income if received or accrued by a tax-exempt organization.

     A person qualifies as an independent contractor if such person does not own, directly or indirectly, more than 35% of the shares of the Company, and at least 35% of such person is not owned, directly or indirectly, by one or more persons which also own at least 35% of the Company.

     If the Company receives "impermissible tenant service income" from any one property in an amount which exceeds 1% of the total amount received from such property during the taxable year, all amounts received or accrued from such property during such taxable year will be characterized as nonqualifying income for the 75% and 95% Income Tests. For purposes of this de minimis test, amounts equal to at least 150% of the direct cost of providing such service (or management or operation) will be deemed received for any service (or management or operation) provided by the Company to its tenants.

          (iv) The rent is attributable to personal property leased in connection with a lease of real property and the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

     None of the Properties currently charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales), nor does the Company, directly or indirectly through the Operating Partnership, intend to cause the Properties to do so in the future. Except for insignificant items which would not disqualify any rent received by the Company by virtue of failing to satisfy
(iv) above, none of the Properties currently lease personal property to their tenants, nor does the Company, directly or indirectly through the Operating Partnership, intend to cause the Properties to do so in the future (except for insignificant items). None of the Properties currently rent property to a Related Party Tenant, nor does the Company, directly or indirectly through the Operating Partnership, intend to cause the Properties to do so in the future. Although the Company intends to provide management services to the tenants of the Properties, the Company has represented that the services (i) are customary management services provided by landlords in the geographic areas in which the Company owns Properties, (ii) are not primarily for the convenience of its residents, and (iii) would not generate income includible in unrelated business taxable income if received by a tax-exempt organization. Although the Company may perform some noncustomary services that may constitute "impermissible tenant service income", the Company has represented that the amounts received for such noncustomary services from any one property will not exceed 1% of the total amount collected from such property during the taxable year. If the Company discovers that "impermissible tenant service income" to be received or accrued from any one property may violate the 1% de minimis test, the Company has represented that it will contract with an independent contractor from whom the Company will derive no income to perform such services.

     Based on the foregoing, the rents received by the Company from the Properties should qualify as "rents from real property" for purposes of the 75% and 95% Income Tests. As described above, the foregoing conclusions as to the qualification of the Company to be taxed as a REIT are based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company, the Operating Partnership and the Properties and assumptions that are described above. Accordingly, there cannot be complete assurance that the IRS will not successfully assert a contrary position and, therefore, prevent the Company from qualifying for taxation as a REIT.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     The Company receives interest on secured and unsecured loans made to certain Properties. Interest income attributable to loans secured by mortgages on real property or non-recourse loans secured by mortgage notes will qualify for both the 95% and the 75% Income Tests. Interest income attributable to loans which are not secured by mortgages on real property or mortgage notes will qualify for the 95% Income Test but not the 75% Income Test. The Company expects that income from such loans will not cause the Company to fail the 75% and 95% Income Tests. Moreover, it is not anticipated that interest income earned from such loans will cause the Company to fail the Income Tests in the future.

     If the sum of the income realized by the Company (whether directly or through its interest in the Properties) which does not satisfy the requirements of the 75% and the 95% Income Tests (collectively, "Non-Qualifying Income"), exceeds 25% and 5%, respectively, of the Company's gross income for any taxable year, the Company's status as a REIT would be jeopardized. The Company believes and has represented that the amount of its Non-Qualifying Income will not exceed 5% of the Company's annual gross income for any taxable year.

     If the Company fails to satisfy one or both of the 75% or 95% Income Tests for any taxable year, it may still qualify as a REIT in such year if (i) it attaches a schedule of the nature and amount of each item of its gross income to its Federal income tax return for such year; (ii) the inclusion of any incorrect information in such schedule is not due to fraud with intent to evade tax; and
(iii) the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, the Company would still be subject to a tax imposed with respect to the excess net income. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT."

     Special Distribution Requirements. The Company plans to elect to be taxed as a REIT by filing such an election with its Federal income tax return for the taxable year beginning January 1, 1998. In order for the Company to qualify for REIT status during the 1998 taxable year, the Company must distribute all earnings and profits accumulated by Old Lexford by December 31, 1998. Although calculations of earnings and profits are complex, the Company believes, that based upon its own analysis and the conclusions expressed by Ernst & Young LLP in its review of the Company's analysis that Old Lexford had no significant accumulated earnings and profits as of January 1, 1998. Any distributions in this regard will be distributed as part of regular distributions.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to Shareholders in an amount at least equal to (i) the sum of (a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income (such as, for example, original issue discount and cancellation of indebtedness income). In addition, because the IRS Notice 88-19 election was made, if the Company disposes of any asset acquired from Old Lexford during its Restriction Period, the Company will be required to distribute at least 95% of the net built-in gain (after tax), if any, recognized by it for the taxable year in which the disposal occurred. All such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its income tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Moreover, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior REIT years upon which the Company has not paid Federal income tax, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Amounts are considered distributed for purposes of the 4% excise tax if the Company pays tax on the income. Thus, capital gains which are retained by the Company, and upon which the Company pays capital gains tax, will not be subject to the 4% excise tax.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Company, has agreed to take such steps as may be necessary to cause the Properties (through its ownership interests in the Operating Partnership) to distribute to their partners or members an amount sufficient to permit the Company to meet these distribution requirements. It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. The Company does not expect to have significant amounts of non-cash income in the form of original issue discount arising from loans to the Syndicated Properties. In the event that such timing differences occur, the Company may find it necessary to cause the Operating Partnership or Properties to arrange for borrowings or liquidate some of their investments in order to meet the annual distribution requirement. In order to avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will seek to borrow funds (or cause either the Operating Partnership or the Properties to seek to borrow funds) in order to satisfy the distribution requirements.

     If the Company fails to satisfy the 95% distribution requirement as a result of an adjustment to the Company's Federal income tax return by either the IRS or a court, the Company may be permitted to remedy such a failure by paying a "deficiency dividend" (plus applicable interest and penalties) within a specified time.

     Prohibited Transactions. Under REIT rules, the Company's share of any gain realized by a Property on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business ("Dealer Property") will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is Dealer Property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT (i) for at least four years,
(ii) which are sold in a taxable year when the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold during the year does not exceed 10% of the aggregate bases of all of the REIT's properties as of the beginning of the taxable year and
(iii) the expenditures includable in a property's basis made during the four-year period prior to disposition do not exceed 30% of the property's net sales price. The Company's purchase of the Properties pursuant to the Consolidation Plan is not expected to give rise to prohibited transaction gain to the extent of the Company's share of such gain. Moreover, the Company, the Operating Partnership, and the Properties will attempt to comply with the terms of the safe-harbor provisions of the Code so as to avoid the implications of the 100% penalty tax. No assurance can be given, however, that the Company, Operating Partnership or the Properties will be able to comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as Dealer Property. See "Federal Income Tax
Considerations -- Taxation of the Company as a REIT."

     Record Keeping Requirements. Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. Failure to satisfy these requirements may result in the assertion by the IRS of monetary penalties against the Company. The Company intends to comply with these recordkeeping requirements.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company would be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Company fails to qualify would not be deductible by the Company, nor would they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders would be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees would be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether or not the Company would be entitled to such specific statutory relief.

TAX ASPECTS OF THE COMPANY'S INVESTMENT IN THE PROPERTIES

     General. The Company will hold indirect interests in the Properties. In general, a partnership is not subject to Federal income tax. Rather, each partner includes in the partner's taxable income or loss its allocable share of the partnership's items of income, gain, loss, deduction and credit, without regard to whether the partner receives a distribution from the partnership. The rules described above will also apply to the Company's membership interests in limited liability companies which are treated as partnerships for Federal income tax purposes. Accordingly, references to partnerships and their partners shall include limited liability companies and their members, respectively. The Company, through its indirect interests in the Properties, will include its proportionate share of the foregoing items of the Properties in its income for purposes of the various REIT income tests and in the computation of its REIT taxable income because the Properties will either be properly classified as partnerships or disregarded as entities separate from their owners for Federal income tax purposes. Any resultant increase in the Company's REIT taxable income will increase its distribution requirements, but will not be subject to Federal income tax in the hands of the Company provided that all such income is distributed by the Company to Shareholders. Moreover, for purposes of the Asset Tests, the Company, through its indirect interests in the Properties, will include its proportionate share of assets held by the Properties.

     Entity Classification. Because each of the Properties properly claimed partnership classification for periods prior to the effective date of Treasury Regulation Section 301.7701-3, which Treasury Regulation provides that an entity may elect its Federal income tax classification for taxable periods beginning on or after January 1, 1997, each of the Properties will be either properly classified as a partnership or disregarded as an entity for Federal income tax purposes beginning on and after January 1, 1998. Because the Operating Partnership was formed after the effective date of Treasury Regulation Section 301.7701-3 and satisfies the requirements of such regulation, it will also either be disregarded as an entity or properly be classified as a partnership for Federal income tax purposes. If the Operating Partnership or any Property affirmatively elects to be classified as an association taxable as a corporation, such election could preclude the Company from satisfying certain of the REIT requirements. The Company does not intend to, directly or indirectly, cause the Operating Partnership or any Properties to elect to be classified as an association taxable as a corporation.

     If the Operating Partnership or any of the Properties are deemed to be a publicly traded partnership, such entity may be treated under the Code as an association taxable as a corporation. Such classification may preclude the Company from satisfying certain of the REIT requirements. The Company does not intend to cause, directly or indirectly, the Operating Partnership or any of the Properties to be classified as publicly traded partnerships under the Code.

     The following discussion shall apply to the Operating Partnership at such time as it is properly classified as a partnership, as opposed to being disregarded as an entity separate from the Company, for Federal income tax purposes.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its limited partnership interest in the Operating Partnership and the General Partner's adjusted tax basis in its general partnership interest in the Operating Partnership generally (i) will be equal to the sum of the cash contributed, if any, and the adjusted bases of the interests that each respectively contributes to the Operating Partnership; (ii) will be increased by
(a) their respective allocable shares of the Operating Partnership's income and
(b) their allocable shares of indebtedness of the Operating Partnership; and
(iii) will be reduced, but not below zero, by their respective allocable shares of (a) the Operating Partnership's losses; (b) the amount of cash distributed to them; and (c) by constructive distributions resulting from a reduction in their shares of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's interest in the Operating Partnership, the recognition of such loss will generally be deferred until such time and to the extent that the Company has sufficient adjusted tax basis in its interest in the Operating Partnership to offset the loss. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), exceed the Company's adjusted tax basis in the Operating Partnership, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period, the distributions and constructive distributions will constitute long-term capital gain.

     Tax Allocations With Respect to Contributed Property. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner that the contributor is charged with, or benefits from, the unrealized gain or loss associated with the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at such time (the "Book-Tax Difference"). The Operating Partnership Agreement will require allocations of income, gain, loss and deduction attributable to contributed property to be made in a manner that is consistent with Section 704(c) of the Code.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such Shareholders as ordinary income. Domestic Shareholders generally are Shareholders who are (i) citizens or residents of the United States; (ii) corporations, partnerships or other entities created in or organized under the laws of the United States or any political subdivision thereof; (iii) an estate whose income from sources outside the United States is includible in gross income for U.S. Federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (iv) any trust with respect to which (a) a U.S. Court is able to exercise primary supervision over the administration of such trust, and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Corporate Shareholders will not be entitled to the dividends received deduction. Any dividend declared by the Company in October, November or December of any year payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year.

     Distributions that are designated as capital gain dividends by the Company will be treated as a gain from the sale of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held its Common Shares. The Company may elect to designate in a notice mailed to Shareholders within 60 days of the end of the taxable year (or in a notice mailed with its annual report for the taxable year) the amount of its undistributed net long-term capital gains for the taxable year. The Shareholders must include in income as long-term capital gains their proportionate share of the undistributed long-term capital gains as designated by the Company. Each Shareholder will be deemed to have paid such Shareholder's share of the tax paid by the Company on such gains, which tax will be credited or refunded to the Shareholder. A Shareholder may increase his tax basis in his Common Shares by the difference between the amount of income included by the Shareholder as a result of the designation and the amount of tax deemed paid by the Shareholder. Corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Shareholder's Common Shares, they will be included in income as capital gain assuming the Common Shares are a capital asset in the hands of the Shareholder.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. In general, a Shareholder will realize capital gain or loss on the disposition of Common Shares equal to the difference between (a) the sales price for such shares and (b) the adjusted tax basis of such shares. Gains realized upon the sale or exchange of Common Shares by an individual Shareholder who has held such Common Shares for more than one year (after applying certain holding period rules) will be taxed at beneficial capital gains rates. However, losses incurred upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling Shareholder with respect to such Common Shares.

     Distributions from the Company and gain from the disposition of Common Shares will not be treated as passive activity income. Distributions from the Company (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation. Gain from the disposition of Common Shares and capital gain dividends will not be treated as investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

     In 1997, Congress made certain changes to the taxation of capital gains of individuals, trust and estates. Subject to certain exceptions, for individuals, trust and estates, the maximum rate of tax on the net capital gain from a sale or exchange occurring after July 28, 1997 of a capital asset held for more than 18 months is 20%. The maximum rate has been reduced to 18% for capital assets acquired after December 21, 2000 and held for more than five years. The maximum rate for capital assets held for more than one year but not more than 18 months is

28%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the prior deductions for depreciation taken with respect to such property. Capital gain from the sale of depreciable property held by the Company for more than one year but for not more than 18 months will be taxed at ordinary income rates to the extent of depreciation deductions claimed by the Company in excess of the amount of depreciation allowable under the straight-line method of depreciation, with the remaining gain taxed at a maximum rate of 28%.

     Congress directed the Treasury Department to promulgate regulations describing the application of these capital gains rates to distributions made by "pass-through" entities such as the Company. Such regulations, if and when issued, could apply on a retroactive basis.

     On November 10, 1997, the IRS issued Notice 97-64 to describe how regulated investment companies ("RICs"), REITs and their shareholders must apply the capital gain provisions of the 1997 Taxpayer Relief Act to their capital gain dividends. RICs, REITs and their shareholders must use the guidance in Notice 97-64 until further guidance is issued. Under Notice 97-64, if the Company designates a dividend as a capital gain dividend (or makes a capital gains designation for an undistributed amount), it may also designate the dividend (or undistributed amount) as a 20% rate gain distribution, an unrecaptured Section 1250 gain distribution, or a 28% rate gain distribution. If no additional designation is made regarding a capital gain dividend (or undistributed amount), it will be treated as a 28% rate gain distribution.

     Backup Withholding. The Company will report annually to its domestic Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their nonforeign status to the Company.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit-sharing trusts ("Pension Trusts"), individual retirement accounts and certain funded welfare plan arrangements ("Exempt Organizations"), generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions by a REIT to a Pension Trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the Pension Trust. The Company believes that based on its intentions and that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company may constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefits associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, a Pension Trust that owns more than 10% of the Company may be required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. However, under the Ownership Restrictions contained in the Declaration of Trust, no Shareholder may own more than 9.2% of the Common Shares. See "Description of Common
Shares -- Restrictions on Transfer."

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

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     It is currently anticipated that the Company will qualify as a "domestically controlled REIT" (i.e., a REIT in which at all times during a specified testing period less than 50% of the value of the shares is owned directly or indirectly by Non-U.S. Shareholders) and therefore gain from the sale of Common Shares by a Non-U.S. Shareholder would not be subject to United States Federal income taxation unless such gain is treated as "effectively connected" with the Non-U.S. Shareholder's United States trade or business.

     Distributions that are not attributable to gain from the sale or exchange by the Company of United States real property interests (and are not designated as capital gain dividends) will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions generally will be subject to a United States withholding tax equal to 30% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. However, if dividends from the investment in the shares are treated as "effectively connected" with the Non-U.S. Shareholder's conduct of a United States trade or business, such dividends will be subject to regular U.S. income taxation (foreign corporations may also be subject to the 30% branch profits tax). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Shareholder unless: (i) a lower treaty rate applies and the Non-U.S. Shareholder files certain information evidencing its entitlement to such lower treaty rate; or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Company will not be taxable to the extent that they do not exceed the adjusted basis of a Non-U.S. Shareholder's shares but, rather, will reduce (but not below zero) the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they generally will give rise to United States tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on gain from the sale or disposition of his or her shares in the Company, as described above. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. In October 1997, final regulations dealing with withholding tax on income paid to foreign persons and related matters were promulgated. In general, the new withholding regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the new withholding regulations adopt a certification rule which was in the proposed regulations under which a foreign shareholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends from a U.S. corporation will be required to satisfy certain certification and other requirements. Beginning with payments made on or after January 1, 2000, the new regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") withholding rules (discussed below) with respect to the remainder of the distribution.

     Distributions by the Company to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of a United States real property interest are subject to income and withholding tax under FIRPTA. Under FIRPTA, these distributions, if any, are treated as gain recognized from the sale of a United States real property interest and are taxed as income "effectively connected" with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Shareholder's Federal income tax liability.

OTHER TAX CONSIDERATIONS

     State, Local and Other Taxes. The Company or Shareholders or both may be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from the Federal income tax consequences discussed above. Consequently, prospective Shareholders should consult with their own tax advisors regarding the effect of state, local and other tax laws on an investment in the Common Shares.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing, retirement, welfare or other employee benefit plan ("Employee Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Employee Plan's particular circumstances before authorizing an investment of a portion of the Employee Plan's assets in the Common Shares. Accordingly, any such fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the Employee Plan as required by
Section 404(a)(1)(D) of ERISA; and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Employee Plan and persons who have certain specified relationships to the Employee Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, an Employee Plan fiduciary considering an investment in the Common Shares also should consider whether the acquisition (or receipt in connection with the distribution) or the continued holding of the Common Shares might constitute or give rise to a direct or indirect prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if an Employee Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Employee Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

     The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Common Shares to be "widely held" on completion of the distribution.

     The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that those securities are "freely transferable." The Company believes that the restrictions imposed under its Declaration of Trust on the transfer of the Common Shares are limited to the restrictions on transfer generally permitted under the DOL

Regulations and are not likely to result in the failure of the Common Shares to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL and the U.S. Treasury Department will not reach a contrary conclusion.

     Assuming that the Common Shares will be "widely held" and are "freely transferable," the Company believes that the Common Shares will be publicly offered securities for purposes of the DOL Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Employee Plan that invests in the Company.

     THE DISCUSSION IN THIS SECTION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL ERISA PLANNING AND INDIVIDUAL CONSULTATION WITH AN ERISA ADVISOR, AND EACH SHAREHOLDER IS URGED TO CONSULT HIS ERISA ADVISOR AS TO THE SPECIFIC ERISA CONSEQUENCES TO HIM OF THE DISTRIBUTION.

                              PLAN OF DISTRIBUTION



     The Company may sell Common Shares in or outside the United States through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. The Prospectus Supplement with respect to any offering of Common Shares will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers. As used herein, the term "Underwriters" refers to any underwriters that may be participating in an offering of Common Shares pursuant to this Prospectus.



     In connection with any sale of Common Shares, Underwriters or agents may receive compensation from the Company or from purchasers of Common Shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Common Shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of common Shares they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the Underwriters or agents to purchase the Common Shares will be subject to conditions precedent and the Underwriters will be obligated to purchase all the Common Shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.



     Shares of Common Stock sold pursuant to a Prospectus Supplement will be approved for trading, upon notice of issuance, on the NYSE.



     Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Common Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.



     In order to comply with the securities laws of certain states, if applicable, any Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                    EXPERTS

     The consolidated financial statements of Lexford Residential Trust (formerly Lexford, Inc. and Cardinal Realty Services, Inc.) and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and the combined statements of revenue and certain expenses of the Consolidating Properties for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Offerings will be passed upon for the Company by Benesch, Friedlander, Coplan & Aronoff LLP, Columbus and Cleveland, Ohio. Certain legal matters relating to Maryland law, including the validity of the issuance of the Common Shares, will be passed upon for the Company by Shaw Pittman Potts & Trowbridge, Washington, D.C. In addition, subject to the conditions, qualifications and limitations set forth in their opinion, the description of Federal income tax matters contained in this Prospectus under the caption "Federal Income Tax Considerations," in the opinion of Willkie Farr & Gallagher, special tax counsel to the Company, accurately summarizes all Federal tax consequences likely to be material to a Shareholder.
H. Jeffrey Schwartz, a partner in Benesch, Friedlander, Coplan & Aronoff LLP, is a Trustee of the Company and beneficially owns 70,938 Common Shares.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files reports, proxy statements and other information with the Commission electronically. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov. The Company's Common Shares are listed on The New York Stock Exchange. Reports, proxy statements and other information concerning the Company may be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.


     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with the Commission for the offering of the Common Shares hereunder. This Prospectus, and any Prospectus Supplement which is a part of such Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit or incorporated by reference to the Registration Statement of which this Prospectus forms a part. Each such statement is qualified in all respects by such reference. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement and the exhibits and schedules thereto can be inspected, and copied, at prescribed rates, at the Commission and its regional offices as described above or accessed through the Commission's web site described above.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


          (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed May 15, 1998.



          (c) The Company's Current Reports on Form 8-K filed February 17, 1998, March 2, 1998, March 20, 1998, April 1, 1998, April 20, 1998.



     The information relating to the Company contained in this Prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated herein by reference.


     All documents filed by the Company (i) pursuant to the Exchange Act after the date of the Registration Statement and prior to the effectiveness of the Registration Statements and (ii) pursuant to Section 13(a) or 14 of the Exchange Act subsequent to the date hereof and prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, upon written or oral request, without charge, to any person, including any beneficial owner, to whom this Prospectus is delivered. Requests for such copies should be directed to: Lexford Residential Trust, The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215, Attention:
Investor Relations Department (telephone number (614) 242-3850).

                                    GLOSSARY

     The following terms are defined on the pages set forth below:


     "Acquisition Line" is defined at page 26.



     "ADA" is defined at page 13.



     "Additional Limited Partners" is defined at page 59.



     "AIC" is defined at page 45.



     "Asset Tests" is defined at page 64.



     "Bank" is defined at page 25.



     "Bank of America" is defined at page 16.



     "Beneficial Ownership Limitations" is defined at page 16.



     "Board" is defined at page 16.



     "Book-Tax Difference" is defined at page 69.



     "Business Combination Act" is defined at page 55.



     "Bylaws" is defined at page 14.



     "CAI" is defined at page 45.


     "CAD" or "Cash Available for Distribution" is defined at page 10.


     "CAGR" or "compound annual growth rate" is defined at page 32.


     "Cautionary Statements" is defined at page iii.


     "Charitable Beneficiary" is defined at page 52.



     "Code" is defined at page 16.



     "Commission" is defined at page 57.


     "Company" is defined at page 1.


     "Consolidating Properties" is defined at page 41.



     "Consolidation Plan" is defined at page 41.



     "Constructive Ownership Limitation" is defined at page 53.



     "Control Share Acquisition" is defined at page 55.



     "Control Share Act" is defined at page 55.


     "Core Markets" is defined at page 5.


     "Credit Facility" is defined at page 25.



     "Dealer Property" is defined at page 68.



     "Declaration of Trust" is defined at page 16.



     "DOL" is defined at page 73.



     "DOL Regulations" is defined at page 73.


     "economic interest" means a direct or indirect equity interest in a property or a contractual right to manage a property.


     "Employee Plan" is defined at page 73.



     "ERISA" is defined at page 73.



     "Excess Common Shares" is defined at page 16.



     "Excess Preferred Shares" is defined at page 16.



     "Excess Shares" is defined at page 16.


     "Exchange Act" is defined at page iii.


     "Exempt Organizations" is defined at page 71.

     "FHAA" is defined at page 13.



     "FIRPTA" is defined at page 72.



     "five or fewer requirement" is defined at page 63.



     "Funds Available for Distribution" is defined at page 10.


     "Funds from Operations" or "FFO" is defined at page 10.

     "GAAP" is defined at page 10.


     "General Partner" is defined at page 59.


     "Guilford/Hidden Pointe Properties" is defined at page 4.

     "Historical Financial Information" is defined at page 8.


     "IRS" is defined at page 18.



     "Interested Shareholder" is defined at page 56.


     "Lexford" is defined at page 1.

     "LPI" is defined at page 2.


     "LPM" is defined at page 41



     "Limited Partners" is defined at page 59.


     "NAREIT" is defined at page 10.


     "Non-Consolidating Properties" is defined at page 4.



     "Non-Qualifying Income" is defined at page 66.



     "Non-U.S. Shareholders" is defined at page 72.



     "NYSE" is defined at page 19.



     "Offerings" is defined at page 1.


     "Old Lexford" is defined at page 1.

     "OP Units" is defined at page 4.


     "Operating Partnership Agreement" is defined at page 40.



     "Operating Partnership" is defined at page 40.



     "Ownership Restrictions" is defined at page 52.



     "Pension Trusts" is defined at page 71.



     "Preferred Shares" is defined at page 15.


     "Prepayable Debt" is defined at page 3.

     "Pro Forma Financial Information" defined at page 8.


     "Prohibited Owner" is defined at page 54.



     "Prohibited Transferee" is defined at page 54.


     "Properties" is defined at page 1.


     "Prospectus Supplement" is defined on the cover page.



     "Qualified Rents" is defined at page 65.



     "Rabbi Trust" is defined at page 48.


     "REIS Reports" is defined at page iii.


     "REIT" is defined at page 16.



     "REIT Conversion" is defined at page 39.



     "Registration Statement" is defined at page 76.

     "Reincorporation Merger" is defined at page 40.



     "Related Party Tenant" is defined at page 65.



     "Remaining Mortgages" is defined at page 12.



     "Restriction Period" is defined at page 63.



     "Restricted Shares" is defined at page 48.



     "RICs" is defined at page 71.


     "Securities Act" is defined at page iii.


     "Special Trust" is defined at page 52.


     "Syndicated Properties" is defined at page 4.


     "third party management business" is described at page 41.



     "Title 8" is defined at page 16.



     "Trustee" is defined at page 15.



     "UBTI" is defined at page 71.



     "UBTI Percentage" is defined at page 71.



     "Wholly-Owned Properties" is defined at page 22.



     "100 shareholder requirement" is defined at page 63.



     "75% Income Test" is defined at page 65.



     "95% Income Test" is defined at page 65.

                      This page intentionally left blank.

                                                                      APPENDIX A

                        INDIVIDUAL PROPERTY INFORMATION
                      FOR THE 437 WHOLLY-OWNED PROPERTIES
                (AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997)

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
GLENVIEW..........................  AL              90     08/01/86           $355             91.1%      $   224,655
WOOD VALLEY CALHOUN...............  AL              69     03/03/86            396             91.3           226,521
AMBERWOOD.........................  FL              50     11/01/81            388             96.0           115,635
APPLEWOOD.........................  FL              69     05/01/82            396             98.5           178,546
APPLEWOOD II......................  FL              93     04/20/84            359             71.6           144,843
BAYSIDE...........................  FL              59     05/01/82            352             94.9            46,299
BEL AIRE..........................  FL              69        --    (1)        524             91.4           205,770
BEL AIRE II.......................  FL              51     01/01/86            517             82.3           138,546
BERRY PINES.......................  FL              64     04/01/85            398             96.8           168,563
BLUEBERRY HILL I..................  FL              68     12/01/86            411             86.7           200,506
BRANCHWOOD........................  FL             117     04/01/81            431             97.4           344,120
BRANDYWYNE EAST...................  FL              38     09/01/81            388             97.3            97,084
CALIFORNIA GARDENS................  FL              71     07/01/87            426             67.6           154,290
CANDLELIGHT.......................  FL              51     10/01/82            359             84.3            91,678
CANDLELIGHT II....................  FL              60     05/27/85            355             90.0           102,125
CANTERBURY CROSSINGS..............  FL              70     12/01/83            582            100.0           301,463
CEDARWOOD.........................  FL              55     03/01/78            352             90.9           128,126
CEDARWOOD II......................  FL              39     04/01/80            374             94.8            92,916
CENTRE LAKE III...................  FL             233     06/01/86            520             99.5           790,174
CLEARLAKE PINES II................  FL              51     07/01/85            440             86.5           137,481
COUNTRYSIDE.......................  FL              59     04/01/82            420             93.3           160,218
COUNTRYSIDE II....................  FL              96     04/01/82            430             95.8           256,962
CYPRESS...........................  FL              70     03/01/85            415             84.2           210,663
DEERWOOD..........................  FL              50     08/01/82            414             82.0           124,600
DRIFTWOOD.........................  FL              63     05/15/85            452             92.0           175,576
ELMWOOD...........................  FL              52     03/01/84            510             94.2           190,912
ELMWOOD II........................  FL              50     10/01/84            512             96.0           186,801
FOREST GLEN.......................  FL              73     01/01/86            411             83.7           211,178
GARDEN TERRACE II.................  FL              65     10/01/82            381             74.2            96,181
GARDEN TERRACE I..................  FL              59     09/01/81            386             81.6           116,732
HERON POINTE......................  FL              99     01/01/86            429             87.1           227,331
HICKORY PLACE.....................  FL              70     08/01/83            440            100.0           207,047
HIDDEN ACRES......................  FL              94     01/01/87            422             97.8           248,786
HIDDEN PINES......................  FL              56     07/01/81            482             98.2           156,017
HIGH POINTS.......................  FL              95     04/01/86            350             95.7           245,890
HILLCREST VILLA...................  FL              65     04/22/85            389             89.2           170,952
HILLSIDE TRACE....................  FL              64     09/01/87            365             95.3           163,418
HOLLY RIDGE.......................  FL              98     01/01/86            525             93.8           274,416
HOLLY SANDS.......................  FL              72     04/01/85            451             88.8           258,816
HOLLY SANDS II....................  FL              52     06/01/86            437             94.2           175,953
JEFFERSON WAY I...................  FL              56     08/01/87            454             91.0           169,387
JUPITER COVE I....................  FL              63     09/01/87            519            100.0           236,263
JUPITER COVE III..................  FL              63     09/01/87            524             98.4           247,929
MARK LANDING I....................  FL              71     11/01/87            466             94.4           219,940
MEADOWOOD II......................  FL              54     11/01/80            445             98.1           159,531
MIGUEL PL.........................  FL              91     10/01/87            367             95.6           213,105
MORNINGSIDE II....................  FL             182     01/01/84            353             76.0           148,517
MOSSWOOD..........................  FL              57     08/01/81            441             98.2           154,943
MOSSWOOD II.......................  FL              89     05/01/82            442             98.8           260,634
NOVA GLEN.........................  FL              61     06/08/84            434            100.0           134,947
NOVA GLEN II......................  FL              81     01/01/86            408             91.3           160,707
NOVAWOOD..........................  FL              57     05/01/80            419            100.0           113,453
NOVAWOOD II.......................  FL              61     09/01/80            412             98.3           135,790

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
OAK GARDENS.......................  FL             106     01/01/88           $524             91.5%      $   334,506
OAK RIDGE.........................  FL              63     05/17/85            412             96.8           191,186
OAK SHADE.........................  FL              82     04/01/85            436            100.0           246,519
OAKWOOD MANOR.....................  FL              63     04/01/86            474             89.0           191,034
OAKWOOD VILLAGE...................  FL              74     01/01/86            360            100.0           147,608
OLD ARCHER COURT..................  FL              72     08/01/77            419            100.0           198,734
PALATKA OAKS......................  FL              34     08/01/77            350             82.3            48,440
PALATKA OAKS II...................  FL              23     08/01/80            435             91.3            48,891
PALM BAY/WINDWOOD II..............  FL              64     12/31/87            379             93.7           118,675
PALM PLACE........................  FL              80     01/01/84            485             96.3           263,393
PELICAN POINTE I..................  FL              86     11/01/87            411             94.1           248,999
PELICAN POINTE II.................  FL              74     11/01/87            416             85.1           218,314
PINE BARRENS......................  FL             104     06/01/86            425             93.3           296,204
PINE LAKE.........................  FL              41     10/01/82            401             90.2            81,356
PINE MEADOWS......................  FL              60     02/01/85            469             93.4           171,533
PINE TERRACE......................  FL              80     08/01/83            394             77.5           205,502
PINE TERRACE II...................  FL              68     11/09/84            394             77.9           173,970
PINELLAS PINES....................  FL              68     12/01/83            448             94.1           195,882
RANCHSIDE.........................  FL              76     08/01/85            357             98.6           172,959
RIVERS END........................  FL              66     02/01/86            445             90.9           201,867
RIVERS END II.....................  FL              69     01/01/86            435             94.2           221,682
SANDPIPER II......................  FL              66     09/01/82            416             89.3           141,383
SANFORD COURT INVESTORS...........  FL             106     11/01/76            420             99.0           270,674
SHADOW BAY........................  FL              53     04/01/84            450             96.3           139,862
SHADOW BAY II.....................  FL              59     08/01/85            451             91.6           149,484
SHADOW RIDGE......................  FL              62     10/01/83            435             98.3           177,085
SHADOWOOD.........................  FL              69     01/01/82            426             95.6           198,527
SHADOWOOD II......................  FL              70     05/01/83            424             91.4           198,756
SILVER FOREST.....................  FL              51     02/01/85            403             94.1           134,021
SKY PINES.........................  FL              88     01/01/86            433             91.0           244,965
SKY PINES II......................  FL              52     06/01/86            438             92.3           145,065
SPRING GATE.......................  FL              66     11/01/83            404             89.3           170,589
STRAWBERRY PLACE..................  FL              55     06/01/82            376             89.0           105,447
SUGARTREE.........................  FL              60     06/01/84            433             88.3           179,000
SUNSET WAY I......................  FL             100     08/01/87            533             92.0           309,905
SUNSET WAY II.....................  FL              99     04/27/88            539             97.0           297,420
SUTTON PLACE......................  FL              55     07/01/84            391             92.7           117,737
TERRACE TRACE.....................  FL              87     05/01/85            394             89.7           221,157
THE LANDINGS......................  FL              60     04/01/84            386             98.3           123,525
THYMEWOOD II......................  FL              70     01/01/86            602             88.5           243,549
TURKSCAP..........................  FL              49     12/01/77            404             93.8           107,582
TURKSCAP III......................  FL              50     11/01/82            421             96.0           129,180
UNIVERSITY SQUARE.................  FL              81     07/01/79            387             95.0           208,849
WESTCREEK.........................  FL              86     01/01/86            444             73.2           240,908
WHISPERING PINES II...............  FL              43     03/31/86            401             97.7           101,052
WINDWOOD I........................  FL              63     05/01/88            385             90.6           113,631
WINGWOOD..........................  FL              86     11/01/80            431             96.5           239,486
WINTER WOODS......................  FL              57     07/01/85            429             96.4           137,996
WOODLAND..........................  FL              92     07/01/84            447             96.7           284,864
WOODLAND II.......................  FL              77     08/01/85            451             92.2           238,466
BARRINGTON DEKALB.................  GA              47     11/26/84            528             93.6           163,307
CAMDEN WAY........................  GA              61     02/01/85            372             90.4           129,064
CAMDEN WAY II.....................  GA              57     02/01/86            375             88.3           133,197
CARRIAGE HILLS DUBLIN.............  GA              60     04/29/85            388             96.6           154,665
CEDARGATE LAWRENCEVILLE...........  GA              55     03/01/83            543             87.2           233,472
COUNTRYSIDE MANOR DOUGLASVILLE....  GA              82     02/22/85            503             97.5           312,763
ELMWOODS MARIETTA.................  GA              48     09/07/84            545             97.9           203,625
FOREST RIDGE RICHMOND.............  GA              74     12/06/85            374             77.3           119,530
FOREST VILLAGE BIBB...............  GA              83     10/21/83            457             87.9           275,463
GENTIAN OAKS COLUMBUS.............  GA              62     05/10/85            414             96.7           202,284

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
GLEN ARM MANOR....................  GA              70     01/01/86           $380             97.1%      $   210,062
GLENWOOD VILLAGE..................  GA              80     12/01/86            400             81.2           197,780
GREENBRIAR GLEN...................  GA              74     03/28/88            534             81.3           289,619
HARBINWOOD GWINNETT...............  GA              73     08/15/85            543             94.4           310,969
HATCHERWAY........................  GA              64     01/01/86            345             93.7           123,760
HILLANDALE MANOR DEKALB...........  GA              48     06/26/85            541            100.0           212,878
HILLSIDE MANOR AMERICUS...........  GA              60     08/26/85            361             95.0           111,231
HOLLY PARK COLUMBUS...............  GA              66     12/06/85            386             87.8           168,445
INDIAN LAKE I.....................  GA             244     08/11/87            496             95.9           909,758
IRIS GLEN ROCKDALE................  GA              79     03/09/84            523             91.2           258,017
KINGS COLONY......................  GA              89     11/15/87            443             87.6           269,011
LAKESHORE I.......................  GA              79     06/20/86            395             88.6           216,421
LAUREL GLEN.......................  GA              81     04/04/86            488             96.3           321,326
LINK TERRACE......................  GA              54     08/01/84            443             90.7           153,268
MARSH LANDING.....................  GA              57     07/01/84            418             94.8           155,832
MARSHLANDING II...................  GA              48     12/31/86            418             95.9           131,184
MEADOWLAND CLARKE.................  GA              60     06/11/84            464             95.0           166,109
MEADOWOOD NORCROSS................  GA              61     11/01/82            546             93.6           264,614
MEADOWOOD NORCROSS II.............  GA              51     04/02/84            539             92.1           212,914
MILL RUN..........................  GA              88     04/14/86            384             89.7           252,214
MORGAN TRACE UNION CITY...........  GA              80     05/16/86            460             98.7           210,599
NORTHRIDGE CARROLLTON.............  GA              77     08/22/85            434             94.8           258,644
OAKLEY WOODS UNION CITY...........  GA              60     10/15/84            495             98.3           175,215
OAKWOOD VILLAGE RICHMOND..........  GA              70     11/30/85            411             90.0           214,481
PINE KNOLL CLAYTON................  GA              46     04/12/85            485             95.6           167,274
QUAIL CALL........................  GA              55     10/01/84            380            100.0           139,227
RAMBLEWOOD II.....................  GA              28     10/01/83            398             75.0            91,783
RAMBLEWOOD II.....................  GA             102     10/01/86            389             89.2           286,346
REDAN VILLAGE DEKALB..............  GA              78     10/19/84            515             87.1           279,770
REDAN VILLAGE DEKALB II...........  GA              76     02/17/86            500             86.8           246,032
RIDGEWOOD DEKALB..................  GA              63     03/04/84            520             90.4           239,668
RIDGEWOOD DEKALB II...............  GA              52     03/03/86            504             84.6           185,364
SHADOW TRACE DEKALB...............  GA              81     07/13/84            532             80.2           298,380
SKYRIDGE..........................  GA             120     05/11/87            495             94.1           470,238
STEWART WAY I.....................  GA              69     01/01/86            421             91.3           194,891
STEWART WAY II....................  GA              63     12/01/86            438             88.8           193,793
STILLWATER........................  GA              53     05/01/83            462             96.2           164,991
STRATFORD LANE COLUMBUS...........  GA              67     12/31/84            418             94.1           224,507
SUNNYSIDE.........................  GA              72     06/01/84            378             97.2           194,214
TIMBERWOODS PERRY.................  GA              60     05/25/85            404             93.3           160,835
VALLEYBROOK.......................  GA              71     10/15/86            471             93.0           299,685
VALLEYFIELD DEKALB................  GA              66     05/18/84            531             92.4           286,312
VALLEYFIELD DEKALB II.............  GA              66     09/30/85            532             96.9           280,625
WATERBURY CLARKE..................  GA              53     06/12/85            476             94.3           182,989
WESTWAY...........................  GA              70     12/01/84            424             94.2           194,878
WHISPERWOOD CORDELE...............  GA              50     07/15/85            376             88.0           119,522
WILCREST WOODS....................  GA              68     12/31/86            440             91.3           214,864
WILLOW CREEK GRIFFIN..............  GA              53     05/08/85            454             98.1           173,710
WILLOW RUN DEKALB.................  GA              73     08/22/83            537             93.2           250,714
WILLOWOOD MILLEDGEVILLE...........  GA              61     04/07/84            433            100.0           195,865
WOOD TRAIL NEWMAN.................  GA              61     10/15/84            490            100.0           277,418
WOODCLIFF LILBURN.................  GA              71     12/31/84            532             90.4           304,513
WOODCLIFF LILBURN II..............  GA              72     01/13/86            494             97.2           282,832
WOODCREST WARNER ROBINS...........  GA              66     12/31/84            424             86.3           204,997
WOODSIDE..........................  GA              52     02/01/83            397             84.6           178,679
ANSLEY OAKS O'FALLON..............  IL              69     05/01/86            408             79.7           168,073
BRADFORD PL.......................  IL              68     07/23/86            396             98.5           178,448
BRUNSWICK.........................  IL              80     04/01/86            444             91.4           228,590
HUNTER GLEN.......................  IL              64     03/01/87            433             95.4           200,010
ACADIA COURT BLOOMINGTON..........  IN              97     08/19/85            490             91.9           340,653
ACADIA CT II......................  IN             104     06/06/86            451             92.3           334,522

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
ANNHURST INDIANAPOLIS.............  IN              83     02/15/85           $429             97.6%      $   198,445
APPLEGATE COLUMBUS................  IN              58     09/11/82            443            100.0           199,696
APPLEGATE DELAWARE................  IN              53     03/01/84            453             90.7           165,960
APPLEGATE II......................  IN              80     06/01/87            423             90.0           226,180
ARAGON WOODS......................  IN              68     12/26/86            432             92.7           209,598
ASHGROVE INDIANAPOLIS.............  IN              57     08/01/83            476             96.5           198,807
BECKFORD PLACE NEW CASTLE.........  IN              41     06/13/84            416            100.0           122,073
BRANDON COURT BLOOMINGTON.........  IN              78     10/01/84            481             86.2           211,753
CAMBRIDGE COMMONS INDIANAPOLIS....  IN              86     05/01/86            398             94.3           231,249
CAMBRIDGE COMMONS INDIANAPOLIS
  II..............................  IN              75     03/07/87            403             93.4           183,950
CAMBRIDGE COMMONS III.............  IN              75     01/29/88            388             64.9           122,763
CEDARGATE BLOOMINGTON.............  IN              68     11/01/83            496             88.5           224,499
CEDARGATE BLOOMINGTON II..........  IN              58     06/01/85            490             94.8           190,429
CEDARGATE MICHIGAN CITY...........  IN              53     11/01/83            413            100.0           128,563
CEDARWOOD GOSHEN..................  IN              43     03/11/83            393             97.6           135,964
CEDARWOOD GOSHEN II...............  IN              47     08/03/84            398             97.8           146,133
CHERRY GLEN I.....................  IN              69     07/10/86            428             97.2           206,519
CHERRY GLENN II...................  IN              69     04/01/87            424             91.3           205,919
CLEARVIEW GREENWOOD...............  IN              71     06/19/86            442             95.8           233,876
CLEARVIEW GREENWOOD II............  IN              80     02/01/87            450             97.5           307,289
CONCORD SQUARE KOKOMO.............  IN              49     06/01/83            451             91.8           168,989
CONCORD SQUARE LAWRENCEBURG.......  IN              48     05/04/82            401             91.8           138,082
DOGWOOD GLEN MARION II............  IN              77     04/13/87            428             93.5           230,174
DOGWOOD GLEN I....................  IN              83     07/18/86            435             92.9           268,222
ELMTREE PARK I....................  IN              72     06/08/86            428             91.8           224,225
ELMTREE PARK II...................  IN              53     05/01/87            421             86.7           155,819
HAMPSHIRE BLUFFTON................  IN              45     04/04/82            383             97.8           110,230
HARTWICK TIPTON...................  IN              44     10/18/82            434             97.7           145,773
HEATHMOORE EVANSVILLE.............  IN              74     08/03/84            391             87.8           202,223
HEATHMOORE INDIANAPOLIS...........  IN              55     08/01/83            456             80.0           159,371
LAURELWOOD COURT BEDFORD..........  IN              50     02/26/86            386             90.0           147,226
MARABOU MILLS I...................  IN              86     06/23/86            431             89.7           283,470
MARABOU MILLS II..................  IN              63        --    (1)        435             90.6           216,925
MARABOU MILLS III.................  IN              59     12/01/87            449             91.5           208,927
MEADOWOOD CRAWFORDSVILLE..........  IN              64     04/03/83            421             93.7           168,438
MEADOWOOD FRANKLIN................  IN              51     04/04/83            475             98.0           198,362
MEADOWOOD LOGANSPORT..............  IN              42     07/02/84            393            100.0           113,089
MEADOWOOD WARRICK.................  IN              65     04/07/84            372             81.5           133,592
MEADOWOOD II......................  IN              74     05/30/86            389             88.0           138,962
OLIVEWOOD INDIANAPOLIS............  IN              62     05/09/85            453             93.6           214,936
OLIVEWOOD INDIANAPOLIS II.........  IN              67     02/18/86            424             88.0           207,098
PARKVILLE GAS CITY................  IN              49     11/01/82            396             95.9           117,701
PLUMWOOD CHESTERFIELD.............  IN              39     11/25/80            394             84.6           102,359
PLUMWOOD FT. WAYNE................  IN              55     05/15/81            388             98.2           152,796
PRINCETON COURT EVANSVILLE........  IN              62     06/07/85            412             90.4           163,867
RIDGEWOOD BEDFORD.................  IN              48     07/02/84            403             95.8           144,030
RIDGEWOOD ELHART..................  IN              69        --    (1)        413             95.7           186,209
RIDGEWOOD II......................  IN              99     03/01/86            384             96.0           271,367
ROSEWOOD COMMONS INDIANAPOLIS.....  IN              96     01/11/86            399             96.9           256,775
ROSEWOOD COMMONS II...............  IN              77     06/01/87            422             94.8           227,110
SHERBROOK.........................  IN              76     06/16/86            441             93.5           213,234
SLATE RUN INDIANAPOLIS............  IN              90     01/25/84            465             98.9           340,779
SLATE RUN LEBANON.................  IN              61     07/13/84            449             96.7           182,555
SPICEWOOD.........................  IN              50     03/16/86            452             96.1           172,375
SPRINGWOOD NEW HAVEN..............  IN              48     10/01/81            411             97.9           125,780
STONEHENGE INDIANAPOLIS...........  IN              60     06/25/84            461             81.9           213,190
STONEHENGE JASPER.................  IN              40     04/22/85            348            100.0            91,216

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
STONEHENGE RICHMOND...............  IN              59     06/30/84           $440            100.0%      $   205,372
WATERBURY GREENWOOD...............  IN              44     05/31/84            478             97.7           137,002
WESTWOOD ROCHESTER................  IN              42     05/03/84            375            100.0            87,788
WILLOW RUN NEW ALBANY.............  IN              64     07/01/84            443            100.0           229,048
WILLOWOOD COLUMBUS................  IN              51     07/05/83            444             96.1           189,798
WILLOWOOD EAST INDIANAPOLIS II....  IN              60     07/08/85            405             76.6           128,116
WILLOWOOD II......................  IN              58     08/01/86            411            100.0           188,178
ASHGROVE JEFFERSON................  KY              60     08/01/84            435             95.0           206,928
CAMELLIA COURT CARROLLTON.........  KY              55     11/15/82            361             98.2           142,918
CEDARGATE BOWLING GREEN...........  KY              59     07/23/83            410             94.9           194,214
CEDARGATE SHELBY..................  KY              58     07/01/84            430             93.1           172,611
CEDARGATE II......................  KY              58     06/01/86            385             96.5           175,527
CEDARWOOD II......................  KY              47     01/01/86            432             85.4           140,966
CEDARWOOD III.....................  KY              48     05/20/86            421             89.5           144,352
FORSYTHIA COURT JEFFERSON.........  KY              98     06/07/85            415             97.9           300,216
HAYFIELD PARK.....................  KY              86     07/17/86            415            100.0           312,867
HEATHMOORE JEFFERSON..............  KY              62     09/21/83            408             93.6           188,252
LONGWOOD LEXINGTON................  KY              60     08/10/85            415             83.6           193,699
MEADOWOOD FLATWOODS...............  KY              52     06/01/83            368             88.6           126,442
MEADOWOOD LEXINGTON...............  KY              50     06/22/84            419             84.3           139,192
MEADOWOOD NICHOLASVILLE...........  KY              67     11/28/83            412             97.0           233,761
RIDGEWOOD LEXINGTON...............  KY              62     07/19/84            449             95.2           248,676
RIDGEWOOD RUSSELVILLE.............  KY              52     06/01/84            365             81.1           111,537
ROSEWOOD JEFFERSON................  KY              77     09/28/84            475             93.5           282,110
SLATE RUN BARDSTOWN...............  KY              54     07/19/84            346             96.3           144,149
SLATE RUN HOPKINSVILLE............  KY              57     07/02/84            384             93.1           100,543
SLATE RUN JEFFERSON...............  KY              65     07/02/84            418            100.0           200,467
SLATE RUN JEFFERSON II............  KY              63     04/29/85            414             95.3           205,300
SPRINGWOOD........................  KY              54     01/01/86            340             92.5           143,262
STONEHENGE GLASGOW................  KY              54     08/01/83            344             92.5           130,927
STONEHENGE JEFFERSON..............  KY              61     05/21/84            425             95.1           204,628
VALLEYFIELD LEXINGTON.............  KY              83     08/01/85            444             96.4           314,745
WILLOW RUN MADISONVILLE...........  KY              71     09/18/84            374             90.4           167,167
WILLOWOOD FRANKFORT...............  KY              57     08/20/84            404             98.2           156,498
WILLOWOOD FRANKFORT II............  KY              53     11/06/85            387             98.1           128,414
WILLOWOOD OWENSBORO...............  KY              55     09/24/84            337             96.4           116,819
WINTHROP COURT FRANKFURT..........  KY              77     06/07/85            403             96.2           217,036
WOODLANDS FRANKLIN................  KY              56     07/01/83            341             98.2           100,302
CHERRY TREE.......................  MD             100     09/01/86            485             96.1           373,520
FORSYTHIA COURT HARFORD...........  MD              76     02/28/86            493             96.0           264,240
FORSYTHIA CT II...................  MD              75     06/01/87            482             92.1           222,917
MERRIFIELD........................  MD              95     01/11/88            463             98.9           304,870
AMBERIDGE ROSEVILLE...............  MI              45     12/02/85            506             95.7           162,667
APPLE RUN HILLSDALE...............  MI              39     12/27/82            419             92.3           112,423
ASHGROVE CALHOUN..................  MI              51     08/15/83            432             96.0           135,739
ASHGROVE STERLING HEIGHTS.........  MI             115     11/15/85            515             96.5           456,199
ASHGROVE STERLING HEIGHTS II......  MI              89     01/09/87            527             98.9           355,371
FOXTON MONROE.....................  MI              51     08/22/83            465             98.0           169,492
GARDEN CT.........................  MI             102     04/22/88            480             97.1           400,643
HEATHMOORE MACOMB.................  MI              72     11/23/83            475            100.0           241,748
HEATHMOORE WAYNE II...............  MI              51     12/12/86            557             90.2           221,577
HEATHMOORE I......................  MI              59     07/31/86            565             93.4           261,037
LAUREL BAY........................  MI              68     10/01/89            496             97.1           204,543
MEADOWOOD JACKSON.................  MI              47     01/17/83            445            100.0           166,268
MEADOWOOD MONROE..................  MI              57     09/24/84            444             98.2           200,614
MONTGOMERY COURT INGHAM...........  MI              59     11/26/84            471             89.8           191,764
NEWBERRY EATON....................  MI              62     01/15/85            450             96.8           217,319
NEWBERRY II.......................  MI              48     12/26/86            452             97.9           170,231
RIDGEWOOD WESTLAND................  MI              56     11/01/83            528             98.2           205,001

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
ROANOKE OAKLAND...................  MI              88     01/03/85           $609             94.3%      $   439,760
STERLING HEIGHTS OLIVEWOOD........  MI             151     12/03/86            510             92.2           650,445
STONEHENGE TECUMSEH...............  MI              48     08/20/84            483            100.0           159,822
WATERBURY WESTLAND................  MI             100     11/21/85            529             94.1           380,151
WENTWORTH ROSEVILLE...............  MI              75     09/13/85            497             97.3           287,776
AMBERWOOD.........................  OH              63     10/01/87            411             81.2           151,810
AMESBURY I........................  OH              68     02/17/86            387             97.1           165,623
AMESBURY II.......................  OH              81        --    (1)        379             91.3           174,524
AMHURST...........................  OH              73     08/24/79            379             86.6           172,994
AMHURST DAYTON II.................  OH              74     02/03/81            385             90.5           183,621
AMHURST TOLEDO....................  OH              58     03/28/83            420             96.5           183,142
ANDOVER COURT MT. VERNON..........  OH              51     02/02/82            420            100.0           130,812
ANNHURST II.......................  OH              54     07/01/86            402             96.3           155,535
ANNHURST III......................  OH              52     05/05/88            427             90.3           177,405
APPLE RIDGE CIRCLEVILLE III.......  OH              30     10/16/82            373             96.6            89,335
APPLE RIDGE I.....................  OH              60     01/01/87            362             98.3           153,139
APPLE RUN COLUMBUS II.............  OH              50     09/26/80            393             96.0           123,476
APPLE RUN TRUMBULL................  OH              48     08/05/83            419             89.5           109,331
APPLEGATE CHILLICOTHE II..........  OH              41     09/10/81            367             73.8            57,083
APPLEGATE LORDSTOWN...............  OH              39     05/24/82            411             90.0           105,018
ASHFORD HILL......................  OH              77     06/23/86            414             94.9           213,596
ASHGROVE FRANKLIN.................  OH              63     01/24/83            412             89.0           188,308
BECKFORD PLACE NORTH CANTON.......  OH              60     04/15/83            442             83.3           200,617
BECKFORD PLACE NORTH CANTON II....  OH              60     05/24/85            444             88.3           211,400
BECKFORD PLACE THE PLAINS.........  OH              60     12/21/82            425             86.6           200,656
BECKFORD PLACE WAPAKONETA.........  OH              40     09/29/81            349             90.2            96,667
BEREA TABOR RIDGE.................  OH              97     02/24/86            473             97.9           280,379
CAMELLIA COURT COLUMBUS...........  OH              64     12/28/81            420             92.1           222,474
CAMELLIA COURT COLUMBUS II........  OH              40     04/14/84            430             97.5           148,008
CAMELLIA COURT DAYTON.............  OH              58     07/22/81            406             84.2           145,257
CAMELLIA COURT DAYTON II..........  OH              53     09/20/82            413             92.4           146,242
CAMELLIA COURT WASHINGTON CH......  OH              40     05/14/81            378             92.6            93,082
CEDARGATE ENGLEWOOD...............  OH              61     06/25/84            432             95.0           203,406
CEDARGATE LANCASTER...............  OH              47     12/01/83            365             93.7           105,151
CEDARWOOD BELPRE..................  OH              44     09/26/80            355             80.0            98,037
CEDARWOOD SABINA..................  OH              31     03/12/82            392             84.3            61,008
CHARING CROSS BOWLING GREEN.......  OH              67     07/22/78            361             98.5           184,613
CHELSEA COURT SANDUSKY............  OH              62     05/15/81            403             84.1           173,028
CLEARWATER........................  OH              42     11/01/86            484             81.4           139,419
CONCORD SQUARE ONTARIO............  OH              41     08/10/81            392             97.6           105,881
CONCORD SQUARE ONTARIO II.........  OH              31     02/08/83            381             93.5            68,033
DANIEL COURT CLERMONT.............  OH             114     02/01/85            431             95.6           348,110
DARTMOUTH PL II...................  OH              49     07/18/86            478             87.7           165,214
DARTMOUTH PLACE KENT..............  OH              53     08/03/82            488             94.4           179,703
DOGWOOD TERRACE LANCASTER.........  OH             110     01/01/82            393             94.5           132,470
DOVER PLACE EASTLAKE..............  OH              64     10/04/82            498            100.0           285,116
DOVER PLACE EASTLAKE II...........  OH              65     11/01/83            484             95.4           262,966
DOVER PLACE EASTLAKE III..........  OH              30     11/23/83            500            100.0           132,497
DOVER PLACE EASTLAKE IV...........  OH              72     11/25/86            491             94.5           289,584
FOREST PARK MEADOWOOD.............  OH             106     08/26/85            466             98.1           379,909
FOXHAVEN..........................  OH             107     08/18/86            392             97.2           312,668
FOXTON DAYTON II..................  OH              79     02/11/83            416             90.0           202,582
GREENGLEN ALLEN II................  OH              54     12/04/81            366             87.0           142,536
GREENGLEN DAYTON..................  OH              76     08/29/83            412             96.1           233,150
GREENGLEN TOLEDO II...............  OH              59     06/05/82            388             93.2           174,912
HAMPSHIRE ELYRIA II...............  OH              56     03/15/81            399             82.4           139,138
HARVEST GROVE I...................  OH              73     09/08/86            405             94.5           232,608

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
HARVEST GROVE II..................  OH              57        --    (1)       $424             91.2%      $   171,246
HICKORY MILL COLUMBUS.............  OH              60     05/02/80            431             95.1           180,776
INDEPENDENCE VILLAGE..............  OH             124     10/18/78            384             99.1           241,484
KETWOOD...........................  OH              94     12/29/79            402            100.0           273,360
LARKSPUR COLUMBUS.................  OH              60     02/11/83            468             93.3           204,839
LARKSPUR MORAINE..................  OH              29     01/08/82            391             76.6            84,654
LARKSPUR MORAINE II...............  OH              16     08/10/84            364            100.0            41,364
LAUREL COURT FREMONT..............  OH              69     08/15/78            353             87.1           173,111
LINDENDALE........................  OH              77     03/01/87            409             97.4           238,938
LONDON LAMPLIGHT..................  OH              53     10/31/72            373             81.4            97,198
MEADOWOOD.........................  OH              40     01/01/86            378             92.5            73,095
MEADOWOOD COLUMBUS................  OH              60     06/01/84            433             98.3           191,049
MEADOWOOD COLUMBUS II.............  OH              23     04/01/85            434             95.6            72,347
MEADOWOOD CUYAHOGA FALLS..........  OH              59     04/08/85            500             91.6           213,189
MEADOWOOD MANSFIELD...............  OH              49     04/04/83            399             98.0           135,034
MELDON PLACE TOLEDO...............  OH             127     01/02/78            374             85.2           370,805
MILLBURN DAYTON II................  OH              51     07/27/81            434             90.3           150,376
MILLBURN STOW.....................  OH              52     08/06/84            559             96.2           233,296
MILLSTON ABERDEEN.................  OH              54     05/18/81            288             90.9            96,642
MILLSTON ABERDEEN II..............  OH              39     01/29/82            294             84.6            72,810
MONTGOMERY COURT COLUMBUS.........  OH              60     07/01/85            466             93.5           199,000
MONTGOMERY COURT COLUMBUS II......  OH              57     03/03/86            442             89.4           167,084
MONTROSE SQUARE...................  OH             129     01/01/87            372             81.4           262,227
PARKVILLE.........................  OH             100     07/23/78            393             98.0           270,256
PARKVILLE ENGLEWOOD...............  OH              48     02/11/82            411             97.9           144,747
PICKERINGTON MEADOWS..............  OH              60        --    (1)        446             90.0           206,402
PICKERINGTON MEADOWS..............  OH              60     08/12/85            401             98.3           181,736
PLUMWOOD..........................  OH             109     04/01/78            400             90.0           307,763
PLUMWOOD COLUMBUS III.............  OH              34     04/18/83            437             94.1           124,251
RED DEER FAIRBORN.................  OH              68     06/16/86            436             90.0           249,816
RED DEER II.......................  OH              63     08/01/87            439             93.6           238,125
RIDGEWOOD COLUMBUS................  OH              60     01/06/84            453             98.3           221,330
RIDGEWOOD COLUMBUS II.............  OH              58     03/18/85            460             93.1           216,333
RIVER GLEN I......................  OH              60     04/01/87            412             96.7           208,800
RIVER GLEN II.....................  OH              53     11/01/87            445             88.6           196,523
RIVERVIEW ESTATES.................  OH              90     01/01/87            368             82.0           202,243
ROSEWOOD COLUMBUS.................  OH              90     05/28/85            417             83.5           235,532
SANDALWOOD TOLEDO.................  OH              50     02/24/84            426             96.0           175,399
SHERBROOK COLUMBUS................  OH              60     07/29/85            401             98.3           180,956
SLATE RUN MIAMISBURG..............  OH              48     05/13/85            440             97.9           160,843
SPRINGWOOD AUSTINTOWN II..........  OH              43     10/04/82            402             93.0            95,269
SPRINGWOOD COLUMBUS...............  OH              64        --    (1)        414             92.1           171,970
STONEHENGE MONTGOMERY.............  OH              69     10/26/85            424             88.4           209,072
STONEHENGE OTTAWA.................  OH              36     08/08/83            369            100.0           108,520
STONEHENGE STARK..................  OH              60     04/01/84            405             96.7           168,426
SUFFOLK GROVE GROVE CITY..........  OH              71     12/06/85            451             90.1           253,204
SUFFOLK GROVE II..................  OH              49     06/01/87            481             93.8           187,664
THE BIRCHES OF LIMA...............  OH              58     04/16/77            356             84.4           135,910
THE WILLOWS DELAWARE II...........  OH              41     10/28/81            401             97.6           121,413
THE WILLOWS I.....................  OH              50     01/01/87            384             78.0           126,000
THE WILLOWS III...................  OH              43     07/01/87            417             97.7           144,992
TIMBERCREEK TOLEDO................  OH              77     06/29/87            402             89.7           227,844
WATERBURY CLERMONT................  OH              70     09/13/85            448             94.2           220,049
WEST OF EASTLAND COLUMBUS.........  OH             124     03/31/77            369             92.0           289,059
WESTWOOD NEWARK...................  OH              13     11/19/80            361            100.0            19,179
WILLOW RUN WILLARD................  OH              61     07/01/83            338             90.1           133,153
WILLOWOOD GROVE CITY..............  OH              46     05/01/84            460             93.6           152,504
WILLOWOOD GROVE CITY II...........  OH              26     06/21/85            459             96.1            80,327

---------------

(1) Property acquired after date of construction or opening.

                                                                                             PHYSICAL
                                                                                            OCCUPANCY
                                                            DATE OF                           AS OF           NET
                                               RENTABLE   CONSTRUCTION    AVERAGE RENT     DECEMBER 31,    OPERATING
               NAME                 LOCATION    UNITS      OR OPENING    COLLECTED/MONTH       1997         INCOME
               ----                 --------   --------   ------------   ---------------   ------------   -----------
WILLOWOOD WOOSTER.................  OH              51     06/01/84           $404             92.3%      $   139,887
WILLOWOOD WOOSTER II..............  OH              53     02/25/86            379             81.1           110,805
WILLOWOOD II......................  OH              65     06/01/87            359             96.9           158,051
WINTHROP CT II....................  OH              38     02/25/86            436             92.1           118,839
WOODBINE CUYAHOGA FALLS...........  OH              55     05/24/82            482             94.5           217,394
WOODBINE PORTSMOUTH...............  OH              41     02/23/81            342             92.6            96,996
WOODLANDS COLUMBUS................  OH              88     05/23/83            442             90.0           266,983
WOODLANDS COLUMBUS II.............  OH              70     09/30/84            436             91.5           217,689
WOODLANDS COLUMBUS III............  OH              93     06/12/87            425             87.3           261,866
WOODLANDS STREETSBORO.............  OH              60     10/01/84            505             98.3           245,980
WOODLANDS STREETSBORO II..........  OH              60     11/18/85            505             98.3           241,577
ALLEGHENY CO. VALLEYFIELD.........  PA              77     10/15/85            580             94.8           324,619
ANNHURST ALLEGHENY................  PA              97     11/26/84            532             98.9           365,460
CARLETON COURT ERIE...............  PA              60     11/08/85            435             88.3           153,889
NORTHRUP COURT ALLEGHENY..........  PA              60     06/24/85            526             80.0           219,045
NORTHRUP COURT ALLEGHENY II.......  PA              49     10/15/85            524             87.7           187,014
SHERBROOK.........................  PA              73     12/20/86            561            100.0           314,311
WOODLANDS ZELIENOPLE..............  PA              50     11/01/83            497             92.0           180,655
WOODLANDS II......................  PA              62     03/01/87            480             91.9           210,733
RAVENWOOD.........................  SC              82     05/07/87            426             87.8           240,735
SPRINGBROOK.......................  SC              92     06/13/86            417             81.7           240,833
WILLOW LAKES......................  SC              95     12/12/86            418             67.3           184,626
CEDAR HILL........................  TN              74     05/30/86            442             91.8           243,636
KNOX LANDING KNOXVILLE............  TN              85     04/04/86            412             98.8           241,099
WATERBURY CLARKSVILLE.............  TN              54     07/05/85            417             94.4           160,736
WYCLIFFE COURT MURFREESBORO.......  TN              63     07/29/85            426            100.0           198,396
WALKER PL.........................  TX              67     01/25/88            404             91.9           147,456
BRUNSWICK MONONGALIA..............  WV             101     05/12/86            407             90.2           280,039
BRUNSWICK II......................  WV              82        --    (1)        394             87.9           204,226
CARLETON COURT KANAWHA............  WV              73     03/21/85            417             93.1           242,796
HICKORY MILL HURRICANE............  WV              48     04/15/83            412             95.8           141,340
PARKVILLE PARKERSBURG.............  WV              49     10/10/82            379             97.9           129,691

         ------------
                                               -------                                                    -----------
         437                                    28,929                                                    $86,046,602
         ============                          =======                                                    ===========
---------------











---------------

(1) Property acquired after date of construction or opening.

                           LEXFORD RESIDENTIAL TRUST

                         INDEX TO FINANCIAL STATEMENTS


                                                              Page
                                                              ----
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED):
Pro Forma Condensed Consolidated Balance Sheet as of March
  31, 1998..................................................   F-3
Notes to Pro Forma Condensed Consolidated Balance Sheet as
  of March 31, 1998.........................................   F-4
Pro Forma Condensed Consolidated Balance Sheet as of
  December 31, 1997.........................................   F-6
Notes to Pro Forma Condensed Consolidated Balance Sheet as
  of December 31, 1997......................................   F-7
Pro Forma Condensed Consolidated Statement of Income for the
  three months ended March 31, 1998.........................   F-9
Pro Forma Condensed Consolidated Statement of Income for the
  year ended December 31, 1997..............................  F-10
Notes to Pro Forma Condensed Consolidated Statements of
  Income for the three months ended March 31, 1998 and the
  year ended December 31, 1997..............................  F-11
Pro Forma Condensed Consolidated Statement of Income for the
  year ended December 31, 1996..............................  F-14
Notes to Pro Forma Condensed Consolidated Statement of
  Income for the year ended December 31, 1996...............  F-15
HISTORICAL:
Consolidated Balance Sheets as of March 31, 1998 (Unaudited)
  and December 31, 1997 (Audited)...........................  F-17
Consolidated Statements of Income for the three months ended
  March 31, 1998 and 1997 (Unaudited).......................  F-18
Consolidated Statement of Shareholders' Equity for the three months ended March 31, 1998 (Unaudited)...................  F-19
Consolidated Statements of Cash Flows for the three months
  ended March 31, 1998 and 1997 (Unaudited).................  F-20
Notes to Consolidated Financial Statements (Unaudited)......  F-22
Report of Independent Auditors..............................  F-30
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-31
Consolidated Statements of Income for the years ended
  December 31, 1997, 1996 and 1995..........................  F-32
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1997, 1996 and 1995..............  F-33
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1996 and 1995..........................  F-34
Notes to Consolidated Financial Statements..................  F-36
Financial Statement Schedules:
  Schedule II -- Valuation and Qualifying Accounts..........  F-54
  Schedule III -- Real Estate and Accumulated
     Depreciation...........................................  F-55
CONSOLIDATING PROPERTIES:
Report of Independent Auditors..............................  F-62
Combined Statements of Revenue and Certain Expenses for the
  three months ended March 31, 1998 (unaudited) and the
  years ended December 31, 1997, 1996 and 1995..............  F-63
Notes to Combined Statements of Revenue and Certain
  Expenses..................................................  F-64

                           LEXFORD RESIDENTIAL TRUST

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The Consolidation Plan and REIT Conversion have resulted in numerous fundamental changes to the Company such that, in the opinion of management, the Company's historical financial statements are not meaningful. The unaudited pro forma condensed consolidated financial statements are based upon a combination (giving effect to appropriate intercompany eliminations and adjustments) of (a) the historical financial statements of Old Lexford and (b) the combined statements of revenue and certain expenses of the Consolidating Properties, giving pro forma effect to: (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and
(ii) the acquisition of the Consolidating Properties pursuant to the Consolidation Plan. The unaudited pro forma condensed consolidated financial statements are presented as if the above transactions had occurred at the end of each period presented for balance sheet data and at the beginning of each period presented for income statement data.


     The unaudited pro forma condensed consolidated financial statements include, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations and financial position and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements do not purport to present what the Company's financial position or results of operations would actually have been had such events in fact occurred on the date or at the beginning of the periods indicated above or to project the Company's financial position or results of operations for any future date or period.

                           LEXFORD RESIDENTIAL TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998
                                  (UNAUDITED)


                                                              HISTORICAL   ADJUSTMENTS   (A)  PRO FORMA
                                                              ----------   -----------   ---  ---------
                                                                           (IN THOUSANDS)
ASSETS:
  Cash......................................................   $  8,237     $ (4,490)    (B)  $  3,747
  Funds held in escrow......................................     22,567        2,056     (C)    24,623
  Accounts receivable.......................................      3,276          118     (D)     3,394
  Prepaids and other........................................      4,405          173     (C)     4,578
  Rental properties:
     Land...................................................     54,928        4,664     (E)    59,592
     Buildings, improvements, furniture and fixtures........    475,614       61,480     (E)   537,094
     Accumulated depreciation...............................    (12,625)                       (12,625)
                                                               --------                       --------
                                                                517,917                        584,061
                                                               --------                       --------
  Furniture, fixtures and other, net........................      1,772                          1,772
  Investments in and advances to unconsolidated
     partnerships...........................................     21,005       (6,513)    (F)    14,492
  Note receivable...........................................         --        1,834     (G)     1,834
  Intangible assets.........................................      6,949                          6,949
  Net assets of third party management business held for
     sale...................................................      1,834       (1,834)    (G)        --
                                                               --------     --------          --------
     TOTAL ASSETS...........................................   $587,962     $ 57,488          $645,450
                                                               ========     ========          ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Accounts payable..........................................   $    803     $     72     (H)  $    875
  Accrued interest, real estate and other taxes.............     10,569          987     (C)    11,556
  Other accrued expenses....................................     10,377          723     (C)    11,100
  Non-recourse mortgages....................................    457,762       48,356     (I)   506,118
  Revolving/term debt.......................................     21,760        7,350     (J)    29,110
  Other liabilities.........................................     14,558                         14,558
  Deferred compensation liability...........................      9,680                          9,680
                                                               --------     --------          --------
     TOTAL LIABILITIES......................................    525,509       57,488           582,997
                                                               --------     --------          --------
  Common shares.............................................         92                             92
  Additional paid-in capital................................     62,755                         62,755
  Retained earnings.........................................     13,736                         13,736
  Cost of treasury shares...................................    (14,130)                       (14,130)
                                                               --------     --------          --------
     SHAREHOLDERS' EQUITY...................................     62,453                         62,453
                                                               --------     --------          --------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............   $587,962     $ 57,488          $645,450
                                                               ========     ========          ========


        See Notes to the Pro Forma Condensed Consolidated Balance Sheet.

                           LEXFORD RESIDENTIAL TRUST
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

     The pro forma condensed consolidated balance sheet gives effect to the following adjustments:

     (A) Reflects (i) the sale of the third party management business and (ii) the acquisition of the remaining 39 Consolidating Properties (287 Consolidating Properties were acquired as of January 31, 1998) pursuant to the Consolidation Plan, in each case as of March 31, 1998. Investment in the remaining 39 Consolidating Properties will be recorded at the total of the Company's historical cost of its interests in the partnerships owning the Consolidating Properties, the debt assumed and the cash paid to acquire third party equity interests in such partnerships and will be allocated to the assets and liabilities acquired based upon their respective fair values in accordance with the purchase method of accounting.


     (B) Represents the operating cash related to the acquisition of the remaining 39 Consolidating Properties, proceeds from borrowings under the Credit Facility and payments related to the acquisition of third party equity interests in the Consolidating Properties as follows:



Operating cash acquired.....................................  $   2,019
Net borrowings under the Credit Facility (See Note (J)).....      7,350
Payments related to the acquisition (See Note (E))..........    (13,859)
                                                              ---------
                                                              $  (4,490)
                                                              =========



     (C) Represents various operating assets and liabilities related to the acquisition of the remaining 39 Consolidating Properties as follows:


Funds held in escrow........................................  $   2,056
Prepaids and other assets...................................  $     173
Accrued interest, real estate and other taxes...............  $     987
Other accrued expenses......................................  $     723


     (D) Represents accounts receivable related to the acquisition of the remaining 39 Consolidating Properties and the elimination of amounts due from such Properties as follows:



Accounts receivable acquired................................  $     167
Amounts due from the remaining 39 Consolidating Properties
  (See Note (H))............................................        (49)
                                                              ---------
                                                              $     118
                                                              =========



     (E) Represents the purchase accounting allocations to land and buildings, improvements, furniture and fixtures consisting of the Company's historical investments in and advances to the remaining 39 Consolidating

                           LEXFORD RESIDENTIAL TRUST

Properties, cash paid to acquire third party equity interests, and non-recourse mortgage debt assumed, net of amounts allocated to current operating assets and liabilities acquired as follows:


Historical investments in and advances to the remaining 39
  Consolidating Properties (See Note (F))...................  $   6,513
Cash paid to acquire third party equity interests...........     13,859
Non-recourse mortgage debt assumed (See Note (I))...........     48,356
Allocation to current operating assets and liabilities......     (2,584)
                                                              ---------
                                                              $  66,144
                                                              =========
Allocated to land...........................................  $   4,664
                                                              =========
Allocated to buildings, improvements, furniture and
  fixtures..................................................  $  61,480
                                                              =========
Current assets and liabilities consist of:
  Cash (See Note (B)).......................................  $   2,019
  Funds held in escrow (See Note (C)).......................      2,056
  Accounts receivable (See Note (D))........................        167
  Prepaids and other assets (See Note (C))..................        173
  Accounts payable (See Note (H))...........................       (121)
  Accrued interest, real estate and other taxes (See Note
     (C))...................................................       (987)
  Other accrued expenses (See Note (C)).....................       (723)
                                                              ---------
                                                              $   2,584
                                                              =========



     (F) Represents elimination of investments in and advances to the remaining 39 Consolidating Partnerships.



     (G) Represents the note received as consideration for the net assets of the third party management business.



     (H) Represents accounts payable related to the acquisition of the Consolidating Properties and the elimination of amounts due to the Company, as follows:


Accounts payable acquired...................................  $ 121
Amounts due to the Company..................................    (49)
                                                              -----
                                                              $  72
                                                              =====


     (I) Represents non-recourse debt assumed in connection with the acquisition of the remaining 39 Consolidating Properties.



     (J) Represents borrowings under the Credit Facility to fund cash payments to third party holders of equity interests in the Consolidating Properties net of cash repayments.

                           LEXFORD RESIDENTIAL TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                                  (UNAUDITED)


                                                            HISTORICAL      ADJUSTMENTS   (A)  PRO FORMA
                                                            ----------      -----------   ---  ---------
                                                                             (IN THOUSANDS)
ASSETS
  Cash....................................................   $  2,569        $ (1,503)    (B)  $  1,066
  Funds held in escrow....................................     11,888          16,958     (C)    28,846
  Accounts receivable.....................................      4,899           1,038     (D)     5,937
  Prepaids and other......................................      1,993             839     (C)     1,832
  Rental properties:
     Land.................................................     23,124          34,762     (E)    57,886
     Buildings, improvements, furniture and fixtures......    138,245         401,691     (E)   539,936
     Accumulated depreciation.............................     (9,152)                           (9,152)
                                                             --------                          --------
                                                              152,217                           588,670
                                                             --------                          --------
  FURNITURE, FIXTURES AND OTHER, NET......................      1,720                             1,720
  Investments in and advances to unconsolidated
     partnerships.........................................     57,111         (47,248)    (F)     9,863
  Note receivable.........................................         --           1,834     (G)     1,834
  Intangible assets.......................................      9,201          (3,600)    (H)     5,601
                                                             --------        --------          --------
          TOTAL ASSETS....................................   $241,598        $404,771          $646,369
                                                             ========        ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Accounts payable........................................   $  1,287        $    242     (I)  $  1,529
  Accrued interest, real estate and other taxes...........      3,720           8,284     (C)    12,004
  Other accrued expenses..................................      8,241           5,733     (C)    13,974
  Non-recourse mortgages..................................    142,637         366,078     (J)   508,715
  Corporate debt..........................................      7,362          26,200     (K)    33,562
  Other liabilities.......................................      3,504                             3,504
                                                             --------        --------          --------
          TOTAL LIABILITIES...............................    166,751         406,537           573,288
                                                             --------        --------          --------
  COMMON STOCK............................................         85               3     (L)        88
  Additional paid-in capital..............................     54,138           2,997     (L)    57,135
  Retained earnings.......................................     20,624          (4,766)    (M)    15,858
                                                             --------        --------          --------
          SHAREHOLDERS' EQUITY............................     74,847          (1,766)           73,081
                                                             --------        --------          --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......   $241,598        $404,771          $646,369
                                                             ========        ========          ========


        See Notes to the Pro Forma Condensed Consolidated Balance Sheet.

                           LEXFORD RESIDENTIAL TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The pro forma condensed consolidated balance sheet gives effect to the following adjustments:

     (A) Reflects (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and (ii) the acquisition of the 326 Consolidating Properties pursuant to the Consolidation Plan, in each case as of December 31, 1997. Investment in the Consolidating Properties will be recorded at the total of the Company's historical cost of its interests in the partnerships owning the Consolidating Properties, the debt assumed and the cash paid to acquire third party equity interests in such partnerships and will be allocated to the assets and liabilities acquired based upon their respective fair values in accordance with the purchase method of accounting.


     (B) Represents the operating cash related to the acquisition of the Consolidating Properties, proceeds from borrowings under the Credit Facility and payments related to the acquisition of third party equity interests in the Consolidating Properties as follows:



Operating cash acquired.....................................  $  8,897
Net borrowings under the Credit Facility (See Note (K)).....    26,200
Payments related to the acquisition (See Note (E))..........   (36,600)
                                                              --------
                                                              $ (1,503)
                                                              ========



     (C) Represents various operating assets and liabilities related to the acquisition of the Consolidating Properties as follows:


Funds held in escrow........................................  $16,958
Prepaids and other assets...................................  $   839
Accrued interest, real estate and other taxes...............  $ 8,284
Other accrued expenses......................................  $ 5,733


     (D) Represents accounts receivable related to the acquisition of the Consolidating Properties and the elimination of amounts due from the Consolidating Properties as follows:



Accounts receivable acquired................................  $ 2,858
Amounts due from the Consolidating Properties (See Note
  (I))......................................................   (1,820)
                                                              -------
                                                              $ 1,038
                                                              =======



     (E) Represents the purchase accounting allocations to land and buildings, improvements, furniture and fixtures consisting of the Company's historical investments in and advances to the Consolidating Properties, cash paid to acquire third party equity interests, and non-recourse mortgage debt assumed, net of amounts allocated to current operating assets and liabilities acquired as follows:



Historical investments in and advances to the Consolidating
  Properties (See Note (F)).................................  $ 47,248
Cash paid to acquire third party equity interests...........    36,600
Non-recourse mortgage debt assumed (See Note (J))...........   366,078
Allocation to current operating assets and liabilities......   (13,473)
                                                              --------
                                                              $436,453
                                                              ========

                           LEXFORD RESIDENTIAL TRUST

Allocated to land...........................................  $ 34,762
                                                              ========
Allocated to buildings, improvements, furniture and
  fixtures..................................................  $401,691
                                                              ========
Current assets and liabilities consist of:
  Cash (See Note (B)).......................................  $  8,897
  Funds held in escrow (See Note (C)).......................    16,958
  Accounts receivable (See Note (D))........................     2,858
  Prepaids and other assets (See Note (C))..................       839
  Accounts payable (See Note (I))...........................    (2,062)
  Accrued interest, real estate and other taxes (See Note
     (C))...................................................    (8,284)
  Other accrued expenses (See Note (C)).....................    (5,733)
                                                              --------
                                                              $ 13,473
                                                              ========



     (F) Represents elimination of investments in and advances to Consolidating Partnerships.



     (G) Represents the note received in connection with the sale of the third party management business.



     (H) Represents the increase in goodwill related to 300,000 Common Shares at $10 per share issued to the prior owners of LPI in settlement of contingent purchase consideration and the elimination of unamortized management contracts and goodwill related to the sale of the third party management business, $1,834 of which is recorded as a note receivable from the purchaser with the remaining $4,766 charged to retained earnings as a loss on disposition. The $10 per share amount represents the per share fair value of the Common Shares issued to acquire the third party property management business effective August 1, 1996 (See Note 1 to the historical consolidated financial statements of the Company). (See Notes (L) and (M)).


Common Shares issued to prior owners of LPI.................  $ 3,000
Unamortized management contracts and goodwill...............   (6,600)
                                                              -------
                                                              $(3,600)
                                                              =======


     (I) Represents accounts payable related to the acquisition of the Consolidating Properties and the elimination of amounts due to the Company, as follows:


Accounts payable acquired...................................  $ 2,062
Amounts due to the Company..................................   (1,820)
                                                              -------
                                                              $   242
                                                              =======


     (J) Represents non-recourse debt assumed in connection with the acquisition of the Consolidating Properties.



     (K) Represents borrowings under the Credit Facility to fund cash payments to third party holders of equity interests in the Consolidating Properties net of cash repayments.



     (L) Represents 300,000 Common Shares at $10 per share issued to the prior owners in resolution of contingent purchase consideration in connection with the 1996 acquisition of LPI, as follows (See Note (H)):



Issuance of shares to prior owners of Lexford Properties,
  Inc.......................................................  $    3
Paid-in capital in excess of par value......................   2,997
                                                              ------
                                                              $3,000
                                                              ======



     (M) Represents the excess of the Company's unamortized management contracts and goodwill related to the third party management business over consideration received. (See Note (H))

                           LEXFORD RESIDENTIAL TRUST

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)


                                                                        CONSOLIDATING
                                                           HISTORICAL     PROPERTIES     (A)  ADJUSTMENTS   (B)  PRO FORMA
                                                           ----------   --------------   ---  -----------   ---  ----------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Rental revenues........................................  $  25,694       $26,164             $(15,255)    (C)  $  36,603
  Fee based, primarily from affiliates...................      2,398            --               (1,453)    (D)        945
  Interest, principally from unconsolidated
    partnerships.........................................      1,106            --                 (248)    (E)        858
                                                           ---------       -------             --------          ---------
    Total................................................     29,198        26,164              (16,956)            38,406
EXPENSES:
  Property operating and maintenance.....................      8,306         8,209               (4,929)    (G)     11,586
  Real estate taxes and insurance........................      2,085         2,103               (1,223)    (H)      2,965
  Property management....................................      3,923            --                 (745)    (I)      3,178
  Administration.........................................      1,515            --                                   1,515
  Non-recurring costs....................................      1,808            --               (1,552)    (K)        256
  Interest -- non-recourse mortgages.....................      7,887            --                3,199     (L)     11,086
  Interest -- revolving/term debt........................        161            --                  446     (M)        607
  Depreciation and amortization..........................      4,190            --                1,673     (N)      5,863
  Provision for loss on sale of third party management
    business.............................................      6,300            --               (6,300)    (O)         --
                                                           ---------       -------             --------          ---------
    Total................................................     36,175        10,312               (9,431)            37,036
                                                           ---------       -------             --------          ---------
INCOME (LOSS) BEFORE GAIN ON DISPOSALS OF ASSETS.........     (6,977)       15,852               (7,525)             1,350
  Gain on disposals of assets, net.......................         89            --                                      89
                                                           ---------       -------             --------          ---------
NET INCOME (LOSS)........................................  $  (6,888)      $15,852             $ (7,525)         $   1,439
                                                           =========       =======             ========          =========
BASIC EARNINGS (LOSS) PER SHARE..........................  $    (.80)                                            $     .17
                                                           =========                                             =========
DILUTED EARNINGS (LOSS) PER SHARE........................  $    (.80)                                            $     .16
                                                           =========                                             =========
BASIC WEIGHTED SHARES
  OUTSTANDING (R) (S)....................................  8,589,187                                             8,589,187
DILUTED WEIGHTED SHARES
  OUTSTANDING (R) (S) (T)................................  8,647,012                                             8,904,270


       See Notes to Pro Forma Condensed Consolidated Statement of Income.

                           LEXFORD RESIDENTIAL TRUST

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                     CONSOLIDATING
                                                   HISTORICAL         PROPERTIES     (A)  ADJUSTMENTS   (B)  PRO FORMA
                                                   ----------        -------------   ---  -----------   ---  ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Rental revenues................................  $   41,851          $102,806                              $144,657
  Fee based, primarily from affiliates...........      15,847                --            $(12,334)    (D)     3,513
  Interest, principally from unconsolidated
     partnerships................................      10,681                --              (8,453)    (E)     2,228
  Income from disposals of assets -- net.........       1,989                --              (1,989)    (F)
                                                   ----------          --------            --------          --------
     Total.......................................      70,368           102,806             (22,776)          150,398
EXPENSES:
  Property operating and maintenance.............      14,884            33,354              (3,088)    (G)    45,150
  Real estate taxes and insurance................       4,060             9,006                                13,066
  Property management............................      12,339                --              (1,222)    (I)    11,117
  Administration.................................       5,447                --                (253)    (J)     5,194
  Performance equity plan........................       6,281                --                                 6,281
  Non-recurring costs............................         827                --                (427)    (K)       400
  Interest -- non-recourse mortgages.............      13,770                --              31,353     (L)    45,123
  Interest -- corporate debt.....................         657                --               1,965     (M)     2,622
  Depreciation and amortization..................       6,527                --              15,018     (N)    21,545
                                                   ----------          --------            --------          --------
     Total.......................................      64,792            42,360              43,346           150,498
                                                   ----------          --------            --------          --------
INCOME (LOSS) BEFORE GAIN ON DISPOSALS OF ASSETS,
  INCOME TAXES AND EXTRAORDINARY ITEM............       5,576            60,446             (66,122)             (100)
  Gain on disposals of assets, net...............          --                --               1,989     (F)     1,989
  Provision for income taxes:
     Credited to additional paid-in capital......       1,809                --              (1,809)    (P)
     Current.....................................         380                --                (380)    (P)
                                                   ----------          --------            --------          --------
INCOME BEFORE EXTRAORDINARY ITEM.................       3,387            60,446             (61,944)            1,889
  Extraordinary (loss), net of income tax
     benefit.....................................        (181)               --                 181     (Q)
                                                   ----------          --------            --------          --------
NET INCOME.......................................  $    3,206          $ 60,446            $(61,763)         $  1,889
                                                   ==========          ========            ========          ========
BASIC EARNINGS PER SHARE.........................  $     0.40                                                $   0.23
                                                   ==========          ========            ========          ========
DILUTED EARNINGS PER SHARE.......................  $     0.39                                                $   0.22
                                                   ==========          ========            ========          ========
BASIC WEIGHTED SHARES OUTSTANDING (R)............   8,071,970                               300,000     (S)  8,371,970
DILUTED WEIGHTED SHARES OUTSTANDING (R)..........   8,313,916                               300,000     (S)  8,613,916


       See Notes to Pro Forma Condensed Consolidated Statement of Income.

                           LEXFORD RESIDENTIAL TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

   FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The pro forma condensed consolidated statement of income gives effect to the following adjustments:

     (A) Reflects the historical revenues and certain expenses of the 326 Consolidating Properties.


     (B) Reflects (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and (ii) for the three months ended March 31, 1998, the acquisition of the remaining 39 Consolidating Properties (287 Consolidating Properties were acquired as of January 31, 1998) and, for the year ended December 31, 1997, the acquisition of the 326 Consolidating Properties pursuant to the Consolidation Plan, in each case as of January 1, 1998 and 1997, respectively. The loss from the sale of the third party management business of $4,766 for the year ended December 31, 1997 has been excluded from the pro forma condensed consolidated statement of income and has been charged directly to retained earnings in the pro forma condensed consolidated balance sheet as of December 31, 1997. During the three months ended March 31, 1998, the Company reduced the carrying value of net assets relating to the third party management business to $1,834, which equals its sales price. Accordingly, no loss is charged to retained earnings in the pro forma condensed consolidated balance sheet as of March 31, 1998. (See Notes (K) and (N))



     (C) Represents elimination of duplicate rental revenues for February and March 1998 on 287 Consolidating Properties acquired January 31, 1998, which revenues are included in the statement of income for the Company and in the statement of revenue and certain expenses of the Consolidating Properties.



     (D) Represents the elimination of fee based revenues associated with property management and other services provided to the 326 Consolidating Properties and management fees relating to the third party management business, as follows:


                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1998     DECEMBER 31, 1997
                                                     ------------------   -----------------
Third party management fees........................        $  621              $ 4,294
Consolidating Properties:
  Management fees..................................           516                5,015
  Bookkeeping fees.................................           125                1,234
  Partnership fees.................................           103                  935
  Payroll processing fees..........................            23                  169
  Tax preparation and reporting fees...............            --                  350
  Insurance administration fees....................            65                  250
  Rebate income from preferred vendor program......            --                  758
  Expenses of administering the preferred vendor
     program.......................................            --                 (671)
                                                           ------              -------
                                                           $1,453              $12,334
                                                           ======              =======

     Remaining fees relate to services provided to Properties in which the Company holds minority equity interests.


     (E) Represents the elimination of interest income from loans and advances to the Consolidating Properties and the interest to be received on the note relating to the sale of the third party management business, as follows:


                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1998     DECEMBER 31, 1997
                                                     ------------------   -----------------
Interest from loans and advances to the
  Consolidating Properties.........................        $(275)              $(8,561)
Interest from note receivable at 6% per annum......           27                   108
                                                           -----               -------
                                                           $(248)              $(8,453)
                                                           =====               =======

                           LEXFORD RESIDENTIAL TRUST

     (F) Represents the reclassification of such amount for the year ended December 31, 1997 to conform to traditional REIT income statement presentation.



     (G) Represents, for the three months ended March 31, 1998, elimination of duplicate property operating and maintenance expenses for February and March of 1998 on 287 Consolidating Properties acquired January 31, 1998, which expenses are included in the statement of income for the Company and the statement of revenues and certain expenses of the Consolidating Properties, and, for the year ended December 31, 1997, reclassification of expenses related to the management of the Company's Wholly-Owned Properties to property management expense and reduction of property operating expenses resulting from the pass through of all rebates earned under the preferred vendor program to the Properties, as follows:


                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1998     DECEMBER 31, 1997
                                                     ------------------   -----------------
Duplicate expenses.................................       $(4,929)                  --
Reclassification of management expenses for
  Wholly-Owned Properties..........................            --              $(2,330)
Expense reductions from rebates....................            --                 (758)
                                                          -------              -------
                                                          $(4,929)             $(3,088)
                                                          =======              =======


     (H) Represents elimination of duplicate real estate taxes and insurance expenses for February and March 1998 on 287 Consolidating Properties acquired January 31, 1998, which expenses are included in the statement of income for the Company and the statement of revenues and certain expenses of the Consolidating Properties.



     (I) Represents elimination of operating expenses related to the third party management business and, for the year ended December 31, 1997, the reclassification of expenses related to the management of the Company's Wholly-Owned Properties from property operating and maintenance expenses and the reclassification of administrative expenses relating to the preferred vendor program, as follows:


                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1998     DECEMBER 31, 1997
                                                     ------------------   -----------------
Third party management operating expenses..........        $(745)              $(4,223)
Reclassification of management expenses for
  Wholly-Owned Properties..........................           --                 2,330
Reclassification of preferred vendor administrative
  expenses.........................................           --                   671
                                                           -----               -------
                                                           $(745)              $(1,222)
                                                           =====               =======


     (J) Represents the elimination of promotional expenses associated with the third party management business.



     (K) Represents, for the year ended December 31, 1997, elimination of the non-recurring costs related to the withdrawn S-11 filing for the proposed 1997 spin-off of the Company's rental properties and, for the three months ended March 31, 1998, the costs related to the trustee retirement plan.



     (L) Represents interest expense related to non-recourse mortgage loans assumed of $366,078 for the year ended December 31, 1997 in connection with the acquisition of the Consolidating Properties. Adjustment for the three months ended March 31, 1998 includes January interest on $317,722 of mortgage debt assumed January 31, 1998 upon acquisition of 287 Consolidating Properties and interest on $48,356 in mortgage debt relating to the remaining 39 Consolidating Properties acquired April 1, 1998.

                           LEXFORD RESIDENTIAL TRUST

     (M) Represents interest expense of $1,965 and $446 for the year ended December 31, 1997 and three months ended March 31, 1998, respectively, at a weighted average interest rate of 7.5% per annum on additional borrowings of $26,200 under the corporate line of credit to fund the Consolidation Plan.



     (N) Represents depreciation related to the cost of buildings, improvements, furniture and fixtures of the Consolidating Properties over a 25 year useful life and the elimination of amortization relating to intangible assets pertaining to the third party management business, as follows:


                                                     THREE MONTHS ENDED      YEAR ENDED
                                                       MARCH 31, 1998     DECEMBER 31, 1997
                                                     ------------------   -----------------
Depreciation of buildings, improvements, furniture
  and fixtures.....................................       $ 1,754             $ 16,043
Amortization of intangible assets..................           (81)              (1,025)
                                                          -------             --------
                                                          $ 1,673             $ 15,018
                                                          =======             ========

     Amortization of intangible assets for the three months ended March 31, 1998 includes amortization of $42 and $39 related to the original recorded value of management contracts and goodwill, respectively.


     (O) Represents elimination of the provision for loss on sale of third party management business composed of: (i) an accrual of $1,300 related to the termination of certain consulting and employment agreements and other miscellaneous costs, (ii) a $2,000 write-down of original goodwill to recoverable value in connection with intended sale of the third party management business, and (iii) a $3,000 write-down related to the additional goodwill recorded upon issuance of the 300,000 shares to the former owners of Lexford Properties, Inc. in March 1998. (See Note (S))



     (P) Represents elimination of the provision for Federal and state income taxes resulting from the Company's intention to seek to qualify and elect to be taxed as a REIT.



     (Q) Represents the elimination of extraordinary loss relating to repayment of mortgage loans at contractual balances which exceeded carrying values, net of income tax.



     (R) Basic and diluted weighted shares outstanding have been adjusted to reflect the exchange of two Common Shares of beneficial interest of the Company for one share of common stock of Old Lexford in connection with the Reincorporation Merger.



     (S) Basic and diluted weighted shares outstanding include the 300,000 shares issued to the former owners of Lexford Properties, Inc. in March 1998. The $10 per share amount represents the per share fair value of the Common Shares issued to acquire the third party management business effective August 1, 1996. (See Notes 1 and 14 to the historical consolidated financial statements of the Company)



     (T) Diluted weighted shares outstanding on a historical basis excludes the antidilutive effect of options on 257,258 shares, which options are included in diluted weighted shares outstanding on a pro forma basis.

                           LEXFORD RESIDENTIAL TRUST

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                         CONSOLIDATING
                                           HISTORICAL      PROPERTIES     (A)   ADJUSTMENTS   (B)   PRO FORMA    (C)
                                           ----------    --------------   ---   -----------   ---   ----------   ---
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Rental revenues........................  $   41,277       $99,769                                 $  141,046
  Fee based, primarily from affiliates...      14,164            --              $ (9,958)    (D)        4,206
  Interest, principally from
    unconsolidated partnerships..........       8,897            --                (7,333)    (E)        1,564
  Income from disposals of
    assets -- net........................         963            --                  (963)    (F)           --
                                           ----------       -------              --------           ----------
         Total...........................      65,301        99,769               (18,254)             146,816
EXPENSES:
  Property operating and maintenance.....      16,981        33,322                (2,917)    (G)       47,386
  Real estate taxes and insurance........       4,148         9,132                                     13,280
  Property management....................       9,367            --                   924     (H)       10,291
  Administration.........................       5,031            --                                      5,031
  Non-recurring costs....................         243            --                                        243
  Interest -- non-recourse mortgages.....      14,132            --                31,744     (I)       45,876
  Interest -- corporate debt.............       1,098            --                 1,965     (J)        3,063
  Depreciation and amortization..........       5,515            --                15,912     (K)       21,427
                                           ----------       -------              --------           ----------
         Total...........................      56,515        42,454                47,628              146,597
                                           ----------       -------              --------           ----------
INCOME BEFORE GAIN ON DISPOSALS OF
  ASSETS, INCOME TAXES AND EXTRAORDINARY
  ITEM...................................       8,786        57,315               (65,882)                 219
  Gain on disposals of Assets, net.......          --            --                   963     (F)          963
  Provision for income taxes:
    Credited to additional paid-in
      capital............................       3,166            --                (3,166)    (L)           --
    Current..............................         250            --                  (250)    (L)           --
                                           ----------       -------              --------           ----------
INCOME BEFORE EXTRAORDINARY ITEM.........       5,370        57,315               (61,503)               1,182
  Extraordinary (loss), net of income tax
    benefit..............................      (1,614)           --                 1,614     (M)           --
                                           ----------       -------              --------           ----------
NET INCOME...............................  $    3,756       $57,315              $(59,889)          $    1,182
                                           ==========       =======              ========           ==========
BASIC EARNINGS PER SHARE.................  $     0.50                                               $     0.15
                                           ==========                                               ==========
DILUTED EARNINGS PER SHARE...............  $     0.48                                               $     0.14
                                           ==========                                               ==========
BASIC WEIGHTED SHARES OUTSTANDING........   7,537,298(N)                                             7,837,298   (O)
DILUTED WEIGHTED SHARES OUTSTANDING......   7,824,674(N)                                             8,124,674   (O)

       See Notes to Pro Forma Condensed Consolidated Statement of Income.

                           LEXFORD RESIDENTIAL TRUST
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     The pro forma condensed consolidated statement of income gives effect to the following adjustments:

          (A) Reflects the historical revenues and certain expenses of the 326 Consolidating Properties.

          (B) Reflects (i) the REIT Conversion (including the Reincorporation Merger and the sale of the third party management business) and (ii) the acquisition of the 326 Consolidating Properties pursuant to the Consolidated Plan, in each case as of January 1, 1996.

          (C) The loss from the sale of the third party management business of $4,600 has been excluded from the pro forma condensed consolidated statement of income.


          (D) Represents the elimination of fee based revenues associated with property management and other services provided to the affiliated partnerships that owned the 326 Consolidating Properties and management fees relating to the third party management business, as follows:


Third party management fees.................................  $2,135
Consolidating Properties:
  Management fees...........................................   4,952
  Bookkeeping fees..........................................   1,232
  Partnership fees..........................................     929
  Payroll processing fees...................................     180
  Tax preparation and reporting fees........................     269
  Insurance administration fees.............................     240
  Maintenance supply sales gross margin.....................     940
  Expenses of administering the preferred vendor program....    (919)
                                                              ------
                                                              $9,958
                                                              ======

          Remaining fees of $4,206 relate to services provided to Non-Consolidating Properties and residents at the Properties, primarily commissions from renter's insurance sales.

          (E) Represents the elimination of interest income from loans and advances to the Consolidating Properties and the interest to be received on the note relating to the sale of the third party management business, as follows:

Interest from loans and advances to the Consolidating
  Properties................................................  $(7,441)
Interest from note receivable at 6% per annum...............      108
                                                              -------
                                                              $(7,333)
                                                              =======

          (F) Represents the reclassification of such amount for traditional REIT income statement presentation.

          (G) Represents the reclassification of expenses related to the management of the Company's Wholly-Owned Properties to property management expense and reduction of property operating expenses resulting from the pass through of all rebates earned from the preferred vendor program, as follows:

Reclassification of management expenses for Wholly-Owned
  Properties................................................  $(1,977)
Expense reductions from rebates.............................     (940)
                                                              -------
                                                              $(2,917)
                                                              =======

                           LEXFORD RESIDENTIAL TRUST
  NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME -- (CONTINUED)

          (H) Represents elimination of operating expenses related to the third party management business, the reclassification of expenses related to the management of the Company's Wholly-Owned Properties from property operating and maintenance expenses and the reclassification of administrative expenses relating to the preferred vendor program, as follows:

Third party management operating expenses...................  $(1,972)
Reclassification of management expenses for Wholly-Owned
  Properties................................................    1,977
Reclassification of maintenance sales administrative
  expenses..................................................      919
                                                              -------
                                                              $   924
                                                              =======

          (I) Represents interest expense related to $368,423 in non-recourse mortgage loans secured by the Consolidating Properties.


          (J) Represents interest at a weighted average interest rate of 7.5% per annum on $26,200 of additional borrowings under the Credit Facility to fund the Consolidation Plan.


          (K) Represents depreciation related to the cost of buildings, improvements and fixtures of the Consolidating Properties (based upon the 1997 pro forma acquisition cost) over a 25 year useful life and the elimination of amortization relating to intangible assets pertaining to the third party management business, as follows:

Depreciation of buildings, improvements and fixtures........  $16,043
Amortization of intangible assets...........................     (131)
                                                              -------
                                                              $15,912
                                                              =======

          (L) Represents the elimination of the provision for Federal and state income taxes resulting from the Company's intention to seek to qualify and elect to be taxed as a REIT.

          (M) Represents the elimination of extraordinary loss relating to repayment of mortgage loans at contractual balances which exceeded carrying values, net of income tax.

          (N) Basic and diluted weighted shares outstanding have been adjusted to reflect the exchange of two shares of beneficial interest of the Company for one share of common stock of Old Lexford in connection with the Reincorporation Merger.

          (O) Basic and diluted weighted shares outstanding includes the 300,000 shares issued to the former owners of LPI in March 1998. (See Note 14 of the historical consolidated financial statements of the Company).

                           LEXFORD RESIDENTIAL TRUST

                          CONSOLIDATED BALANCE SHEETS

                      AS OF MARCH 31, 1998 (UNAUDITED) AND
                          DECEMBER 31, 1997 (AUDITED)

                                                               MARCH 31,     DECEMBER 31,
                                                                  1998           1997
                                                              ------------   -------------
ASSETS
Rental properties (Note 2):
  Land......................................................  $ 54,928,419   $ 23,124,313
  Buildings, improvements and fixtures......................   475,614,266    138,244,903
                                                              ------------   ------------
                                                               530,542,685    161,369,216
  Accumulated depreciation..................................   (12,625,269)    (9,151,786)
                                                              ------------   ------------
                                                               517,917,416    152,217,430
Investments in and advances to unconsolidated partnerships,
  net of an allowance of $1.2 and $2.6 million at March 31,
  1998 and December 31, 1997, respectively (Note 1).........    21,004,695     57,111,374
Cash........................................................     8,237,522      2,568,890
Accounts receivable, affiliates (net of an allowance of
  $426,507 and $941,521 at March 31, 1998 and December 31,
  1997, respectively), residents and other (Note 4).........     3,276,017      4,898,993
Furniture, fixtures and other, net..........................     1,771,943      1,719,521
Funds held in escrow (Note 1)...............................    22,566,879     11,887,936
Intangible assets (Note 1)..................................     6,949,201      9,200,531
Net assets of third party management business held for sale
  (Note 1)..................................................     1,833,968              0
Prepaids and other (Note 1).................................     4,404,595      1,992,921
                                                              ------------   ------------
                                                              $587,962,236   $241,597,596
                                                              ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and revolving/term debt
  Non-recourse mortgages (Note 3)...........................  $457,761,800   $142,636,874
  Revolving/term debt.......................................    21,760,340      7,361,682
                                                              ------------   ------------
                                                               479,522,140    149,998,556
                                                              ------------   ------------
Accounts payable............................................       802,553      1,287,753
Accrued interest, real estate and other taxes...............    10,569,434      3,719,625
Other accrued expenses......................................    10,377,279      8,241,526
Other liabilities...........................................    14,557,825      3,503,640
Deferred compensation (Note 1)..............................     9,680,181              0
                                                              ------------   ------------
    TOTAL LIABILITIES.......................................   525,509,412    166,751,100
                                                              ------------   ------------
Shareholders' equity (Note 1):
  Preferred shares, $.01 par value, 5,000,000 shares
    authorized, unissued....................................             0              0
  Common shares, $.01 par value, 50,000,000 shares
    authorized, 9,216,593 and 8,493,648 shares issued and
    outstanding, at March 31, 1998 and December 31, 1997,
    respectively............................................        92,165         84,936
  Additional paid-in capital................................    62,755,543     54,137,777
  Retained earnings.........................................    13,735,580     20,623,783
  Less cost of treasury shares (Note 1).....................   (14,130,464)             0
                                                              ------------   ------------
                                                                62,452,824     74,846,496
                                                              ------------   ------------
                                                              $587,962,236   $241,597,596
                                                              ============   ============

                 See Notes to Consolidated Financial Statements

                           LEXFORD RESIDENTIAL TRUST

                       CONSOLIDATED STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                                 1998              1997
                                                              -----------       -----------
REVENUES:
  Rental revenues...........................................  $25,693,798       $10,187,032
  Fee based.................................................    2,397,924         4,043,255
  Interest, principally from unconsolidated partnerships....    1,106,383         2,602,255
                                                              -----------       -----------
                                                               29,198,105        16,832,542
                                                              -----------       -----------
EXPENSES:
  Property operating and maintenance........................    8,305,797         3,397,651
  Real estate taxes and insurance...........................    2,085,062           983,217
  Property management.......................................    3,923,337         4,054,479
  Administration............................................    1,514,421         1,041,717
  Non-recurring costs (Note 1)..............................    1,808,180           250,000
  Interest--non-recourse mortgages..........................    7,887,391         3,447,086
  Interest--revolving/term debt.............................      161,396           169,929
  Depreciation and amortization.............................    4,190,091         1,465,070
  Provision for loss on sale of third party management
     business (Note 1)......................................    6,300,000                 0
                                                              -----------       -----------
                                                               36,175,675        14,809,149
                                                              -----------       -----------
INCOME/(LOSS) BEFORE GAIN ON DISPOSAL OF ASSETS AND INCOME
  TAXES.....................................................   (6,977,570)        2,023,393
Provision for income taxes: (Note 1)
  Credited to additional paid-in capital....................            0          (715,800)
  Current...................................................            0          (100,000)
Gain on disposal of assets--net.............................       89,367            68,445
                                                              -----------       -----------
NET INCOME/(LOSS)...........................................  $(6,888,203)      $ 1,276,038
                                                              ===========       ===========
BASIC EARNINGS PER SHARE:
  Net income/(loss).........................................  $     (0.80)      $      0.16
                                                              ===========       ===========
DILUTED EARNINGS PER SHARE:
  Net income/(loss).........................................  $     (0.80)      $      0.16
                                                              ===========       ===========

                 See Notes to Consolidated Financial Statements

                           LEXFORD RESIDENTIAL TRUST

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                 COMMON SHARES                                        LESS COST
                              -------------------      ADDITIONAL       RETAINED     OF TREASURY
                               SHARES     AMOUNT    PAID-IN CAPITAL     EARNINGS        SHARES         TOTAL
                              ---------   -------   ----------------   -----------   ------------   -----------
Balance, January 1, 1998....  8,493,648   $84,936     $54,137,777      $20,623,783   $          0   $74,846,496
Adjust for unvested shares
  held in the Rabbi Trust
  (Note 1)..................    292,443     2,924       4,447,359                      (4,450,283)            0
Establish deferred
  compensation liability for
  722,664 vested shares held
  in the Rabbi Trust (Note
  1)........................                                                           (9,680,181)   (9,680,181)
Contingent shares issued in
  connection with Lexford
  Properties, Inc.
  acquisition released in
  exchange for forfeiture of
  600,000 shares (Note 1)...    300,000     3,000       2,997,000                                     3,000,000
Exercise of options under
  nonqualified stock option
  plan......................     13,934       139          11,312                                        11,451
Trustee retirement plan
  shares....................     44,000       440         651,310                                       651,750
Share compensation and
  trustee restricted stock
  plan vested shares (Note
  1)........................     72,568       726         510,785                                       511,511
Net loss for the period.....                                            (6,888,203)                  (6,888,203)
                              ---------   -------     -----------      -----------   ------------   -----------
Balance, March 31, 1998.....  9,216,593   $92,165     $62,755,543      $13,735,580   $(14,130,464)  $62,452,824
                              =========   =======     ===========      ===========   ============   ===========

                 See Notes to Consolidated Financial Statements

                           LEXFORD RESIDENTIAL TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 31,
                                                                  1998              1997
                                                              ------------       -----------
Cash Flows provided by operating activities:
  Net income/(loss).........................................  $ (6,888,203)      $ 1,276,038
  Adjustments to reconcile net income/(loss) to net cash
     provided by operating activities:
     Depreciation...........................................     3,624,654         1,288,410
     Amortization...........................................       565,437           176,660
     Provision for loss on sale of third party management
       business.............................................     6,300,000                 0
     Provision for losses on accounts receivable............       676,369            29,225
     Income from disposal of assets.........................       (89,367)          (68,445)
     Provisions for income taxes credited to additional
       paid-in capital......................................             0           715,800
     Share compensation credited to additional paid-in
       capital and common shares............................     1,163,261           151,418
  Changes in operating assets and liabilities:
     Investments in and advances to Unconsolidated
       Partnerships.........................................     2,710,058           701,901
     Accounts receivable and other assets...................      (218,105)        2,458,240
     Accounts payable and other liabilities.................       956,101        (1,382,190)
                                                              ------------       -----------
Net cash provided by operating activities...................     8,800,205         5,347,057
                                                              ------------       -----------
Cash flows provided by/(used in) investing activities:
  Proceeds from sale of assets..............................       117,079            64,031
  Capital expenditures......................................      (311,536)         (122,775)
  Repayment from (advances to) Unconsolidated Partnerships
     and other..............................................      (119,543)         (128,090)
  Investments in Unconsolidated Partnerships................    (3,409,112)                0
  Purchase of 287 Unconsolidated Partnerships, net of cash
     acquired...............................................   (10,584,504)                0
  Capital expenditures--real estate.........................    (1,401,888)         (170,160)
                                                              ------------       -----------
Net cash (used in) investing activities.....................   (15,709,504)         (356,994)
                                                              ------------       -----------
Cash flows provided by/(used in) financing activities:
  Proceeds from the exercise of stock options...............        11,451            12,288
  Proceeds from revolving/term debt and other...............    14,740,108                 0
  Principal payment on revolving/term debt and other........      (341,450)       (4,778,044)
  Payments on mortgages--principal amortization.............    (1,545,674)         (504,976)
  Payments on mortgages--lump sum...........................      (286,504)                0
                                                              ------------       -----------
Net cash provided by/(used in) financing activities.........    12,577,931        (5,270,732)
                                                              ------------       -----------
Increase/(decrease) in cash.................................     5,668,632          (280,669)
Cash at beginning of year...................................     2,568,890         3,593,121
                                                              ------------       -----------
Cash at end of period.......................................  $  8,237,522       $ 3,312,452
                                                              ============       ===========
Supplemental disclosure of cash flow information cash
  payments for interest.....................................  $  7,990,978       $ 3,652,954
                                                              ============       ===========

                 See Notes to Consolidated Financial Statements

                           LEXFORD RESIDENTIAL TRUST

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (UNAUDITED)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     In the first quarter of 1998, the Company acquired the entire ownership interest in 287 Unconsolidated Partnerships. Such acquisitions resulted in the following increases (decreases) to the Company's balance sheet (SEE NOTE 2):

                                                               (IN THOUSANDS)
                                                              ----------------
NON-CASH EFFECTS:
Investments in and advances to Unconsolidated
  Partnerships..............................................      $(61,180)
Land and building...........................................      $367,771
Accounts receivable and other assets........................      $ 16,966
Mortgages...................................................      $316,857
Accounts payable and other liabilities......................      $ 13,077
CASH EFFECTS:
Cash paid to prior partners.................................      $(16,962)
Net cash acquired...........................................      $  6,377
                                                                  --------
                                                                  $(10,585)
                                                                  ========

     On March 13, 1998, the Company negotiated a settlement with the prior shareholders of Lexford Properties, Inc. whereby 300,000 out of an aggregate of 900,000 common shares of beneficial interest subject to forfeiture, per the terms of the merger agreement dated August 1, 1996, were released in exchange for the forfeiture of the remaining 600,000 shares (SEE NOTE 1).

                           LEXFORD RESIDENTIAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     In December 1997, Lexford, Inc. announced that it would seek to qualify and elect to be taxed as a real estate investment trust for Federal income tax purposes ("REIT") in 1998. In connection with this decision, Lexford, Inc. established a new entity known as Lexford Residential Trust (the "Company"). On March 3, 1998, the shareholders of Lexford, Inc. approved the merger of Lexford, Inc. with and into the Company. The terms of the merger transaction provided that each share of Lexford, Inc.'s issued and outstanding common stock be canceled and converted to two common shares of beneficial interest in the Company. The merger transaction was consummated on March 18, 1998 and the Company has therefore acquired all of the assets and assumed all of the liabilities of the former Lexford, Inc. The consolidated financial statements include the accounts of Lexford Residential Trust, formerly known as Lexford, Inc. and Cardinal Realty Services, Inc., and its wholly owned subsidiaries and partnerships (collectively the "Company"). The Company, for consolidated financial statement purposes, includes limited partnerships and other legal entities which own multifamily apartment communities (the "Rental Properties") in which the Company, in turn, owns 100% equity interest. The Company also holds equity ownership or significant economic interests in multifamily apartment communities in its capacity as general partner or property manager, respectively, in various limited partnerships (the "Unconsolidated Partnerships"). The Rental Properties and the Unconsolidated Partnerships are collectively referred to as the "Properties." The accounts of the Unconsolidated Partnerships are not included within the Company's consolidated financial statements but are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in this consolidation. The accompanying consolidated financial statements, except for the Consolidated Balance Sheet as of December 31, 1997, are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. The consolidated financial statements, the notes hereto and the capitalized terms included herein should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     The interim consolidated financial statements have been prepared in accordance with the Company's customary accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

BUSINESS OVERVIEW

     The Company is a fully integrated REIT which owns, manages and opportunistically acquires apartment communities. As of March 31, 1998, the Company has whole ownership interest in 398 Rental Properties comprising 26,355 residential units, a partial equity interest in 104 Unconsolidated Partnerships comprising 7,055 residential units and a significant economic interest as property manager in 14 Unconsolidated Partnerships comprising 2,995 residential units. Effective as of April 1, 1998, the Company acquired the entire equity interest in 37 former Unconsolidated Partnerships comprising 39 Properties and 2,574 residential units. The combined 516 Properties are located at 402 sites throughout the midwestern and southeastern United States. The Company is the seventh largest multifamily REIT in terms of equity ownership of units, with a strong focus in the value-conscious segment of the apartment industry. The Company's Properties generally consist of relatively smaller apartments communities, averaging approximately 90 units per site. The Company's primary mission is to become the leading multifamily REIT operating in the value-conscious segment. The value-conscious segment consists of renters who prefer clean, attractive living accommodations without unnecessary amenities at rental rates below the median rent in the relevant housing market. The Company seeks to serve this segment by

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION (CONTINUED) maintaining competitively priced rental structures, as represented by its typical monthly rent that currently ranges from $350 to $550 per apartment unit.

THIRD PARTY MANAGEMENT BUSINESS

     In the first quarter of 1998 the Company was also engaged in providing management services to third party owners of multifamily apartment communities (the "Third Party Management Business"). Because of Internal Revenue Code limitations on the nature and the amount of non-qualified REIT income, the Company contributed the majority of its assets related to the Third Party Management Business to a newly formed corporation in exchange for all of the preferred stock of such corporation on February 20, 1998. Effective as of April 1, 1998, the Company sold all its preferred equity interest in the Third Party Management Business. The Company has retained a majority of the executive officers dedicated to the Company's property management activities and its proprietary interest in property management training programs and systems and management agreements for 14 Unconsolidated Partnerships in which the Company currently does not own an equity interest. As a result of these transactions, the Company has classified the Third Party Management Business as Held for Sale in the first quarter of 1998 (SEE "SALE OF THIRD PARTY MANAGEMENT BUSINESS").

FRESH START ACCOUNTING

     The Company adopted a method of accounting referred to as fresh start ("Fresh Start") reporting as of September 11, 1992 (the "Effective Date") as a result of the Company's judicial plan of reorganization (the "Plan of Reorganization"). The Company prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. At the Effective Date, to the extent the non-recourse debt secured by certain assets owned by the Company exceeded the estimated fair value of the respective Rental Property, the Company reduced the contractual amount of the related non-recourse mortgage debt by the amount of the deficiency (the "Mortgage Deficiency"). The contractual mortgage balance, net of any applicable Mortgage Deficiency, is referred to as the "Carrying Value" of the mortgage (SEE NOTE 3).

FUNDS HELD IN ESCROW AND OTHER ASSETS

     Funds Held in Escrow at March 31, 1998 include funds of $19.6 million held in escrow for the benefit of Rental Properties for improvements and deferred maintenance, real estate taxes, insurance and resident security deposits.

     Intangible Assets at March 31, 1998 is primarily comprised of goodwill related to the acquisition of the Third Party Management Business and management contracts on a portfolio of properties, net of amortization of approximately $114,000 (SEE "SALE OF THIRD PARTY MANAGEMENT BUSINESS"). In addition, Intangible Assets includes deferred financing costs of $2.5 million at March 31, 1998. The deferred financing costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

     Prepaids and Other assets at March 31, 1998 include $1.8 million of deferred offering costs. In addition, Prepaids and Other assets consists of $1.6 million of prepaid insurance and real estate taxes, approximately $277,000 of utility and other deposits and approximately $665,000 of other prepaid expenses.

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

     Investments in and Advances to Unconsolidated Partnerships represent the Company's general partners' interest in and advances to Unconsolidated Partnerships. The carrying value represents the allocation of the

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION (CONTINUED) estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment. The contractual amounts of the receivables are significantly more than the recorded carrying values.

     Prior to November 1, 1997, the Company accounted for its investments by the cost method. Effective November 1, 1997, based on Lexford, Inc.'s Board of Directors' decision to seek to acquire ownership of third party equity interests in substantially all of the Unconsolidated Partnerships, the Company began accounting for its investments on the equity method. The Company's share of net income of the Unconsolidated Partnerships, amounted to approximately $3,400 for the first quarter of 1998, and is classified and combined with fee based revenues in the consolidated statement of income.

     In the first quarter of 1998, the Company invested in a joint venture with a developer for the construction of an apartment community. The investment of $3.4 million is included in Investments in and Advances to Unconsolidated Partnerships at March 31, 1998.

RECLASSIFICATIONS

     Certain amounts in the 1997 consolidated financial statements have been reclassified to conform to the 1998 presentation.

PROVISION FOR INCOME TAXES

     The Company intends to elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year beginning January 1, 1998. As a REIT, the Company generally will not be subject to Federal Income Tax on income it distributes to shareholders as long as it distributes at least 95% of its REIT taxable income and satisfies a number of organizational ownership and operational requirements. In addition, primarily due to its organization as a Maryland real estate investment trust, the Company believes it will not be subject to state income taxes in jurisdictions where the Properties are located. Therefore, the Consolidated Statement of Income for the three months ended March 31, 1998 does not include a provision for Federal or state income taxes.

SALE OF THIRD PARTY MANAGEMENT BUSINESS

     Due to the non-qualified REIT income generated by the Third Party Management Business, the Company classified this business as Held for Sale in the first quarter of 1998 and closed the sale of the business effective as of April 1, 1998. The Company, however, retained a majority of Lexford Properties, Inc.'s former executive officers, training programs and property management systems to facilitate improved management of the Company's Properties as well as management agreements for 14 Unconsolidated Partnerships. As a result of the decision to sell and in order to facilitate such sale of the Third Party Management Business, the Company has taken the following actions:

        The original merger agreement for the acquisition of Lexford Properties, Inc. (the former owner of the Third Party Management Business) included a provision that approximately $9.0 million, or 900,000 shares (valued at the time of acquisition), of the purchase price was subject to forfeiture in whole or in part in the event the Third Party Management Business did not achieve certain profitability criteria by December 31, 1999. On March 13, 1998, the Company negotiated a settlement with the prior shareholders of Lexford Properties, Inc. whereby 300,000 of the 900,000 shares subject to forfeiture were released in exchange for the forfeiture of the remaining 600,000 shares. The release of the 300,000 shares resulted in a $3.0 million charge in the first quarter of 1998.

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION (CONTINUED)
        The Company adjusted the carrying value of goodwill associated with the original acquisition of the Third Party Management Business by writing off $2.0 million of goodwill. Due to the reclassification of the Third Party Management Business as Held for Sale, the Company recorded a $1.3 million reserve for sale/disposal costs associated with this sale. The above charges totaling $6.3 million have been classified as Provision for Loss on Sale of Third Party Management Business.

        Lexford Properties, Inc. formed a subsidiary, Lexford Property Management, Inc. ("LPM") and contributed all of its interests in its management contracts for multifamily apartment communities owned entirely by third parties (other than its management contracts acquired in December 1997 on a portfolio of 14 Unconsolidated Partnerships) to LPM in exchange for all of LPM's issued and outstanding preferred stock.

     Effective as of April 1, 1998, the Company sold its entire preferred stock interest in LPM to a company formed to acquire the Third Party Management Business by FSC Realty LLC, a company affiliated with Stanley R. Fimberg, a consultant to, and Trustee of, the Company at the time of the sale, Ralph V. Williams, a consultant to the Company at the time of the sale and Bruce Woodward, an executive officer of Lexford Properties, Inc. at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with the Company. Mr. Fimberg remains a Trustee of the Company. Each of Messrs. Fimberg, Williams and Woodward were also former beneficial equity owners of Lexford Properties, Inc. prior to the Company's original acquisition of the Third Party Management Business in August 1996. The Company received a promissory note in the principal amount of $1.83 million payable over a ten year period which bears interest at 6% per annum until April 1, 2000 and 11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. Mr. Fimberg did not participate in the Company's decision to sell the Third Party Management Business. Management believes that the terms for the sale of the Third Party Management Business are representative of terms which would have been available from an unrelated purchaser.

NON-RECURRING COSTS

     Non-recurring Costs were approximately $1.8 million for the three months ended March 31, 1998. Approximately $1.6 million of the charge related to the retirement plan for four Trustees who retired April 15, 1998. Each retiring Trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested common share awards and the opportunity to continue participation in the Company's Executive Deferred Compensation Plan and the Executive Deferred Compensation Rabbi Trust (the "Rabbi Trust") for up to five years. The retiring Trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in the Company's common shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring Trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner. The majority of the remaining $200,000 of Non-recurring Costs relates to severance costs associated with terminated employees.

RABBI TRUST

     The Company established the Rabbi Trust in 1997. The Rabbi Trust was established to permit executive officers and trustees to defer taxes on awards of Company shares. The Rabbi Trust is restricted to holding Company shares or cash equivalents. In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("EITF") reached a tentative conclusion on Issue No. 97-14, Accounting for Deferred Compensation Arrangements. The EITF concluded that the deferred compensation liability and the securities must be consolidated by the Company and carried on the Company's balance sheet. Further, the Company's

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION (CONTINUED) common shares held in the Rabbi Trust should be accounted for as treasury shares by the Company. The Company has applied EITF No. 97-14 on a prospective basis commencing in the first quarter of 1998. At March 31, 1998, 722,664 vested shares in the Company's Rabbi Trust are included in weighted average shares outstanding for earnings per share purposes and 292,443 non-vested shares held in the Rabbi Trust are excluded from weighted average shares outstanding for earnings per share purposes.

EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform with the Statement 128 requirements. Earnings per share amounts have also been restated to reflect the two for one share exchange resulting from the merger of Lexford, Inc. with and into the Company.

     The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common shares and stock option dilutive potential.

                                                                     MARCH 31,
                                                              ------------------------
                                                                 1998          1997
                                                              -----------   ----------
NUMERATOR FOR BASIC AND DILUTED EARNINGS PER SHARE:
  Net Income/(Loss).........................................  $(6,888,203)  $1,276,038
                                                              ===========   ==========
DENOMINATOR:
     Denominator for Basic Earnings Per Share--Weighted
      Average Shares........................................    8,589,187    7,895,270
     Effect of Dilutive Securities:
     Stock Options (1)......................................            0      231,626
     Time Vesting Restricted Share Awards...................       57,825       61,334
                                                              -----------   ----------
  Dilutive Potential Common Shares..........................       57,825      292,960
                                                              -----------   ----------
  Denominator for Diluted Earnings Per Share-- Adjusted
     Weighted Average Shares................................    8,647,012    8,188,230
                                                              ===========   ==========
BASIC EARNINGS PER SHARE:
  Net Income/(Loss).........................................  $     (0.80)  $     0.16
                                                              -----------   ----------
DILUTED EARNINGS PER SHARE:
  Net Income/(Loss).........................................  $     (0.80)  $     0.16
                                                              ===========   ==========

---------------
(1) Stock Options for 257,258 shares were excluded from diluted earnings per share for the period ended March 31, 1998 because the Company recognized a net loss for the quarter.

     In August 1996, the Company issued 1.4 million shares in connection with the acquisition of Lexford Properties, Inc., 900,000 shares of which were subject to forfeiture in whole or in part. The 900,000 contingent shares were excluded from the weighted average shares outstanding. On March 13, 1998, the Company negotiated a settlement whereby 300,000 of the contingent shares were released in exchange for the forfeiture and cancellation of the remaining 600,000 shares. The 300,000 shares released are included in the weighted average

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION (CONTINUED) shares outstanding during the first quarter of 1998 (SEE "SALE OF THIRD PARTY MANAGEMENT BUSINESS").

NOTE 2 -- PROPERTY ACQUISITIONS

     In conjunction with its determination to elect REIT status, the Company initiated a consolidation plan, the purpose of which was to minimize third party equity interests in the Unconsolidated Partnerships owning apartment communities (the "Consolidation Plan"). Through the first quarter of 1998, the Company had acquired the entire equity ownership interest in 287 former Unconsolidated Partnerships. The acquisition of the 287 former Unconsolidated Partnerships was effective as of January 31, 1998. Therefore, the results of operations of the 287 Properties for the two months ended March 31, 1998 are included in the consolidated financial statements of the Company.

     Effective as of April 1, 1998, the Company acquired the entire ownership interest in an additional 37 Unconsolidated Partnerships that owned 39 Properties, which are accounted for under the equity method in the first quarter of 1998. The Company has commenced making cash payments to the former partners of the 287 former Unconsolidated Partnerships totaling $21.3 million, and will be making cash payments of $13.9 million to the partners of the 37 former Unconsolidated Partnerships acquired effective as of April 1, 1998. The acquired former Unconsolidated Partnerships are now classified as Rental Properties.

     The acquisition of the 287 former Unconsolidated Partnerships was recorded as a purchase. The purchase price of $378.1 million was comprised of $21.3 million to purchase former partners' equity interests, $39.9 million of carrying value of investments in and advances to the 287 former Unconsolidated Partnerships and the assumption of $316.9 million of non-recourse mortgage debt on the acquired Properties (SEE NOTE 5).


NOTE 3 -- MORTGAGE DEBT


     As of the Effective Date, the mortgages on certain Rental Properties were restated to estimated fair value (the "Carrying Value") if the Fresh Start value of the respective Rental Property was less than the outstanding principal amount of its mortgage. The difference between the Carrying Value of each such mortgage and the full unpaid principal amount thereof is characterized as a "Mortgage Deficiency" for Fresh Start purposes. Although the value of the Rental Properties may have increased since the Effective Date, the Carrying Values of the mortgages and the Rental Properties have not been adjusted. Interest expense is recorded based on the Carrying Value of the mortgage using the effective interest rate method. Mortgages which have been originated or assumed following the Effective Date are recorded as liabilities on the Consolidated Balance Sheets in their full principal amount. Typically, each Rental Property is secured by a separate mortgage loan. The mortgage loans on a portfolio of 26 Rental Properties contain cross collateral and cross default provisions; however, all of the mortgage loans secured by the Rental Properties are non-recourse to the Company.

     The outstanding non-recourse mortgage debt on the Rental Properties, including the mortgage debt assumed in relation to the acquisition of the 287 former Unconsolidated Partnerships at March 31, 1998 and December 31, 1997 is as follows:

                                     MARCH 31,         DECEMBER 31,
                                        1998               1997
                                    ------------       -------------
Contractual Mortgage Payable......  $465,309,694       $150,284,725
Mortgage Deficiency...............    (7,547,894)        (7,647,851)
                                    ------------       ------------
                                    $457,761,800       $142,636,874
                                    ============       ============

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 3 -- MORTGAGE DEBT (CONTINUED)
     Approximately $169.6 million of the contractual mortgage debt is prepayable at March 31, 1998. Subject to available financing, the Company intends to prepay the subject mortgage debt. Any prepayment of mortgage debt at the contractual value will result in an extraordinary charge equal to the amount of Mortgage Deficiency associated with such debt.

NOTE 4 -- RELATED PARTY TRANSACTIONS

     The Company manages all but one of the Unconsolidated Partnerships. The Company also provides various ancillary services, including renter's insurance to residents. The Company earned fee based revenues from the Unconsolidated Partnerships of approximately $1.5 million and $3.0 million for the three months ended March 31, 1998 and 1997, respectively. The Company also earned a majority of its interest income on its receivables (including second mortgages) from the Unconsolidated Partnerships. Approximately $167,000 and $1.9 million of the Accounts Receivable were due from the Unconsolidated Partnerships as of March 31, 1998 and December 31, 1997, respectively. The decline in the accounts receivable is due in part to the acquisition of the 287 former Unconsolidated Partnerships and is also due to the timing of the billing and collection of annual insurance premiums collected and paid by the Company on behalf of the Unconsolidated Partnerships. Fee Based Revenues and Accounts Receivable related to the Rental Properties are eliminated in consolidation.

     The Company advanced to Unconsolidated Partnerships approximately $120,000 in the first three months of 1998 as compared to approximately $128,000 in the first three months of 1997. These advances were debited to Investments in and Advances to Unconsolidated Partnerships (SEE NOTE 1 "INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS").

NOTE 5 -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

     The unaudited pro forma condensed consolidated income statements are based upon a combination (giving effect to appropriate intercompany eliminations and adjustments) of (a) the historical financial statements of the Company and (b) the combined statements of revenue and expenses of the 326 acquired Properties, giving pro forma effect to the acquisition of the 324 former Unconsolidated Partnerships. The unaudited pro forma condensed consolidated income statements are presented as if the above transactions had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated income statements include, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma condensed consolidated income statements do not purport to present what the Company's results of operations would actually have been had such events in fact occurred at the beginning of the periods indicated above or to project the Company's results of operations for any future date or period.

                           LEXFORD RESIDENTIAL TRUST

                                  (UNAUDITED)

NOTE 5 -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
(CONTINUED)

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                1998             1997
                                                              --------         --------
                                                              (UNAUDITED, IN THOUSANDS)
REVENUES:
  Rental Revenues...........................................  $36,603          $35,121
  Fee Based and Interest Income.............................    2,397            2,564
                                                              -------          -------
                                                               39,000           37,685
                                                              -------          -------
EXPENSES:
  Property Operating and Maintenance........................   11,586           11,286
  Real Estate Taxes and Insurance...........................    2,965            3,258
  Property Management.......................................    3,923            4,054
  Administration............................................    1,515            1,039
  Non-recurring Costs.......................................    1,808              250
  Interest..................................................   11,693           12,027
  Depreciation and Amortization.............................    5,944            5,476
  Provision for Loss on Sale of Third Party Management
     Business...............................................    6,300                0
                                                              -------          -------
                                                               45,734           37,390
                                                              -------          -------
Income/(Loss) before Gain on Disposal of Assets and Income
  Taxes.....................................................   (6,734)             295
  Provision for Income Taxes................................        0             (139)
  Gain on Disposal of Assets................................       89               68
                                                              -------          -------
Net Income/(Loss)...........................................  $(6,645)         $   224
                                                              =======          =======
Basic Earnings/(Loss) Per Share.............................  $ (0.77)         $  0.03
                                                              =======          =======
Diluted Earnings/(Loss) Per Share...........................  $ (0.77)         $  0.03
                                                              =======          =======

     The pro forma income statements for the three months ended March 31, 1998 and 1997 assume that all 324 Partnerships acquired in 1998 were purchased as of January 1, 1998, and 1997, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Trustees
Lexford Residential Trust

We have audited the accompanying consolidated balance sheets of Lexford Residential Trust (formerly Lexford, Inc. and Cardinal Realty Services, Inc.) and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexford Residential Trust and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /S/ ERNST & YOUNG LLP

Columbus, Ohio
February 16, 1998, except for Note 14,
  as to which the date is March 18, 1998

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1997            1996
                                                              ------------    ------------
ASSETS
Rental Properties (Notes 2 and 5):
  Land......................................................  $ 23,124,313    $ 23,652,841
  Buildings, improvements and fixtures......................   138,244,903     137,917,083
                                                              ------------    ------------
                                                               161,369,216     161,569,924
  Accumulated depreciation..................................    (9,151,786)     (4,478,379)
                                                              ------------    ------------
                                                               152,217,430     157,091,545
Investments in and advances to Unconsolidated Partnerships,
  net of an allowance of $2.6 and $1.6 million at December
  31, 1997 and 1996, respectively (Notes 3 and 12)..........    57,111,374      54,610,421
Cash........................................................     2,568,890       3,593,121
Accounts receivable, affiliates ($1,990,967 and $4,089,328,
  net of an allowance of $941,521 and $2,034,290, at
  December 31, 1997 and 1996, respectively), residents and
  other (Note 12)...........................................     4,898,993       5,044,603
Furniture, fixtures and other, net (Note 1).................     1,719,521       1,167,579
Funds held in escrow (Note 1)...............................    11,887,936      14,011,013
Intangible assets (Note 1)..................................     9,200,531       8,694,925
Prepaids and other..........................................     1,992,921       1,154,572
                                                              ------------    ------------
                                                              $241,597,596    $245,367,779
                                                              ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and corporate debt
  Non-recourse mortgages (Note 5)...........................  $142,636,874    $148,056,017
  Corporate debt (Note 4)...................................     7,361,682      15,263,268
                                                              ------------    ------------
                                                               149,998,556     163,319,285
                                                              ------------    ------------
Accounts payable............................................     1,287,753       1,560,749
Accrued interest, real estate and other taxes...............     3,719,625       4,023,310
Other accrued expenses......................................     8,241,526       8,531,031
Other liabilities...........................................     3,503,640       5,424,226
                                                              ------------    ------------
         Total liabilities..................................   166,751,100     182,858,601
                                                              ------------    ------------
Commitments and contingencies (Notes 7, 8, 10)
Shareholders' equity (Notes 1 and 7):
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, unissued....................................            --              --
  Common stock, $.01 par value, 50,000,000 shares
    authorized, 8,493,648 and 7,817,534 shares issued and
    outstanding, at December 31, 1997 and 1996,
    respectively............................................        84,936          78,175
  Additional paid-in capital................................    54,137,777      45,012,798
  Retained earnings.........................................    20,623,783      17,418,205
                                                              ------------    ------------
                                                                74,846,496      62,509,178
                                                              ------------    ------------
                                                              $241,597,596    $245,367,779
                                                              ============    ============

                 See Notes to Consolidated Financial Statements

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
REVENUES:
  Rental revenues (Note 2)..................................  $41,851,081    $41,276,684
  Fee based, primarily from affiliates (Note 12)............   15,847,032     14,164,312    $15,906,553
  Interest, principally from unconsolidated partnerships
    (Note 12)...............................................   10,680,767      8,897,233      4,361,497
  Income from disposal of assets -- net.....................    1,988,611        962,761      3,408,379
                                                              -----------    -----------    -----------
                                                               70,367,491     65,300,990     23,676,429
                                                              -----------    -----------    -----------
EXPENSES:
  Property operating and maintenance........................   14,883,691     16,980,888
  Real estate taxes and insurance...........................    4,060,311      4,148,545
  Property management.......................................   12,339,727      9,366,777      8,667,358
  Administration............................................    5,446,969      5,030,967      4,399,349
  Performance equity plan (Note 7)..........................    6,280,500              0              0
  Non-recurring costs (Note 9)..............................      827,407        242,899      1,537,073
  Interest -- non-recourse mortgages (Note 5)...............   13,769,562     14,131,780              0
  Interest -- corporate debt (Note 4).......................      657,349      1,098,333      1,522,087
  Depreciation and amortization (Note 2)....................    6,526,863      5,514,571        537,849
                                                              -----------    -----------    -----------
                                                               64,792,379     56,514,760     16,663,716
                                                              -----------    -----------    -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM...........    5,575,112      8,786,230      7,012,713
  Provision for income taxes (Note 8):
    Credited to additional paid-in capital..................    1,809,000      3,166,000      2,356,000
    Current.................................................      380,000        250,000        364,000
                                                              -----------    -----------    -----------
INCOME BEFORE EXTRAORDINARY ITEM............................    3,386,112      5,370,230      4,292,713
Extraordinary (loss) / gain, net of income tax
  benefit/(provision) of $115,000 in 1997, $1,015,000 in
  1996 and ($510,000) in 1995, respectively (Note 6)........     (180,534)    (1,614,356)       804,022
                                                              -----------    -----------    -----------
NET INCOME..................................................  $ 3,205,578    $ 3,755,874    $ 5,096,735
                                                              ===========    ===========    ===========
BASIC EARNINGS PER SHARE:
  Income before extraordinary item..........................  $      0.42    $      0.71    $      0.59
  Extraordinary item........................................        (0.02)         (0.21)          0.11
                                                              -----------    -----------    -----------
  Net income................................................  $      0.40    $      0.50    $      0.70
                                                              ===========    ===========    ===========
DILUTED EARNINGS PER SHARE:
  Income before extraordinary item..........................  $      0.41    $      0.69    $      0.56
  Extraordinary item........................................        (0.02)         (0.21)          0.11
                                                              -----------    -----------    -----------
  Net income................................................  $      0.39    $      0.48    $      0.67
                                                              ===========    ===========    ===========

                 See Notes to Consolidated Financial Statements

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                COMMON STOCK
                                            --------------------      ADDITIONAL        RETAINED
                                             SHARES      AMOUNT     PAID-IN CAPITAL     EARNINGS         TOTAL
                                            ---------    -------    ---------------    -----------    -----------
Balance, January 1, 1995..................  6,817,254    $68,173      $34,614,374      $ 8,565,596    $43,248,143
  Shares issued in 1995, principally in
    connection with the claims resolution
    process (Note 1)......................    366,708     3,667            (3,667)
  Exercise of options under non-qualified
    stock option plan (Note 7)............     30,606       306            34,910                          35,216
  Less: treasury shares issued to rental
    properties and subsidiaries (Note
    1)....................................     (8,248)      (82)               82
  Credit from utilization of
    pre-confirmation tax benefits (Note
    8)....................................                              2,866,000                       2,866,000
  Net income for the year ended December
    31, 1995..............................                                               5,096,735      5,096,735
                                            ---------    -------      -----------      -----------    -----------
Balance, December 31, 1995................  7,206,320    72,064        37,511,699       13,662,331     51,246,094
  Shares issued in 1996, in connection
    with the claims resolution process
    (Note 1)..............................     13,340       133              (133)
  Shares issued in connection with Lexford
    Merger (Note 1).......................  1,400,000    14,000        13,986,000                      14,000,000
    Contingent............................   (900,000)   (9,000)       (8,991,000)                     (9,000,000)
  Exercise of options under non-qualified
    stock option plan (Note 7)............     68,616       686            60,985                          61,671
  Restricted stock compensation awards and
    director restricted stock plan........     32,334       323           325,546                         325,869
  Less: treasury shares primarily from the
    redemption in 1996 of stock held by
    Unconsolidated Partnerships...........     (3,076)      (31)          (31,229)                        (31,330)
  Credit from utilization of
    pre-confirmation tax benefits (Note
    8)....................................                              2,151,000                       2,151,000
  Net income for the year ended December
    31, 1996..............................                                               3,755,874      3,755,874
                                            ---------    -------      -----------      -----------    -----------
Balance, December 31, 1996................  7,817,534    78,175        45,012,798       17,418,205     62,509,178
  Shares issued in 1997, in connection
    with the claims resolution process
    (Note 1)..............................     22,264       222              (222)
  Exercise of options under non-qualified
    stock option plan (Note 7)............     18,264       183            37,595                          37,778
  Stock compensation and director
    restricted stock plan, net of 267,334
    shares subject to vesting restrictions
    (Note 7)..............................    635,586     6,356         7,393,606                       7,399,962
  Credit from utilization of
    pre-confirmation tax benefits (Note
    8)....................................                              1,694,000                       1,694,000
  Net income for the year ended December
    31, 1997..............................                                               3,205,578      3,205,578
                                            ---------    -------      -----------      -----------    -----------
Balance, December 31, 1997................  8,493,648    $84,936      $54,137,777      $20,623,783    $74,846,496
                                            =========    =======      ===========      ===========    ===========

                 See Notes to Consolidated Financial Statements

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                  1997            1996            1995
                                                              ------------    ------------    ------------
Cash flows provided by/(used in) operating activities:
Management and Investment Management activities:
  Cash received from fee based activities...................  $ 20,046,613    $ 22,414,166    $ 22,173,861
  Interest and other revenues received from Unconsolidated
    Partnerships............................................    12,797,325       9,074,008       4,965,246
  Cash receipts -- other....................................     1,913,305       2,170,253       3,261,207
  Cash paid to vendors, suppliers and employees.............   (22,337,316)    (21,784,246)    (21,784,640)
  Interest paid on corporate debt...........................      (593,913)     (1,147,593)     (1,554,454)
  Income taxes paid -- city and state.......................      (285,382)       (239,145)       (234,436)
  Taxes paid, other than income taxes.......................      (108,231)        (76,575)       (553,140)
  Payments related to non-recurring items...................      (342,361)     (2,221,248)       (705,075)
                                                              ------------    ------------    ------------
                                                                11,090,040       8,189,620       5,568,569
                                                              ------------    ------------    ------------
Rental property activities:
  Cash received from rental activities......................    41,586,891      41,297,937              --
  Cash paid on rental activities............................   (17,757,630)    (19,855,056)             --
  Real estate taxes.........................................    (3,254,401)     (3,406,946)             --
  Interest paid on mortgages................................   (13,579,541)    (13,517,318)             --
                                                              ------------    ------------    ------------
                                                                 6,995,319       4,518,617              --
                                                              ------------    ------------    ------------
  Net cash provided by operating activities.................    18,085,359      12,708,237       5,568,569
                                                              ------------    ------------    ------------
Cash flow provided by/(used in) investing activities:
  Management and Investment Management activities:
    Proceeds from sale of assets and other..................     2,869,955       1,016,334       3,787,441
    Capital expenditures....................................    (1,191,992)       (422,853)       (397,519)
    Advances to Unconsolidated Partnerships -- net..........      (992,427)     (2,556,807)     (8,565,119)
    Acquisition of real estate..............................            --              --      (1,864,736)
    Investments in unconsolidated partnerships..............    (4,696,916)             --              --
    Investment in management contracts......................    (1,700,000)             --              --
  Rental Property activities:
    Net cash flow provided by rental activities during
      period held for sale (net of Interest paid of
      $13,692,045 in 1995)..................................            --              --       3,037,826
    Capitalized refinancing costs...........................            --      (1,687,492)             --
    Funding of escrows......................................       290,805         (41,279)             --
    Capital expenditures....................................    (2,385,951)       (681,639)             --
                                                              ------------    ------------    ------------
Net cash used in investing activities.......................    (7,806,526)     (4,373,736)     (4,002,107)
                                                              ------------    ------------    ------------
Cash flows provided by/(used in) financing activities:
  Management and Investment Management activities:
    Proceeds from the exercise of stock options.............        37,778          61,671          35,216
    Redemption of stock held by Unconsolidated
      Partnerships..........................................            --         (31,330)             --
    Proceeds from corporate debt and other..................            --              --      21,000,505
    Principal payments on corporate debt and other..........    (8,035,774)     (7,052,484)    (21,859,553)
  Rental Property activities:
    Proceeds from mortgage debt.............................     7,428,500      47,442,961              --
    Payments on mortgages -- principal amortization.........    (2,124,904)     (2,139,137)     (2,150,733)
    Payments on mortgages -- lump sum.......................    (8,608,664)    (45,775,047)       (479,554)
                                                              ------------    ------------    ------------
Net cash used in financing activities:......................   (11,303,064)     (7,493,366)     (3,454,119)
                                                              ------------    ------------    ------------
Increase/(decrease) in cash.................................    (1,024,231)        841,135      (1,887,657)
Cash at beginning of year...................................     3,593,121       2,751,986       4,639,643
                                                              ------------    ------------    ------------
Cash at end of year.........................................  $  2,568,890    $  3,593,121    $  2,751,986
                                                              ============    ============    ============

                 See Notes to Consolidated Financial Statements

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
Net income..................................................  $ 3,205,578    $ 3,755,874    $ 5,096,735
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................    5,426,309      5,111,068        496,392
  Amortization..............................................    1,100,554        403,503         41,457
  Provision for losses on accounts receivable...............      389,361        503,421      1,138,869
  Income from disposal of assets -- net.....................   (1,988,611)      (962,761)    (3,408,379)
  (gain) / loss on debt restructuring                             295,534      2,629,356     (1,314,022)
  Provision for income taxes credited to additional paid-in
    capital.................................................    1,694,000      2,151,000      2,866,000
  Stock compensation credited to additional paid-in
    capital.................................................    7,399,962        325,869             --
  Changes in operating assets and liabilities:
    Investments in and advances to unconsolidated
      Partnerships..........................................    1,949,767        (94,014)      (390,570)
    Accounts receivable and other...........................     (339,386)    (4,339,533)       (17,039)
    Funds held in escrow....................................    1,832,273     (4,857,423)       595,256
    Accounts payable and other liabilities..................   (2,879,982)     8,081,877        463,870
                                                              -----------    -----------    -----------
Net cash provided by operating activities...................  $18,085,359    $12,708,237    $ 5,568,569
                                                              ===========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     In 1995, the Company acquired four Rental Properties primarily financed with $4,770,000 of first mortgages on the properties.

     In June 1995, the Company purchased from a mortgage lender the non-recourse mortgages on one Unconsolidated Partnership and four Rental Properties. The mortgages totaled $8.8 million and were acquired for $7.8 million. The Company financed the acquisition with a $7.8 million note payable to the mortgage lender. The note was repaid in June 1996.

     In 1996, the Company granted deeds in lieu of foreclosure to the mortgagee for three Rental Properties. The properties had an aggregate carrying value of $3.9 million. In 1995 the Company granted deeds in lieu of foreclosure to the mortgagees for certain Rental Properties. The properties had an aggregate carrying value of $3.5 million. No significant gain or loss was recognized on these transactions because the assets and the non-recourse mortgages on each of these Rental Properties had been recorded in equal amounts.

     Effective August 1, 1996, the Company acquired Lexford Properties, Inc. through a merger with a wholly-owned subsidiary of the Company. The Company issued 1,400,000 shares of its common stock (valued at $14,000,000) in consideration of the acquisition; however 900,000 of the shares issued (valued at $9,000,000) are subject to forfeiture, in whole or in part, if the Company's combined property management operations fail to achieve certain profitability criteria on or before the end of the Company's 1999 fiscal year.

     In October 1997 the Company sold two Rental Properties. The buyer assumed the mortgages with a carrying value of $2.3 million.

     In 1997 and 1996, all interest incurred was expensed. In 1995 the interest incurred on the Rental Properties was capitalized as the properties were held for sale, while interest on corporate debt was expensed (SEE NOTE 2).

                 See Notes to Consolidated Financial Statements

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1:  BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

     The principal business of Lexford Residential Trust, Inc., formerly Lexford, Inc. and Cardinal Realty Services, Inc., and its subsidiaries (the "Company") is the ownership and management of multifamily apartment properties. The Company changed its name in October 1997 to emphasize its new executive and property management personnel and to eliminate the negative stigma associated with the "Cardinal" name due to its bankruptcy filing in 1989. The Company is also involved in the acquisition and redevelopment of multifamily apartment properties. The Company holds an ownership interest in apartment communities either as (i) the sole owner of various limited partnerships or subsidiaries which own apartment communities (the "Rental Properties" or "Wholly-Owned Properties"), or (ii) the general partner in various limited partnerships which own apartment communities (the "Unconsolidated Partnerships" or "Syndicated Partnerships"). The Rental Properties and the apartment communities owned by the Unconsolidated Partnerships are collectively referred to as the "Properties". The Company's general partner interests in the Unconsolidated Partnerships ranges from 1.0% to 10.0%, but typically 9.0% to 10.0%. The limited partnership interests in the Unconsolidated Partnerships are substantially all owned by unrelated third party investors. The Company also has receivables, typically in the form of second mortgages, from the Unconsolidated Partnerships that generate a majority of the interest income recognized by the Company.

     The majority of the Properties are located in the midwest and southeast United States, with the heaviest concentrations in Florida, Ohio, Georgia, Indiana, Michigan and Kentucky. The typical Property is comprised of multiple single story buildings with studio, one and two bedroom apartments. Substantially all of the Properties have non-recourse first mortgage indebtedness which is owed to financial institutions. The Company is not dependent for its revenues on any particular Property and the loss of any Property would not be material to the Company's financial position. Geographic distribution of the Properties also minimizes the Company's exposure to local economic conditions.

     The Company has historically engaged in and derived revenues from, two distinct businesses: the real estate investment business in which it owns and operates multifamily residential real estate ("Investment Management" or "Real Estate Investment Business") and the real estate services business ("Management Services" or "Real Estate Services Business") in which it provides fee-based management and other services to multifamily apartment communities, including services to properties in which the Company does not have an ownership interest ("Third Party Owners") and their residents.

  Investment Management

     The objective of the Company's Investment Management division is to maximize the value of its real estate holdings and its returns on real estate investments. The Company performs these functions both with respect to the Rental Properties as well as the Unconsolidated Partnerships. The Company strives to obtain and maintain the best available financing for the Properties and to maximize the Properties' operating performance. The Company evaluates the performance of all real estate holdings to identify investment requirements, under-performing Properties or those that can be sold at an attractive price relative to their performance.

     The Company's Investment Management division, acting in the Company's capacity as general partner of the Unconsolidated Partnerships, provides asset management services to the Unconsolidated Partnerships. In addition, the Company's Investment Management division performs the following services for the accounts of the co-owners (limited partners) of the Unconsolidated Partnerships: informational and financial reporting services (including tax return preparation and provision of tax return information to the limited partners) and capital and financial planning (including determination of reserves, funding of capital requirements and administration of capital distributions to partners).

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Management Services

     The Company's Management Services division is charged with the conduct of the Company's property management business. The Company's property management business involves all traditional elements of third party property management including: day-to-day management and maintenance of multifamily residential apartment properties, attracting and retaining qualified residents, collecting rents and other receivables from residents, providing cash management services for rental revenues, security deposits, taxes and insurance and deferred maintenance escrows, and compiling and furnishing information to property owners.

     Effective August 1, 1996, the Company acquired Lexford Properties, Inc. ("Lexford Properties") by merger of a wholly-owned subsidiary of the Company with and into Lexford Properties. On that date, Lexford Properties became a wholly-owned subsidiary of the Company. Lexford Properties has been engaged in the business of third party property management services to Third Party Owners since commencing business operations in June 1988. Lexford Properties has succeeded to the operation of the Company's Management Services Division.

     Lexford Properties also operates an adjunct business which the Company refers to as "Preferred Resource" (formerly referred to as Ancillary Services or Preferred Vendor). The Preferred Resource business currently provides assistance to most of the Properties managed by Lexford Properties, in the acquisition of needed parts and supplies and the management of a coordinated buying group enjoying substantial volume discounts. In consideration of these services for the benefit of the Unconsolidated Partnerships, the Company generates income by retaining some portion of discounts earned. In addition, Preferred Resource provides services to residents such as renter's insurance.

  Fresh Start Accounting

     The Company adopted a method of accounting referred to as fresh start ("Fresh Start") reporting as of September 11, 1992 ("The Effective Date") as a result of the Company's judicial plan of reorganization (the "Plan of Reorganization"). The Company prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. At the Effective Date, to the extent the non-recourse debt on certain Rental Property assets exceeded the estimated fair value of the Rental Property, the Company reduced the contractual amount of the related non-recourse first mortgage debt by the amounts of the deficiency (the "Mortgage Deficiencies"). The contractual mortgage balance, net of any applicable Mortgage Deficiency, is referred to as the "Carrying Value" of the mortgage. In addition, the Plan of Reorganization provided for the issuance of the Company's common stock in satisfaction of claims. In accordance with the Plan of Reorganization, a total of 6,645,246 shares were issued to satisfy claimants in the bankruptcy case. During 1997, 22,264 shares were released to claimants upon final resolution of all claims.

  Lexford Properties Acquisition

     Effective August 1, 1996 the Company acquired Lexford Properties by way of a merger (the "Lexford Merger") of a wholly-owned subsidiary of the Company with and into Lexford Properties. The acquisition was accounted for as a purchase. The terms of the Lexford Merger provided that the Company would succeed to the ownership of all of the issued and outstanding stock of Lexford Properties and the shareholders of Lexford Properties would receive 1,400,000 shares of restricted, newly issued common stock. For purposes of the Lexford Merger, the common stock was valued at $10 per share. $9.0 million, or 900,000 shares, of the purchase price is subject to forfeiture in whole or in part in the event Lexford Properties does not achieve certain profitability criteria by December 31, 1999. These shares are held in escrow pending release or forfeiture. If and when Lexford Properties attains some or all of the profitability criteria the corresponding number of shares (up to all 900,000 shares) subject to forfeiture will be released without contingency and the Company will record the additional purchase price. The Lexford Properties shareholders received 500,000 shares of common stock free of contingencies. The 900,000 shares subject to forfeiture are not reflected in the shareholders' equity section of the

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company's consolidated balance sheets nor in the consolidated statements of shareholders' equity presented herein (see Note 14).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FASB Statement No. 107, Disclosure About Fair Value of Financial Instruments. The fair value of cash and funds held in escrow is equal to their respective carrying amounts. For investments in and advances to Unconsolidated Partnerships, the Company used the Fresh Start accounting methodology used at the Effective Date to estimate the value at December 31, 1997 and 1996, which value approximated $140.3 million and $133.4 million, respectively. Such methodology is generally based on estimates of the fair market value of the apartment communities owned by the Unconsolidated Partnerships, less related indebtedness senior to the Company's investments and advances. The investments in and advances to Unconsolidated Partnerships consist substantially of second mortgage loans receivable, whose ultimate repayment is subject to a number of variables, including the performance and value of the underlying real estate property and the ultimate timing of repayments of the receivables. Considerable judgment is required in the interpretation of market data to develop estimates of fair value, accordingly, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts (SEE NOTE 3).

     The carrying value of the amounts comprising the Company's corporate debt as described in Note 4 approximate their fair value based upon the Company's current borrowing rates for similar types of borrowing arrangements. The carrying amount of accrued interest approximates its fair value.

     As further described in Note 5, at December 31, 1997 mortgages on the Company's Rental Properties in the amount of $142.6 million had contractual balances totaling $150.3 million (resulting in an aggregate Mortgage Deficiency of $7.7 million). Interest rates on the mortgages ranged from 7.0% to 10.0% with rates being fixed on approximately $142.1 million of the contractual balances (SEE NOTE 5). The Carrying Value of the amounts comprising the mortgages on Rental Properties as described in Note 5, approximate their fair value based upon the Company's borrowing rates for similar types of mortgage debt.

  Basis of Presentation

     The consolidated financial statements include the accounts of Lexford Residential Trust and its wholly-owned subsidiaries, and all entities in which the Company has majority interest or control. All significant intercompany balances and transactions (except for fee based revenues and related expenses generated from Rental Properties in 1995) have been eliminated in consolidation. Total revenues from Rental Properties (during the period such properties were held for sale) amounted to $3.6 million for the year ended December 31, 1995. Any gross profit on such revenues has been eliminated in consolidation (SEE NOTE
2).

  Reclassification

     Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Rental Properties (previously Held for Sale)

     During 1995 and prior years, the Company classified the Rental Properties as Held for Sale. However, based upon mortgage debt that had been restructured with favorable amortization terms, combined with improved net operating income and cash flow performance, management decided to retain the Rental Properties for investment. Therefore, commencing January 1, 1996, the Company changed the classification of the Rental Properties and discontinued the held for sale accounting treatment. The Rental Properties are carried at lower of cost or fair value and depreciated over their estimated remaining useful lives, typically approximately 30 years, using the straight-line method for financial reporting purposes and tax purposes. The Company capitalizes interior replacement costs and major building exterior improvements, and depreciates the assets over their estimated useful lives ranging from five to 20 years (SEE NOTE 2). The Company evaluates its Rental Properties periodically for indicators of impairment, including recurring operating losses and other significant adverse changes in the business climate that affect the recovery of the recorded asset value. If Rental Property is considered impaired, a loss is provided to reduce the net Carrying Value of the asset to its estimated fair value. Management is not aware of any indicator that would result in any significant impairment loss.

  Investments in and Advances to Unconsolidated Partnerships

     Investments in and advances to Unconsolidated Partnerships represent the Company's general partners' interest and advances to non-controlled partnerships which own multifamily apartment communities. The Carrying Value represents the allocation of the estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment and, as described in Note 3, the contractual amounts of the receivables are significantly more than the recorded amounts. These receivables generally include long-term second mortgages and other receivables. In addition, subsequent to the Effective Date, the Company has made advances to the Unconsolidated Partnerships. These advances primarily relate to operating needs and supplemental funding for refinancing transactions, and bear interest at prime plus one percent. Interest is accrued on the recorded values of the second mortgages and certain of the other receivables based upon contractual interest rates, and allowances are provided for estimated uncollectible interest based upon the underlying Properties' net cash flows. In certain instances, cash flow received in excess of accrued second mortgage interest on the recorded values of the second mortgages is recorded as income. The Company is also entitled to receive incentive management fees and supplemental second mortgage interest based upon certain levels of cash flows of certain of the underlying Properties. Also, in the event the underlying Properties are sold or refinanced, the Company is generally entitled to a participation interest in the net proceeds, as a general partner and/or a second mortgage holder. The realization of the investments in and advances to Unconsolidated Partnerships is dependent on the future operating performance of the Unconsolidated Partnerships.

     Prior to November 1, 1997, the Company accounted for its investments by the cost method. Effective November 1, 1997, based on the Company's board of directors decision to seek to acquire ownership of third party equity interests in substantially all of the Unconsolidated Partnerships, the Company began accounting for its investments on the equity method. The Company's share of net income or loss of the Unconsolidated Partnerships is classified with fee based revenues in the consolidated statement of income (SEE NOTES 3 AND 14).

     In December 1997, the Company purchased a non-controlling interest in certain limited partnerships that have an ownership interest and/or other investments in 15 properties, comprising approximately 3,400 units. The purchase price of $3.3 million is included in investments in and advances to Unconsolidated Partnerships at December 31, 1997. The Company is accounting for these investments under the equity method.

  Furniture, Fixtures and Other, Net

     Furniture and fixtures, net of accumulated depreciation of $2.5 million and $1.8 million at December 31, 1997 and 1996, respectively, are recorded at cost and are depreciated over their estimated useful lives ranging

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

from three to 10 years, using the straight-line method for financial reporting purposes and various accelerated or straight-line methods for income tax purposes.

  Funds Held in Escrow

     The amounts at December 31, 1997 and 1996 include funds of $6.7 million and $7.0 million, respectively, escrowed by Rental Properties for improvements and deferred maintenance, real estate taxes, insurance and resident security deposits. In addition, the Company is holding $2.0 million and $3.0 million, at December 31, 1997 and 1996, respectively, as funds held primarily for payment of insurance premiums which are collected from the Properties. At December 31, 1997 and 1996 the Company's funds held in escrow also includes $3.2 million and $4.0 million, respectively, of funds received from the settlement of litigation brought against the Company's former insurance carrier to prosecute policy claims for termite infestation losses at certain of the Properties. These funds are being used to pay additional litigation costs associated with the Company's prosecution of claims against its former excess coverage insurance carrier. The Company's other liabilities includes $1.9 million and $3.4 million at December 31, 1997 and 1996, respectively, representing the settlement proceeds from the litigation allocable to certain Unconsolidated Partnerships.

  Revenue Recognition

     Rental revenue is recognized as income in the period earned.

  Intangible Assets

     Intangible assets at December 31, 1997 and 1996 is primarily comprised of goodwill and management contracts, net of accumulated amortization of approximately $816,700 and $129,600, respectively. In 1997, the Company acquired management contracts on a group of affiliated properties for $1.7 million. The goodwill and management contracts related to the Lexford Merger is being amortized on the straight line basis over 25 years and 10 years, respectively. In the third quarter of 1997, the Company recorded a charge of approximately $364,000 as an amortization adjustment to the value assigned to the third party management contracts acquired with the Lexford Merger. The adjustment was based upon the significant decline in the number of third party management contracts. The management contracts purchased in 1997 are being amortized on the straight line basis over seven years.

     Intangible assets also includes deferred financing costs at December 31, 1997 and 1996 of $2.5 million and $2.7 million, respectively. The costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

  Earnings Per Share

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform with the Statement 128 requirements. Also see Note 14 - Subsequent Events regarding two for one stock exchange.

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common stock and stock options with dilutive potential.

                                                               1997         1996          1995
                                                            ----------   -----------   ----------
Numerator for basic and diluted earnings per share:
  Income before extraordinary items.......................  $3,386,112   $ 5,370,230   $4,292,713
  Extraordinary item......................................    (180,534)   (1,614,356)     804,022
                                                            ----------   -----------   ----------
  Net income..............................................   3,205,578     3,755,874    5,096,735
                                                            ==========   ===========   ==========
Denominator:
  Denominator for basic earnings per share --
     Weighted average shares..............................   8,071,970     7,537,298    7,256,100
  Effect of dilutive securities:
     Stock options........................................     171,862       192,166      260,956
     Time vesting restricted stock awards.................      70,084        95,210       69,000
                                                            ----------   -----------   ----------
  Dilutive potential common shares........................     241,946       287,376      329,956
                                                            ----------   -----------   ----------
  Denominator for diluted earnings per share --
     Adjusted weighted average shares.....................   8,313,916     7,824,674    7,586,056
                                                            ==========   ===========   ==========
Basic earnings per share:
  Income before extraordinary item........................  $     0.42   $      0.71   $     0.59
  Extraordinary item......................................       (0.02)        (0.21)        0.11
                                                            ----------   -----------   ----------
  Net income..............................................  $     0.40   $      0.50   $     0.70
                                                            ==========   ===========   ==========
Diluted earnings per share:
  Income before extraordinary item........................  $     0.41   $      0.69   $     0.56
  Extraordinary item......................................       (0.02)        (0.21)        0.11
                                                            ----------   -----------   ----------
  Net income..............................................  $     0.39   $      0.48   $     0.67
                                                            ==========   ===========   ==========

     In August, 1996, the Company issued 1,400,000 shares of common stock in connection with the Lexford Merger, 900,000 shares of which remain subject to forfeiture in whole or in part. The 900,000 shares subject to forfeiture are contingent upon achieving certain profitability criteria. The 900,000 contingent shares are excluded from the weighted average shares outstanding because profitability criteria have not been met (see "LEXFORD PROPERTIES ACQUISITION").

     The weighted average shares outstanding excludes 267,334 shares of common stock awarded to certain officers which vesting is contingent upon the Company achieving certain performance criteria that were not met as of December 31, 1997. In addition, weighted average stock options for 8,000 shares were excluded from weighted average shares outstanding since the exercise price exceeded the average stock price. For additional disclosures regarding outstanding employee stock options, see Note 7.

     In February 1997, the Company retired approximately 420,600 shares that were previously held as treasury shares.

NOTE 2:  RENTAL PROPERTIES

     During 1995 and prior years, the Company had attempted to market and sell the Rental Properties and classified the Rental Properties as held for sale. While the Rental Properties were held for sale, the results of operations from the Rental Properties were credited to the carrying value of the real estate and no revenues,

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

operating expenses or depreciation were included in the consolidated statements of income. Cash flows from the Rental Properties prior to 1996 were classified as cash flow provided by investing activities. Commencing January 1, 1996, based upon management's decision to retain the Rental Properties for investment, the operations, including a provision for depreciation, of the Rental Properties have been fully consolidated in the Company's consolidated statements of income. Further, the cash flows of the Rental Properties have been reclassified as cash flows provided by operating activities.

     Condensed combined balance sheets, with intercompany payables and receivables eliminated, of the Company's 111 and 113 Rental Properties as of December 31, 1997 and 1996, respectively, are as follows:

                                                                  1997            1996
                                                              ------------    ------------
                           ASSETS
Net rental properties.......................................  $152,217,430    $157,091,545
Cash........................................................     2,619,761       3,322,494
Accounts receivable.........................................       817,948         324,772
Funds held in escrow........................................     6,689,337       6,980,142
Intangible assets...........................................     2,492,029       2,721,365
Prepaids and other..........................................       310,292         832,132
                                                              ------------    ------------
                                                              $165,146,797    $171,272,450
                                                              ============    ============
                   LIABILITIES AND EQUITY
Non-recourse mortgages payable:
  Contractual...............................................  $150,284,725    $157,381,603
  Mortgage deficiency.......................................    (7,647,851)     (9,325,586)
                                                              ------------    ------------
                                                               142,636,874     148,056,017
Accounts payable............................................       561,203       1,160,426
Accrued interest and real estate taxes......................     2,825,450       2,961,795
Other accrued expenses......................................     1,175,438       1,337,083
Other liabilities...........................................       959,987         683,202
                                                              ------------    ------------
                                                               148,158,952     154,198,523
Equity......................................................    16,987,845      17,073,927
                                                              ------------    ------------
                                                              $165,146,797    $171,272,450
                                                              ============    ============

     Condensed consolidated statement of income of the 116 Rental Properties while held for sale, including intercompany expenses, for the year ended December 31, 1995 is as follows:

                                                                  1995
                                                              ------------
Rental revenues.............................................  $ 40,000,678
Operating expenses..........................................   (18,691,062)
                                                              ------------
  Net operating income......................................    21,309,616
Improvements and replacement expense........................    (2,213,586)
Improvements and replacement expense funded from escrows....    (1,746,156)
Interest expense (contractual interest of approximately
  $14,562,000)..............................................   (13,549,258)
Other expenses..............................................    (1,464,630)
                                                              ------------
Reorganization expenses.....................................       (96,227)
                                                              ------------
  Income, less expenses, excluding depreciation.............  $  2,239,759
                                                              ------------

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3:  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

     The investments in and advances to Unconsolidated Partnerships net of allowances of $2.6 million and $1.6 million, respectively, are comprised of the following major components:

                                                                 1997           1996
                                                              -----------    -----------
Second mortgage notes.......................................  $35,778,288    $36,450,176
Advances, since the Effective Date..........................   14,770,765     14,271,906
Investments in Unconsolidated Partnerships..................    3,395,474             --
Other, including accrued interest...........................    3,166,847      3,888,339
                                                              -----------    -----------
                                                              $57,111,374    $54,610,421
                                                              ===========    ===========

     The majority of the second mortgage notes bear interest at 6%. Interest income is accrued based upon the Fresh Start value of the second mortgage notes, as described in Note 1. The advances currently bear interest at prime plus 1%. At December 31, 1997 and 1996, the contractual obligations of the Unconsolidated Partnerships on account of second mortgages, advances and other payables, including related interest, aggregated $232.5 million and $238.7 million, respectively. Amounts due under second mortgages are collateralized substantially by all the real estate assets of the Unconsolidated Partnerships and are subordinate to the first mortgage debt. There can be no assurance that the Company will collect the full carrying value of, or any additional contractual balances owing under, these receivables.

     Following is a summary of financial position and results of operations of the 394 Unconsolidated Partnerships at December 31, 1997 and 406 Unconsolidated Partnerships at December 31, 1996 and 1995. The presentation does not include data for 15 additional Unconsolidated Partnerships in which the Company made initial investments in December 1997 (SEE NOTE 1 -- "INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS").

                                                     1997             1996             1995
                                                 -------------    -------------    -------------
Real estate assets, net........................  $ 394,138,048    $ 413,430,542    $ 427,165,373
Cash, funds held in escrow and resident
  receivables..................................     32,117,034       35,821,876       33,579,786
Other assets...................................     12,721,170       14,650,648       11,610,306
                                                 -------------    -------------    -------------
  Total assets.................................  $ 438,976,252    $ 463,903,066    $ 472,355,465
                                                 =============    =============    =============
Non-recourse mortgage debt.....................    437,235,691      456,926,896      457,388,544
Other liabilities..............................     21,613,975       25,175,139       20,499,327
Amounts due to the Company.....................    232,511,337      238,676,999      237,098,604
                                                 -------------    -------------    -------------
                                                 $ 691,361,003    $ 720,779,034    $ 714,986,475
                                                 -------------    -------------    -------------
  Net deficit..................................  $(252,384,751)   $(256,875,968)   $(242,631,010)
                                                 =============    =============    =============
Rental and other revenues......................  $ 123,922,337    $ 122,712,181    $ 117,213,041
                                                 =============    =============    =============
Net loss.......................................  $  (5,019,247)   $ (13,732,614)   $ (12,482,318)
                                                 =============    =============    =============
Company's share of loss (equity method)
  November 1 through December 31, 1997.........  $     (80,644)
                                                 =============

     Prior to November 1, 1997 and during 1996 and 1995 the Company's share of loss relating to its investment in Unconsolidated Partnerships was not recorded because the Company accounted for the investment under the cost method (SEE NOTE
1).

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4:  CORPORATE DEBT

     Corporate debt consisted of the following at December 31, 1997 and 1996:

                                                              1997          1996
                                                           ----------    -----------
Amended and restated revolving credit facility --
  principal payable March 30, 2000; interest payable
  monthly in arrears at Prime minus 1% (7.5% for 1997)...  $2,572,092    $        --
Reducing balance revolving credit agreement -- amended in
  1997...................................................          --      9,110,816
Acquisition term debt -- principal and interest in
  monthly installments of $139,435 through March 31,
  2001; interest at a fixed rate of 7.25%................   4,733,283      6,007,232
Other notes payable......................................      56,307        145,220
                                                           ----------    -----------
                                                           $7,361,682    $15,263,268
                                                           ==========    ===========

     On September 30, 1997 the Company entered into an Amended and Restated Loan and Security Agreement with the Provident Bank ("Bank"). The new revolving credit facility ("Facility"), is for $35 million and represents an increase to and replacement of the former Provident revolving credit facilities and commitments ("Former Lines"), consisting of a $3 million working capital revolving credit facility ("Working Capital Line"), and a $22 million reducing balance revolving line ("Reducing Line") and a committed $10 million acquisition line ("Acquisition Line"). The scheduled term of the Facility expires March 30, 2000, although the Company may elect from time to time to reduce the Facility and convert all or any portion of the principal amount outstanding under the Facility into a five year term loan. Revolving loans under the Facility bear interest equal to the Bank's prime rate of interest, currently 8.5%, minus 1%. The Facility and Acquisition Term Debt continues to be secured by all of the Company's assets, subject to the interest of the first mortgage holder on non-recourse mortgage debt of the Rental Properties. At December 31, 1997 the Company had unrestricted credit availability of approximately $31.7 million. This amount is net of $767,400 restricted for unfunded stand-by letters of credit for 1997.

     The Company's loan agreements contain restrictive covenants, including but not limited to, the maintenance of certain net worth, financial ratios, certain restrictions on incurrence of additional debt and certain restrictions on acquisitions.

     The Company's annual long-term debt maturities following December 31, 1997 are:

1998........................................................  $1,419,915
1999........................................................   1,503,254
2000........................................................   4,162,150
2001........................................................     276,363
                                                              ----------
                                                              $7,361,682
                                                              ==========

NOTE 5:  NON RECOURSE MORTGAGES

     In connection with Fresh Start reporting as further described in Note 1, mortgages on Rental Properties were restated to their estimated fair value as of the Effective Date. The contractual principal balances of the mortgages on Rental Properties exceed the Carrying Values by $7.7 million and $9.3 million at December 31, 1997 and 1996, respectively. The mortgages are non-recourse, are collateralized by the Rental Properties (generally on a single Rental Property by Rental Property basis, although a portfolio of mortgages on 26 Rental Properties are cross-collateralized and cross-defaulted) and are payable over periods through 2007. At December 31, 1997

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

contractual interest rates ranged from 7.0% to 10.0% with fixed rates on approximately $142.1 million of the outstanding contractual mortgage balances. Interest expense is recorded using the effective interest method based upon the carrying value of the mortgage debt. The weighted average effective interest rate was 8.63% at December 31, 1997. The weighted average contractual interest rate and term to maturity on the mortgages on Rental Properties, was 8.61% and
6.2 years at December 31, 1997. The annual debt service requirement was $15.2 million at December 31, 1997. In addition, ten Rental Properties have second mortgage debt totaling $1.5 million at December 31, 1997, that requires the application of all excess cash flow from operations to be applied to the outstanding principal on such debt. The range of interest rates and related carrying amounts of mortgages payable at December 31, 1997 is as follows:

                                                  CONTRACTUAL       CARRYING
                CONTRACTUAL RATE                    BALANCE          VALUE
                ----------------                  ------------    ------------
Less than 8.0%..................................  $ 15,979,531    $ 14,351,759
8.01% -- 9.0%...................................   120,960,409     116,421,071
More than 9.01%.................................    13,344,785      11,864,044
                                                  ------------    ------------
                                                  $150,284,725    $142,636,874
                                                  ============    ============

     Minimum estimated repayment requirements of mortgages for the next five years based upon the contractual principal balances are as follows:

                                                              CONTRACTUAL
                                                                AMOUNTS
                                                              ------------
1998........................................................    10,009,959
1999........................................................     4,738,553
2000........................................................     7,408,432
2001........................................................    22,365,496
2002........................................................     9,072,499
Thereafter..................................................    96,689,786
                                                              ------------
                                                              $150,284,725
                                                              ============

NOTE 6:  EXTRAORDINARY ITEM -- REFINANCED MORTGAGE DEBT

     During 1997, the Company refinanced mortgages on six Rental Properties. Mortgage indebtedness on these Rental Properties, with a contractual value of approximately $7.4 million and a Carrying Value of approximately $7.1 million, was refinanced with mortgages bearing a fixed rate of interest ranging from 7.45% to 9.03%, with 25 year amortization and ten year maturities. Annual debt service on the affected Rental Properties decreased approximately $18,000. An extraordinary non-cash loss of approximately $180,000, net of tax benefits, resulted from the mortgage debt refinancings of the Rental Properties. The loss arose from the mortgages repaid from refinance proceeds at the contractual balance which exceeded the Carrying Value of the mortgages (SEE NOTE 1).

     The refinancing of mortgages on the Unconsolidated Partnerships generated loan fee revenue of approximately $130,000 in 1997 as compared to $752,000 and $886,000 in 1996 and 1995, respectively. The fees were based upon a graduated percentage of the new loan amounts and are classified with fee based revenue in the consolidated statements of income.

     In 1996 and 1995, the Company completed modification or refinancing transactions on Rental Properties and Unconsolidated Partnerships which resulted in an extraordinary non-cash loss of $1.6 million, net of tax benefits in 1996 and an extraordinary gain on discharge of indebtedness net of closing costs reserves and taxes of approximately $804,000 in 1995. The loss arose from those mortgages repaid from refinance proceeds at the contractual balance which exceeded the Carrying Value of the mortgage (SEE NOTE 1).

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7:  STOCK BASED COMPENSATION

     The company provides stock based compensation to employees and non-employee directors including stock options, stock awards and stock in lieu of cash payments under various plans and contractual arrangements.

  Performance Equity Plan

     In October 1997, the shareholders of the Company approved the Company's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan authorizes the grant of restricted stock awards to certain officers and non-employee directors. The Performance Plan has a three year term (1997 through 1999), with increasing performance goals associated with each year of the term. A total of 636,000 shares of restricted common stock are available for grants. On October 7, 1997 the Compensation Committee of the Company's Board of Directors authorized restricted stock grants for the full 636,000 shares. Vesting under the Performance Plan occurs only upon attainment of specified performance goals. The performance goals are stated as percentage increases over base line amounts established, and as defined, in the Performance Plan approved by shareholders. Any awards that remain non-vested after the third year will be forfeited.

     In 1997, 424,000 shares awarded under the Performance Plan vested upon achievement of the performance goals. The vesting of these shares resulted in a non-cash charge in the fourth quarter of 1997 of approximately $6.3 million.

  Incentive Equity Plan and Other Stock Compensation

     The Company also has an Incentive Equity Plan (the "Incentive Plan"), that was established in 1992 and amended with shareholder approval in 1995, that authorizes the Company's issuance of stock in connection with stock options and restricted stock awards. The Incentive Plan, which benefits officers, key employees and non-employee directors, authorized approximately 1,182,000 shares for officers and key employees and approximately 280,400 shares for non-employee directors. At December 31, 1997, 287,036 shares remain available for officers and key employees and approximately 64,400 shares remain available for grants of stock options to non-employee directors. The shares of stock available for future options and awards may be granted at the discretion of the Company's Board of Directors or its Compensation Committee. Approximately 496,800 of the 895,200 shares or options previously issued under the Incentive Plan are held by officers and key employees currently employed by the Company and all of the non-employee director shares or options issued are held by individuals currently serving as directors.

     In 1997, the Company granted to officers and key employees stock options for the purchase of 72,550 shares, 15,000 shares of restricted stock, and 18,000 shares of stock with vesting contingent on certain Company performance criteria. In addition, stock options for the purchase of 32,000 shares, and 4,000 shares of restricted stock were granted to non-employee directors in 1997. In addition, certain officers and key employees received 8,620 shares of stock in lieu of cash compensation in 1997 and 150,800 shares were issued under employment agreements.

     In 1996, the Company granted stock options for 152,000 shares, including 32,000 to non employee directors, restricted stock awards for 99,000 shares and deferred stock awards for 76,000 shares. The restricted stock awards included up to 35,000 shares as a Company match of shares if purchased by officers by April, 1997, and 64,000 shares which vest ratably over time. The deferred stock awards vest upon achievement of specified performance criteria.

     The shares authorized under the Incentive Plan in 1992 were provided for in the Plan of Reorganization, prior to the Effective Date. Therefore these shares were deemed awarded prior to the Effective Date with no compensation expense recorded for periods subsequent to the Effective Date. Awards of shares provided for in the amendment to the Incentive Plan in 1995, depending on the nature of the award, may be reflected as

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

compensation over the vesting period. Compensation expense resulting from transactions under this plan and other stock compensation arrangements was $842,600 and $207,500 for 1997 and 1996, respectively, in addition to the non cash charge recorded for the Performance Plan. There was no stock compensation expense in 1995. The weighted average per share value at grant date of the restricted and deferred stock awards was $14.68 and $9.29 for 1997 and 1996, respectively.

     In 1996, the shareholders of the Company approved the director restricted stock plan (the "Director Plan") that provides for compensation earned by the directors to be paid, at the option of the Directors, in whole or in part, in shares of stock in lieu of cash fees. The Director Plan authorized 100,000 shares, of which approximately 66,800 shares remain available at December 31, 1997. In 1997 and 1996 the Company recorded compensation expense of $276,800 and $118,400, respectively, related to the Director Plan.

  Stock Option Valuation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee and director stock options, because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation," ("FASB 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of the grant using Black-Scholes option pricing model.

     The following assumptions were utilized in the pricing model: a weighted average risk free interest rate of 5.6% in 1997 and 6.5% in 1996 and 1995; dividend yield of one percent; volatility factors of the expected market price of the Company's common stock of 0.248 in 1997 and 0.236 in 1996 and 1995; and a weighted average expected life of 6.3 years in 1997, seven years in 1996 and eight years in 1995.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period. The Company's pro forma information follows:

                                                    1997          1996          1995
                                                 ----------    ----------    ----------
Pro forma net income...........................  $3,026,754    $3,629,797    $5,090,716
                                                 ==========    ==========    ==========
Pro forma basic earnings per share.............  $     0.37    $     0.48    $     0.70
                                                 ==========    ==========    ==========
Pro forma diluted earnings per share...........  $     0.36    $     0.46    $     0.67
                                                 ==========    ==========    ==========

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the Company's stock option activity, and related information for the years ended December 31, 1997, 1996 and 1995 (in thousands except for exercise prices):

                                           1997                   1996                   1995
                                    -------------------    -------------------    -------------------
                                               WEIGHTED               WEIGHTED               WEIGHTED
                                               AVERAGE                AVERAGE                AVERAGE
                                               EXERCISE               EXERCISE               EXERCISE
                                    OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                    -------    --------    -------    --------    -------    --------
Options outstanding at beginning
  of year.........................    352       $ 5.45       270       $ 2.05       270       $ 1.17
                                      ---       ------       ---       ------       ---       ------
  Options granted.................    104       $12.27       152       $ 9.44        35       $ 8.63
  Options exercised...............    (18)      $ 2.07       (68)      $ 0.90       (31)      $ 1.14
  Options forfeited...............     (4)      $ 9.59        (2)      $ 1.31        (4)      $ 1.31
                                      ---       ------       ---       ------       ---       ------
Options outstanding at end of
  year............................    434       $ 7.20       352       $ 5.46       270       $ 2.05
                                      ===       ======       ===       ======       ===       ======
Options exercisable at end of
  year............................    234       $ 4.17       176       $ 2.60       192       $ 1.11
                                      ===       ======       ===       ======       ===       ======
Weighted average fair value of
  options granted during the
  year............................              $ 4.15                 $ 3.19                 $ 3.42
                                                ======                 ======                 ======

     Options awarded have an exercise price equal to or greater than the market price of the common stock at the time of the award, and are subject to vesting schedules as determined by the Company's Board of Directors or its Compensation Committee. The options granted expire, if not exercised, ten years from the date on which the option was granted. Exercise prices for options outstanding as of December 31, 1997 ranged from $0.71 to $15.50 per share with a weighted average remaining term of 7.3 years. At December 31, 1997, there were options outstanding to purchase approximately 152,000 shares at an exercise price less than $5 and approximately 282,000 shares at an exercise price in excess of $5.

NOTE 8:  INCOME TAXES

     The Company and its subsidiaries file a consolidated Federal income tax return. For financial reporting purposes, the Company follows FASB Statement No. 109 ("FASB 109"). In accordance with FASB 109, income taxes have been provided at statutory rates in effect during the period. Tax benefits associated with net operating loss carry forwards and other temporary differences that existed at the time Fresh Start reporting was adopted are reflected as an increase to additional paid-in capital in the period in which they were realized.

     The provision for income taxes in the consolidated statements of income (including amounts applicable to extraordinary items) is as follows:

                                                                      YEARS ENDED
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Current:
  Federal..............................................  $       --    $       --    $   50,000
  State................................................     380,000       250,000       314,000
Amounts not payable in cash............................   1,694,000     2,151,000     2,866,000
                                                         ----------    ----------    ----------
                                                         $2,074,000    $2,401,000    $3,230,000
                                                         ==========    ==========    ==========

     The Company's actual income tax payments for the years 1997, 1996 and 1995 were significantly less than the total provision for income taxes because of available net operating loss carry forwards and other tax benefits.

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The amounts included in the provision for taxes for which no amounts were payable in cash are set forth in the table above.

     The effective income tax rates varied from the Federal statutory rates as follows:

                                                      1997         1996         1995
                                                   ----------   ----------   ----------
Federal tax provision at statutory rates.........  $1,787,000   $2,094,000   $2,832,000
State income taxes, net of federal income tax
  benefit........................................     251,000      165,000      207,000
Other permanent differences......................      36,000      142,000      191,000
                                                   ----------   ----------   ----------
                                                   $2,074,000   $2,401,000   $3,230,000
                                                   ==========   ==========   ==========
Effective income tax rate........................       39.3%        39.0%        38.8%
                                                   ==========   ==========   ==========

     Significant components of the Company's deferred tax assets and liabilities are as follows at December 31, 1997 and 1996:

                                                                1997        1996
                                                              --------    --------
                                                                 (000S OMITTED)
Deferred tax assets and other:
  Net operating loss carry forwards and other carry
     forwards...............................................  $ 22,000    $ 19,000
  Suspended passive activity losses.........................    34,000      38,000
  Tax basis of assets in excess of Fresh Start estimated
     fair values............................................    11,000      39,000
                                                              --------    --------
                                                                67,000      96,000
                                                              --------    --------
Less: valuation allowance...................................   (31,000)    (24,000)
                                                              --------    --------
                                                              $ 36,000    $ 72,000
                                                              --------    --------
Deferred tax liabilities:
  Negative capital accounts.................................  $ 33,000    $ 41,000
  Tax basis of liabilities in excess of related Fresh Start
     estimated fair values..................................     3,000       3,000
  Tax basis of assets less than related Fresh Start
     estimated fair values..................................        --      28,000
                                                              --------    --------
                                                              $ 36,000    $ 72,000
                                                              ========    ========

     The valuation reserve against deferred tax assets has been reduced by amounts equivalent to the portions of the tax provisions which are not payable in cash. Corresponding increases have been made to additional paid-in capital.

     As a result of the uncertainties relating to the ultimate utilization of favorable tax attributes described below, the Company has provided a valuation allowance for the remaining excess of the net deferred tax assets as of December 31, 1997 and 1996.

     In addition to regular corporate income tax, corporations are subject to an alternative minimum tax liability to the extent alternative minimum tax exceeds regular tax. The Company will record an alternative minimum tax liability in the year that events and transactions create an alternative minimum tax which is probable of being paid and can be reasonably estimated by the Company. As of December 31, 1997, the Company has estimated that it has net operating loss ("NOL") carry forwards for tax purposes of approximately $64.9 million which if not utilized, expire in the years 2001 through 2013. In the event that current or future 5% shareholders (as defined by the Internal Revenue Code) acquire or dispose of shares, over a defined time period, representing in the aggregate 50% or more of the Company's outstanding shares, a limitation on the use of NOL carry forwards will occur. The Company has also estimated that it has approximately $101.3 million in suspended passive activity losses ("PALs") which may be available to offset future passive and active income. In December 1997 the Company's

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Board of Directors accelerated the scheduled termination date of transfer restrictions with respect to the sale of the Company's stock. This provision was originally included in the Company's Restated Articles of Incorporation (which, in turn, were included within the Plan of Reorganization) to prevent the potential for an ownership change that would otherwise result in a limitation in the Company's ability to utilize net operating and passive loss carryforwards. As contemplated under the Restated Articles of Incorporation, the Board determined that the transfer restriction was no longer necessary. The Company's determination of its NOLs, PALs, and other tax attributes, as well as its ability to utilize them to reduce taxable income is subject to uncertainties. Although the Company believes that its determinations concerning its tax attributes are supportable under applicable tax laws, there can be no assurance that taxing authorities, upon examination will not argue to the contrary.

NOTE 9:  NON-RECURRING COSTS

     In 1997, the Company incurred non-recurring costs totaling approximately $827,000. Approximately $400,000 of the charge was due to costs related to the elimination of overlapping functions between Lexford Properties and the Company's previous management services operations. In the second half of 1997 the Company recorded a charge of approximately $427,000 primarily related to costs incurred for the Form S-11 filing for the proposed spinoff of the Company's Rental Properties. The Company has withdrawn this filing as it has determined to maintain its ownership interests in the Rental Properties and seek to qualify as a REIT under the Internal Revenue Code (see Note 14). At December 31, 1997, the Company had deferred REIT organization costs of approximately $808,000. These costs are included in prepaids and other on the consolidated balance sheet.

     In 1995, the Company implemented a corporate restructuring plan and initiated further restructuring in 1996. The Company recorded a charge of approximately $243,000 and $1.5 million in 1996 and 1995, respectively, related to the costs of the restructuring, principally severance and separation costs. Approximately 26 employees were released as a result of the restructurings in 1995 and 1996. In 1996 the Company paid $1.7 million of costs related to the 1995 and 1996 restructuring.

NOTE 10:  COMMITMENTS AND CONTINGENCIES

  Office and Operating Leases

     The Company leases corporate office space under an operating lease which expired in October, 1997 and was extended on a month to month basis beginning November 1, 1997. The Company has an option for five additional terms of three years each. The Company is responsible for the payment of insurance, real estate taxes and operating expenses of the leased facility (see Note 12). The Company entered into an operating lease for its executive offices which expires December, 2004. Lexford Properties leases office space in four cities to support its third party management operations. Annual rental requirements are approximately $463,000 in 1998, $282,000 in 1999, $109,000 in 2000, $102,000 in
2001, $108,000 in 2002 and $235,000 thereafter. The Company also leases various equipment and software, typically over five years, and management offices under operating leases which generally have remaining terms of less than one year. The equipment and software rental requirements are approximately $322,000 in 1998, $231,000 in 1999, $13,200 in 2000 and $12,000 in 2001. Rent expense for the years ended December 31, 1997, 1996, and 1995, was approximately $1,122,000, $749,000, and $512,000, respectively.

  Mortgage Notes

     In December 1997, the Company entered into a mortgage purchase agreement with a financial institution wherein the lender agreed to purchase outstanding mortgage notes with a balance of $4.8 million on certain Unconsolidated Partnerships. As part of the agreement, the financial institution has a put option whereby the Company has agreed to purchase the mortgage notes at a discounted amount of $3.6 million.

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Litigation

     The Company is involved in various legal actions arising out of the normal course of its business. Management of the Company, based upon knowledge of facts and the advice of counsel, believes potential exposure to loss from legal actions should not result in a material adverse effect on the Company's consolidated financial position.

NOTE 11:  RETIREMENT PLAN

     The Company maintains the Cardinal Realty Services, Inc. Savings Plan (the "Savings Plan") under section 401(k) of the Internal Revenue Code (the "Code"), to which participants may contribute a percentage of their base pay and overtime earnings up to limits established by the Code. The Savings Plan was amended and restated, effective July 1, 1993, to (i) provide for discretionary matching contributions by the Company, (ii) provide for immediate vesting in all Company contributions and (iii) allow loans to participants. Effective December 31, 1995 the Savings Plan was amended to exclude highly compensated employees. Effective July 1, 1996, the Savings Plan was amended to include employees at the Properties as participants, increase the Company match and to allow highly compensated employees to participate in the Plan. The Company contribution amounts to 1% of wages for every 2% of wages contributed by a participant up to a maximum of the lesser of 3% of wages or $2,000 per year. In 1997, 1996, and 1995, the Company's cash contributions amounted to approximately $126,400, $134,000, and $92,000, respectively. The Company's cash contributions are then invested in Company stock held by the Savings Plan Trustee.

NOTE 12:  RELATED PARTY TRANSACTIONS

     The Company is the sole beneficial equity owner of all Rental Properties and is a general partner in the Unconsolidated Partnerships. The Company also serves as the management company for substantially all of the Properties and provides various ancillary services, including a Preferred Resource purchasing program to the Properties and renter's insurance to residents. The Company's fee based revenue, and interest income are derived primarily from Properties affiliated with the Company. Approximately $1.9 million and $4.1 million of the Company's accounts receivable are due from the Unconsolidated Partnerships as of December 31, 1997, and 1996, respectively.

     The Company advanced, net of amounts repaid, to Unconsolidated Partnerships approximately $992,000, $2.6 million, and $8.6 million in 1997, 1996 and 1995, respectively. The majority of the advances relate to operating needs and advances to facilitate the refinancing of the mortgages on the Properties as described in Note 6. Effective October 1, 1995, in conjunction with the favorable terms the Company achieved on its credit facility, the interest rate on these advances was revised to prime plus one percent from principally prime plus six percent. The interest rate on advances may be adjusted in the future based on prevailing market rates.

     An outside director of the Company is a partner in the law firm which serves as outside general counsel to the Company. Legal fees paid related to services provided to the Company by this law firm were approximately $981,000 in 1997, $286,000 in 1996 and $255,000 in 1995. The Company had accrued expenses of approximately $176,000 and $105,000 to this law firm at December 31, 1997 and 1996, respectively. In addition, legal fees paid related to debt restructuring and refinancing services provided by this law firm to the Rental Properties and Unconsolidated Partnerships were approximately $99,000 in 1997, $523,000 in 1996, and $739,400 in 1995.

     Another outside director of the Company has an ownership interest in the lessor of the office facility that houses the Company's operations (SEE NOTE
10).

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13:  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                          FIRST         SECOND          THIRD         FOURTH
                                         QUARTER        QUARTER        QUARTER        QUARTER
                                       -----------    -----------    -----------    -----------
Revenues
  1997...............................  $16,830,272    $17,524,626    $18,231,947    $17,780,646
  1996...............................  $14,689,011    $14,711,256    $15,709,041    $20,191,682
Income/(loss) before extraordinary
  item
  1997...............................  $ 1,276,038    $ 1,655,497    $ 1,840,975    $(1,386,398)
  1996...............................  $ 1,091,350    $   757,284    $   887,034    $ 2,634,562
Extraordinary item, net of income
  taxes
  1997...............................  $        --    $  (180,534)   $        --    $        --
  1996...............................  $        --    $        --    $        --    $(1,614,356)
Net income/(loss)
  1997...............................  $ 1,276,038    $ 1,474,963    $ 1,840,975    $(1,386,398)
  1996...............................  $ 1,091,350    $   757,284    $   887,034    $ 1,020,206
Earnings per share:(1)
Basic
  Income/(loss) before extraordinary
     item
     1997............................  $      0.16    $      0.21    $      0.23    $     (0.16)
     1996............................  $      0.15    $      0.10    $      0.12    $      0.34
  Extraordinary item
     1997............................  $      0.00    $     (0.02)   $      0.00    $      0.00
     1996............................  $      0.00    $      0.00    $      0.00    $     (0.21)
  Net income/(loss)
     1997............................  $      0.16    $      0.19    $      0.23    $     (0.16)
     1996............................  $      0.15    $      0.10    $      0.12    $      0.13
Diluted
  Income/(loss) before extraordinary
     item
     1997............................  $      0.16    $      0.20    $      0.22    $     (0.16)
     1996............................  $      0.14    $      0.10    $      0.11    $      0.32
  Extraordinary item
     1997............................  $      0.00    $     (0.02)   $      0.00    $      0.00
     1996............................  $      0.00    $      0.00    $      0.00    $     (0.20)
  Net income/(loss)
     1997............................  $      0.16    $      0.18    $      0.22    $     (0.16)
     1996............................  $      0.14    $      0.10    $      0.11    $      0.13

---------------
(1) The 1996 and the first three quarters of 1997 earnings per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, Earnings Per Share. ALSO SEE NOTE 14 -- SUBSEQUENT EVENTS REGARDING TWO FOR ONE STOCK EXCHANGE.

NOTE 14:  SUBSEQUENT EVENTS

     In December 1997, Lexford, Inc. announced that it would seek to qualify and elect to be taxed as a REIT in 1998. In connection with this decision, Lexford, Inc. established a new entity known as Lexford Residential Trust (the "Company") and in January 1998 caused the Company to file a Form S-4 Registration Statement with the Securities and Exchange Commission relating to the proposed merger of Lexford, Inc. with and into the Company. The Company expects to be taxed as a REIT. On March 3, 1998, the shareholders of Lexford, Inc. approved the merger of Lexford, Inc. with and into the Company. The terms of the merger transaction provide that each share of Lexford, Inc.'s common stock be canceled and converted to two common shares of beneficial interest in the Company. The merger became effective on March 18, 1998. Shareholders of Lexford, Inc. who did not vote in favor of the merger were entitled to exercise dissenter's rights through March 13, 1998. As of

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

March 18, 1998, the Company had not received notice of the exercise of any such dissenter's rights. All share and earnings per common share amounts disclosed in the consolidated financial statements and the notes thereto have been restated giving retroactive effect to the two for one stock exchange.

     In connection with Lexford, Inc.'s decision to elect REIT status, Lexford, Inc. initiated a plan ("the Consolidation Plan"), the purpose of which was to minimize third party interests in the entities owning the Unconsolidated Partnerships. As of March 3, 1998, the Company has acquired the entire third party ownership interests in 287 Unconsolidated Partnerships (the "Consolidating Properties"). The Company has made cash payments to former partners of the 287 Unconsolidated Partnerships totaling $21.3 million. The Company intends to pursue the acquisition of the third party interests in all or a substantial portion of the remaining Unconsolidated Partnerships. The Consolidation Plan will significantly change the financial statements of the Company. The investments in and advances to Unconsolidated Partnerships of $57.1 million at December 31, 1997, and the related interest income derived from such investments and fee based income earned from managing the properties will be almost entirely eliminated as the formerly Unconsolidated Partnerships are consolidated in the financial statements of the Company. In addition, upon qualification and maintaining REIT status, the Company will no longer record a provision for income taxes.

     On March 13, 1998, the Company negotiated a settlement with the prior shareholders of Lexford Properties whereby 300,000 of the 900,000 shares subject to forfeiture were released in exchange for the forfeiture of the remaining 600,000 shares (SEE NOTE 1 "LEXFORD PROPERTIES ACQUISITION"). The agreement was a result of the Company's decision to elect REIT status which would impact the third party management business and the ability of Lexford Properties to achieve the profitability criteria necessary for the release of the shares subject to forfeiture. The release of the 300,000 shares will result in a $3.0 million charge in the first quarter of 1998.

                                                                     SCHEDULE II

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                       VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                            ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Balance at beginning of period.........................  $3,691,117    $3,414,943    $2,276,074
  Add charged to costs and expenses:
     Recovery of allowances............................          --      (300,000)           --
     Allowances associated with loan fees..............          --            --       291,164
     Other allowances..................................     389,361       803,421       847,705
  Less: Account charge offs............................    (533,256)     (227,247)           --
                                                         ----------    ----------    ----------
Balance at end of period...............................  $3,547,222    $3,691,117    $3,414,943
                                                         ==========    ==========    ==========

                                                                    SCHEDULE III

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

             COLUMN A                           COLUMN B                         COLUMN C                     COLUMN D
----------------------------------   -------------------------------   ----------------------------   -------------------------
          DESCRIPTION --                                                                                  COSTS CAPITALIZED
     (ALL GARDEN APARTMENTS)                  ENCUMBRANCES             INITIAL COST TO THE COMPANY    SUBSEQUENT TO ACQUISITION
----------------------------------   -------------------------------   ----------------------------   -------------------------
                                     AT CONTRACTUAL     AT STATED                     BUILDINGS AND                   CARRYING
       PROPERTY NAME         STATE       VALUE        CARRYING VALUE       LAND       IMPROVEMENTS    IMPROVEMENTS      COSTS
       -------------         -----   --------------   --------------   ------------   -------------   -------------   ---------
Glenview...................  AL          1,709,168        1,709,168        178,221       1,784,904         11,948         0
Bel Aire II................  FL          1,184,188          435,852         81,451         287,050          7,149         0
Blueberry Hill.............  FL            761,259          761,259         63,610         362,610         38,063         0
California Gardens.........  FL          1,160,100          582,868         96,067         521,414         11,725         0
Canterbury Crossing........  FL          1,422,021          676,003         78,303         385,838          9,360         0
Centre Lake I, II & III....  FL          4,889,630        4,889,630      1,210,779       3,116,732         68,104         0
Forest Glen................  FL          1,118,325        1,118,325        229,086         994,552         29,840         0
Garden Terrace I...........  FL            612,875          612,875         89,123         801,137         98,214         0
Heron Pointe...............  FL          1,637,264        1,637,264        367,599       1,440,838         62,162         0
Hidden Acres...............  FL          1,674,287        1,674,287        388,349       1,136,083         30,846         0
Hillside Trace.............  FL          1,088,000        1,088,000        197,277         833,232          5,764         0
Holly Sands II.............  FL          1,054,940        1,054,940        231,970         943,482         78,939         0
Jefferson Way..............  FL          1,045,792        1,045,792        116,366       1,062,590         28,688         0
Jupiter Cove I.............  FL          1,360,455        1,133,250        219,698         805,001          9,439         0
Jupiter Cove III...........  FL          1,434,204        1,434,204        285,929       1,026,413          8,443         0
Mark Landing I.............  FL          1,329,188        1,329,188        250,827       1,481,543         58,239         0
Miguel Place...............  FL          1,493,801        1,493,801        237,234       1,125,414         14,504         0
Oak Gardens................  FL          2,707,634        1,857,319        582,419       1,758,597         11,050         0
Oakwood Village............  FL            748,356          314,278        103,045         566,398         26,493         0
Pelican Pointe I...........  FL          1,337,084        1,337,084        221,311       1,204,527         33,502         0
Pelican Pointe II..........  FL          1,023,399        1,023,399        158,390       1,190,595         36,446         0
Pine Barrens...............  FL          1,538,535        1,538,535        302,399       1,405,048         76,590         0
Rivers End II..............  FL          1,161,409        1,161,409        160,894         936,779         20,100         0
Sky Pines II...............  FL            909,906          909,906        266,498         676,283         76,635         0
Sunset Way I...............  FL          1,665,024        1,665,024        621,326       1,353,585         27,225         0
Sunset Way II..............  FL          2,694,057        2,131,279        649,409       1,678,049         24,364         0
Thymewood II...............  FL          1,692,441          836,509        429,480         731,592         16,512         0
Whispering Pines II........  FL            627,822          627,822         71,433         505,435          8,800         0
Windwood I.................  FL            599,612          599,612         24,569         457,382         52,283         0
Colony Woods II............  GA          1,581,032        1,581,032        273,901       1,556,452          4,509         0
Glen Arm Manor.............  GA          1,200,000        1,200,000        148,679       1,274,345         68,736         0
Glenwood Village...........  GA          1,518,815          887,795        156,445       1,000,148          8,820         0
Hatcherway.................  GA            965,525          965,525        111,336       1,102,856         29,093         0
Indian Lake I & II.........  GA          4,557,695        4,557,695        898,265       5,262,660         33,694         0
Kings Colony...............  GA          2,098,525        1,506,804        237,393       1,723,165         17,690         0
Lakeshore I................  GA          1,256,570        1,256,570         45,846         995,214         36,755         0
Laurel Glen................  GA          1,730,108        1,730,108        265,974       1,627,699         50,551         0
Marshlanding II............  GA            972,993          925,655         28,851         918,445         14,918         0
Mill Run...................  GA          1,274,864        1,274,864        187,772       1,260,209         70,545         0
Ramblewood II..............  GA          1,870,245        1,870,245        264,381       1,906,078         12,359         0
Stewart Way I..............  GA          1,387,052        1,387,052        260,869       1,614,962         66,645         0
Stewart Way II.............  GA          1,244,267        1,244,267        215,612       1,468,190         41,638         0
Valleybrook................  GA          1,568,241        1,568,241        129,440       1,353,762         38,062         0
Willcrest Woods............  GA          1,060,687        1,060,687        245,513       1,189,165         69,577         0

                                                                    SCHEDULE III

             COLUMN A                           COLUMN B                         COLUMN C                     COLUMN D
----------------------------------   -------------------------------   ----------------------------   -------------------------
          DESCRIPTION --                                                                                  COSTS CAPITALIZED
     (ALL GARDEN APARTMENTS)                  ENCUMBRANCES             INITIAL COST TO THE COMPANY    SUBSEQUENT TO ACQUISITION
----------------------------------   -------------------------------   ----------------------------   -------------------------
                                     AT CONTRACTUAL     AT STATED                     BUILDINGS AND                   CARRYING
       PROPERTY NAME         STATE       VALUE        CARRYING VALUE       LAND       IMPROVEMENTS    IMPROVEMENTS      COSTS
       -------------         -----   --------------   --------------   ------------   -------------   -------------   ---------
Bradford Place.............  IL          1,173,564          883,185        215,924         719,156          9,994         0
Brunswick Apts.............  IL          1,432,000        1,432,000         53,500       1,644,920         16,323         0
Hunter Glen................  IL          1,022,337        1,022,337        256,720       1,461,719          8,529         0
Acadia Court II............  IN          1,862,018        1,862,018        398,032       1,668,862         19,968         0
Applegate Apts II..........  IN          1,256,575        1,256,575        163,470       1,815,278         20,993         0
Aragon Woods...............  IN          1,136,613        1,136,613        298,431       1,248,762         12,454         0
Cambridge Commons III......  IN                  0                0          1,087       1,306,118         23,322         0
Cherry Glen I..............  IN          1,369,733        1,369,733        203,862       1,465,002         15,084         0
Cherry Glenn II............  IN          1,115,664        1,115,664          4,343       1,731,393         17,319         0
Dogwood Glen I.............  IN          1,779,466        1,779,466        248,246       1,427,201         36,170         0
Elmtree Park I.............  IN          1,200,137        1,200,137        208,426       1,308,102          9,396         0
Elmtree Park II............  IN          1,040,873        1,040,873         45,751       1,107,766          9,531         0
Marabou Mills II...........  IN          1,009,103        1,009,103         84,391       1,190,609         10,654         0
Marabou Mills III..........  IN          1,196,481        1,196,481         75,122       1,099,183         30,972         0
Maribou Mills..............  IN          1,451,240        1,451,240        179,704       1,570,450         17,585         0
Meadowood II...............  IN            744,494          744,494         61,771       1,193,299         18,315         0
Ridgewood..................  IN          1,207,481        1,207,481        100,300       1,320,200          8,200         0
Ridgewood II & III.........  IN          1,364,345        1,364,345        100,795       1,564,956         11,831         0
Rosewood Commons II........  IN          1,280,756        1,280,756        121,194       1,172,776         26,240         0
Sherbrook..................  IN          1,202,138        1,202,138        141,991       1,254,354         32,218         0
Spicewood Apt..............  IN          1,029,011        1,029,011         90,619       1,025,442         28,571         0
Willowood II...............  IN          1,148,500        1,148,500        149,671       1,310,162         64,383         0
Cedargate II...............  KY          1,160,000        1,160,000        123,475         966,198         26,454         0
Cedarwood II...............  KY          1,012,738        1,012,738        173,648         913,048         31,399         0
Cedarwood III..............  KY            877,391          877,391        122,917         966,624         31,238         0
Hayfield Park..............  KY          1,603,515        1,603,515        341,799       1,680,717         52,787         0
Springwood.................  KY            827,693          827,693         85,723         844,029         34,466         0
Cherry Tree Apt............  MD          2,154,213        2,154,213        623,153       2,711,201         44,484         0
Forsythia Court II.........  MD          2,385,060        1,786,419        283,697       1,597,543         14,337         0
Merrifield.................  MD          2,102,577        2,102,577        210,294       2,271,824         23,169         0
Garden Court...............  MI          2,173,656        2,173,656        127,573       2,247,404         18,534         0
Heathmoore I...............  MI          1,590,427        1,590,427        128,605       1,329,672         25,865         0
Laurel Bay.................  MI            903,500          903,500        164,159       1,160,480          8,953         0
Newberry II................  MI          1,295,979          733,305         91,315         715,532          5,843         0
Amberwood..................  OH            902,458          902,458        171,878       1,003,228         10,388         0
Amesbury I.................  OH          1,248,882        1,248,882        136,179       1,133,012         25,711         0
Amesbury II................  OH          1,314,616        1,314,616        168,000       1,621,000         29,660         0
Annhurst II................  OH          1,106,590        1,182,406        123,397       1,006,847         43,349         0
Annhurst III...............  OH            935,760          935,760         70,246       1,003,822         50,596         0
Appleridge I...............  OH          1,053,897        1,053,897        214,233         912,594         32,571         0
Ashford Hills..............  OH          1,400,000        1,400,000        359,522       1,260,948         50,205         0
Clearwater Apts............  OH          1,053,902        1,053,902        132,478       1,045,131         33,881         0
Dartmouth Place II.........  OH            878,578          878,578        114,393       1,135,027         18,752         0
Foxhaven...................  OH          1,871,766        1,871,766        403,075       1,657,128         25,040         0
Harvest Grove I............  OH          1,375,970        1,375,970        225,001       1,276,072          4,741         0
Harvest Grove II...........  OH          1,110,103        1,110,103        251,000       1,201,600         16,167         0
Lindendale Apts............  OH          1,422,218        1,422,218        188,724       1,717,434         27,436         0
Meadowood..................  OH            472,439          472,439         50,520         573,536          9,593         0
Montrose Square............  OH          1,778,276        1,778,276        568,914       2,184,937         25,587         0
Pickerington Meadows.......  OH          1,177,725        1,177,725        150,000       1,200,000         12,719         0
Red Deer II................  OH          1,234,575        1,234,575        235,173       1,474,820         10,825         0

                                                                    SCHEDULE III

             COLUMN A                           COLUMN B                         COLUMN C                     COLUMN D
----------------------------------   -------------------------------   ----------------------------   -------------------------
          DESCRIPTION --                                                                                  COSTS CAPITALIZED
     (ALL GARDEN APARTMENTS)                  ENCUMBRANCES             INITIAL COST TO THE COMPANY    SUBSEQUENT TO ACQUISITION
----------------------------------   -------------------------------   ----------------------------   -------------------------
                                     AT CONTRACTUAL     AT STATED                     BUILDINGS AND                   CARRYING
       PROPERTY NAME         STATE       VALUE        CARRYING VALUE       LAND       IMPROVEMENTS    IMPROVEMENTS      COSTS
       -------------         -----   --------------   --------------   ------------   -------------   -------------   ---------
River Glen I...............  OH          1,069,821        1,069,821        146,287       1,287,027         10,341         0
River Glen II..............  OH          1,175,707        1,175,707        178,568       1,230,268          3,935         0
Riverview Estates..........  OH          1,374,578        1,374,578         74,073       1,609,026         60,626         0
Suffolk Grove II...........  OH          1,082,115        1,082,115        154,263       1,248,211         14,648         0
The Willows I..............  OH            589,511          589,511        157,611         761,576         28,428         0
The Willows III............  OH            877,710          877,710         44,602         871,216         11,338         0
Willowood II...............  OH            944,544          944,544         35,657         622,170          9,183         0
Winthrop Court II..........  OH            754,613          754,613        145,906         825,115         17,310         0
Sherbrook..................  PA          1,361,339        1,361,339        355,188       1,492,285         21,350         0
Woodlands II...............  PA          1,168,417        1,168,417        118,447       1,346,599         20,173         0
Ravenwood..................  SC          1,672,542        1,672,542        169,601       1,507,589          7,532         0
Springbrook................  SC          1,730,569        1,730,569        120,467       1,762,353         51,993         0
Willow Lake................  SC          2,084,584        2,084,584        188,704       1,738,232          8,820         0
Cedarhill..................  TN          1,476,915        1,476,915        235,269       1,331,238         43,030         0
Walker Place...............  TX          1,183,000        1,183,000        269,890       1,196,059              0         0
Brunswick II...............  WV          1,324,332        1,324,332        104,000       1,696,000         18,094         0
                                      ------------     ------------    -----------    ------------     ----------        --
TOTALS.....................           $150,284,725     $142,636,874    $23,124,313    $143,768,544     $3,064,622        $0
                                      ============     ============    ===========    ============     ==========        ==

                                                                    SCHEDULE III

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

              COLUMN A                                   COLUMN E                      COLUMN F       COLUMN G     COLUMN H
-------------------------------------   ------------------------------------------   ------------   ------------   --------
                                             GROSS AMOUNT AT WHICH CARRIED AT
           DESCRIPTION --                   CLOSE OF PERIOD, DECEMBER 31, 1997
       (ALL GARDEN APARTMENTS)                      NOTES (1) AND (2)
-------------------------------------   ------------------------------------------
                                                      BUILDINGS AND                  ACCUMULATED      DATE OF        DATE
        PROPERTY NAME           STATE      LAND       IMPROVEMENTS       TOTAL       DEPRECIATION   CONSTRUCTION   ACQUIRED
        -------------           -----   -----------   -------------   ------------   ------------   ------------   --------
Glenview......................  AL          178,221      1,608,261       1,786,482       105,648        8/1/86          N/A
Bel Aire II...................  FL           81,451        402,530         483,981        27,238        1/1/86          N/A
Blueberry Hill................  FL           63,610        400,114         463,724        25,320       12/1/86          N/A
California Gardens............  FL           96,067        407,896         503,963        26,405        7/1/87          N/A
Canterbury Crossing...........  FL           78,303        555,560         633,863        40,298       12/1/83          N/A
Centre Lake I, II & III.......  FL        1,210,779      3,171,034       4,381,813       212,759        6/1/86          N/A
Forest Glen...................  FL          229,086        932,862       1,161,948        63,594        1/1/86          N/A
Garden Terrace I..............  FL           89,123        898,117         987,240        72,068        9/1/81          N/A
Heron Pointe..................  FL          367,599      1,459,693       1,827,292        99,632        1/1/86          N/A
Hidden Acres..................  FL          388,349        467,556         855,905        31,473        1/1/87          N/A
Hillside Trace................  FL          197,277        837,712       1,034,989        53,029        9/1/87          N/A
Holly Sands II................  FL          231,970      1,001,290       1,233,260        73,551        6/1/86          N/A
Jefferson Way.................  FL          116,366      1,069,855       1,186,221        67,887        8/1/87          N/A
Jupiter Cove I................  FL          219,698        887,389       1,107,087        56,580        9/1/87          N/A
Jupiter Cove III..............  FL          285,929      1,033,274       1,319,203        65,626        9/1/87          N/A
Mark Landing I................  FL          250,827      1,537,499       1,788,326       107,681       11/1/87          N/A
Miguel Place..................  FL          237,234      1,098,108       1,335,342        69,936       10/1/87          N/A
Oak Gardens...................  FL          582,419      1,260,153       1,842,572        79,905        1/1/88          N/A
Oakwood Village...............  FL          103,045        236,593         339,638        16,522        1/1/86          N/A
Pelican Pointe I..............  FL          221,311      1,236,173       1,457,484        78,872       11/1/87          N/A
Pelican Pointe II.............  FL          158,390      1,148,174       1,306,564        73,232       11/1/87          N/A
Pine Barrens..................  FL          302,399      1,479,473       1,781,872       101,261        6/1/86          N/A
Rivers End II.................  FL          160,894        928,416       1,089,310        62,320        1/1/86          N/A
Sky Pines II..................  FL          266,498        751,876       1,018,374        58,412        6/1/86          N/A
Sunset Way I..................  FL          621,326      1,378,724       2,000,050        88,703        8/1/87          N/A
Sunset Way II.................  FL          649,409      1,499,675       2,149,084        93,991       4/27/88          N/A
Thymewood II..................  FL          429,480        379,444         808,924        26,709        1/1/86          N/A
Whispering Pines II...........  FL           71,433        513,456         584,889        34,589       3/31/86          N/A
Windwood I....................  FL           24,569        508,960         533,529        32,352        5/1/88          N/A
Colony Woods II...............  GA          273,901      1,506,624       1,780,525        93,704       3/28/88          N/A
Glen Arm Manor................  GA          148,679      1,207,004       1,355,683        93,390        1/1/86          N/A
Glenwood Village..............  GA          156,445        665,292         821,737        43,496       12/1/86          N/A
Hatcherway....................  GA          111,336      1,099,966       1,211,302        76,588        1/1/86          N/A
Indian Lake I & II............  GA          898,265      4,907,355       5,805,620       312,759       8/11/87          N/A
Kings Colony..................  GA          237,393      1,244,186       1,481,579        78,687      11/15/87          N/A
Lakeshore I...................  GA           45,846        930,784         976,630        62,944       6/20/86          N/A
Laurel Glen...................  GA          265,974      1,675,742       1,941,716       111,052        4/4/86          N/A
Marshlanding II...............  GA           28,851        894,596         923,447        58,396      12/31/86          N/A
Mill Run......................  GA          187,772      1,328,812       1,516,584        93,353       4/14/86          N/A
Ramblewood II.................  GA          264,381      1,775,754       2,040,135       115,118       10/1/86          N/A
Stewart Way I.................  GA          260,869      1,667,283       1,928,152       123,098        1/1/86          N/A
Stewart Way II................  GA          215,612      1,507,566       1,723,178       103,151       12/1/86          N/A
Valleybrook...................  GA          129,440      1,389,738       1,519,178        94,215      10/15/86          N/A
Willcrest Woods...............  GA          245,513      1,225,269       1,470,782        90,474      12/31/86          N/A

              COLUMN A            COLUMN I
------------------------------  -------------

           DESCRIPTION --
       (ALL GARDEN APARTMENTS)
------------------------------  LIFE ON WHICH
                                DEPRECIATION
        PROPERTY NAME            IS COMPUTED
        -------------           -------------
Glenview......................       31
Bel Aire II...................       30
Blueberry Hill................       31
California Gardens............       32
Canterbury Crossing...........       28
Centre Lake I, II & III.......       30
Forest Glen...................       30
Garden Terrace I..............       26
Heron Pointe..................       30
Hidden Acres..................       31
Hillside Trace................       32
Holly Sands II................       30
Jefferson Way.................       32
Jupiter Cove I................       32
Jupiter Cove III..............       32
Mark Landing I................       32
Miguel Place..................       32
Oak Gardens...................       32
Oakwood Village...............       30
Pelican Pointe I..............       32
Pelican Pointe II.............       32
Pine Barrens..................       30
Rivers End II.................       30
Sky Pines II..................       30
Sunset Way I..................       32
Sunset Way II.................       32
Thymewood II..................       30
Whispering Pines II...........       30
Windwood I....................       32
Colony Woods II...............       32
Glen Arm Manor................       30
Glenwood Village..............       31
Hatcherway....................       30
Indian Lake I & II............       32
Kings Colony..................       32
Lakeshore I...................       31
Laurel Glen...................       30
Marshlanding II...............       31
Mill Run......................       30
Ramblewood II.................       31
Stewart Way I.................       30
Stewart Way II................       31
Valleybrook...................       31
Willcrest Woods...............       31

                                                                    SCHEDULE III

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

              COLUMN A                                   COLUMN E                      COLUMN F       COLUMN G     COLUMN H
-------------------------------------   ------------------------------------------   ------------   ------------   --------
                                             GROSS AMOUNT AT WHICH CARRIED AT
           DESCRIPTION --                   CLOSE OF PERIOD, DECEMBER 31, 1997
       (ALL GARDEN APARTMENTS)                      NOTES (1) AND (2)
-------------------------------------   ------------------------------------------
                                                      BUILDINGS AND                  ACCUMULATED      DATE OF        DATE
        PROPERTY NAME           STATE      LAND       IMPROVEMENTS       TOTAL       DEPRECIATION   CONSTRUCTION   ACQUIRED
        -------------           -----   -----------   -------------   ------------   ------------   ------------   --------
Bradford Place................  IL          215,924        625,791         841,715        41,522       7/23/86          N/A
Brunswick Apts................  IL           53,500      1,623,865       1,677,365       108,240        4/1/86          N/A
Hunter Glen...................  IL          256,720      1,322,878       1,579,598        85,599        3/1/87          N/A
Acadia Court II...............  IN          398,032      1,620,669       2,018,701       107,109        6/6/86          N/A
Applegate Apts II.............  IN          163,470      1,833,474       1,996,944       119,714        6/1/87          N/A
Aragon Woods..................  IN          298,431      1,183,847       1,482,278        76,700      12/26/86          N/A
Cambridge Commons III.........  IN            1,087      1,195,015       1,196,102        73,622       1/29/88          N/A
Cherry Glen I.................  IN          203,862      1,465,277       1,669,139        96,609       7/10/86          N/A
Cherry Glenn II...............  IN            4,343      1,698,391       1,702,734       109,846        4/1/87          N/A
Dogwood Glen I................  IN          248,246      1,320,813       1,569,059        85,730       7/18/86          N/A
Elmtree Park I................  IN          208,426      1,181,214       1,389,640        77,970        6/8/86          N/A
Elmtree Park II...............  IN           45,751      1,115,030       1,160,781        71,553        5/1/87          N/A
Marabou Mills II..............  IN           84,391      1,153,343       1,237,734        71,073           N/A     10/29/93
Marabou Mills III.............  IN           75,122      1,128,403       1,203,525        71,606       12/1/87          N/A
Maribou Mills.................  IN          179,704      1,585,615       1,765,319       108,653       6/23/86          N/A
Meadowood II..................  IN           61,771      1,058,489       1,120,260        71,408       5/30/86          N/A
Ridgewood.....................  IN          100,300      1,328,399       1,428,699        63,215           N/A       8/1/96
Ridgewood II & III............  IN          100,795      1,427,169       1,527,964        96,160        3/1/86          N/A
Rosewood Commons II...........  IN          121,194      1,197,210       1,318,404        77,135        6/1/87          N/A
Sherbrook.....................  IN          141,991      1,233,871       1,375,862        81,970       6/16/86          N/A
Spicewood Apt.................  IN           90,619      1,009,511       1,100,130        68,058       3/16/86          N/A
Willowood II..................  IN          149,671      1,264,887       1,414,558        80,911        6/1/87          N/A
Cedargate II..................  KY          123,475        893,838       1,017,313        59,175        6/1/86          N/A
Cedarwood II..................  KY          173,648        913,492       1,087,140        61,848        1/1/86          N/A
Cedarwood III.................  KY          122,917        996,373       1,119,290        70,068       5/20/86          N/A
Hayfield Park.................  KY          341,799      1,558,181       1,899,980       103,526       7/17/86          N/A
Springwood....................  KY           85,723        877,194         962,917        60,728        1/1/86          N/A
Cherry Tree Apt...............  MD          623,153      2,470,168       3,093,321       161,679        9/1/86          N/A
Forsythia Court II............  MD          283,697      1,484,064       1,767,761        94,891        6/1/87          N/A
Merrifield....................  MD          210,294      2,219,004       2,429,298       139,664       1/11/88          N/A
Garden Court..................  MI          127,573      2,177,868       2,305,441       137,211       4/22/88          N/A
Heathmoore I..................  MI          128,605      1,216,286       1,344,891        80,094       7/31/86          N/A
Laurel Bay....................  MI          164,159      1,079,514       1,243,673        76,263       10/1/89          N/A
Newberry II...................  MI           91,315        631,930         723,245        41,777      12/26/86          N/A
Amberwood.....................  OH          171,878      1,012,070       1,183,948        64,544       10/1/87          N/A
Amesbury I....................  OH          136,179      1,043,969       1,180,148        72,912       2/17/86          N/A
Amesbury II...................  OH          168,000      1,648,162       1,816,162       112,361           N/A     09/26/95
Annhurst II...................  OH          123,397      1,171,504       1,294,901        75,772        7/1/86          N/A
Annhurst III..................  OH           70,246      1,028,853       1,099,099        62,381        5/5/88          N/A
Appleridge I..................  OH          214,233        742,825         957,058        52,819        1/1/87          N/A
Ashford Hills.................  OH          359,522        975,907       1,335,429        65,009       6/23/86          N/A
Clearwater Apts...............  OH          132,478        986,621       1,119,099        68,625       11/1/86          N/A

              COLUMN A            COLUMN I
------------------------------  -------------

           DESCRIPTION --
       (ALL GARDEN APARTMENTS)
------------------------------  LIFE ON WHICH
                                DEPRECIATION
        PROPERTY NAME            IS COMPUTED
        -------------           -------------
Bradford Place................       31
Brunswick Apts................       30
Hunter Glen...................       31
Acadia Court II...............       30
Applegate Apts II.............       31
Aragon Woods..................       31
Cambridge Commons III.........       32
Cherry Glen I.................       31
Cherry Glenn II...............       31
Dogwood Glen I................       31
Elmtree Park I................       30
Elmtree Park II...............       31
Marabou Mills II..............       33
Marabou Mills III.............       32
Maribou Mills.................       31
Meadowood II..................       30
Ridgewood.....................       30
Ridgewood II & III............       30
Rosewood Commons II...........       31
Sherbrook.....................       31
Spicewood Apt.................       30
Willowood II..................       31
Cedargate II..................       30
Cedarwood II..................       30
Cedarwood III.................       30
Hayfield Park.................       31
Springwood....................       30
Cherry Tree Apt...............       31
Forsythia Court II............       31
Merrifield....................       32
Garden Court..................       32
Heathmoore I..................       31
Laurel Bay....................       34
Newberry II...................       31
Amberwood.....................       32
Amesbury I....................       30
Amesbury II...................       30
Annhurst II...................       31
Annhurst III..................       32
Appleridge I..................       28
Ashford Hills.................       31
Clearwater Apts...............       31

                                                                    SCHEDULE III

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

              COLUMN A                                   COLUMN E                      COLUMN F       COLUMN G     COLUMN H
-------------------------------------   ------------------------------------------   ------------   ------------   --------
                                             GROSS AMOUNT AT WHICH CARRIED AT
           DESCRIPTION --                   CLOSE OF PERIOD, DECEMBER 31, 1997
       (ALL GARDEN APARTMENTS)                      NOTES (1) AND (2)
-------------------------------------   ------------------------------------------
                                                      BUILDINGS AND                  ACCUMULATED      DATE OF        DATE
        PROPERTY NAME           STATE      LAND       IMPROVEMENTS       TOTAL       DEPRECIATION   CONSTRUCTION   ACQUIRED
        -------------           -----   -----------   -------------   ------------   ------------   ------------   --------
Dartmouth Place II............  OH          114,393      1,097,803       1,212,196        73,083       7/18/86          N/A
Foxhaven......................  OH          403,075      1,588,159       1,991,234       106,636       8/18/86          N/A
Harvest Grove I...............  OH          225,001      1,162,235       1,387,236        76,172        9/8/86          N/A
Harvest Grove II..............  OH          251,000      1,215,915       1,466,915        81,044           N/A     09/26/95
Lindendale Apts...............  OH          188,724      1,660,305       1,849,029       107,245        3/1/87          N/A
Meadowood.....................  OH           50,520        582,245         632,765        39,060        1/1/86          N/A
Montrose Square...............  OH          568,914      2,185,903       2,754,817       146,705        1/1/87          N/A
Pickerington Meadows..........  OH          150,000      1,210,870       1,360,870        79,996           N/A     03/29/95
Red Deer II...................  OH          235,173      1,391,719       1,626,892        89,220        8/1/87          N/A
River Glen I..................  OH          146,287      1,255,066       1,401,353        81,434        4/1/87          N/A
River Glen II.................  OH          178,568      1,200,194       1,378,762        75,784       11/1/87          N/A
Riverview Estates.............  OH           74,073      1,667,173       1,741,246       122,226        1/1/87          N/A
Suffolk Grove II..............  OH          154,263      1,203,575       1,357,838        77,257        6/1/87          N/A
The Willows I.................  OH          157,611        768,235         925,846        59,083        1/1/87          N/A
The Willows III...............  OH           44,602        845,236         889,838        55,820        7/1/87          N/A
Willowood II..................  OH           35,657        605,790         641,447        39,875        8/1/86          N/A
Winthrop Court II.............  OH          145,906        840,546         986,452        56,194       2/25/86          N/A
Sherbrook.....................  PA          355,188      1,448,955       1,804,143        94,750      12/20/86          N/A
Woodlands II..................  PA          118,447      1,302,332       1,420,779        84,609        3/1/87          N/A
Ravenwood.....................  SC          169,601      1,512,798       1,682,399        96,793        5/7/87          N/A
Springbrook...................  SC          120,467      1,744,503       1,864,970       123,541       6/13/86          N/A
Willow Lake...................  SC          188,704      1,763,237       1,951,941       114,007      12/12/86          N/A
Cedarhill.....................  TN          235,269      1,268,996       1,504,265        82,286       5/30/86          N/A
Walker Place..................  TX          269,890      1,194,215       1,464,105        74,399       1/25/88          N/A
Brunswick II..................  WV          104,000      1,712,076       1,816,076       112,799           N/A     09/26/95
                                        -----------   ------------    ------------    ----------
TOTALS........................          $23,124,313   $138,244,903    $161,369,216    $9,151,786
                                        ===========   ============    ============    ==========

              COLUMN A            COLUMN I
------------------------------  -------------

           DESCRIPTION --
       (ALL GARDEN APARTMENTS)
------------------------------  LIFE ON WHICH
                                DEPRECIATION
        PROPERTY NAME            IS COMPUTED
        -------------           -------------
Dartmouth Place II............       31
Foxhaven......................       31
Harvest Grove I...............       31
Harvest Grove II..............       30
Lindendale Apts...............       31
Meadowood.....................       30
Montrose Square...............       30
Pickerington Meadows..........       30
Red Deer II...................       32
River Glen I..................       31
River Glen II.................       32
Riverview Estates.............       28
Suffolk Grove II..............       31
The Willows I.................       28
The Willows III...............       32
Willowood II..................       31
Winthrop Court II.............       30
Sherbrook.....................       31
Woodlands II..................       31
Ravenwood.....................       31
Springbrook...................       30
Willow Lake...................       31
Cedarhill.....................       30
Walker Place..................       32
Brunswick II..................       30
TOTALS........................

                   LEXFORD RESIDENTIAL TRUST AND SUBSIDIARIES
          (FORMERLY LEXFORD, INC. AND CARDINAL REALTY SERVICES, INC.)

                             NOTES TO SCHEDULE III

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                    1997            1996            1995
                                                ------------    ------------    ------------
Note (1) Schedule III reconciliation:
  Balance as of beginning of year.............  $161,569,924    $164,334,055    $166,430,698(4)
     Additions during the year:
       Acquisitions of Property...............            --       1,420,501       6,391,600
       Costs capitalized......................     2,355,122         702,056              --
     Deductions during the year:
       Disposals through foreclosure..........            --      (4,886,688)     (3,380,382)
       Disposals through sales................    (2,555,830)             --              --
       Other (4)..............................            --              --        (937,482)
       Application of income from the
          Effective Date through December 31,
          1995 upon full consolidation from
          held for sale classification........            --              --      (4,170,379)
                                                ------------    ------------    ------------
  Balance at close of year:...................   161,369,216     161,569,924     164,334,055
                                                ------------    ------------    ------------
     Other:
       Furniture and fixtures.................            --              --       3,368,617
       Application of income from the
          Effective Date through December 31,
          1995 upon full consolidation from
          held for sale classification........            --              --      (3,368,617)
                                                ------------    ------------    ------------
  Balance, Rental Properties
     December 31, 1997, 1996, 1995,
       respectively...........................  $161,369,216    $161,569,924    $164,334,055
                                                ============    ============    ============

---------------

Note (2) Tax basis of assets:
         The tax basis for Federal income tax purposes in Rental Properties was approximately $106,963,000 at December 31, 1997.

Note (3) Depreciation:
         No depreciation has been provided for the period September 11, 1992 (Effective Date) to December 31, 1995 as the assets were held for sale (SEE NOTES 1 AND 2 TO CONSOLIDATED FINANCIAL STATEMENTS).

Note (4) Correction of interest recorded in prior years; such interest was capitalized during the period the Rental Properties were classified as held for sale and therefore has no impact on equity.

                         REPORT OF INDEPENDENT AUDITORS


To Shareholders and Board of Trustees
Lexford Residential Trust

     We have audited the accompanying Combined Statements of Revenue and Certain Expenses of the Consolidating Properties as described in Notes 1 and 2, for each of the three years in the period ended December 31, 1997. These Combined Statements of Revenue and Certain Expenses are the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statements of Revenue and Certain Expenses based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements of Revenue and Certain Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statements of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statements of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying Combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-3 of Lexford Residential Trust as described in Note 1 and are not intended to be a complete presentation of the Consolidating Properties' revenues and expenses.

     In our opinion, the Combined Statements of Revenue and Certain Expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses of the Consolidating Properties described in Notes 1 and 2 for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Columbus, Ohio
April 1, 1998

                            CONSOLIDATING PROPERTIES

                         COMBINED STATEMENTS OF REVENUE
                              AND CERTAIN EXPENSES

                             (AMOUNTS IN THOUSANDS)

                                                   PERIOD FROM           YEAR ENDED DECEMBER 31,
                                                JANUARY 1, 1998 TO   -------------------------------
                                                  MARCH 31, 1998       1997       1996        1995
                                                ------------------   --------   --------    --------
                                                   (UNAUDITED)
Revenue
  Rental revenues                                    $26,164         $102,806   $ 99,769    $ 94,351
Certain expenses
  Property operating and maintenance                   8,209           33,354     33,322      31,498
  Real estate taxes and insurance                      2,103            9,006      9,132       9,257
                                                     -------         --------   --------    --------
                                                      10,312           42,360     42,454      40,755
                                                     -------         --------   --------    --------
Revenue in excess of certain expenses                $15,852         $ 60,446   $ 57,315    $ 53,596
                                                     =======         ========   ========    ========

        See Notes to Combined Statements of Revenue and Certain Expenses

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                          REVENUE AND CERTAIN EXPENSES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying Combined Statements of Revenue and Certain Expenses for each of the three years in the period ended December 31, 1997 relate to the operations of 324 partnerships which own 326 properties (the "Consolidating Properties") in which Lexford Residential Trust (the "Trust"), or its predecessor, Lexford, Inc. (the "Company"), acquired all of the third party partner interests at various dates through April 1, 1998. Prior to and after such acquisition, the Company or its successor, the Trust, owned general partner interests in each of the 324 partnerships. The accompanying Combined Statements of Revenue and Certain Expenses have been prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Trust's Registration Statement on Form S-3. The accompanying combined statements are not representative of the actual operations of the 326 Consolidating Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, interest expense, management fee expense, and gains and losses on debt restructuring, which may not be comparable to the expenses expected to be incurred by the Trust in future operations of the Consolidating Properties, have been excluded.

USE OF ESTIMATES

     In preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles, management makes estimates and assumptions that effect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

INCOME RECOGNITION

     Rental income attributable to residential leases is recorded when due from residents, over the term of the related leases, which are generally for a period of one year or less.

RELATED PARTY TRANSACTIONS

     During each of the years presented, substantially all of the Consolidating Properties were managed by Lexford Properties, Inc., a wholly-owned subsidiary of the Company. Management fees, typically five percent of gross receipts, and other administrative and service fees have been excluded from the Combined Statements of Revenue and Certain Expenses.

     In addition, the Consolidating Properties purchased maintenance materials and supplies from the Company in 1995 and 1996 at amounts above the Company's cost, and purchased similar items from third party vendors in 1997, from which the Company received volume discounts. The accompanying statements include such parts and supplies at the price paid by the Consolidating Properties.

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)
NOTE 2 -- DESCRIPTION OF PROPERTIES

     The following sets forth certain information as of December 31, 1997 regarding the 326 Consolidating Properties included in the accompanying Combined Statements of Revenue and Certain Expenses:

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Wood Valley Of Calhoun Cty                                Anniston           AL                69
                                                                                   --------------
1 Property                                                                                     69
Amberwood                                                 Lake City          FL                50
Applewood                                                 Deland             FL                69
Applewood II                                              Deland             FL                93
Bayside                                                   Sebring            FL                59
Bel Aire                                                  Miami              FL                69
Berry Pines                                               Milton             FL                64
Branchwood                                                Winter Park        FL               117
Brandywyne East                                           Winter Haven       FL                38
Candlelight                                               Brooksville        FL                51
Candlelight II                                            Brooksville        FL                60
Cedarwood                                                 Ocala              FL                55
Cedarwood II                                              Ocala              FL                39
Clearlake Pines II                                        Cocoa              FL                51
Countryside                                               Daytona Beach      FL                59
Countryside II                                            Daytona Beach      FL                96
Cypress                                                   Panama City Bch    FL                70
Deerwood                                                  Eustis             FL                50
Driftwood                                                 Atlantic Beach     FL                63
Elmwood                                                   West Palm Beach    FL                52
Elmwood II                                                West Palm Beach    FL                50
Garden Terrace II                                         Tampa              FL                65
Hickory Place                                             Gainesville        FL                70
Hidden Pines                                              Casselberry        FL                56
High Points                                               New Port Richey    FL                95
Hillcrest Villa                                           Crestview          FL                65
Holly Ridge                                               Pembroke Park      FL                98
Holly Sands                                               Ft. Walton Beach   FL                72
                                                          Altamonte
Meadowood II                                              Springs            FL                54
Morningside II                                            Titusville         FL               182
Mosswood                                                  Winter Springs     FL                57

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Mosswood II                                               Winter Springs     FL                89
Nova Glen                                                 Daytona Beach      FL                61
Nova Glen II                                              Daytona Beach      FL                81
Novawood                                                  Daytona Beach      FL                57
Novawood II                                               Daytona Beach      FL                61
Oak Ridge                                                 Clermont           FL                63
Oak Shade                                                 Orange City        FL                82
Oakwood Manor                                             Hollywood          FL                63
Old Archer Court                                          Gainesville        FL                72
Palatka Oaks                                              Palatka            FL                34
Palatka Oaks II                                           Palatka            FL                23
Palm Bay/Windwood II                                      Palm Bay           FL                64
Palm Place                                                Sarasota           FL                80
Pine Lake                                                 Tampa              FL                41
Pine Meadows                                              Ft. Myers          FL                60
Pine Terrace                                              Callaway           FL                80
Pine Terrace II                                           Callaway           FL                68
Pinellas Pines                                            Pinellas Park      FL                68
Ranchside                                                 New Port Richey    FL                76
Rivers End                                                Jacksonville       FL                66
Sandpiper II                                              Ft. Pierce         FL                66
Sanford Court Investors                                   Sanford            FL               106
Shadow Bay                                                Jacksonville       FL                53
Shadow Bay II                                             Jacksonville       FL                59
Shadow Ridge                                              Tallahassee        FL                62
Shadowood                                                 Sarasota           FL                69
Shadowood II                                              Sarasota           FL                70
Silver Forest                                             Ocala              FL                51
Sky Pines                                                 Orlando            FL                88
Spring Gate                                               Springfield        FL                66
Strawberry Place                                          Plant City         FL                55
Sugartree                                                 New Smyrna Beach   FL                60
Sutton Place                                              Lakeland           FL                55
Terrace Trace                                             Tampa              FL                87
The Landings                                              Winter Haven       FL                60
Turkscap                                                  Brandon            FL                49
Turkscap III                                              Brandon            FL                50

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
University Square                                         Tampa              FL                81
Westcreek                                                 Jacksonville       FL                86
Wingwood                                                  Orlando            FL                86
Winter Woods                                              Winter Garden      FL                57
Woodland                                                  Orlando            FL                92
Woodland II                                               Orlando            FL                77
                                                                                   --------------
73 Properties                                                                               4,943
Barrington Of Dekalb Cty                                  Clarkston          GA                47
Camden Way                                                Kingsland          GA                61
Camden Way II                                             Kingsland          GA                57
Carriage Hills Of Dublin                                  Dublin             GA                60
Cedargate Of Lawrenceville                                Lawrenceville      GA                55
Countryside Manor Of Douglasville                         Douglasville       GA                82
Elmwoods Of Marietta                                      Marietta           GA                48
Forest Ridge Of Richmond Cty                              Augusta            GA                74
Forest Village Of Bibb Cty                                Macon              GA                83
Gentian Oaks Of Columbus                                  Columbus           GA                62
Harbinwood Of Gwinnett Cty                                Norcross           GA                73
Hillandale Manor Of Dekalb Cty                            Lithonia           GA                48
Hillside Manor Of Americus                                Americus           GA                60
Holly Park Of Columbus                                    Columbus           GA                66
Iris Glen Of Rockdale Cty                                 Conyers            GA                79
Link Terrace                                              Hinesville         GA                54
Marsh Landing                                             Brunswick          GA                57
Meadowland Of Clarke Cty                                  Bogart             GA                60
Meadowood Of Norcross                                     Norcross           GA                61
Meadowood Of Norcross II                                  Norcross           GA                51
Morgan Trace Of Union City                                Union City         GA                80
Northridge Of Carrollton                                  Carrollton         GA                77
Oakley Woods Of Union City                                Union City         GA                60
Oakwood Village Of Richmond Cty                           Augusta            GA                70
Pine Knoll Of Clayton Cty                                 Jonesboro          GA                46
Quail Call                                                Albany             GA                55
Ramblewood II                                             Valdosta           GA                28
Redan Village Of Dekalb Cty                               Decatur            GA                78
Redan Village Of Dekalb Cty II                            Decatur            GA                76

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Ridgewood Of Dekalb Cty                                   Decatur            GA                63
Ridgewood Of Dekalb Cty II                                Decatur            GA                52
Shadow Trace Of Dekalb Cty                                Stone Mountain     GA                81
Skyridge                                                  Woodstock          GA               120
Stillwater                                                Savannah           GA                53
Stratford Lane Of Columbus                                Columbus           GA                67
Sunnyside                                                 Tifton             GA                72
Timberwoods Of Perry                                      Perry              GA                60
Valleyfield Of Dekalb Cty                                 Decatur            GA                66
Valleyfield Of Dekalb Cty II                              Decatur            GA                66
Waterbury Of Clarke Cty                                   Athens             GA                53
Westway                                                   Brunswick          GA                70
Whisperwood Of Cordele                                    Cordele            GA                50
Willow Creek Of Griffin                                   Griffin            GA                53
Willow Run Of Dekalb Cty                                  Stone Mountain     GA                73
Willowood Of Milledgeville                                Milledgeville      GA                61
Wood Trail Of Newman                                      Newnan             GA                61
Woodcliff Of Lilburn                                      Lilburn            GA                71
Woodcliff Of Lilburn II                                   Lilburn            GA                72
Woodcrest Of Warner Robins                                Warner Robins      GA                66
Woodside                                                  Valdosta           GA                52
                                                                                   --------------
50 Properties                                                                               3,190
Ansley Oaks O'Fallon                                      O'Fallon           IL                69
                                                                                   --------------
1 Property                                                                                     69
Acadia Court Bloomington                                  Bloomington        IN                97
Annhurst Indianapolis                                     Indianapolis       IN                83
Applegate Columbus                                        Columbus           IN                58
Applegate Delaware Cty                                    Muncie             IN                53
Ashgrove Indianapolis                                     Indianapolis       IN                57
Beckford Place New Castle                                 New Castle         IN                41
Brandon Court Bloomington                                 Bloomington        IN                78
Cambridge Commons Indianapolis                            Indianapolis       IN                86
Cambridge Commons Indianapolis II                         Indianapolis       IN                75
Cedargate Bloomington                                     Bloomington        IN                68

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Cedargate Bloomington II                                  Bloomington        IN                58
Cedargate Michigan City                                   Michigan City      IN                53
Cedarwood Goshen                                          Goshen             IN                43
Cedarwood Goshen II                                       Goshen             IN                47
Clearview Greenwood                                       Greenwood          IN                71
Clearview Greenwood II                                    Greenwood          IN                80
Concord Square Kokomo                                     Kokomo             IN                49
Concord Square Lawrenceburg                               Lawrenceburg       IN                48
Dogwood Glen Marion Cty II                                Indianapolis       IN                77
Hampshire Bluffton                                        Bluffton           IN                45
Hartwick Tipton                                           Tipton             IN                44
Heathmoore Evansville                                     Evansville         IN                74
Heathmoore Indianapolis                                   Indianapolis       IN                55
Laurelwood Court Bedford                                  Bedford            IN                50
Meadowood Crawfordsville                                  Crawfordsville     IN                64
Meadowood Franklin                                        Franklin           IN                51
Meadowood Logansport                                      Logansport         IN                42
Meadowood Warrick Cty                                     Newburgh           IN                65
Olivewood Indianapolis                                    Indianapolis       IN                62
Olivewood Indianapolis II                                 Indianapolis       IN                67
Parkville Gas City                                        Gas City           IN                49
Plumwood Chesterfield                                     Chesterfield       IN                39
Plumwood Ft. Wayne                                        Fort Wayne         IN                55
Princeton Court Evansville                                Evansville         IN                62
Ridgewood Bedford                                         Bedford            IN                48
Rosewood Commons Indianapolis                             Indianapolis       IN                96
Slate Run Indianapolis                                    Indianapolis       IN                90
Slate Run Lebanon                                         Lebanon            IN                61
Springwood New Haven                                      New Haven          IN                48
Stonehenge Indianapolis                                   Indianapolis       IN                60
Stonehenge Jasper                                         Jasper             IN                40
Stonehenge Richmond                                       Richmond           IN                59
Waterbury Greenwood                                       Greenwood          IN                44
Westwood Rochester                                        Rochester          IN                42
Willow Run New Albany                                     New Albany         IN                64

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Willowood Columbus                                        Columbus           IN                51
Willowood East Indianapolis II                            Indianapolis       IN                60
                                                                                   --------------
47 Properties                                                                               2,809
Ashgrove Jefferson Cty                                    Louisville         KY                60
Camellia Court Carrollton                                 Carrollton         KY                55
Cedargate Bowling Green                                   Bowling Green      KY                59
Cedargate Shelby Cty                                      Shelbyville        KY                58
Forsythia Court Jefferson Cty                             Louisville         KY                98
Heathmoore Jefferson Cty                                  Louisville         KY                62
Longwood Lexington                                        Lexington          KY                60
Meadowood Flatwoods                                       Flatwoods          KY                52
Meadowood Lexington                                       Lexington          KY                50
Meadowood Nicholasville                                   Nicholasville      KY                67
Ridgewood Lexington                                       Lexington          KY                62
Ridgewood Russelville                                     Russellville       KY                52
Rosewood Jefferson Cty                                    Louisville         KY                77
Slate Run Bardstown                                       Bardstown          KY                54
Slate Run Hopkinsville                                    Hopkinsville       KY                57
Slate Run Jefferson Cty                                   Louisville         KY                65
Slate Run Jefferson Cty II                                Louisville         KY                63
Stonehenge Glasgow                                        Glasgow            KY                54
Stonehenge Jefferson Cty                                  Louisville         KY                61
Valleyfield Lexington                                     Lexington          KY                83
Willow Run Madisonville                                   Madisonville       KY                71
Willowood Frankfort                                       Frankfort          KY                57
Willowood Frankfort II                                    Frankfort          KY                53
Willowood Owensboro                                       Owensboro          KY                55
Winthrop Court Frankfurt                                  Frankfort          KY                77
Woodlands Franklin                                        Franklin           KY                56
                                                                                   --------------
26 Properties                                                                               1,618
Forsythia Court Of Harford Cty                            Abingdon           MD                76
                                                                                   --------------
1 Property                                                                                     76
Amberidge Roseville                                       Roseville          MI                45

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Apple Run Hillsdale                                       Hillsdale          MI                39
Ashgrove Calhoun Cty                                      Marshall           MI                51
Ashgrove Sterling Heights                                 Sterling Hts.      MI               115
Ashgrove Sterling Heights II                              Sterling Hts.      MI                89
Foxton Monroe Cty                                         Monroe             MI                51
Heathmoore Macomb Cty                                     Clinton Twp.       MI                72
Heathmoore Wayne Cty II                                   Canton             MI                51
Meadowood Jackson Cty                                     Jackson            MI                47
Meadowood Monroe Cty                                      Temperance         MI                57
Montgomery Court Ingham Cty                               Haslett            MI                59
Newberry Eaton Cty                                        Lansing            MI                62
Ridgewood Westland                                        Westland           MI                56
Roanoke Oakland Cty                                       Rochester Hills    MI                88
Sterling Heights Olivewood                                Sterling Hts.      MI               151
Stonehenge Tecumseh                                       Tecumseh           MI                48
Waterbury Westland                                        Westland           MI               100
Wentworth Roseville                                       Roseville          MI                75
                                                                                   --------------
18 Properties                                                                               1,256
                                                                                   --------------
Amhurst                                                   Dayton             OH                73
Amhurst Dayton II                                         Dayton             OH                74
Amhurst Toledo                                            Toledo             OH                58
Andover Court Mt. Vernon                                  Mt. Vernon         OH                51
Apple Ridge Circleville III                               Circleville        OH                30
Apple Run Columbus II                                     Columbus           OH                50
Apple Run Trumbull Cty                                    Warren             OH                48
Applegate Chillicothe II                                  Chillicothe        OH                41
Applegate Lordstown                                       Lordstown          OH                39
Ashgrove Franklin                                         Franklin           OH                63
Beckford Place North Canton                               North Canton       OH                60
Beckford Place North Canton II                            North Canton       OH                60
Beckford Place The Plains                                 The Plains         OH                60
Beckford Place Wapakoneta                                 Wapakoneta         OH                40
Berea Tabor Ridge                                         Berea              OH                97
Camellia Court Columbus                                   Columbus           OH                64
Camellia Court Columbus II                                Columbus           OH                40

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Camellia Court Dayton                                     Dayton             OH                58
Camellia Court Dayton II                                  Dayton             OH                53
Camellia Court Washington Ch                              Washington C.H.    OH                40
Cedargate Englewood                                       Clayton            OH                61
Cedargate Lancaster                                       Lancaster          OH                47
Cedarwood Belpre                                          Belpre             OH                44
Cedarwood Sabina                                          Sabina             OH                31
Charing Cross Bowling Green                               Bowling Green      OH                67
Chelsea Court Sandusky                                    Sandusky           OH                62
Concord Square Ontario                                    Ontario            OH                41
Concord Square Ontario II                                 Ontario            OH                31
Daniel Court Clermont Cty                                 Cincinnati         OH               114
Dartmouth Place Kent                                      Kent               OH                53
Dogwood Terrace Lancaster                                 Lancaster          OH               110
Dover Place Eastlake                                      Eastlake           OH                64
Dover Place Eastlake II                                   Eastlake           OH                65
Dover Place Eastlake III                                  Eastlake           OH                30
Dover Place Eastlake IV                                   Eastlake           OH                72
Forest Park Meadowood                                     Cincinnati         OH               106
Foxton Dayton II                                          Dayton             OH                79
Greenglen Allen Cty II                                    Lima               OH                54
Greenglen Dayton                                          Dayton             OH                76
Greenglen Toledo II                                       Toledo             OH                59
Hampshire Elyria II                                       Elyria             OH                56
Hickory Mill Columbus                                     Hilliard           OH                60
Independence Village                                      Reynoldsburg       OH               124
Ketwood                                                   Kettering          OH                94
Larkspur Columbus                                         Hilliard           OH                60
Larkspur Moraine                                          Moraine            OH                29
Larkspur Moraine II                                       Moraine            OH                16
Laurel Court Fremont                                      Fremont            OH                69
London Lamplight                                          London             OH                53
Meadowood Columbus                                        Columbus           OH                60
Meadowood Columbus II                                     Columbus           OH                23
Meadowood Cuyahoga Falls                                  Cuyahoga Falls     OH                59
Meadowood Mansfield                                       Mansfield          OH                49
Meldon Place Toledo                                       Toledo             OH               127

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Millburn Dayton II                                        Centerville        OH                51
Millburn Stow                                             Stow               OH                52
Millston Aberdeen                                         Aberdeen           OH                54
Millston Aberdeen II                                      Aberdeen           OH                39
Montgomery Court Columbus                                 Dublin             OH                60
Montgomery Court Columbus II                              Dublin             OH                57
Parkville                                                 Columbus           OH               100
Parkville Englewood                                       Englewood          OH                48
Pickerington Meadows Pickerington                         Pickerington       OH                60
Plumwood                                                  Columbus           OH               109
Plumwood Columbus III                                     Columbus           OH                34
Red Deer Fairborn                                         Fairborn           OH                68
Ridgewood Columbus                                        Columbus           OH                60
Ridgewood Columbus II                                     Columbus           OH                58
Rosewood Columbus                                         Columbus           OH                90
Sandalwood Toledo                                         Toledo             OH                50
Sherbrook Columbus                                        Columbus           OH                60
Slate Run Miamisburg                                      Miamisburg         OH                48
Springwood Austingtown II                                 Austintown         OH                43
Springwood Columbus                                       Columbus           OH                64
Stonehenge Montgomery Cty                                 Dayton             OH                69
Stonehenge Ottawa                                         Ottawa             OH                36
Stonehenge Stark Cty                                      Massillon          OH                60
Suffolk Grove Grove City                                  Grove City         OH                71
The Birches Of Lima                                       Lima               OH                58
The Willows Delaware II                                   Delaware           OH                41
Timbercreek Toledo                                        Toledo             OH                77
Waterbury Clermont Cty                                    Cincinnati         OH                70
West Of Eastland Columbus                                 Columbus           OH               124
Westwood Newark                                           Newark             OH                13
Willow Run Willard                                        Willard            OH                61
Willowood Grove City                                      Grove City         OH                46
Willowood Grove City II                                   Grove City         OH                26
Willowood Wooster                                         Wooster            OH                51
Willowood Wooster II                                      Wooster            OH                53
Woodbine Cuyahoga Falls                                   Cuyahoga Falls     OH                55
Woodbine Portsmouth                                       Portsmouth         OH                41

                            CONSOLIDATING PROPERTIES

                        NOTES TO COMBINED STATEMENTS OF
                  REVENUE AND CERTAIN EXPENSES -- (CONTINUED)

NOTE 2 -- DESCRIPTION OF PROPERTIES -- (CONTINUED)

              PARTNERSHIP/PROPERTY NAME                       LOCATION      STATE  RENTABLE UNITS
------------------------------------------------------    ----------------  -----  --------------
Woodlands Columbus                                        Columbus           OH                88
Woodlands Columbus II                                     Columbus           OH                70
Woodlands Columbus III                                    Columbus           OH                93
Woodlands Streetsboro                                     Streetsboro        OH                60
Woodlands Streetsboro II                                  Streetsboro        OH                60
                                                                                   --------------
96 Properties                                                                               5,772
Allegheny Co. Valleyfield                                 Bridgeville        PA                77
Annhurst Allegheny Cty                                    Clairton           PA                97
Carleton Court Erie Cty                                   Erie               PA                60
Northrup Court Allegheny Cty                              Coraopolis         PA                60
Northrup Court Allegheny Cty II                           Coraopolis         PA                49
Woodlands Zelienople                                      Zelienople         PA                50
                                                                                   --------------
6 Properties                                                                                  393
Knox Landing Of Knoxville                                 Knoxville          TN                85
Waterbury Clarksville                                     Clarksville        TN                54
Wycliffe Court Murfreesboro                               Murfreesboro       TN                63
                                                                                   --------------
3 Properties                                                                                  202
Brunswick Monongalia Cty                                  Morgantown         WV               101
Carleton Court Kanawha Cty                                Cross Lanes        WV                73
Hickory Mill Hurrican                                     Hurricane          WV                48
Parkville Parkersburg                                     Parkersburg        WV                49
                                                                                   --------------
4 Properties                                                                                  271
                                                                                   --------------
326 Properties Total                                                                       20,668
                                                                                   ==============

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities offered hereby other than underwriting discounts and commissions. Except for the SEC registration fee and NASD filing fee all amounts are estimates.

SEC registration fee........................................  $   82,099
NASD filing fee.............................................      28,330
New York Stock Exchange listing fee.........................      50,000
Accounting fees and expenses................................   1,640,000
Legal fees and expenses.....................................   1,700,000
Blue Sky fees and expenses (including counsel fees).........      15,000
Printing and engraving expenses.............................     650,000
Miscellaneous expenses......................................     104,571
                                                              ----------
Total.......................................................  $4,270,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Title 8 and the Declaration of Trust, the liability of Trustees and officers of the Company to the Company or to any Shareholder for money damages has been eliminated, except for (a) actual receipt of an improper personal benefit in money, property or services and (b) for active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     Under the Declaration of Trust, the Company is required to indemnify any Trustee or officer (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding that be may become subject to by reason of such status unless it is established that (i) the act or omission was material to the matter giving rise to the claim and was committed in bad faith or was the result of the active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Company is also required by the Declaration of Trust to pay or reimburse, in advance of a final disposition, reasonable expenses of a Trustee or officer, and may choose to do so for an employee or agent, who is made a party to a proceeding by reason of his status as such upon receipt of a written affirmation by the Trustee, officer, employee, or agent of his good faith belief that he has met the applicable standard for indemnification under the Declaration of Trust and a written undertaking to repay such expenses if it is ultimately be determined that the applicable standard was not met. Under the Declaration of Trust, indemnification is determined to be proper by (i) a majority vote of a quorum made up of disinterested Trustees, (ii) special legal counsel, or (iii) a majority vote of Shareholders entitled to vote on the matter at a meeting called for such purpose, voting as a single class. The Company has purchased Trustees' and officer's liability insurance for the benefit of its Trustees and officers.


ITEM 16. EXHIBITS



EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   2.1     Agreement and Articles of Merger (incorporated by reference to Annex A to the Prospectus filed pursuant to Rule 424(b)
           under the Securities Act as part of the Company's
           Registration Statement on Form S-4 filed on January 20,
           1998; Registration Statement No. 333-44521 (the "424(b)
           Prospectus"))

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
   4.1     See Articles IV, VI and VII and Sections 5.1 and 5.2 of the
           Declaration of Trust of the Registrant (incorporated by
           reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)
   4.2     See Articles I and V and Section 2.2 of the Bylaws of the
           Registrant (incorporated by reference to Annex C to the
           424(b) Prospectus)
   5.1     Opinion of Shaw Pittman Potts & Trowbridge regarding the
           legality of Common Shares being registered (replacing the
           opinion previously filed by the Registrant on May 19, 1998)
   8.1*    Opinion of Willkie Farr & Gallagher regarding certain tax
           matters
  23.1     Consent of Ernst & Young LLP
  23.2     Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.1)
  23.3*    Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 8.1)
  24.1*    Power of Attorney
  99.1*    Operating Partnership Agreement dated April 29, 1998 between the Registrant and Lexford Partner L.L.C.


---------------

* Previously filed.



ITEM 17. UNDERTAKINGS



     (a) The undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 2, 1998.


                                          LEXFORD RESIDENTIAL TRUST

                                          By: /s/ MARK D. THOMPSON
                                            ------------------------------------
                                            Mark D. Thompson
                                            Chief Financial Officer and
                                            Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                         DATE
                ---------                                      -----                         ----

*                                           Chief Executive Officer,                     June 2, 1998
------------------------------------------  President and Trustee
John B. Bartling, Jr.                       (Principal Executive Officer)

/s/ MARK D. THOMPSON                        Chief Financial Officer and                  June 2, 1998
------------------------------------------  Executive Vice President
Mark D. Thompson                            (Principal Financial and
                                            Accounting Officer)

*                                           Trustee                                      June 2, 1998
------------------------------------------
Stanley R. Fimberg

*                                           Trustee                                      June 2, 1998
------------------------------------------
Patrick M. Holder

*                                           Chairman of the Board and Trustee            June 2, 1998
------------------------------------------
Joseph E. Madigan

*                                           Trustee                                      June 2, 1998
------------------------------------------
Glenn C. Pollack

*                                           Trustee                                      June 2, 1998
------------------------------------------
H. Jeffrey Schwartz

*                                           Trustee                                      June 2, 1998
------------------------------------------
Robert J. Weiler

* By: /s/ MARK D. THOMPSON
      ------------------------------------
      Mark D. Thompson
      attorney in fact